UNITES STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                     Proxy Statement Pursuant to Section 14(a) of the Securities

                     Exchange Act of 1934 (Amendment No. 1 )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[]   Confidential,for   Use  of  the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2))
[]   Definitive Proxy Statement
[]   Definitive Additional Materials
[]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            INTERFERON SCIENCES, INC.
                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 (1) Amount previously paid:

 (2) Form, Schedule or Registration Statement No.:

 (3) Filing Party:

 (4) Date Filed:

                                      PROXY

                         SPECIAL MEETING OF STOCKHOLDERS
                            OF INTERFERON SCIENCES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Lawrence M. Gordon and Stanley G. Schutzbank, and either of them, as proxies of the undersigned with full power of substitution to vote as designated below all shares of Interferon Sciences, Inc. common stock, par value $0.01 per share that the undersigned held of record on ____________, 2003, at the Special Meeting of Stockholders of Interferon Sciences, Inc. to be held on _____________________, 2003, and at any postponement or adjournment thereof.


1. To consider and vote upon the sale of substantially all of the assets of Interferon Sciences, Inc. to Hemispherx Biopharma, Inc.

                                            [ ] FOR [ ] AGAINST [ ] ABSTAIN

2. To transact such other business as may properly come before the special meeting or any adjournment thereof, including any motion to adjourn to a later time to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the foregoing items, or before any postponements or adjournments thereof.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE SALE OF SUBSTANTIALLY ALL OF THE ASSETS.

                                                     Dated: ______________, 2003
[label]
                                                     ---------------------------
                                                     Signature

                                                    ---------------------------
                                                     Print Name


Number of Shares Owned:_____________
Signature___________________________
Print Name__________________________


Each person whose name is on the Interferon Sciences Stock Certificate should sign above in the same manner in which such person's name appears on the Certificate. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary, please give full title. If there is more than one fiduciary, all should sign. A corporation should use its full corporate name and the person signing on its behalf must be an authorized officer. In the even of joint tenancy or other co-ownership, all should sign.


Please date and sign where indicated and promptly return this proxy to Interferon Sciences in the enclosed self-addressed postage prepaid envelope. If you do not sign and return this proxy, or attend the special meeting in person and vote, your shares will not be voted.

                            Interferon Sciences, Inc.
                               783 Jersey Avenue,
                         New Brunswick, New Jersey 08901

Dear Interferon Sciences, Inc. Stockholder:


         You are cordially invited to attend a special meeting of stockholders of Interferon Sciences, Inc. to be held on December __, 2003 at 10:00 a.m. local time at 783 Jersey Avenue, New Brunswick, New Jersey 08901. At the special meeting, pursuant to the provisions of the Delaware General Corporation Law, ISI is seeking your approval of the sale of substantially all of our assets to Hemispherx Biopharma, Inc. ("HEB"), as described in the Asset Purchase Agreement (Annex A to this Proxy Statement). Under the Asset Purchase Agreement, ISI will receive 487,028 shares of HEB common stock (which, based upon the closing price of HEB common stock on November 24, 2003, had a value of $1,251,662). Subject to the restrictions contained in the Asset Purchase Agreement on the number of shares of HEB common stock which ISI may sell on a daily basis, ISI intends to sell for cash the HEB shares following the closing, and accordingly, the shares will not be distributed to the stockholders of ISI.


 The board of directors of ISI has undertaken extensive activities to evaluate and to pursue financing alternatives for the company to allow for its continuation and the creation of value for our stockholders, but no source of capital was available on terms which would enable ISI to continue as an independent entity. The management of ISI has conducted an extensive search for parties interested in a merger or acquisition transaction. Except for the asset purchase agreement that has been entered into with HEB, none of the numerous discussions we held with third parties resulted in any offers or the execution of any definitive agreements.

 Your board of directors has also considered our anticipated prospects assuming completion of the asset sale. After due consideration of all other alternatives available to ISI, including the cessation of ISI's business and the initiation of bankruptcy proceedings, the board of directors concluded the completion of the asset sale and the acquisition of another operating business was the only alternative reasonably likely to enable us to satisfy our outstanding obligations and to maximize the return of value to our stockholders and creditors.

 Whether or not you plan to attend the special meeting, please take the time to vote by completing the enclosed proxy card and returning it in the accompanying postage-paid envelope. The asset sale requires the approval of the holders of a majority of the outstanding common stock of ISI. Please note that your failure to vote on these matters will have the same effect as a vote AGAINST approval of the asset sale. The other directors and I urge you to vote FOR each of the proposals, which we have approved after careful consideration. Your vote is extremely important, and your early response will be greatly appreciated.

 Sincerely,
 /s/ Lawrence M. Gordon

 Lawrence M. Gordon
 Chief Executive Officer

 New Brunswick, New Jersey
 ________, 2003

For a discussion of significant matters that should be considered before voting at the special meeting of ISI stockholders, see "Risk Factors" beginning on page
__.

ISI's common stock is quoted on the Pink Sheets under the symbol "IFSC". HEB's common stock is listed on the American Stock Exchange under the symbol "HEB."

The proxy statement is first being mailed to stockholders of ISI on or about _________ 2003.

                            Interferon Sciences, Inc.
                               783 Jersey Avenue,
                         New Brunswick, New Jersey 08901



                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


                                December __, 2003


TO THE STOCKHOLDERS OF INTERFERON SCIENCES, INC.:


 NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Interferon Sciences, Inc., a Delaware corporation ("ISI"), will be held on December __, 2003 at 10:00 a.m. local time at 783 Jersey Avenue, New Brunswick, New Jersey 08901 for the following purposes:


 1. To consider and vote upon the sale of substantially all of ISI's assets to Hemispherx Biopharma, Inc., a Delaware corporation ("HEB"), pursuant to the Asset Purchase Agreement, dated as of March 11, 2003, by and between ISI and HEB, in the form of Annex A attached to the proxy statement.

 2. To transact such other business as may properly come before the special meeting or any adjournment thereof, including any motion to adjourn to a later time to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the foregoing items, or before any postponements or adjournments thereof.

 The foregoing item of business is more completely described in the proxy statement accompanying this Notice. The board of directors of ISI recommends that you vote in favor of Proposal 1 above.

 If the asset sale is not approved, it is likely that ISI will file for, or will be forced to resort to, bankruptcy protection.

 The board of directors of ISI has fixed the close of business on _________, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof.

 By Order of the ISI Board of Directors

 /s/ Donald W. Anderson
  Secretary

 New Brunswick, New Jersey
 _________, 2003

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE SPECIAL MEETING. PLEASE NOTE, HOWEVER, THAT ATTENDANCE AT THE SPECIAL MEETING WILL NOT BY ITSELF REVOKE A PROXY. FURTHERMORE, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE SPECIAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.



                                TABLE OF CONTENTS


                                                                                               Page

Questions and Answers about the Asset Sale.......................................................2
Summary of the Proxy Statement...................................................................5
HEB Selected Historical Consolidated Financial Data..............................................10
ISI Selected Historical Consolidated Financial Data..............................................12
Comparative Per Share Market Price Data..........................................................13
     ISI's Market Price Data.....................................................................13
     HEB's Market Price Data.....................................................................14
     Recent Closing Prices.......................................................................14
Risk Factors.....................................................................................14
     Risks Relating to ISI.......................................................................14
     Risks Relating to HEB.......................................................................15
Forward-Looking Information......................................................................25
The Special Meeting of ISI Stockholders..........................................................25
     When and Where the Special Meeting will be Held.............................................25
     What will be Voted Upon.....................................................................25
     Which Stockholders May Vote.................................................................25
     Abstentions; Broker Non-Votes...............................................................26
     Vote Required to Approve the Proposal.......................................................26
     Voting by ISI's Executive Officers and Directors............................................26
     Voting by Fax...............................................................................26
     Revocability of Proxies.....................................................................26
     Solicitation of Proxies and Expenses of Solicitation........................................27
     Deadline for Receipt of Stockholder Proposals at Annual Meeting.............................27
The Asset Sale...................................................................................27
     General.....................................................................................27
     Background of the Asset Sale................................................................28
     Reasons for the Asset Sale..................................................................32
          ISI's Reasons for the Asset Sale and Recommendation of the ISI Board of Directors......32
          HEB's Reasons for Entering Into the Asset Purchase Agreement...........................33
     Regulatory Matters..........................................................................34
     Appraisal Rights............................................................................34
     Vote Required for the Asset Sale............................................................34
Use of Proceeds From the Sale of HEB Common Stock................................................34
     Intention to Liquidate Stock Consideration..................................................34
Principal Provisions of the Asset Purchase Agreement.............................................35
     The Asset Purchase Agreement................................................................35
     Retained Assets.............................................................................35
     Consideration to be Received by ISI.........................................................35
     Transferred Contracts.......................................................................35
     Expected Timing of the Transaction..........................................................36
     Conditions to Closing.......................................................................36
     Representations and Warranties..............................................................36
     Indemnification.............................................................................37
     Termination of the Asset Purchase Agreement.................................................37
     Expenses....................................................................................38
     Amendment; Waiver...........................................................................38
Security Ownership of Certain Beneficial Owners and Management of ISI............................38
Business of ISI..................................................................................40
     Overview....................................................................................40
     Property....................................................................................41
     Legal Proceedings...........................................................................41
Condensed Financial Information of ISI...........................................................42
Pro Forma Condensed Consolidated Statement of Operations (Unaudited) of ISI......................42
Pro Forma Condensed Consolidated Balance Sheet (Unaudited) of ISI................................46
Management's Discussion and Analysis of Financial Condition and
     Results of Operations of ISI................................................................48
Changes in and Disagreements with Accountants on Accounting and
     Financial Disclosure of ISI.................................................................54
Business of HEB..................................................................................54
     General.....................................................................................54
     Ampligen(R).................................................................................54
     ALFERON N Injection(R)......................................................................58
     European Operations.........................................................................59
     Manufacturing...............................................................................60
     Marketing/Distribution .....................................................................60
     Competition.................................................................................61
     Government Regulation.......................................................................61
     Research and Development/Collaborative Agreements...........................................62
     Human Resources.............................................................................65
     Property of HEB.............................................................................65
     Legal Proceedings of HEB....................................................................66
     Management's Discussion and Analysis of Financial Condition

          and Results of Operations of HEB.......................................................67
Pro Forma Condensed Consolidated Statement of Operations (Unaudited) of HEB......................81
Pro Forma Condensed Consolidated Balance Sheet (Unaudited) of HEB................................85
Accountants......................................................................................87
Where You Can Find More Information..............................................................87
Consolidated Financial Statements of ISI.........................................................87
Consolidated Financial Statements of HEB.........................................................87



Annex A - Asset Purchase Agreement

                   Questions and Answers about the Asset Sale

Q: What Will Be Voted On At The Special Meeting? (See Page 24)


A: Pursuant to the provisions of the Delaware General Corporation Law, you are being asked to approve the sale of ISI's property, plant, furniture, equipment, and all rights to ISI's ALFERON N Injection, including all intellectual property related to its natural alpha interferon business (the "ISI Assets") to HEB as described in the Asset Purchase Agreement dated as of March 11, 2003, between ISI and HEB, in the form attached as Annex A.


Q: Why Did ISI Enter Into The Asset Purchase Agreement? (See Page 31)

A: After due consideration of all other alternatives reasonably available to ISI, the ISI board of directors concluded that the completion of the sale of the ISI Assets was the only alternative reasonably likely to enable ISI to satisfy ISI's outstanding obligations and to maximize value to its stockholders and creditors.

Q: What Will Be Received For The Assets Being Sold To HEB? (See Page 35)


A: Pursuant to the Asset Purchase Agreement, HEB will purchase the ISI Assets. In return for these assets, ISI will receive 487,028 shares of HEB common stock (which, based upon the closing price of HEB common stock on November 24, 2003, had a value of $1,251,662. In addition, HEB will repay approximately $2.5 million of ISI's indebtedness (which includes approximately $2 million already repaid by HEB).


Q: Will I Receive Any Shares Of HEB Stock? (See Page 34)


A: No. If the asset sale and the transactions contemplated by the Asset Purchase Agreement are completed, subject to the restrictions contained in the Asset Purchase Agreement on the number of shares of HEB common stock which ISI may sell on a daily basis, ISI intends to sell the HEB shares received in the transaction for cash following the closing, and accordingly, the shares will not be distributed to the stockholders of ISI. Therefore, the ISI stockholders will not receive a direct benefit by approving the Asset Purchase Agreement.


Q: What Happens If The Asset Sale Is Not Completed? (See Page 32)

A: If the asset sale is not completed, it is likely that ISI will file for or be forced to resort to bankruptcy protection. In this event, it is extremely unlikely that ISI will be able to satisfy all of its liabilities (including a potential claim for certain ISI liabilities paid by HEB) and obligations.

Q: When Will The Asset Sale Be Completed? (See Page 35)

A: The parties hope to complete the asset sale as soon as practicable after the special meeting of ISI stockholders. The parties are working toward completing the transaction as quickly as possible. In addition to approval of the sale of the ISI Assets, ISI is required to transfer to HEB its FDA license to manufacture and sell ALFERON N Injection for its approved indication, and each of HEB and ISI must satisfy or waive, to the extent possible, all of the closing conditions contained in the Asset Purchase Agreement.

Q: What Does ISI Intend To Do With The Proceeds Generated From The Sale Of HEB Common Stock? (See Page 34)

A: The proceeds generated from the sale of the HEB common stock will be used to repay ISI's creditors and, assuming ISI completes the transaction described below of which there can be no assurance, to fund the operations of Amphioxus Cell Technologies, Inc. ("ACT"), a biotechnology company that applies liver biology solutions to problems in drug discovery and human therapeutics. On October 17, 2003, ISI and ACT entered into a non-binding letter of intent pursuant to which ISI (or a subsidiary of ISI) will acquire ACT. The shareholders of ACT will receive preferred stock (the "ACT Preferred Stock") of ISI, convertible into a number of common shares of ISI equal to 75% of the fully diluted capitalization of ISI.

Q: What Do I Need To Do Now?

A: You should read this proxy statement carefully in its entirety, including Annex A, to consider how the matters discussed will affect you. You should mail your signed proxy card in the enclosed return envelope or otherwise vote in a manner described in this proxy statement as soon as possible so that your shares will be represented at the special meeting of ISI stockholders.

Q:   Can I Submit My Proxy By Fax, By Telephone Or Over The Internet?  (See Page
     26)

A: Any stockholder of record may vote by fax by marking, signing and dating their proxy card and faxing it to Computershare Investor Services, LLC,
     Attention: Tom Rolek, fax number (312) 601-4348. Voting by telephone or over the Internet is not available to stockholders of record.

     Beneficial holders who hold shares in street name may also submit their proxies by telephone, by fax or over the Internet, if permitted by your broker. If you are a beneficial holder, you should refer to the proxy card included with your proxy materials for instructions about how to vote. If you vote by telephone, by fax or over the Internet, you do not need to complete and mail your proxy card.

Q: What Happens If I Do Not Return A Proxy Card Or Vote By Phone Or Over The Internet?

A: The failure to return your proxy card will have the same effect as voting AGAINST approval of the asset sale.

Q: What Happens If I Return A Signed Proxy Card But Do Not Indicate How To Vote My Proxy?

A: If you do not include instructions on how to vote your properly signed and dated proxy, your shares will be voted FOR approval of the asset sale.

Q: May I Vote In Person? (See Page 25)

A: Yes. Rather than signing and returning your proxy card, you may attend the special meeting and vote your shares in person.

Q: May I Change My Vote After I Have Mailed My Signed Proxy Card? (See Page 26)

A: Yes. You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways. First, you can send a written, dated notice stating that you would like to revoke your proxy or similarly do so by fax. Second, you can complete, date and submit a new proxy card. Third, you can attend the special meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q: If My Shares Are Held In "Street Name" By My Broker, Will My Broker Vote My Shares For Me?

A: Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares by following the procedure provided by your broker. The failure to provide such voting instructions to your broker will have the same effect as voting AGAINST approval of the asset sale.

Q: Can I Still Sell My Shares Of  ISI Common Stock?

A: Yes. ISI's common stock is currently traded on the Pink Sheets under the symbol "IFSC".

Q:   Am I Entitled To Appraisal Rights? (See Page 33)

A: No. ISI's stockholders are not entitled to appraisal rights, in connection with the asset sale.

Q:   Is HEB Stockholder Approval Required?

A: No. HEB stockholder approval is not required in connection with the asset sale.

Q:   Who Can Help Answer My Additional Questions? (See Page 76)

A: ISI stockholders who would like additional copies, without charge, of this proxy statement or have additional questions about the transaction, including the procedures for voting ISI's shares, should contact:

                            Interferon Sciences, Inc.
                                783 Jersey Avenue
                         New Brunswick, New Jersey 08901
                               Tel: (732) 249-3250
                                 Attn: Secretary

                         Summary of the Proxy Statement

 This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. You should read carefully this entire proxy statement and the documents referred to in this proxy statement for a more complete description of the matters on which you are being asked to vote. The form of the Asset Purchase Agreement is attached as Annex A to this proxy statement. You are encouraged to read the Asset Purchase Agreement as it is the legal document that governs the asset sale on which you are being asked to vote. This summary is qualified in its entirety by the Asset Purchase Agreement and the more detailed information appearing elsewhere in this document. This summary includes page references in parentheses to direct you to a more complete description of the topics presented in this summary.

The Companies

Interferon Sciences,  Inc.

     Founded in 1980, Interferon Sciences, Inc. ("ISI") until March 11, 2003 was a biopharmaceutical company which studied, manufactured, and sold ALFERON N Injection(R), a pharmaceutical product based on its highly purified, multi-species, natural-source alpha interferon (the "Product"). The Product is approved by the United States Food and Drug Administration ("FDA") for the treatment of certain types of genital warts and was clinically studied for its potential use in the treatment of human immunodeficiency virus ("HIV"), Hepatitis C virus ("HCV"), and other indications. ALFERON N
     Injection was also evaluated for its potential use in the treatment of multiple sclerosis and certain other viral diseases. On March 11, 2003, ISI executed two agreements with HEB to sell certain assets of ISI (the two asset purchase transactions are hereinafter jointly referred to as the "Asset Purchase Transactions" and individually referred to as the "Inventory Agreement" and the "Asset Purchase Agreement") and consummated the Inventory Agreement.

     Under the terms of the Inventory Agreement, ISI sold all of its inventory related to the Product and granted a limited license for the production, manufacture, use, marketing and sale of the Product in the United States.

     Under the terms of the Asset Purchase Agreement, ISI has agreed to sell its property, plant, furniture, equipment, all customer lists, computer files, data and software, books and records, manufacturing records and procedures, approval processes and approvals with and by the U.S. Food and Drug Administration and all other property, patents, trademarks and rights of every kind and nature owned or held by ISI relating to natural alpha interferon, its production, manufacture and sale (the "ISI Assets") .

     ISI's common stock is traded in the over-the-counter market and is quoted in the Pink Sheets under the symbol " IFSC." ISI's address is 783 Jersey Avenue, New Brunswick, New Jersey 08901 and its phone number is (732) 249-3250.

Hemispherx Biopharma, Inc.

     Since the early eighties, HEB has established a foundation of laboratory, pre-clinical and clinical data with respect to the development of nucleic acids to enhance the natural antiviral defense system of the human body and the development of therapeutic products for the treatment of chronic diseases. HEB's strategy is to use its proprietary drug, Ampligen(R), to treat diseases for which adequate treatment is not available. HEB is seeking the required regulatory approvals which will allow the progressive introduction of Ampligen(R)for Myalgic Encephalomyelitis/Chronic Fatigue Syndrome ("ME/CFS"), HIV, HCV and Hepatitis B ("HBV") in the U.S., Canada, Europe and Japan. Ampligen(R)is currently in phase III clinical trials in the U.S. for use in treatment of ME/CFS and is in Phase IIb clinical trials in the U.S. for the treatment of newly emerged multi-drug resistant HIV, and for the induction of cell mediated immunity in HIV patients that are under control using potentially toxic drug cocktails.

     In March 2003, HEB obtained from ISI all of its raw materials, work-in-progress and finished product of ALFERON N Injection(R), together with a limited license to sell ALFERON N Injection(R) in the United States. Under the terms of the Asset Purchase Agreement. HEB will purchase from ISI the balance of ISI's rights to the Product as well as ISI's production facility. HEB intends to market ALFERON N Injection in the United States through sales facilitated via third party marketing agreements. Additionally, HEB intends to implement studies testing the efficacy of ALFERON N Injection in multiple sclerosis and other chronic viral diseases.

     Its common stock is traded on the American Stock Exchange under the symbol "HEB." HEB's address is 1617 JFK Boulevard, Suite 660, Philadelphia, Pennsylvania 19103 and its phone number is (215) 988-0080.

Asset Purchase Agreement and
Related Transactions
(Pages 34 -37)

                    Under the terms of the Inventory Agreement, ISI:

                    (i) received 424,528 shares of HEB common stock (the " HEB Common Stock") (these shares, along with other shares described below as having a guaranteed value, are sometimes referred to as the "Guaranteed Shares") which had a guaranteed value of $675,000;

                    (ii) received  an  additional  62,500  shares of HEB  Common
                         Stock without a guaranteed value; and

                    (iii)will receive a royalty  equal to 6% of the net sales of the Product.


               ISI receives a service fee for providing certain transitional services. In addition, HEB assumed certain ISI accounts payable and certain other obligations related to the Product. The Inventory Agreement obligates HEB to register the Common Stock issued to ISI, sets periodic limits on the number of shares ISI may sell and requires HEB to pay ISI an amount equal to the product received by multiplying (i) the number of Guaranteed Shares remaining unsold on March 11, 2005 and (ii) $ 1.59. As of November 20, 2003, ISI has sold 388,000 of the HEB Shares received in the Inventory Agreement.


               Under the terms of the Asset Purchase Agreement, ISI will sell the ISI Assets to HEB and will receive:

                    (i) 424,528 shares of HEB Common Stock which have a guaranteed value of $675,000;

                    (ii) an additional 62,500 shares of HEB Common Stock without a guaranteed value; and

                    (iii)a royalty  equal to 6% of the net sales of any products containing natural alpha interferon sold by HEB (or a Marketing Partner, as defined in the Asset Purchase Agreement) in perpetuity.


               In addition, prior to or at the closing of the Asset Purchase Agreement, HEB was required to satisfy three obligations of ISI which aggregated approximately $2.5 million. As of the date hereof, approximately $450,000 of such obligations remain unpaid. Prior to the closing of the Asset Purchase Agreement, on a current basis, HEB is obligated to pay certain ongoing expenses related to ISI's facility, which include insurance, heat, light, air conditioning and equipment maintenance.


               The Asset Purchase Agreement obligates HEB to register the HEB Common Stock to be issued, sets periodic limits on the number of these shares that may be sold and requires HEB to pay ISI an amount equal to the product received by multiplying (i) the number of Guaranteed Shares remaining unsold on the date which is two years after the closing date of the Asset Purchase Agreement and (ii) $ 1.59.

               The purchase price for the ISI Assets was determined by arms length negotiation between HEB and ISI.

               Prior to the Asset Purchase Transactions, neither ISI nor any of its affiliates, directors or officers, nor any associate of any such director or officer, had any relationship with HEB.


               Subject to the restrictions contained in the Asset Purchase Transactions on the number of shares of HEB Common Stock which ISI may sell on a daily basis, ISI intends to sell for cash the HEB Common Stock and accordingly, such shares will not be distributed to the stockholders of ISI. Therefore, the ISI stockholders will not receive a direct benefit by approving the Asset Purchase Agreement.


               The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the Asset Purchase Agreement which is attached hereto as Annex A.

ISI's Reasons for the
Asset

               Sale (Pages 32-33) The ISI board of directors has unanimously determined that the terms of the sale of the ISI Assets are fair to and in the best interests of ISI and its stockholders and creditors, and has unanimously approved the sale of the ISI Assets. In reaching its determination, the ISI board of directors considered the following among other factors:

               o the conclusion of the ISI board of directors that, in light of ISI's increasingly precarious cash position and its inability to raise sufficient capital in a timely manner, ISI would not be able to continue to operate as an independent entity and complete the clinical studies necessary to expand the use of ALFERON N Injection;


               o the terms and conditions of the Asset Purchase Agreement, the value and liquidity of the shares of HEB common stock to be received at closing, and the assumption by HEB of approximately $2.5 million of ISI's indebtedness, all of which led ISI's directors to conclude that it was reasonably likely that the asset sale would be completed (and that HEB would be successful in registering for resale the shares of HEB Common Stock held by ISI), that, subject to the restrictions contained in the Asset Purchase Agreement on the number of shares of HEB Common Stock which ISI would be permitted to sell on a daily basis, ISI would be able to sell the HEB shares in a timely fashion following the closing, and that as a result ISI would most likely be able to pay, or provide for the payment of, the liabilities owed to its creditors and be in a position to maximize the return of value to its stockholders; and


               o the results of efforts made by ISI management to solicit indications of interest from third parties regarding a potential purchase of or investment in ISI, which resulted in no serious indications of interest except from HEB.

                    See "The Asset Sale - ISI's Reasons for the Asset Sale and Recommendation of the ISI Board of Directors" for additional factors the ISI board of directors considered.

Recommendations to
ISI

                    Stockholders (Pages 32-33) The ISI board of directors has determined that the sale of the ISI Assets pursuant to the Asset Purchase Agreement is in the best interests of the stockholders and creditors of ISI. The ISI board of directors has approved the sale of the ISI Assets and recommends that the stockholders of ISI vote in favor of the sale of the ISI Assets.

The Special Meeting of
ISI

                    Stockholders (Pages 24-26 ) Time, Date and Place. A special meeting of ISI stockholders will be held on _______, ___________, 2003 at 10:00 a.m. local time at the offices of ISI located at 783 Jersey Avenue, New Brunswick, New Jersey 08901.

                    Record Date and Voting  Power.  You are  entitled to vote at the special meeting if you owned shares of ISI common stock at the close of business on ________, 2003, the record date for the special meeting. You will have one vote at the special meeting for each share of ISI common stock you owned at the close of business on the record date. As of the record date, there are _________ outstanding shares of ISI common stock entitled to be voted at the special meeting.

                    ISI  Required  Vote.  The  approval  of the  sale of the ISI
               Assets requires the affirmative vote of a majority of the shares of ISI common stock outstanding at the close of business on the record date.

                    Share  Ownership of  Management.  As of the record date, the directors and executive officers of ISI and their affiliates owned approximately less than 1% of the shares entitled to vote at the special meeting. All of the directors and executive officers of ISI have indicated that they intend to vote their shares in favor of approval of the sale of the ISI Assets.

Conditions to the Sale of
the

                    ISI Assets (Pages 35-36) The obligations of each of HEB and ISI to complete the sale of the ISI Assets are subject to the satisfaction of specified conditions set forth in the Asset Purchase Agreement, including the approval of the sale of the ISI Assets by ISI stockholders holding a majority of the outstanding shares of ISI common stock and the transfer to HEB of ISI's FDA license to manufacture and sell ALFERON N Injection for its approved indication.

Termination of the Asset

Purchase Agreement (Page 37 )

                    On September 23, 2003, HEB commenced an action against ISI in Delaware seeking specific performance and declaratory and injunctive relief related to the Asset Purchase Agreement. HEB's stated objectives are to compel ISI to complete the Asset Purchase Agreement and to prevent ISI from terminating the Asset Purchase Agreement due to the passage of time. At a hearing held on September 29, 2003, the Court set a trial date of the case for January 6-7, 2004 and the parties have agreed that neither party shall have the right to terminate the Asset Purchase Agreement until the date which is at least two weeks following trial. In response to HEB's complaint, ISI has filed a motion to dismiss. For more information on this action, see "Legal Proceedings of HEB" in "Business of HEB" and "Legal Proceedings of ISI" in "Business of ISI" contained elsewhere herein.


                    Each of HEB and ISI is entitled to terminate the Asset Purchase Agreement under specified conditions, including, among others: mutual written consent of the parties; if a court issues a final and nonappealable order that prohibits the sale of the ISI Assets; or if the ISI stockholders do not approve the sale of the ISI Assets.

Expenses (Page 37)

                    The Asset Purchase Agreement provides that regardless of whether the sale of the ISI Assets is completed, all reasonable costs and expenses related to this Proxy Statement shall be borne by HEB.

Absence of Appraisal
Rights (Page 33)

                    ISI stockholders do not have appraisal rights in connection with the sale of the ISI Assets.

Regulatory Matters Relating
to the Asset Sale (Page 33 )

                    ISI is not aware of any regulatory or governmental requirements that must be complied with or approvals that must be obtained in connection with the sale of the ISI Assets other than the requirements of the Delaware General Corporation Law and the transfer to HEB of ISI's FDA license to manufacture and sell ALFERON N Injection for its approved indication.

Risk

                    Factors (Pages 14-24) For a discussion of significant matters that should be considered before voting at the special meeting of ISI stockholders, see "Risk Factors" beginning on page 14.

               HEB Selected Historical Consolidated Financial Data

     The tables below present summary selected historical consolidated financial data of HEB. The information set forth below should be read in conjunction with HEB's financial statements for the fiscal years ended on December 31, 2002, 2001, and 2000 contained elsewhere herein in addition to annual reports, quarterly reports and other information on file with the Securities and Exchange Commission.


     The selected consolidated statements of operations and other cash flow data for each of the three years in the period ended December 31, 2002 and the selected condensed consolidated balance sheet data as of December 31, 2002 and 2001 have been derived from HEB's audited consolidated financial statements, contained elsewhere herein, which have been audited by BDO Seidman LLP, independent certified public accountants. The selected consolidated statement of operations and other cash flow data for each of the two years in the period ended December 31, 1999, and the selected condensed consolidated balance sheet data as of December 31, 2000 and December 31, 1999 and December 31, 1998 have been derived from HEB's audited financial statements not included in this proxy statement. The selected condensed consolidated statement of operations and other cash flow data for the nine months ended September 30, 2003 and September 30, 2002, and the selected condensed consolidated balance sheet data as of September 30, 2003, have been derived from HEB's unaudited financial statements contained elsewhere herein.




                        (in thousands except share and per
                                   share data)

Consolidated                                                                                  Pro Forma for
Statements                        Year ended December 31,             Nine Months Ended       Asset Acquisition
of                                                                       September 30,      Year          Nine
Operations Data:                                                                            ended       Months
                                                                                            December    Ended
                                                                                             31,       Sept. 30,
                        1998      1999      2000     2001      2002      2002     2003       2002(4)    2003(4)
                        ----      ----      ----     ----      ----      ----     ----       -------    -------
                                                                     (unaudited) (unaudited)(unaudited) (unaudited)

Revenues:
Clinical Treatment      $401      $678      $788     $390      $341      $263     $118       $341         $118
Programs
License Fees Income       -         -        -         -        563      563        -        563             -
Sale of Products          -         -        -         -         -        -        236      1,926          478

                      ------------------------------------------------------------------------------------------


Total                    401       678      788       390       904      826       354      2,830          596
Revenues

Cost & Expenses:

Production Costs                                                                   224      1,505           583
Research &              4,562     4,737    6,136     5,780     4,946    3,732     2,574     6,428         2,763
Development
General &               3,753     8,721    3,695     3,412     2,015    2,447     2,550     3,921         2,844
Administrative(1)

   Total Cost and       8,315    13,458    9,831     9,192     6,961    6,179     5,348     11,854        6,190
      Expenses

Interest and Other       590       482      572       284       103       90       61        103             61
Income
Interest Expense          -         -        -         -         -        -      (5,795)   (3,160)        4,948)
Other Expense             -         -       (81)     (565)    (1,470)   (750)      (0)     (1,470)           (0)


      Net Loss        $(7,324)  $(12,298) $(8,552) $(9,083)  $(7,424)  $(6,013) $(10,728) $(13,551)    $(10,481)

Basic and Diluted      $(.32)    $(.47)    $(.29)   $(.29)    $(.23)    $(.19)   $(.31)     $(.40)       $(.29)
Loss Per Share

Basic and Diluted               26,380,351         31,443,208          32,083,957         33,641,776
Weighted Average      22,724,913          29,251,846         32,095,776         34,210,987
Shares Outstanding                                                                                   35,671,997

Other Cash Flow Data
Cash Used in
Operating Activities  $(5,853)  $(6,990)  $(8,074) $(7,281)  $(6,409)  $(4,927) $(4,926)
Capital Expenditures    (151)     (251)    (171)       -         -        -         -



        Balance Sheet Data:          December 31,                           September 30,        Pro Forma
                                                                                                 Adjustment
                                                                                                 For
                                                                                                 Asset
                                                                                                 Acquisitions
                      1998       1999       2000      2001     2002       2002     2003(2) (3)   2003(4) (5)
                      ----       ----       ----      ----     ----       ----     -----------   -----------
                                                                      (unaudited)  (unaudited)   (unaudited)
Working Capital     $12,587     $9,507     $7,550    $7,534   $2,925     $3,484       $5,993        $5,630
Total Assets         16,327     14,168     13,067    12,035   6,040      6,863        11,992        13,193
Shareholders'        15,185     12,657     11,572    10,763   3,630      4,983        7,360         7,573
Equity


(1) General and Administrative expenses include stock compensation expense totaling $795, $4,618, $397, $673, $132, $132 and $0 for the years ended
     December 31, 1998, 1999, 2000, 2001, and 2002 and for the nine months ended
     September 30, 2002 and 2003, respectively.

(2) For information concerning recent acquisitions of certain assets of ISI and related financing see notes 8 and 9 to HEB's consolidated financial statements for the nine months ended September 30, 2003 and notes 1 and 16 to HEB's consolidated financial statements for the year ended December 31, 2002, contained elsewhere herein.

(3)  In accounting for the March 12, 2003 and July 10, 2003 issuances
     ($5,426,000 principal amount on each date) of 6% Senior Convertible
     Debentures and related embedded conversion features and warrant issuances, HEB recorded debt discounts of approximately $9.0 million, which in effect reduced the carrying value of the debt to $1.3 million. Excluding the application of related accounting standards, HEB's debt outstanding as of September 30, 2003 totaled approximately $4.8 million. For additional information refer to note 9 to HEB's consolidated financial statements for the nine months ended September 30, 2003 and note 16 to HEB's consolidated financial statements for the year ended December 31, 2002, contained elsewhere herein.

(4) The unaudited Pro Forma consolidated statements of operations data for the year ended December 31, 2002 and the nine months ended September 30, 2003 have been prepared giving effect to the acquisition of certain assets of ISI and the related funding of the transaction, by HEB's March 12, 2003 6% senior convertible debentures, as if they occurred on January 1, 2002.

     The unaudited Pro Forma consolidated balance sheet data has been prepared as if the second portion of the acquisition of certain assets of ISI had occurred on September 30, 2003.

     The unaudited pro-forma financial statements give effect to the second asset acquisition irrespective of the fact that it remains unconsummated and is contingent on the ISI stockholders approving the transaction. For additional information, see HEB's pro forma consolidated financial statements contained elsewherein.

(5) Does not reflect the issuance on October 29, 2003 of $4,142,357 6% senior convertible debentures resulting in net cash proceeds to HEB of $1.7 million which are non-inclusive of approximately $1.6 million of proceeds held back contingent upon HEB acquiring of ISI's facility.



ISI Selected Historical Consolidated Financial Data

 The tables below present summary selected historical consolidated financial data of ISI. The information set forth below should be read in conjunction with ISI's consolidated financial statements for the years ended December 31, 2002, 2001, and 2000, the consolidated financial statements, in addition to other annual reports, quarterly reports and other information on file with the Securities and Exchange Commission.


 The selected condensed consolidated statements of operations for each of the three years in the period ended December 31, 2002 and the selected condensed consolidated balance sheet data as of December 31, 2002 and 2001, have been derived from ISI's audited consolidated financial statements, which have been audited by Eisner LLP, independent auditors, whose report is included in the consolidated financial statements. The selected consolidated statement of operations data for each of the two years in the period ended December 31, 1999, and the selected condensed consolidated balance sheet data as of December 31, 2000 and December 31, 1999 and December 31, 1998 have been derived from ISI's audited financial statements not included into this proxy statement. The selected condensed consolidated statement of operations data for the nine months ended September 30, 2003 and September 30, 2002, and the selected condensed consolidated balance sheet data as of September 30, 2003, have been derived from ISI's financial statements contained elsewhere herein.



                  (Thousands of dollars except per share data)



                                                                                       Pro Forma for the
                                                                                    Asset Purchase Agreement
                                                                                    Year          Nine Months
                                                        Nine Months Ended           Ended             Ended
                     Year Ended December 31,              September 30,             Dec. 31,          Sept. 30,
                 2002    2001    2000    1999    1998      2003    2002              2002(1)           2003(1)
                -----   -----   ------  ------   ------   ------  ------             ------            ------
                         As       As      As       As      (unaudited)              (unaudited)      (unaudited)
                      Restated Restated Restated Restated
                       (See     (See
                      Note 4)* Note 4)*

Revenues      $ 1,926 $ 1,499  $ 1,069 $ 2,329 $ 2,007    $1,405   $1,647         $  116             $     28
Cost of goods
sold and
excess/idle
production
costs           1,482   1,486    1,456   2,590   6,008       267    1,173             --                   --

Increase in
inventory
reserve                                          3,090

Research
and
development
costs, net      1,514   2,286    1,533   3,060   8,655       176    1,154             --                   --


General and
administrative
expense         1,818   2,647    2,306   2,315   4,570       963    1,424            1,149                 744
Income (loss)
from
operations**   (2,888) (7,262)  (4,226) (5,636)(20,316)       (1)  (2,104)          (1,033)               (716)

Interest
income
(expense and
financing
costs),          (379)     17       74    (530)    253      (261)    (176)            (379)               (261)
Service fee
Income                                                       451       --               --                  --

Gain on
Metacine
Settlement                                                 1,550      ---              ---               1,550

Gain on sale
of state net
operating loss
carryovers        528     969    1,484   2,349     ---       ---      ---              528                  --

Net income
(loss)**       (2,738) (6,435)  (2,669) (3,818)(20,800)    1,739   (2,280)            (884)                573

Diluted
income (loss)
per share        (.13)   (.33)    (.22)   (.75)  (6.50)      .02     (.11)            (.04)                .01

Dividends        NONE    NONE     NONE     NONE   NONE      NONE      NONE             NONE               NONE
-------------------------------------------------------------------------------------------------------------------


*In ISI's Consolidated Financial Statements attached hereto.

**The Company has suffered recurring losses from operations, has an accumulated deficit, a working capital deficiency and has limited liquid resources that raise substantial doubt about its ability to continue as a going concern (see
Note 3 to ISI's Consolidated Financial Statements attached hereto).


(1)The unaudited pro forma condensed statement of operations of ISI for the year ended December 31, 2002 and the nine months ended September 30, 2003 present the results of ISI assuming the Inventory Agreement and the Asset Purchase Agreement had occurred on January 1, 2002 and January 1, 2003, respectively.




                                                                                       Pro Forma for the
                                                                                    Asset Purchase Agreement
                                December 31,                        At Sept 30,            At Sept 30
                        2002    2001    2000    1999     1998          2003                  2003(2)
                       ------  ------  ------  ------   ------        ------                 -----
                                 As      As      As       As        (unaudited)            (unaudited)
                            Restated Restated Restated  Restated
                             (See      (See
                            Note 4)*  Note 4)*

Total assets         $2,276   $3,685   $8,266 $5,490    $6,599        $ 3,196                $2,843

Working capital
 (deficiency)        (5,138)  (3,413)   2,311 (2,863)   (1,889)        (2,682)                1,072
Long-term debt                                   500

Stockholders'equity
  (deficiency)       (3,324)  (1,164)   5,121   (209)    2,103         (1,071)                1,079


*In ISI's Consolidated Financial Statements attached hereto.


(2)The unaudited pro forma condensed consolidated balance sheet of ISI as of September 30, 2003 presents the financial position of ISI assuming the asset sale had occurred on September 30, 2003.





                     Comparative Per Share Market Price Data

ISI's Market Price Data

 The ISI common stock is traded on the Pink Sheets and is quoted under the symbol IFSC. The following table sets forth for each period indicated, the high and low closing prices for the ISI common stock as reported on the OTC Bulletin Board until June 2003 and by the Pink Sheets LLC subsequent thereto.


                                           2003                   2002                        2001
                                           ----                   ----                        ----
Quarter                             High         Low       High          Low          High         Low
-------                             ----         ---       ----          ---          ----         ---
First                               $0.10      $0.04        $.049      $0.16          $0.97       $0.22
Second                               0.14       0.03         0.22       0.08           0.53        0.24
Third                                0.06       0.02         0.10       0.04           0.44        0.11
Fourth                                                       0.08       0.04           0.52        0.14

            As of September 30 , 2003, ISI had 482 stockholders of record. ISI has not paid any dividends on its common stock since its inception and does not contemplate paying dividends on its common stock in the foreseeable future.

HEB's Market Price Data

 The HEB common stock is traded on the American Stock Exchange and is quoted under the symbol HEB. The following table sets forth for each period indicated, the high and low closing prices for the HEB common stock as reported on the American Stock Exchange.


                                           2003                   2002                        2001
                                           ----                   ----                        ----
Quarter                             High         Low        High         Low          High         Low
-------                             ----         ---        ----         ---         ----          ---
First                               $2.14      $1.33        $4.87      $3.50          $5.62       $3.05
Second                               2.96       1.35         3.97       2.50           7.00        4.00
Third                                2.29       1.85         2.63        .80           6.40        4.01
Fourth                                                       2.86       1.40           5.25        3.65




 On December 1, 2003, HEB had 260 stockholders of record. HEB has not paid any dividends on its common stock since its inception and does not contemplate paying dividends on its common stock in the foreseeable future. The policy of HEB is to retain earnings for use in its businesses.


Recent Closing Prices

 The following table sets forth the closing per share sales prices of ISI common stock and HEB common stock, as reported on the OTC Bulletin Board for ISI prior to June 2003 and in the Pink Sheets thereafter and the American Stock Exchange for HEB, on March 11, 2003, the last full trading day before the public announcement of the proposed asset sale, and on _______, 2003, the most recent practicable trading day prior to the printing of this proxy statement:

                            ISI Common Stock                    HEB Common Stock
March 11, 2003                   $0.06                               $1.41
_________, 2003

                                  Risk Factors

 When you decide whether to vote for approval of the asset sale, you should consider the following factors in conjunction with the other information included or incorporated by reference in this proxy statement.


Risks Relating to ISI

Failure to complete the Asset Sale could result in bankruptcy.

The failure to complete the asset sale would have a material adverse effect on the ISI stockholders because if the asset sale is not completed, ISI believes that it is likely that it will file for or be forced to resort to bankruptcy protection. In this event, it is extremely unlikely that ISI would be able to pay, or provide for the payment of, all of its liabilities and obligations, and, therefore, the ISI Common Stock would have little or no value. Even if the parties complete the asset sale, the proceeds provided by the sale of the HEB common stock received at the closing, together with ISI's other assets, may not be sufficient to pay, or provide for the payment of, all of ISI's known and unknown liabilities and obligations, which would have a material adverse effect on the ISI stockholders. If the proceeds from the asset sale together with ISI's other assets were insufficient to pay or provide for the payment of ISI's liabilities and other obligations, it is likely that ISI could be required to file for or be forced to resort to bankruptcy protection. Further, if there are insufficient proceeds from the asset sale to pay or otherwise provide for the liabilities and obligations of ISI, the ISI Common Stock would have little or no value.


The proceeds from the sale of the HEB Common Stock received in the asset sale are uncertain.


 If the transactions contemplated by the Asset Purchase Agreement are completed, ISI intends to sell the HEB shares received in the transaction for cash following the closing. Although the HEB shares have a value of $1,251,662, (based upon the closing price of HEB Common Stock as quoted on the American Stock Exchange on November 24, 2003), the actual proceeds realized by ISI from the sale of the HEB shares are likely to be less than $1,251,662 after payment of commissions and expenses. Furthermore, ISI is subject to the restrictions contained in the Asset Purchase Agreement on the number of shares of HEB common stock which ISI may sell on a daily basis, which could have a material adverse effect on the ISI stockholders. Accordingly, ISI will bear market risk with respect to a decline in the trading price of HEB's stock between closing and the time ISI is able to sell the HEB shares. See "ISI's Use of Proceeds from the Sale of HEB Common Stock."


Failure to complete the asset sale could cause ISI's stock price to decline.

 If the asset sale is not completed, ISI's stock price may decline due to any or all of the following potential consequences:

ISI may not be able to dispose of its assets for values equaling or exceeding those currently being paid by HEB;

     o    ISI may file for or be forced into bankruptcy;


     o ISI's costs related to the asset sale, estimated to be approximately $250,000, such as legal and accounting fees, must be paid even if the asset sale is not completed. If the asset sale is completed, HEB has agreed to pay ISI's reasonable costs and expenses related to this Proxy Statement.


 In addition, if the asset sale is not completed, ISI's stock price may decline to the extent that the current market price of ISI common stock reflects a market assumption that the asset sale will be completed.

Risks Relating to HEB

  Stockholders of ISI will not receive shares of HEB's common stock in connection with the asset sale. However, pending the completion of the sale of the HEB Common Stock, ISI (and indirectly the stockholders of ISI) will be subject to the risks inherent in owning common stock of HEB. These risks include, without limitation, the following:

No assurance of successful product development

     Ampligen(R) and related products. The development of Ampligen(R) and its other related products is subject to a number of significant risks. Ampligen(R) may be found to be ineffective or to have adverse side effects, fail to receive necessary regulatory clearances, be difficult to manufacture on a commercial scale, be uneconomical to market or be precluded from commercialization by proprietary right of third parties. HEB's products are in various stages of clinical and pre-clinical development and, require further clinical studies and appropriate regulatory approval processes before any such products can be marketed. HEB does not know when, or if ever, Ampligen(R) or its other products will be generally available for commercial sale for any indication. Generally, only a small percentage of potential therapeutic products are eventually approved by the FDA for commercial sale.


     ALFERON N Injection(R). Although ALFERON N Injection is approved for marketing in the United States for the intralesional treatment of refractory or recurring external genital warts in adults, to date it has not been approved for other indications. HEB faces many of the risks discussed above, with regard to developing this product for use to treat other ailments such as multiple sclerosis and cancer.


HEB's drug and related technologies are investigational and subject to regulatory approval. If it is unable to obtain regulatory approval, HEB's operations will be significantly affected.


     All of HEB's drugs and associated technologies other than ALFERON N Injection are investigational and must receive prior regulatory approval by appropriate regulatory authorities for general use and are currently legally available only through clinical trials with specified disorders. At present, ALFERON N Injection is only approved for intralesional treatment of refractory or recurring external genital warts in adults. Use of ALFERON N Injection for other indications will require regulatory approval. In this regard, ISI conducted clinical trials related to use of ALFERON N Injection for treatment of HIV and Hepatitis C. In both instances, the FDA determined that additional studies were necessary in order to fully evaluate the efficacy of ALFERON N Injection(R) in the treatment of HIV and Hepatitis C diseases. HEB has no obligation or plans to conduct these additional studies at this time. HEB's principal development efforts are currently focused on Ampligen(R), which has not been approved for commercial use. HEB's products, including Ampligen(R), are subject to extensive regulation by numerous governmental authorities in the U.S. and other countries, including, but not limited to, the FDA in the U.S., the Health Protection Branch ("HPB") of Canada, and the European Medical Evaluation Agency ("EMEA") in Europe. Obtaining regulatory approvals is a rigorous and lengthy process and requires the expenditure of substantial resources. In order to obtain final regulatory approval of a new drug, HEB must demonstrate to the satisfaction of the regulatory agency that the product is safe and effective for its intended uses and that it is capable of manufacturing the product to the applicable regulatory standards. HEB requires regulatory approval in order to market Ampligen(R) or any other proposed product and receive product revenues or royalties. HEB cannot assure that Ampligen(R) will ultimately be demonstrated to be safe or efficacious. In addition, while Ampligen(R) is authorized for use in clinical trials in the United States and other countries, HEB cannot assure that additional clinical trial approvals will be authorized in the United States or in other countries, in a timely fashion or at all, or that it will complete these clinical trials. If Ampligen(R) or one of its other products does not receive regulatory approval in the U.S. or elsewhere, HEB's operations will be materially adversely effected.


HEB may continue to incur substantial losses and its future profitability is uncertain.


           HEB began operations in 1966 and last reported net profit from 1985 through 1987. Since 1987, it has incurred substantial operating losses, as it pursued its clinical trial effort and expanded its efforts in Europe. As of September 30, 2003, its accumulated deficit was approximately $110,000,000. HEB has not yet generated significant revenues from its products and may incur substantial and increased losses in the future. HEB cannot assure that it will ever achieve significant revenues from product sales or become profitable. HEB requires, and will continue to require, the commitment of substantial resources to develop its products. HEB cannot assure that its product development efforts will be successfully completed or that required regulatory approvals will be obtained or that any products will be manufactured and marketed successfully, or profitable.

HEB most likely will require additional financing which may not be available.

         The development of HEB's products will require the commitment of substantial resources to conduct the time-consuming research, preclinical development, and clinical trials that are necessary to bring pharmaceutical products to market. Based on its current projections, HEB may need $2.0 million in additional financing to fund operations and debt service over the next twelve months subsequent to September 30, 2003. HEB's projections assume that its debenture holders do not continue to convert the remaining debt into common stock and that it will need cash to repay the debt as scheduled. If the debenture holders continue to periodically convert the debentures into common stock, HEB may not need additional funds. Also, sales of Alferon N Injection(R) could exceed HEB's projection and reduce the need for additional financing during this period. Between March and the end of October 2003, HEB received approximately $10.3 Million in net proceeds from the sale of all three sets of debentures and the exercise of warrants issued in conjunction with the Debentures due January 2005. Pursuant to the terms of the Debentures due October 2005, if and when HEB closes on the Second Asset Purchase, it will receive additional net proceeds of $1.55 Million. As of September 30, 2003, HEB had approximately $5.1 Million in cash and short-term investments. HEB believes that these funds plus 1) the initial net proceeds of approximately $1.7 million from the placement of the Debentures due October 2005, 2) the release of the remaining $1.55 million in net proceeds from the Debentures due July 2005, 3) the anticipated infusion of approximately $1.55 million in remaining net proceeds from the Debentures due October 2005 and 4) the projected net cash flow from the sale of ALFERON N Injection(R) should be sufficient to meet its operating requirement for the next 12 months. HEB may need to raise additional funds through additional equity or debt financing or from other sources in order to complete the necessary clinical trials and the regulatory approval processes and begin commercializing Ampligen(R) products. There can be no assurances that HEB will raise adequate funds from these or other sources, which may have a material effect on its ability to develop its products. In addition, if HEB does not timely complete the Second Asset Purchase, its financial condition could be materially and adversely affected (see the next risk factor).


If HEB does not complete the Asset Purchase Agreement, its ability to generate revenues from the sale of ALFERON N Injection and its financial condition will be adversely affected.

           HEB's ability to generate sustained revenues from sales of ALFERON N Injection(R) is dependent, among other things, on its completing the Asset Purchase Agreement.. If HEB is unable to generate sustained revenues from the sale of ALFERON N Injection(R), HEB's financial condition could be materially and adversely affected.


           In addition, pursuant to the terms of the debentures due October 2005, HEB is required to acquire ISI's facility within 90 days from October 29, 2003 and, unless and until it acquires the facility, $1,550,000 of the proceeds from the sale of these debentures has been held back. The same condition was in the debentures issued in March 2003 and July 2003; however, the holders waived this condition. Consummation of the Asset Purchase Agreement requires, among other things, approval by ISI's stockholders and certain environmental approvals with regard to the sale of the facility. ISI is seeking stockholder approval at the Special Meeting of Stockholders and has received written environmental approval from the state of New Jersey.


         On September 23, 2003, due to ongoing delays and to assure that ISI did not exercise its potential right under a provision of the Asset Purchase Agreement that would permit ISI to terminate that agreement due to the lapse of 180 days from the date of that agreement (even though ISI had agreed to extend the termination date), HEB commenced an action against ISI in Delaware seeking specific performance and declaratory and injunctive relief related to the Asset Purchase Agreement. HEB's stated objectives are to compel ISI to complete the Asset Purchase Agreement and to prevent ISI from terminating the Asset Purchase Agreement due to the passage of time. At a hearing held on September 29, 2003, the Court set a trial date of the case for January 6-7, 2004 and the parties have agreed that neither party shall have the right to terminate the Asset Purchase Agreement until the date which is at least two weeks following trial. In response to HEB's complaint, ISI has filed a motion to dismiss. For more information on this action, see "Legal Proceedings of HEB" in "Business of HEB" contained elsewhere herein.


         In addition, pursuant to the Inventory Agreement and the Asset Purchase Agreement, HEB has been paying certain expenses of ISI. Given ISI's precarious financial condition, if HEB stops making these payments, ISI could declare bankruptcy. This would most likely further delay and possibly jeopardize a closing under the Asset Purchase Agreement.


           HEB's failure to complete the acquisition within the 90 day period from October 29, 2003 will be a technical default of the terms of the debentures due October 2005 and, absent consent from the debenture holders for additional time, most likely would result in HEB having to redeem the securities. If HEB does not receive the additional debenture funds as planned and, especially if it is required to redeem the debentures due October 2005, its financial condition would be materially and adversely affected and it would probably have to reduce or possibly curtail operational spending including some critical clinical effort. In addition, although HEB has not yet completed the acquisition, it issued an aggregate of 581,761 shares to GP Strategies and the American National Red Cross, two creditors of ISI, as partial consideration for the acquisition and it may be required to repurchase some or all of these shares in the future at $1.59 per share (see the risk factor "HEB has guaranteed the value of a number of shares issued and to be issued as a result of its acquisition of assets from ISI. If HEB's share price is not above $1.59 per share 12, 18 or 24 months after the dates of issuance of the guaranteed shares, its financial condition could be adversely affected" below). If HEB does not complete the acquisition, it will look to ISI to pay it the value of the shares that it issued to these two creditors. No assurance can be given that it will be able to so recoup the value of these shares.

HEB has guaranteed the value of a number of shares issued and to be issued as a result of its acquisition of assets from ISI. If HEB's share price is not above $1.59 per share 12, 18 or 24 months after the dates of issuance of the guaranteed shares, HEB's financial condition could be adversely affected.

         In March 2003 HEB issued 487,028 shares to ISI and, upon the completion of the Asset Purchase Agreement, it will issue an additional 487,028 shares to ISI. In May 2003 HEB issued an aggregate of 581,761 shares to two of ISI's creditors. HEB has guaranteed the value of up to 1,430,817 of these shares, inclusive of the 487,028 shares to be issued to ISI, to be $1.59 per share or $2,275,000 in the aggregate on the relevant termination dates. As of December 1, 2003, 1,042,817 of these 1,430,817 shares have not been sold. The termination dates are 24 months after the dates of issuance and delivery of the guaranteed shares to ISI, 18 months after the date of issuance of the guaranteed shares to GP Strategies, and 12 months after the date of issuance of the guaranteed shares to the American National Red Cross. The guarantee relates only to those shares still held by ISI and the two creditors on the applicable termination date. If, within 30 days after the relevant termination date, holders of the guaranteed shares request that HEB honor the guarantees, HEB will reacquire the holders' remaining guaranteed shares and pay the holders $1.59 per share. By way of example, assuming that all 1,042,817 of the remaining shares are still held on the relevant termination dates, HEB would be obligated to pay to ISI and these two creditors an aggregate of $1,658,079. The reported last sale price for HEB's common stock on the American Stock Exchange on December 1, 2003 was $2.53 per share. If, during the 31 days commencing on the relevant termination dates, the market price of the stock is not above $1.59 per share, HEB most likely would be requested and obligated to pay the guaranteed amount on the guaranteed shares outstanding on the relevant termination dates. HEB believes that the number of guaranteed shares still outstanding on the relevant termination dates will be a factor of the market price and sales volume of its common stock during the 24, 18 and 12 month periods prior to the relevant termination date.


         If the holders of the guaranteed shares do not sell a significant amount of their guaranteed shares prior to the relevant termination dates and the price of HEB's common stock during the 31 day period commencing on the relevant termination dates is not above $1.59 per share, HEB most likely will be required to repurchase a significant number of guaranteed shares and its financial condition could be materially and adversely affected.

HEB may not be profitable unless it can protect its patents and/or receive approval for additional pending patents.


           HEB needs to preserve and acquire enforceable patents covering the use of Ampligen(R) for a particular disease in order to obtain exclusive rights for the commercial sale of Ampligen(R) for such disease. If and when it obtains all rights to ALFERON N Injection, it will need to preserve and acquire enforceable patents covering its use for a particular disease too. HEB's success depends, in large part, on its ability to preserve and obtain patent protection for its products and to obtain and preserve its trade secrets and expertise. Certain of its know-how and technology is not patentable, particularly the procedures for the manufacture of its drug product which are carried out according to standard operating procedure manuals. HEB has been issued certain patents including those on the use of Ampligen(R) and Ampligen(R) in combination with certain other drugs for the treatment of HIV. HEB also has been issued patents on the use of Ampligen(R) in combination with certain other drugs for the treatment of chronic Hepatitis B virus, chronic Hepatitis C virus, and a patent which affords protection on the use of Ampligen(R) in patients with Chronic Fatigue Syndrome. HEB has not yet been issued any patents in the United States for the use of Ampligen(R) as a sole treatment for any of the cancers which it has sought to target. With regard to ALFERON N Injection, ISI has a patent for natural alpha interferon produced from human peripheral blood leukocytes and its production process and has additional patent applications pending. HEB will acquire this patent and related patent applications if and when it closes on the Asset Purchase Agreement HEB cannot assure that any of these applications will be approved or that its competitors will not seek and obtain patents regarding the use of its products in combination with various other agents, for a particular target indication prior to HEB. If HEB cannot protect its patents covering the use of its products for a particular disease, or obtain additional pending patents, it may not be able to successfully market its products. The patent position of biotechnology and pharmaceutical firms is highly uncertain and involves complex legal and factual questions.


           To date, no consistent policy has emerged regarding the breadth of protection afforded by pharmaceutical and biotechnology patents. There can be no assurance that new patent applications relating to HEB's products or technology will result in patents being issued or that, if issued, such patents will afford meaningful protection against competitors with similar technology. It is generally anticipated that there may be significant litigation in the industry regarding patent and intellectual property rights. Such litigation could require substantial resources from HEB and HEB may not have the financial resources necessary to enforce the patent rights that it holds. No assurance can be made that its patents will provide competitive advantages for its products or will not be successfully challenged by competitors. No assurance can be given that patents do not exist or could not be filed which would have a materially adverse effect on HEB's ability to develop or market its products or to obtain or maintain any competitive position that it may achieve with respect to its products. HEB's patents also may not prevent others from developing competitive products using related technology.

There can be no assurance that HEB will be able to obtain necessary licenses if it cannot enforce patent rights it may hold. In addition, the failure of third parties from whom HEB currently license certain proprietary information or may be required to obtain such licenses in the future, to adequately enforce their rights to such proprietary information, could adversely affect the value of such licenses to HEB.

           If HEB cannot enforce the patent rights it currently holds it may be required to obtain licenses from others to develop, manufacture or market its products. There can be no assurance that it would be able to obtain any such licenses on commercially reasonable terms, if at all. HEB currently licenses certain proprietary information from third parties, some of which may have been developed with government grants under circumstances where the government maintained certain rights with respect to the proprietary information developed. No assurances can be given that such third parties will adequately enforce any rights they may have or that the rights, if any, retained by the government will not adversely affect the value of HEB's license.

There is no guarantee that HEB's trade secrets will not be disclosed or known by HEB's competitors.

           To protect its rights, HEB requires certain employees and consultants to enter into confidentiality agreements with it. There can be no assurance that these agreements will not be breached, that HEB would have adequate and enforceable remedies for any breach, or that any of its trade secrets will not otherwise become known or be independently developed by competitors.

If HEB's distributors do not market HEB's product successfully, HEB may not generate significant revenues or become profitable.


           HEB has limited marketing and sales capability. HEB is dependent upon existing and possibly, future marketing agreements and third party distribution agreements for its products in order to generate significant revenues and become profitable. As a result, any revenues received by it will be dependent on the efforts of third parties, and there is no assurance that these efforts will be successful. HEB's agreement with Gentiva Health Services offers the potential to provide some marketing and distribution capacity in the United States while agreements with Bioclones (Proprietary) Ltd., Biovail Corporation and Laboratorios Del Dr. Esteve S.A. should provide a sales force in South America, Africa, United Kingdom, Australia and New Zealand, Canada, Spain and Portugal.


           HEB cannot assure that its domestic or foreign marketing partners will be able to successfully distribute its products, or that it will be able to establish future marketing or third party distribution agreements on terms acceptable to it, or that the cost of establishing these arrangements will not exceed any product revenues. The failure to continue these arrangements or to achieve other such arrangements on satisfactory terms could have a materially adverse effect on HEB.


No guaranteed source of required materials. If HEB is unable to obtain the required raw materials, it may be required to scale back its operations or stop manufacturing ALFERON N Injection.


         A number of essential materials are used in the production of ALFERON N Injection, including human white blood cells, and HEB has a limited number of sources from which to obtain such materials. HEB does not have long-term agreements for the supply of any of such materials. There can be no assurance HEB can enter into long-term supply agreements covering essential materials on commercially reasonable terms, if at all. If HEB is unable to obtain the required raw materials, it may be required to scale back its operations or stop manufacturing ALFERON N Injection. The costs and availability of products and materials HEB needs for the commercial production of ALFERON N Injection and other products which it may commercially produce are subject to fluctuation depending on a variety of factors beyond its control, including competitive factors, changes in technology, and FDA and other governmental regulations and there can be no assurance that HEB will be able to obtain such products and materials on terms acceptable to it or at all.

There is no assurance that successful manufacture of a drug on a limited scale basis for investigational use will lead to a successful transition to commercial, large-scale production.

           Small changes in methods of manufacturing may affect the chemical structure of Ampligen(R) and other RNA drugs, as well as their safety and efficacy. Changes in methods of manufacture, including commercial scale-up may affect the chemical structure of Ampligen(R) and, can, among other things, require new clinical studies and affect orphan drug status, particularly, market exclusivity rights, if any, under the Orphan Drug Act. The transition from limited production of pre-clinical and clinical research quantities to production of commercial quantities of HEB's products will involve distinct management and technical challenges and will require additional management and technical personnel and capital to the extent such manufacturing is not handled by third parties. There can be no assurance that HEB's manufacturing will be successful or that any given product will be determined to be safe and effective, capable of being manufactured economically in commercial quantities or successfully marketed.

HEB has limited manufacturing experience and capacity.

           Ampligen(R) is currently produced only in limited quantities for use in HEB `s clinical trials and HEB is dependent upon certain third party suppliers for key components of its products and for substantially all of the production process. The failure to continue these arrangements or to achieve other such arrangements on satisfactory terms could have a material adverse affect on HEB. Also, to be successful, HEB's products must be manufactured in commercial quantities in compliance with regulatory requirements and at acceptable costs. To the extent HEB is involved in the production process, its current facilities are not adequate for the production of its proposed products for large-scale commercialization, and HEB currently does not have adequate personnel to conduct commercial-scale manufacturing. HEB intend to utilize third-party facilities if and when the need arises or, if it is unable to do so, to build or acquire commercial-scale manufacturing facilities. HEB will need to comply with regulatory requirements for such facilities, including those of the FDA and HPB pertaining to current Good Manufacturing Practices ("cGMP") regulations. There can be no assurance that such facilities can be used, built, or acquired on commercially acceptable terms, or that such facilities, if used, built, or acquired, will be adequate for HEB's long-term needs.


           The purified drug concentrate utilized in the formulation of ALFERON N Injection is manufactured in ISI's facility and ALFERON N Injection is formulated and packaged at a production facility operated by Abbott Laboratories located in Kansas.. If and when HEB closes on the Asset Purchase Agreement, HEB will acquire ISI's facility. HEB still will be dependent upon Abbott Laboratories and/or another third party for product formulation and packaging.


HEB may not be profitable unless it can produce Ampligen(R) or other products in commercial quantities at costs acceptable to it.


           HEB has never produced Ampligen(R) or any other products in large commercial quantities. Ampligen(R) is currently produced for use in clinical trials. HEB must manufacture its products in compliance with regulatory requirements in large commercial quantities and at acceptable costs in order for HEB to be profitable. HEB intends to utilize third-party manufacturers and/or facilities if and when the need arises or, if it is unable to do so, to build or acquire commercial-scale manufacturing facilities. If HEB cannot manufacture commercial quantities of Ampligen(R) or enter into third party agreements for its manufacture at costs acceptable to it, its operations will be significantly affected. Also, each production lot of Alferon N Injection(R) is subject to FDA review and approval prior to releasing the lot to be sold. This review and approval process could take considerable time, which would delay our having product in inventory to sell. Alferon N Injection(R) has a shelf life of 18 months after having been bottled.


Rapid technological change may render HEB's products obsolete or non-competitive.

           The pharmaceutical and biotechnology industries are subject to rapid and substantial technological change. Technological competition from pharmaceutical and biotechnology companies, universities, governmental entities and others diversifying into the field is intense and is expected to increase. Most of these entities have significantly greater research and development capabilities than HEB, as well as substantial marketing, financial and managerial resources, and represent significant competition for HEB. There can be no assurance that developments by others will not render HEB's products or technologies obsolete or noncompetitive or that HEB will be able to keep pace with technological developments.

HEB's products may be subject to substantial competition.


           Ampligen(R) . Competitors may be developing technologies that are, or in the future may be, the basis for competitive products. Some of these potential products may have an entirely different approach or means of accomplishing similar therapeutic effects to products being developed by HEB. These competing products may be more effective and less costly than HEB's products. In addition, conventional drug therapy, surgery and other more familiar treatments may offer competition to HEB's products. Furthermore, many of HEB's competitors have significantly greater experience than HEB in pre-clinical testing and human clinical trials of pharmaceutical products and in obtaining FDA, HPB and other regulatory approvals of products. Accordingly, HEB's competitors may succeed in obtaining FDA, HPB or other regulatory product approvals more rapidly than HEB. There are no drugs approved for commercial sale with respect to treating ME/CFS in the United States. The dominant competitors with drugs to treat HIV diseases include Gilead Pharmaceutical, Pfizer, Bristol-Myers, Abbott Labs, Glaxo Smithkline and Schering-Plough Corp. These potential competitors are among the largest pharmaceutical companies in the world, are well known to the public and the medical community, and have substantially greater financial resources, product development, and manufacturing and marketing capabilities than HEB has. Although HEB believes its principal advantage is the unique mechanism action of Ampligen(R) on the immune system, it cannot assure that it will be able to compete.


         ALFERON N Injection(R). Many potential competitors are among the largest pharmaceutical companies in the world, are well known to the public and the medical community, and have substantially greater financial resources, product development, and manufacturing and marketing capabilities than HEB has. ALFERON N Injection currently competes with Schering's injectable recombinant alpha interferon product (INTRON(R) A) for the treatment of genital warts. 3M Pharmaceuticals also received FDA approval for its immune-response modifier, Aldara(R), a self-administered topical cream, for the treatment of external genital and perianal warts. ALFERON N Injection also competes with surgical, chemical, and other methods of treating genital warts. HEB cannot assess the impact products developed by its competitors, or advances in other methods of the treatment of genital warts, will have on the commercial viability of ALFERON N Injection. If and when HEB obtains additional approvals of uses of this product, it expects to compete primarily on the basis of product performance. HEB's potential competitors have developed or may develop products (containing either alpha or beta interferon or other therapeutic compounds) or other treatment modalities for those uses. In the United States, two recombinant forms of beta interferon have been approved for the treatment of relapsing-remitting multiple sclerosis. There can be no assurance that, if HEB is able to obtain regulatory approval of ALFERON N Injection for the treatment of new indications, it will be able to achieve any significant penetration into those markets. In addition, because certain competitive products are not dependent on a source of human blood cells, such products may be able to be produced in greater volume and at a lower cost than ALFERON N Injection. Currently, ISI's wholesale price on a per unit basis of ALFERON N Injection is substantially higher than that of the competitive recombinant alpha and beta interferon products.

         General. Other companies may succeed in developing products earlier than HEB does, obtaining approvals for such products from the FDA more rapidly than it does, or developing products that are more effective than those HEB may develop. While HEB will attempt to expand its technological capabilities in order to remain competitive, there can be no assurance that research and development by others or other medical advances will not render HEB's technology or products obsolete or non-competitive or result in treatments or cures superior to any therapy HEB develops.

Possible side effects from the use of Ampligen(R) or ALFERON N Injection could adversely effect potential revenues and physician/patient acceptability of HEB's product.


           Ampligen(R). HEB believes that Ampligen(R) has been generally well tolerated with a low incidence of clinical toxicity, particularly given the severely debilitating or life threatening diseases that have been treated. A mild flushing reaction has been observed in approximately 15% of patients treated in HEB's various studies. This reaction is occasionally accompanied by a rapid heart beat, a tightness of the chest, urticaria (swelling of the skin), anxiety, shortness of breath, subjective reports of "feeling hot," sweating and nausea. The reaction is usually infusion-rate related and can generally be controlled by slowing the infusion rate. Other adverse side effects include liver enzyme level elevations, diarrhea, itching, asthma, low blood pressure, photophobia, rash, transient visual disturbances, irregular heart rate, decreases in platelets and white blood cell counts, anemia, dizziness, confusion, elevation of kidney function tests, occasional temporary hair loss and various flu-like symptoms, including fever, chills, fatigue, muscular aches, joint pains, headaches, nausea and vomiting. These flu-like side effects typically subside within several months. One or more of the potential side effects might deter usage of Ampligen(R) in certain clinical situations and therefore, could adversely effect potential revenues and physician/patient acceptability of HEB's product.

         ALFERON N Injection(R). At present, ALFERON N Injection is only approved for the intralesional (within the lesion) treatment of refractory or recurring external genital warts in adults. In clinical trials conducted for the treatment of genital warts with ALFERON N Injection, patients did not experience serious side effects; however, there can be no assurance that unexpected or unacceptable side effects will not be found in the future for this use or other potential uses of ALFERON N Injection which could threaten or limit such product's usefulness.


HEB may be subject to product liability claims from the use of Ampligen(R) or other of its products which could negatively affect its future operations.

           HEB faces an inherent business risk of exposure to product liability claims in the event that the use of Ampligen(R) or other of its products results in adverse effects. This liability might result from claims made directly by patients, hospitals, clinics or other consumers, or by pharmaceutical companies or others manufacturing these products on HEB's behalf. HEB's future operations may be negatively effected from the litigation costs, settlement expenses and lost product sales inherent to these claims. While HEB will continue to attempt to take appropriate precautions, it cannot assure that it will avoid significant product liability exposure. Although it currently maintains product liability insurance coverage, there can be no assurance that this insurance will provide adequate coverage against product liability claims. A successful product liability claim against HEB in excess of its $1,000,000 in insurance coverage or for which coverage is not provided could have a negative effect on its business and financial condition.


The loss of Dr. William A. Carter's services could hurt HEB's chances for success.

         HEB's success is dependent on the continued efforts of Dr. William A. Carter because of his position as a pioneer in the field of nucleic acid drugs, his being the co-inventor of Ampligen(R), and his knowledge of its overall activities, including patents and clinical trials. The loss of Dr. Carter's services could have a material adverse effect on HEB's operations and chances for success. HEB has secured key man life insurance in the amount of $2 million on the life of Dr. Carter and has an employment agreement with Dr. Carter that, as amended, runs until May 8, 2008. However, Dr. Carter has the right to terminate his employment upon not less than 30 days prior written notice. The loss of Dr. Carter or other personnel, or the failure to recruit additional personnel as needed could have a materially adverse effect on HEB's ability to achieve its objectives.


Uncertainty of health care reimbursement for HEB's products.

           HEB `s ability to successfully commercialize its products will depend, in part, on the extent to which reimbursement for the cost of such products and related treatment will be available from government health administration authorities, private health coverage insurers and other organizations. Significant uncertainty exists as to the reimbursement status of newly approved health care products, and from time to time legislation is proposed, which, if adopted, could further restrict the prices charged by and/or amounts reimbursable to manufacturers of pharmaceutical products. HEB cannot predict what, if any, legislation will ultimately be adopted or the impact of such legislation on HEB. There can be no assurance that third party insurance companies will allow HEB to charge and receive payments for products sufficient to realize an appropriate return on its investment in product development.

There are risks of liabilities associated with handling and disposing of hazardous materials.

           HEB's business involves the controlled use of hazardous materials, carcinogenic chemicals and various radioactive compounds. Although HEB believes that its safety procedures for handling and disposing of such materials comply in all material respects with the standards prescribed by applicable regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident or the failure to comply with applicable regulations, HEB could be held liable for any damages that result, and any such liability could be significant. HEB does not maintain insurance coverage against such liabilities.

The market price of HEB's stock may be adversely affected by market volatility.

         The market price of HEB`s common stock has been and is likely to be volatile. In addition to general economic, political and market conditions, the price and trading volume of HEB's stock could fluctuate widely in response to many factors, including:

     o announcements of the results of clinical trials by HEB or its competitors;

     o    adverse reactions to products;

     o governmental approvals, delays in expected governmental approvals or withdrawals of any prior governmental approvals or public or regulatory agency concerns regarding the safety or effectiveness of HEB's products;

     o changes in U.S. or foreign regulatory policy during the period of product development;

     o developments in patent or other proprietary rights, including any third party challenges of HEB's intellectual property rights;

     o    announcements of technological innovations by HEB or its competitors;

     o announcements of new products or new contracts by HEB or its competitors;

     o actual or anticipated variations in HEB's operating results due to the level of development expenses and other factors;

     o changes in financial estimates by securities analysts and whether HEB's earnings meet or exceed the estimates; o conditions and trends in the pharmaceutical and other industries; o new accounting standards; and o the occurrence of any of the risks described in these "Risk Factors."


         HEB's common stock is listed for quotation on the American Stock Exchange. For the 12-month period ended October 31, 2003, the price of its common stock has ranged from $0.74 to $3.35. HEB expects the price of its common stock to remain volatile. The average daily trading volume in its common stock varies significantly. HEB's relatively low average volume and low average number of transactions per day may affect the ability of its stockholders to sell their shares in the public market at prevailing prices and a more active market may never develop.


         In the past, following periods of volatility in the market price of the securities of companies in its industry, securities class action litigation has often been instituted against companies in its industry. If HEB faces securities litigation in the future, even if without merit or unsuccessful, it would result in substantial costs and a diversion of management attention and resources, which would negatively impact its business.

HEB's stock price may be adversely affected if a significant amount of shares are sold in the public market.


         As of December 1, 2003, approximately 712,119 shares of HEB's common stock were "restricted securities" as defined in Rule 144 under the Securities Act of 1933. 686,789 of these shares have been registered. In addition, HEB has registered or is in the process of registering an aggregate of 10,847,903 shares issuable (i) upon conversion of 135% of the debentures due July 2005 and October 2005 and 100% of the remaining principal balance of debentures due January 2005;
(ii) as payment of 135% of the interest on all of the debentures; (iii) upon exercise of 135% of the October 2008 Warrants, the July 2008 Warrants and the June 2008 Warrants; (iv) upon exercise of certain other warrants and stock options; and (v) shares issued to certain suppliers. Registration of the shares permits the sale of the shares of common stock in the open market or in privately negotiated transactions without compliance with the requirements of Rule 144. To the extent the exercise price of the warrants is less than the market price of the common stock, the holders of the warrants are likely to exercise them and sell the underlying shares of common stock and to the extent that the conversion price and exercise price of these securities are adjusted pursuant to anti-dilution protection, the securities could be exercisable or convertible for even more shares of common stock. Moreover, HEB will be issuing to ISI and registering for public resale 487,028 shares if and when it acquires the ISI Assets and, possibly, additional shares to raise funding or compensate employees, consultants and/or directors. HEB is unable to estimate the amount, timing or nature of future sales of outstanding common stock. Sales of substantial amounts of its common stock in the public market could cause the market price for its common stock to decrease. Furthermore, a decline in the price of its common stock would likely impede its ability to raise capital through the issuance of additional shares of common stock or other equity securities.


Provisions of HEB's Certificate of Incorporation and Delaware law could defer a change of it management which could discourage or delay offers to acquire HEB.

         Provisions of HEB's Certificate of Incorporation and Delaware law may make it more difficult for someone to acquire control of HEB or for its stockholders to remove existing management, and might discourage a third party from offering to acquire HEB, even if a change in control or in management would be beneficial to its stockholders. For example, HEB's Certificate of Incorporation allows HEB to issue shares of preferred stock without any vote or further action by its stockholders. Its Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Its Board of Directors also has the authority to issue preferred stock without further stockholder approval. As a result, its Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to its assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of its common stock. In this regard, in November 2002 HEB adopted a shareholder rights plan and, under the Plan, its Board of Directors declared a dividend distribution of one Right for each outstanding share of Common Stock to stockholders of record at the close of business on November 29, 2002. Each Right initially entitles holders to buy one unit of preferred stock for $30.00. The Rights generally are not transferable apart from the common stock and will not be exercisable unless and until a person or group acquires or commences a tender or exchange offer to acquire, beneficial ownership of 15% or more of HEB's common stock. However, for William A. Carter, M.D., HEB's chief executive officer, who already beneficially owns 9.2% of the HEB's common stock, the Plan's threshold will be 20%, instead of 15%. The Rights will expire on November 19, 2012, and may be redeemed prior thereto at $.01 per Right under certain circumstances.



                           Forward-Looking Information

 This proxy statement contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, among others, statements regarding ISI's intentions to sell the shares of HEB's Common Stock it receives pursuant to the Asset Purchase Agreement and ISI's and HEB's reasons for entering into the Asset Purchase Agreement. These forward-looking statements are subject to risks and uncertainties that could cause actual results and events to differ materially. For a detailed discussion of these risks and uncertainties, see the "Risk Factors" section of this proxy statement. These and many other factors could affect the future financial and operating results of HEB or ISI. In light of all of the foregoing, it is anticipated that the results or performance of HEB following the closing date will have a material impact on the net proceeds to be received by ISI from the asset sale.

                     The Special Meeting Of ISI Stockholders

When and Where the Special Meeting will be Held


 This proxy statement is being furnished to ISI stockholders as part of the solicitation of proxies by the ISI board of directors for use at the special meeting of ISI stockholders to be held on December __, 2003, at 10:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice of special meeting. The special meeting will be held at 783 Jersey Avenue, New Brunswick, New Jersey 08901. ISI intends to mail this proxy statement and accompanying proxy card on or about_____________, 2003, to all stockholders entitled to vote at the special meeting.


What will be Voted Upon

 The purpose of the special meeting is to consider and vote upon proposal to approve the sale by ISI of the ISI Assets to HEB pursuant to the Asset Purchase Agreement.

 The ISI board of directors does not presently intend to bring any business before the ISI meeting other than the specific proposal referred to above and specified in the notice of the special meeting. The ISI board of directors knows of no other matters that are to be brought before the special meeting. If any other business properly comes before the special meeting, including the consideration of a motion to adjourn such meeting (including for purposes of soliciting additional votes), it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the ISI board of directors may recommend.

 The matter to be considered at the special meeting is of great importance to the stockholders of ISI. Accordingly, stockholders are urged to read and carefully consider the information presented in this proxy statement, and to complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope.

Which Stockholders May Vote

 Only holders of record of ISI's common stock at the close of business on _________, 2003, the record date for the special meeting, will be entitled to notice of and to vote at the special meeting. At the close of business on the record date, ISI had outstanding and entitled to vote _______ shares of common stock. A majority, or _________, of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business at the special meeting.

 Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the special meeting.

Abstentions; Broker Non-Votes

 All votes will be tabulated by the inspector of elections appointed for the special meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, and will also have the same effect as negative votes, but are not counted for any purpose in determining whether a matter has been approved.

Vote Required to Approve the Proposal


 Under Delaware law, approval of the asset sale pursuant to the Asset Purchase Agreement requires the affirmative vote of a majority of the outstanding shares of ISI common stock. Each ISI stockholder is entitled to one vote for each share held on the close of business on the record date, on each matter properly submitted for the vote of stockholders at the special meeting. The right to vote is exercisable, in person or by properly executed proxy.


Voting by ISI's Executive Officers and Directors

 ISI's executive officers and directors holding 216,601 outstanding shares of ISI common stock (which excludes shares subject to stock options) beneficially owned by them and their affiliates on the record date (representing less than 1% of the total number of shares of ISI common stock outstanding at that date), have indicated that they intend to vote in favor of the approval of the asset sale.

Voting by Fax

 Stockholders of record may grant a proxy to vote their shares by fax but not on the Internet or by telephone. The law of Delaware, under which ISI is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder.

 Votes submitted by fax must be received by 11:59 p.m., New York time on __________, 2003. Submitting your proxy by fax will not affect your right to vote in person should you decide to attend the special meeting.
 The voting procedures below are designed to authenticate stockholders' identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders' instructions have been recorded properly.

For Shares Registered in Your Name

 ISI stockholders of record may vote by fax by marking, signing and dating their proxy card and faxing it to Computershare Investor Services, LLC, Attention: Tom Rolek, fax number (312) 601-4348.

For Shares Registered in the Name of a Broker or Bank

 A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services' voting Web site http://www.proxyvote.com.

Revocability of Proxies

 Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of ISI at ISI's principal executive office, 783 Jersey Avenue, New Brunswick, New Jersey 08901, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the special meeting and voting in person. Attendance at the special meeting will not, by itself, revoke a proxy.

Solicitation of Proxies and Expenses of Solicitation

 HEB will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of ISI common stock beneficially owned by others to forward to such beneficial owners. HEB may reimburse persons representing beneficial owners of ISI common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of ISI. No additional compensation will be paid to directors, officers or other regular employees for such services.

Deadline for Receipt of Stockholder Proposals at Annual Meeting

 Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, a stockholder intending to present a proposal to be included in ISI's proxy statement for its 2004 Annual Meeting of Stockholders, if an annual meeting is held, must have delivered a proposal in writing to its executive offices no later than ___________. If a stockholder does not seek to have a proposal included in the proxy statement, but nevertheless wishes to present a proposal or nomination at the annual meeting, written notice of the proposal or nomination must be received by the secretary of ISI at its principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day before that meeting and must satisfy other detailed requirements specified in ISI's bylaws. However, in the event that fewer than 65 days prior notice of the 2004 Annual Meeting of Stockholders is given to stockholders, notice of any stockholder proposals to be presented at that meeting must be delivered to ISI's secretary not later than the close of business on the seventh day following the day on which the notice to stockholders was mailed.
                                 The Asset Sale

 This section of the proxy statement describes material aspects of the asset sale. While ISI believes that the description covers the material terms of the asset sale, this summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement and the other documents referred to in this proxy statement for a more complete understanding of the asset sale by ISI.

General

 The ISI board of directors is proposing that the sale of assets of ISI pursuant to the terms of the Asset Purchase Agreement dated as of March 11, 2003 by and between ISI and HEB. The form of the Asset Purchase Agreement is attached as Annex A to this proxy statement.


 On March 10, 2003, the ISI board of directors authorized the execution of the Asset Purchase Agreement with HEB, a Delaware corporation headquartered in Philadelphia, Pennsylvania. Under the terms of the Asset Purchase Agreement, ISI has agreed to sell its property, plant, furniture, equipment, and all rights to ALFERON N Injection, ISI's natural alpha interferon product approved by the FDA for the treatment of recurrent genital warts in adults, including all intellectual property related to its natural alpha interferon business (the "ISI Assets"). As consideration for the ISI Assets, ISI will receive 487,028 shares of HEB Common Stock having a value of $1,251,662 (based upon the closing price of HEB common stock on the American Stock Exchange on November 24, 2003). There is no assurance that the asset sale will be completed. Certain material terms of the Asset Purchase Agreement and features of the asset sale are summarized below. Stockholders should read the Asset Purchase Agreement, attached hereto as Annex A, in its entirety.


Background of the Asset Sale

 The terms and conditions of the Asset Purchase Agreement are the result of arm's length negotiations between the representatives of HEB and the representatives of ISI. Set forth below is a summary of the background of the events that led to the decision of the ISI board of directors to enter into the asset sale and the negotiations between ISI and HEB.

Development of the Business

 Founded in 1979, ISI's executive offices and research and production facilities are comprised of two freestanding buildings measuring approximately 44,000 square feet and located at 783 Jersey Avenue, New Brunswick, New Jersey 08901.

         ISI was primarily engaged in the study, manufacture and selling of ALFERON N Injection(R), a pharmaceutical product based on its highly purified, multi-species, natural-source alpha interferon ("Natural Alpha Interferon"). Interferons are a group of proteins produced and secreted by cells to combat diseases. Researchers have identified four major classes of human interferon: alpha, beta, gamma and omega. ALFERON N Injection product contains a multi-species form of alpha interferon. The worldwide market for injectable alpha interferon-based products currently exceeds $ 2 billion and various alpha interferon injectable products are approved for many major medical uses worldwide.

         Alpha interferons are manufactured commercially in three ways: by genetic engineering, by cell culture, and from human white blood cells. In the United States, all three of these types of alpha interferon are approved for commercial sale. Natural Alpha Interferon is produced from human white blood cells.

         ALFERON N Injection

         Approved Indication. On October 10, 1989, the FDA approved ALFERON N Injection for the intralesional treatment of refractory (resistant to other treatment) or recurring external genital warts in patients 18 years of age or older. Substantially all of ISI's revenues were generated from the sale of ALFERON N Injection for such treatment. Certain types of human papillomaviruses ("HPV") cause genital warts, a sexually transmitted disease. A published report estimates that approximately eight million new and recurrent cases of genital warts occur annually in the United States alone.

 Clinical Trials for New Indications. In an effort to obtain approval to market ALFERON N Injection for additional indications, ISI conducted, and, subject to additional funding was planning, various clinical trials for new indications.

         HIV-infected Patients. The Human Immunodeficiency Virus ("HIV") infection is at epidemic levels in the world. It currently affects approximately 40 million people. HIV infection usually signals the start of a progressive disease that compromises the immune system, ultimately resulting in Acquired Immune Deficiency Syndrome ("AIDS").

 An article published in AIDS Research and Human Retroviruses in 1993 by investigators at Walter Reed Army Institute of Research ("Walter Reed") in collaboration with ISI's scientists indicated that the various interferon species display vast differences in their ability to affect virus replication. Walter Reed researchers found that Natural Alpha Interferon was approximately 10 to 100 times more effective than equal concentrations of recombinant alpha interferon 2a or 2b, in blocking the replication of HIV-1, the AIDS virus, in infected human cells (monocytes) in vitro.

         Moreover, ISI's scientists were able to separate members of the interferon family in single protein fractions or clusters of proteins using advanced fractionation techniques. The individual fractions were tested for their ability to block HIV replication in the laboratory by researchers at Walter Reed. They found that the unusual anti-HIV activity was attributable to very specific fractions in ISI's product. The most active fractions are not present in marketed recombinant interferon products.

         This information provided additional support for a long-held belief of ISI that its Natural Alpha Interferon had unique anti-viral properties distinguishing it from recombinant interferon products. In addition, published reports of trials using recombinant alpha interferon in asymptomatic HIV-infected patients indicated that while high doses blocked virus production in many cases, such doses resulted in high levels of adverse reactions, thereby limiting the usefulness of the recombinant product. These facts led the Walter Reed researchers to conduct a Phase 1 clinical trial with ISI's product in asymptomatic HIV-infected patients.

         In March 1992, Walter Reed launched a Phase 1 clinical trial in asymptomatic HIV-infected patients with CD4 white blood cell counts of at least 400 cells per cubic millimeter, to investigate the safety and tolerance, at several dose regimens, of ALFERON N Injection, self-injected subcutaneously for periods of up to 24 weeks. The investigators concluded that the treatment was "surprisingly" well tolerated by patients, at all dose regimens. Preliminary findings were reported by Walter Reed at the IXth International Conference on AIDS in Berlin in 1993. The investigators also reported that the expected interferon side effects, such as flu-like symptoms, were rare or absent in the majority of patients treated with ISI's product.

               Although this Phase 1 clinical trial was designed primarily to provide safety information on various doses of ALFERON N Injection used for extended periods of time, there were encouraging indications that certain disease parameters had stabilized or even improved in certain patients by the end of the experimental treatment.

         In a follow-up analysis of patients' blood testing data, it was found that while on treatment, the amount of HIV detectable in the patients' blood, as measured by polymerase chain reaction ("PCR") testing, declined in a dose dependent manner (the greatest declines were observed in the highest dose group). Also, none of the patients were found to have developed neutralizing antibodies to Natural Alpha Interferon, even after being treated three times weekly for many months. These results were reported at the Third International Congress on Biological Response Modifiers held in Cancun, Mexico in January 1995 and were selected for a poster presentation at the 35th Interscience Conference on Antimicrobial Agents and Chemotherapy held in San Francisco in September 1995. An extensive report was published in the May 1996 issue of the Journal of Infectious Diseases.

         It is important to note that, because of the small number of study participants and the absence of a control group, no firm conclusions could be drawn from these observations. However, based on the safety and preliminary efficacy data obtained from this trial and after meeting with the FDA, ISI conducted a multi-center Phase 3 clinical trial of ALFERON N Injection in HIV-infected patients, which was completed in December 1997. This randomized, double-blind, placebo-controlled trial was designed to evaluate the safety and efficacy of ALFERON N Injection in the treatment of HIV-positive patients, some of whom may have been taking other FDA-approved antiviral agents. Enrolled patients were required to have CD4 white blood cell counts of at least 250 cells per cubic millimeter and a viral burden (as determined by PCR testing) of at least 2,000 RNA copies per milliliter. ISI completed the analysis of the data collected from the 16 investigator sites and attended a pre-filing meeting with the FDA in mid-March 1998. Shortly after that meeting, the FDA advised ISI that, although ALFERON N Injection demonstrated biological activity in this Phase 3 clinical trial, the results were insufficient for filing for approval for this additional indication for ALFERON N Injection. While the results over the course of treatment demonstrated benefits that were statistically significant for the group of patients receiving ALFERON N Injection and highly statistically significant for the subgroup of patients with high CD4 white blood cell counts (CD4 counts of at least 400 cells per cubic millimeter, as was studied in the Phase 1 study above), the study's primary efficacy variable (reduction in viral load) was not met at the time point specified in the protocol (end of treatment). Because the agreed upon primary endpoint was not met and in light of the changes in HIV treatment regimen to simultaneous multiple drug therapy since this trial was designed, the FDA indicated that an additional trial would be necessary to evaluate further the efficacy of ALFERON N Injection for this indication.

         However, due to the cost and length of an additional HIV clinical trial, ISI could not pursue this program unless it obtained substantial additional funding or entered into a collaboration with another company for such purpose.


 Hepatitis C. Chronic viral Hepatitis is a liver infection caused by various Hepatitis viruses. The United States Centers for Disease Control and Prevention estimates that nearly four million people in the United States are presently infected with the Hepatitis C virus ("HCV"), a majority of who become chronic carriers and will suffer gradual deterioration of their liver and possibly cancer of the liver. Several brands of recombinant interferon and a cell-cultured interferon have been approved for the treatment of HCV infection in the United States and by various regulatory agencies worldwide. ISI has conducted three multi-center, randomized, open-label, dose ranging Phase 2 clinical trials utilizing ALFERON N Injection with patients chronically infected with HCV. The objective of ISI's HCV clinical studies was to compare the safety and efficacy of different doses of Natural Alpha Interferon injected subcutaneously in naive (previously untreated), refractory (unsuccessfully treated with recombinant interferon), and relapsing (initially responded to recombinant interferon but later relapsed) patients.


 The results in naive patients indicated a significant dose-dependent response at the end of treatment favoring the highest dose group. In addition, treatment of naive patients with ALFERON N Injection did not produce any interferon-neutralizing antibodies. An oral presentation of the results in naive patients was given at the American Association for the Study of Liver Diseases ("AASLD") meeting in November 1995. The results of this study were published in the February 1997 issue of Hepatology.

 The results in refractory patients indicated a significant dose-dependent response at the end of treatment favoring the highest dose group. A poster presentation of the results in refractory patients was given at the AASLD meeting in November 1995.

 Based on the promising results obtained in the study on naive patients, the study on relapsing patients, which was accruing patients slowly, was terminated early so that ISI could concentrate its limited resources on pursuing the Phase 3 trials in naive patients, discussed below.

         After meeting with the FDA, ISI commenced in 1996 a Phase 3 multi-center, open label, randomized, controlled clinical trial designed to evaluate the safety and efficacy of ALFERON N Injection compared to INTRON A in naive chronic HCV patients. The trial was conducted at 26 sites located in the United States and Canada and a total of 321 people were treated. The trial consisted of a 24-week treatment phase and 24-week follow-up and also included an interim analysis after approximately one-half of the enrolled patients completed the treatment and follow-up phases.

 On April 2, 1998, ISI announced it had completed the interim analysis of the results for approximately half of the enrolled patients. If the results of the interim analysis had demonstrated at a very high level of statistical significance that ALFERON N Injection is effective, ISI intended to seek FDA approval while continuing to follow the other enrolled patients. However, while the efficacy analysis indicated that ALFERON N Injection and the control treatment (an approved therapy) appeared to yield similar results, the study protocol required a showing of superiority in order to meet the criteria for statistical significance in the interim analysis. Therefore, ISI did not seek FDA approval based on the interim analysis. The Phase 3 study was completed in 1998. ISI completed the final analysis of the data in March 1999, and met with the FDA to determine the acceptability of the results for filing purposes. At that meeting, the FDA advised ISI that the results of the trial were insufficient to file for approval because the designed endpoint of the trial (which required a showing of superiority in sustained normalization of liver enzymes at the end of treatment and after six months of follow up) was not met. Therefore, the FDA informed ISI that an additional trial would be required to further evaluate the efficacy of ALFERON N Injection for this indication. ISI did not have the resources necessary to conduct an additional study and did not plan to initiate such a study unless it found a sponsor to continue this program.

 HIV and HCV Co-Infected Patients. In December 1997, patient enrollment commenced in a Phase 2 multi-center, open label clinical trial designed to evaluate the safety and efficacy of ALFERON N Injection in patients co-infected with HIV and HCV. In May 2000, an abstract entitled "Treatment of HCV/HIV Coinfection with Leukocyte Derived Interferon Alfa-n3", was published in Gastroenterology. Due to lack of funding, ISI could not initiate additional studies in this area unless it found a sponsor.

 Multiple Sclerosis. Multiple sclerosis ("MS") is a chronic, sometimes progressive, immune-mediated disease of the central nervous system that is believed to occur in genetically predisposed individuals following exposure to an environmental factor, such as virus infection. The disease affects an estimated 250,000 to 350,000 people in the United States, primarily young adults. Symptoms of MS, including vision problems, muscle weakness, slurred speech, and poor coordination, are believed to occur when the patient's own cells attack and ultimately destroy the insulating myelin sheath surrounding the brain and spinal cord nerve fibers, resulting in improper transmission of signals throughout the nervous system.

         In the United States, two recombinant forms of beta interferon have been approved for the treatment of relapsing-remitting MS. However, reports in the scientific literature and elsewhere have indicated that the significant adverse reactions associated with the treatments may limit their usefulness for a subset of patients. In addition, Teva Neuroscience, Inc.'s product, Copaxone(R), a non-interferon product, was approved by the FDA to treat relapsing-remitting MS.

         ISI received anecdotal reports on the use of ALFERON N Injection in MS patients. In addition, encouraging reports were presented at a number of scientific conferences, namely:

     "Management  of   Interferon-(beta)1b   (Betaseron)  Failures  in  MS  with
     Interferon-(alpha)n3 (Alferon N)", Charcot Foundation Meeting, Switzerland, March 2000,

     "Interferon-alfa-n3 (Alferon N) Reduces Gadolinium Enhancing Brain Lesions in Multiple Sclerosis", XVII World Congress of Neurology, London, UK, June 2001,

     "Alferon N (IFN-alfa-n3) and Betaseron (IFN-beta-1b) reduce T2 lesion load in multiple sclerosis (MS)", 17th Congress of the European Committee for Treatment & Research in Multiple Sclerosis (ECTRIMS), Dublin, Ireland, September 2001, and

     "Response of MR T2 Lesion Load in Patients with Multiple Sclerosis: A Retrospective Blinded Study of Treatment with Interferon (beta)1b (Betaseron) versus Interferon (alpha)-n3 (Alferon N) versus Untreated", 126th Annual Meeting of The American Neurological Association, in Chicago, October 2001.

         This last study was based on the retrospective review of multiple brain magnetic resonance imaging ("MRI") scans to assess MS brain lesion burden. The study compared the scans of 40 MS patients treated with interferon alfa-n3 (ALFERON N Injection) as well as 40 MS patients treated with interferon beta-1b (Betaseron(R)), both before therapy and at least six months after initiation of therapy. A control group of 39 untreated MS patient scans were also evaluated with an initial MRI scan at baseline and a second MRI obtained at least six months after the baseline examination. On the 238 scans evaluated (119 patients) only lesions of larger than 5 mm3 were measured to avoid inclusion of potential non-MS lesions and assure accuracy of measurement. All scans were reviewed by consensus of two experienced neuroradiologists who were blinded to all identifiers, including name, date, order of scans, and clinical status of the patient.

         The study data showed a reduction in the volume of T2-weighted MS brain lesions in both the interferon alfa-n3 treated group (-10%) and the interferon beta-1b treated group (-7%), as compared to increased lesion volume in the untreated control group (+12%).

         Changes in disability scores amongst the groups were also retrospectively reviewed, based on the extended disability status scale ("EDSS"). Only patients with EDSS scores recorded both at baseline and after at least 12 months were evaluated, which included 38 interferon alfa-n3 treated patients, 31 interferon beta-1b treated patients, and 33 untreated patients. The results showed the mean absolute change in EDSS scores from baseline to be -1.07 for interferon alfa-n3 treated patients and -0.16 for interferon beta-1b treated patients after 12 months, as compared to +0.80 for untreated patients (negative changes reflect decreased disability scores, positive change reflects increased disability scores). The scale of EDSS scores ranges from 0 for a normal neurological examination to a score of 10 for death due to MS.

         This retrospective evaluation does not constitute a prospective clinical study of the type needed to obtain regulatory approval, and does not indicate that interferon alfa-n3 will be shown to be effective if such clinical studies are performed.

         Other Indications. Subject to obtaining additional funding, ISI also planned clinical trials to investigate the potential use of ALFERON N Injection by subcutaneous systemic administration for the treatment of genital and other types of warts and in the area of women's health.

 In 2000, ISI, in addition to the ALFERON N Injection business, commenced a strategy of entering into collaborations with companies in the areas of cancer, infectious diseases, and immunology. ISI's strategy was to utilize its expertise in regulatory affairs, clinical trials, manufacturing, and research and development to acquire equity participations in early stage companies. In April 2001, ISI acquired a significant equity interest in Metacine, Inc., a company developing cancer vaccines based upon dendritic cell technology.

 In the third quarter of 2002, due the downturn in the United States capital markets, the ISI board of directors concluded that, in light of ISI's increasingly precarious cash position and its inablility to raise sufficient capital in a timely manner, ISI would not be able to continue to operate as an independent entity and complete the clinical studies necessary to expand the use of ALFERON N Injection and ultimately reach profitability. The efforts made by ISI management to solicit indications of interest from third parties regarding a potential purchase of or investment in ISI, resulted in no serious indications of interest except from HEB. Therefore, on March 11, 2003, ISI entered into the Inventory Agreement and the Asset Purchase Agreement with HEB.

Reasons for the Asset Sale

 The following discussion of the reasons for the asset sale by ISI contains a number of forward-looking statements that reflect the current views of ISI or HEB with respect to future events that may have an effect on their financial performance. There can be no assurance that the benefits of the transaction considered by the boards will be achieved through completion of the asset sale. See "Risk Factors." Forward-looking statements are subject to risks and uncertainties. Actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Cautionary statements that identify important factors that could cause or contribute to differences in results and outcomes include those discussed in "Forward-Looking Information" and "Risk Factors."

ISI's  Reasons  for the  Asset  Sale  and  Recommendation  of the ISI  Board  of
Directors

 The ISI board of directors has unanimously determined that the terms of the Asset Purchase Agreement are fair to and in the best interests of ISI and its stockholders and creditors, and has unanimously approved the Asset Purchase Agreement.

 In reaching its determination, the ISI board of directors considered a number of factors, including the following:

o the conclusion of the ISI board of directors that, in light of ISI's increasingly precarious cash position and its inability to raise sufficient capital in a timely manner, ISI would not be able to continue to operate as an independent entity and complete the clinical studies necessary to expand the use of ALFERON N Injection;


o the terms and conditions of the Asset Purchase Agreement, the value and liquidity of the shares of HEB common stock to be received at closing, and the assumption by HEB of approximately $2.5 million of ISI's indebtedness, all of which led ISI's directors to conclude that it was reasonably likely that the asset sale would be completed, that, subject to the restrictions contained in the Asset Purchase Agreement on the number of shares of HEB Common Stock which ISI would be permitted to sell on a daily basis, ISI would be able to sell the HEB shares following the closing, and that as a result ISI would most likely be able to pay, or provide for the payment of, the liabilities owed to its creditors and be in a position to maximize the return of value to its stockholders;


o the results of efforts made by ISI management to solicit indications of interest from third parties regarding a potential purchase of or investment in ISI, which resulted in no serious indications of interest except from HEB;

o the risk that the transaction might not be completed in a timely manner or at all;

o    the other risks and uncertainties discussed above under "Risk Factors."

 The foregoing factors comprise the ISI board's material considerations in entering into the asset sale.


  ISI management contacted numerous companies, of which only HEB decided to pursue a strategic or financial transaction with ISI. The ISI board of directors concluded that they had thoroughly examined ISI's alternatives, and had determined that the only alternative reasonably likely to enable ISI to satisfy its obligations and to maximize the possibility of creating any value for the ISI stockholders was the asset sale transaction with HEB. The ISI board of directors reached such a conclusion independently and determined that, under the circumstances, the asset sale was in the best interests of the ISI stockholders and creditors. The ISI board of directors also determined that, based upon ISI's financial position and the lack of pre-existing relationships between ISI and HEB, the cost of obtaining a "fairness opinion", which was estimated to be $50,000, would be disproportionately higher than any corresponding benefit that would be realized by obtaining such an opinion.


If the asset sale to HEB is not approved by the stockholders of ISI, the ISI board of directors will explore what, if any, alternatives are available for the future of ISI. The ISI board of directors does not believe, however, that there are viable alternatives to the Asset Purchase Agreement.

 The foregoing discussion of these factors is not meant to be exhaustive, but includes all of the material factors considered by the ISI board of directors. The board of directors of ISI did not quantify or attach any particular weight to the various factors that they considered in reaching their determination that the terms of the asset sale of ISI are fair to and in the best interests of ISI and its stockholders and creditors. Rather, the ISI board of directors viewed its recommendation as being based upon its business judgment in light of ISI's financial position and the totality of the information presented and considered, and the overall effect of the asset sale on the creditors and stockholders of ISI compared to winding up the operations of ISI, releasing the employees and liquidating ISI's assets.

HEB's Reasons for Entering Into the Asset Purchase Agreement

 HEB's board of directors determined that the purchase of the assets from ISI is consistent with and in furtherance of the long-term business strategy of HEB and fair to, and in the best interests of, HEB and its stockholders, and has unanimously approved the Asset Purchase Agreement.

 In reaching its determination, the HEB board of directors considered the following positive factors:

o the potential benefits of integrating ISI's technology into HEB's Ampligen(R) and the potential for generating revenues from the sale of ALFERON N Injection(R), an FDA approved product, sooner than from Ampligen(R), which is still in clinical trials (see "Business of HEB; ALFERON N INJECTION(R)" below);

o the ability to generate revenues from product sales in addition to HEB's current revenue source - cost recovery from HEB's Ampligen(R) approved clinical trials;

o the opportunity to obtain ISI's production facility and certain of ISI's scientific personnel; and

o the terms and conditions of the Asset Purchase Agreement, including the favorable purchase price and the ability to pay for a significant portion in HEB stock;

 The foregoing factors comprise the HEB board's material considerations in entering into the asset sale.


     The foregoing discussion of these factors is not meant to be exhaustive, but includes all of the material factors considered by HEB's board of directors. The board of directors of HEB did not quantify or attach any particular weight to the various factors that they considered in reaching their determination that the asset purchase and Asset Purchase Agreement are fair to and in the best interests of HEB and its stockholders. Rather, HEB's board of directors viewed its recommendation as being based upon its business judgment in light of HEB's financial position and the totality of the information presented and considered, and the overall effect of the asset purchase.


Regulatory Matters

     ISI and HEB are not aware of any regulatory or governmental approvals required to complete the asset sale of ISI, other than the requirements of Delaware law and the transfer to HEB of ISI's FDA license to manufacture and sell ALFERON N Injection for its approved indication. As soon as reasonably practicable after the approval of the asset sale by the ISI stockholders, ISI will execute and file with the FDA the necessary documents to transfer the license to HEB. ISI cannot estimate when the FDA will approve the transfer of the license to HEB.

Appraisal Rights

     Under Delaware law, ISI stockholders do not have appraisal rights as a result of the asset sale.

Vote Required for the Asset Sale

     The affirmative vote of the holders of a majority of the outstanding shares of ISI common stock are required to approve the asset sale. ISI's executive officers and directors holding 216,601 outstanding shares of ISI common stock (which excludes shares subject to stock options) beneficially owned by them and their affiliates on the record date (representing less than 1% of the total number of shares of ISI common stock outstanding at that date), have indicated that they intend to vote in favor of the approval of the asset sale.

 ISI'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ASSET
SALE.

                Use of Proceeds From the Sale of HEB Common Stock

Intention to Liquidate Stock Consideration

Promptly following the closing of the asset sale, ISI intends, subject to an effective registration statement or an exemption from registration and the restrictions contained in the Asset Purchase Agreement on the number of shares of HEB common stock which ISI may sell on a daily basis, to sell for cash the shares of HEB common stock it receives in the asset sale. The proceeds generated from the sale of the HEB common stock will be used by ISI to repay ISI's creditors and, assuming ISI completes the transaction described below of which there can be no assurance, to fund the operations of Amphioxus Cell Technologies, Inc. ("ACT"), a biotechnology company that applies liver biology solutions to problems in drug discovery and human therapeutics. On October 17, 2003, ISI and ACT entered into a non-binding letter of intent pursuant to which ISI (or a subsidiary of ISI) will acquire ACT. The shareholders of ACT will receive preferred stock (the "ACT Preferred Stock") of ISI, convertible into a number of common shares of ISI equal to 75% of the fully diluted capitalization of ISI.

              Principal Provisions of the Asset Purchase Agreement

 The following describes the principal provisions of the Asset Purchase Agreement. The full text of the Asset Purchase Agreement is attached as Annex A to this proxy statement. You are encouraged to read the Asset Purchase Agreement in its entirety.


The Asset Purchase Agreement

         The Asset Purchase Agreement provides that HEB will purchase certain of the assets of ISI, including the following assets:

o    all the machinery, furniture, equipment and supplies of ISI ;

o all intellectual property of ISI, including patents, patent applications, trade secrets, copyrights, trademarks and data and software related to the natural alpha interferon business;

o all rights to ALFERON N Injection, ISI's injectable natural alpha interferon product, approved by the FDA for the treatment of recurrent genital warts in adults, including all manufacturing records and procedures and all books and records related to the production, manufacture and sale of ALFERON N Injection;


o ISI's real estate known as 783 Jersey Avenue and 5 Jules Lane, New Brunswick, New Jersey; and


o    Selected contract rights.

Retained Assets

 Pursuant to the terms of the Asset Purchase Agreement, ISI will be retaining certain rights, assets and liabilities in connection with the transaction, including its cash and cash equivalents.


Consideration to be Received by ISI

     Total Consideration. If the asset sale is completed, ISI will receive total consideration comprised of the following:


o 424,528 shares of HEB Common Stock which has a guaranteed value of $675,000 and an additional 62,500 shares of HEB Common Stock without a guaranteed value (based on the closing price on the American Stock Exchange on November 24, 2003 of HEB common stock, the aggregate value of the shares of HEB common stock to be received by ISI is $1,251,662;


o a royalty equal to 6 % of the net sales of any products containing natural alpha interferon sold by HEB (or a Marketing Partner, as defined in the Asset Purchase Agreement); and


o    the  satisfaction  by  HEB  of  certain   obligations  of  ISI  aggregating
     approximately $2.5 million.


 Determination of Purchase Price. The purchase price paid by HEB for the assets purchased from ISI was arrived at through arm's length negotiations between ISI and HEB. The purchase price was not determined by or based on the recommendation of any outside party.

Transferred Contracts

 HEB will assume specified liabilities and obligations of ISI for continued performance under any contracts transferred to, and assumed by, HEB.

Expected Timing of the Transaction

 The parties expect that the asset sale will close as soon as possible after the necessary stockholder approval has been obtained and the transfer to HEB of ISI's FDA license to manufacture and sell ALFERON N Injection for its approved indication. As soon as reasonably practicable after the approval of the asset sale by the ISI stockholders, ISI will execute and file with the FDA the necessary documents to transfer the license to HEB. ISI cannot estimate when the FDA will approve the transfer of the license to HEB.

On September 23, 2003, HEB commenced an action against ISI in Delaware seeking specific performance and declaratory and injunctive relief related to the Asset Purchase Agreement. HEB's stated objectives are to compel ISI to complete the Asset Purchase Agreement and to prevent ISI from terminating the Asset Purchase Agreement due to the passage of time. At a hearing held on September 29, 2003, the Court set a trial date of the case for January 6-7, 2004 and the parties have agreed that neither party shall have the right to terminate the Asset Purchase Agreement until the date which is at least two weeks following trial. For more information on this action, see "Legal Proceedings of HEB" in "Business of HEB" and "Legal Proceedings of ISI" in "Business of ISI" contained elsewhere herein.

Conditions to Closing

 ISI and HEB will complete the asset sale only if a number of conditions are satisfied or waived, including the following:

o the representations and warranties of ISI and HEB contained in the Asset Purchase Agreement shall have been true and correct on the date when made, and shall be true and correct as of the closing date;

o ISI and HEB shall have performed or complied in all material respects with all obligations and covenants required by the Asset Purchase Agreement;

o no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing the completion of the asset sale shall be in effect; and

o the asset sale shall have been approved by the requisite vote of the stockholders of ISI.

o the transfer to HEB of ISI's FDA license to manufacture and sell ALFERON N Injection for its approved indication.

Representations and Warranties

 The Asset Purchase Agreement contains various representations and warranties made by each party thereto regarding aspects related to each party's assets, business, financial condition, structure and other facts pertinent to the asset sale.

 The representations and warranties made by ISI cover the following topics, among others:

o the due organization, authority, and power of ISI and similar corporate matters;

o the authorization, execution, delivery and enforceability of the Asset Purchase Agreement and the related agreements as against ISI;

o the lack of conflicts with ISI's certificate of incorporation or bylaws or violations of agreements or laws applicable to ISI;

o    the contracts to be transferred to HEB;

o compliance with laws and regulations, certain tax matters and other matters related to ISI's business;

o ISI's title to assets being purchased by HEB and the lack of encumbrances upon and the condition of such assets;

o    the absence of litigation; and

o    the intellectual property being transferred.

 The Asset Purchase Agreement also contains representations and warranties made by HEB. The representations and warranties made by HEB cover the following topics, among others:

o the due organization, authority and power of HEB and similar corporate matters;

o the authorization, execution, delivery and enforceability of the Asset Purchase Agreement and the related agreements;

o the lack of conflicts with certificates of incorporation or bylaws or violations of material agreements or laws applicable to HEB;

o    HEB's capitalization;

o    HEB's filings and reports with the Securities and Exchange Commission; and

o    consents that may be required in connection with the transaction.

Indemnification

 Each of ISI and HEB is required to indemnify the other party for losses suffered by them as a result of misrepresentations or breaches of any representation or warranty made by such other party under the Asset Purchase Agreement. The indemnification obligations of ISI and HEB with respect to breaches of their representations and warranties survives until 12 months following the closing date.

 The indemnity obligations of ISI and HEB are limited to the aggregate amount of indemnifiable losses suffered by either of them which exceeds $250,000.

 Indemnification under the Asset Purchase Agreement is the exclusive remedy of HEB and ISI for any claims against ISI pursuant to the Asset Purchase Agreement. Each party to the Asset Purchase Agreement has agreed not to commence any action against the directors, officers, shareholders, or individual employees of the other party to the Asset Purchase Agreement.

Termination of the Asset Purchase Agreement

 HEB and ISI can agree by mutual written consent to terminate the Asset Purchase Agreement at any time prior to or subsequent to the special meeting of ISI stockholders. In addition, any party may terminate the Asset Purchase Agreement if:

o a court of competent jurisdiction or other governmental body issues a final and nonappealable order, decree or ruling or shall have taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the asset sale; and

o    the ISI stockholders do not approve the sale of the ISI Assets.

 ISI may terminate the Asset Purchase Agreement at any time prior to the closing if HEB shall have breached (and failed to cure within 10 days after notice of such breach is delivered by ISI to HEB) any of its obligations under the Asset Purchase Agreement.

On September 23, 2003, HEB commenced an action against ISI in Delaware seeking specific performance and declaratory and injunctive relief related to the Asset Purchase Agreement. HEB's stated objectives are to compel ISI to complete the Asset Purchase Agreement and to prevent ISI from terminating the Asset Purchase Agreement due to the passage of time. At a hearing held on September 29, 2003, the Court set a trial date of the case for January 6-7, 2004 and the parties have agreed that neither party shall have the right to terminate the Asset Purchase Agreement until the date which is at least two weeks following trial. For more information on this action, see "Legal Proceedings of HEB" in "Business of HEB" and "Legal Proceedings of ISI" in "Business of ISI" contained elsewhere herein.

Expenses

 The Asset Purchase Agreement generally provides that HEB and ISI will pay their own respective costs and expenses incurred in connection with the Asset Purchase Agreement and the transactions contemplated by the Asset Purchase Agreement; provided, however, that HEB has agreed to pay reasonable costs and expenses related to this Proxy Statement.

Amendment; Waiver

 The Asset Purchase Agreement may only be amended by a written instrument signed on behalf of all parties to the Asset Purchase Agreement.

 ISI'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ASSET
SALE.


      Security Ownership of Certain Beneficial Owners and Management of ISI

 The following table sets forth certain information regarding the beneficial ownership of the common stock of ISI as of September 30, 2003 by (i) each stockholder who is known by ISI to own beneficially 5% percent or more of the common stock of ISI; (ii) each of ISI's directors; (iii) each of ISI's executive officers; and (iv) all of ISI's directors and executive officers as a group.

 Except as otherwise noted, the address of each person listed in the table is c/o Interferon Sciences, Inc., 783 Jersey Avenue, New Brunswick, New Jersey 08901. Unless otherwise indicated, to ISI's knowledge, all persons listed below have sole voting and investment power with respect to their shares of ISI's common stock, except to the extent authority is shared by spouses under applicable law. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Applicable percentage ownership is based on 36,792,563 shares of common stock outstanding as of September 30, 2003 together with options that are currently exercisable or exercisable within 60 days of September 30, 2003. In computing the number and percentage of shares beneficially owned by a person, shares of common stock subject to options currently exercisable, or exercisable within 60 days of September, 30, 2003 are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.




                                                                                Of Total Number
                                                                                Of  Shares
                                                                                Beneficially
                                   Total Number            Percent of           Owned
                                   of Shares               Common               Shares which
                                   Beneficially            Stock                May be Acquired
Name                               Owned                   Owned                Within 60 Days
----                               --------------          -----------          -----------------

Margie Chassman                    32,666,699(1)           42.9% (1)            16,666,667 (1)
445 West 23rd Street
New York, NY  10011

Metacine, Inc.
46 Bouvant Drive
Princeton, NJ 08540                 2,714,000               7.2%                         0

Samuel H. Ronel, Ph.D.                373,018(2)            1.0%                   312,265

Lawrence M. Gordon                    591,485(3)            1.6%                   509,005

Stanley G. Schutzbank, Ph.D.          558,243(4)            1.5%                   484,875

Sheldon L. Glashow                     12,250(5)             *                      12,250

Directors and Executive
 Officers as a Group
 (4 persons)                        1,534,996(6)            4.1%                 1,318,395
----------------

* The number of shares owned is less than one percent of the outstanding shares of Common Stock.

(1) Includes (i) 1,666,667 shares that may be acquired upon the exercise of warrants, exercisable, commencing until April 2005, at a price of $1.50 per share, and (ii) 15,000,000 shares that may be acquired upon the exercise of warrants, exercisable, commencing until March 2008, at a price of $.01 per share. This amount would increase to approximately 60.5% if Ms. Chassman exercised all of her warrants.




(2) Includes 312,263 shares that may be acquired at a price of $.25 per share upon the exercise of stock options until December 31, 2003.

(3) Includes 509,005 shares that may be acquired at a price of $.25 per share upon the exercise of stock options until December 31, 2003.

(4) Includes 484,875 shares that may be acquired at a price of $.25 per share upon the exercise of stock options until December 31, 2003.

(5) Includes 12,250 shares that may be acquired at a price of $.25 per share upon the exercise of stock options until December 31, 2003.

(6) Includes 1,318,395 shares that may be acquired at a price of $.25 per share upon the exercise of stock options until December 31, 2003.





                                 Business of ISI
Overview


         On March 11, 2003, ISI entered into the Inventory Agreement with HEB pursuant to which ISI sold HEB all of its inventory related to ALFERON N Injection and granted HEB a three year license to sell ALFERON N Injection in the United States. In addition, on March 11, 2003 substantially all of ISI's employees became employees of HEB. ISI also entered into the Asset Purchase Agreement pursuant to which ISI has agreed to sell its property, plant, furniture, equipment, all customer lists, computer files, data and software, books and records, manufacturing records and procedures, approval processes and approvals with and by the U.S. Food and Drug Administration and all other property, patents, trademarks, and rights of every kind and nature owned or held by ISI relating to natural alpha interferon, its production, manufacture and sale. Upon completion of the Asset Purchase Agreement, ISI will not be involved in the natural alpha interferon business and will not have a manufacturing and research facility. Therefore, ISI's remaining assets will consist of cash, 586,056 shares of HEB Common Stock (consisting of 99,028 shares currently held by ISI and an additional 487,028 shares of HEB Common Stock to be received upon completion of the Asset Purchase Agreement), a royalty from HEB equal to 6% of sales of products containing natural alpha interferon, a note receivable and a warrant to purchase shares of Amphioxus Cell Technologies, Inc. ("ACT"). ISI does not intend to distribute the HEB Common Stock to the ISI shareholders and has entered into a non-binding Letter of Intent to acquire ACT.


         ACT Letter of Intent


         On October 17, 2003, ISI and ACT entered into a non-binding letter of intent pursuant to which ISI (or a wholly owned subsidiary of ISI) will acquire ACT. The shareholders of ACT will receive preferred stock (the "ACT Preferred Stock") of ISI, convertible into a number of common shares of ISI equal to 75% of the fully diluted capitalization of ISI. The ACT Preferred Stock will be convertible at the option of the holder at any time, and subject to mandatory conversion if, prior to the date which is two years after the merger, the sum of the proceeds received from (i) the sale of the assets of ISI at the date of merger, and (ii) common equity capital raised at a pre-money valuation in excess of $10 million, exceed $2.5 million.


         Certain debt (the "ACT Debt") aggregating approximately $2.9 million that is currently owed to shareholders of ACT will continue as secured non-interest bearing debt of ISI. The ACT Debt will be non-interest bearing and repayable by ISI on the fourth anniversary of the date of the merger, subject to accelerated payment of 25% of the net after tax profits of ACT over $1 million on a cumulative basis. The ACT Debt shall be fully payable upon a change of control of ISI (excluding the transactions whereby the ACT stockholders convert the ACT Preferred Stock). In addition, the ACT Debt shall also be repaid to the extent of the net proceeds from the sale of any equity securities of ISI exceeding $8 million. In addition, certain additional debt aggregating approximately $200,000 owed to a shareholder of ACT will be repayable on the fifth anniversary of the date of the merger.

         In addition, preferred stock (the "Junior Preferred Stock") held by a shareholder of ACT will continue as non-accruing preferred stock in the face amount of $2 million, senior in right of preference as to dividends and distributions in liquidation to the ACT Preferred Stock and common stock of ISI. The Junior Preferred Stock will be repayable by ISI on the fourth anniversary of the date of the merger, subject to accelerated payment from 25% of the net after tax profits of ISI available after payment of the ACT Debt. The Junior Preferred Stock will also be subject to reset upon the following conditions: the redemption value and liquidation preference of Junior Preferred Stock shall be increased if either the market capitalization of ISI or the amount to be paid by any third party for ISI values the common stock and any other equity securities or debt convertible into equity securities at (i) greater than $25 million, in which case the Junior Preferred Stock shall be increased to $2.75 million, or
(ii) greater than $35 million, in which case the Junior Preferred Stock shall be increased to $3.5 million (each a "Reset Event"). If not sooner redeemed and paid, the Junior Preferred Stock shall be fully redeemed and retired (subject only to the prior payment of the ACT Debt) at any time upon a change of control of the surviving company (excluding the transaction whereby the ACT stockholders convert their ACT Preferred Stock), or to the extent of the net proceeds from the sale of any equity securities of ISI exceeds $10.9 million.

         In addition, on the merger date, three officers of ISI have agreed to grant ISI the option to terminate their employment agreements in exchange for
(i) a one-year consulting agreement at the rate of $4,000 per month, (ii) common stock or options exercisable into approximately 1.25% of ISI and (iii) an amount by which 10% of the proceeds from the sale of certain assets of ISI exceed $200,000.

         The Letter of Intent is non-binding and subject to the execution of definitive documents and due diligence. However, the parties have agreed to use good faith efforts to negotiate such agreements, and consummate the transaction as soon as reasonably practicable.


 Relationships between ACT and ISI.

     Ms. Margie Chassman owns 16,000,032 shares of ISI common stock representing approximately 42.9 % of the outstanding common stock of ISI. In addition, she has warrants to purchase an additional 16,666,667 shares of ISI common stock. Ms. Chassman also owns 16.65 % of the common stock of ACT. Neither Ms. Chassman nor any designee of Ms. Chassman is a member of the Board of Directors of ISI. Ms. Chassman has no contracts, arrangements, understandings or relationships with ISI with respect to the ISI common stock owned by her. Ms. Chassman has agreed to vote her shares of ISI common stock in the same proportion as the other ISI stockholders vote with respect to any transaction requiring stockholder approval between ACT and ISI.


Property

     ISI owns two freestanding buildings comprising approximately 43,000 square feet that are located in New Brunswick, New Jersey. ISI uses the facilities for staff offices, manufacturing, quality control and research activities, and storage. ISI's properties are subject to the Asset Purchase Agreement.

Legal Proceedings


     In September 2003, the Company was sued in an action seeking foreclosure of the Company's property due to non-payment of approximately $225,000 in taxes. The Company had until October 17, 2003 to answer the complaint. After such time, the plaintiff has the right to seek an order giving the Company 30 days to pay the unpaid taxes. As of the date hereof, no such order has been received by the Company. If the taxes remain unpaid, the court may make the plaintiff the owner of the property. The property is subject to the sale of the Company's assets to HEB. See Note 15 of Notes to Consolidated Condensed Financial Statements of ISI for the Quarter ended September 30, 2003 contained elsewhere herein.

     On September 16, 2003, HEB filed and subsequently served and moved for expedited proceedings on a complaint filed in the Court Of Chancery of the State of Delaware, New Castle County, against ISI. The Complaint seeks specific performance, and declaratory and injunctive relief related to the Inventory and Asset Purchase Agreements with ISI. Specifically, HEB alleges that ISI has delayed its performance pursuant to the Inventory and Asset Purchase Agreement and, as a result, the Asset Purchase Agreement did not close within 180 days of the date of the execution of the agreements. Paragraph 7.7 of the Asset Purchase Agreement states that either party to the agreement may terminate the agreement if there is no closing within 180 days of the date of the agreement. HEB requested that the Court require ISI to specifically perform its obligations under the agreement or, in the alternative, that paragraph 7.7 of the agreement be eliminated or reformed to eliminate ISI's ability to terminate pursuant to that paragraph. HEB also requested that ISI, as a result of its conduct, not be permitted to terminate the Asset Purchase Agreement pursuant to paragraph 7.7 or due to the passage of time. At a hearing held on September 29, 2003, the Court set a trial of the case for January 6-7, 2004 and the parties have agreed that neither party shall have the right to terminate the Asset Purchase Agreement pursuant to paragraph 7.7 until the date which is at least two weeks following trial and only then, unless the Court has ruled, upon five days written notice to the other party. In response to HEB's complaint, ISI has filed a motion to dismiss





                     Condensed Financial Information of ISI

Pro Forma Condensed Consolidated Statement of Operations (Unaudited) of ISI


 The following unaudited pro forma condensed statement of operations of ISI for the year ended December 31, 2002 and the nine months ended September 30, 2003 present the results of ISI assuming the Inventory Agreement and the Asset Purchase Agreement had occurred as of the beginning of each period presented.

 All material adjustments required to reflect the Inventory Agreement and the Asset Purchase Agreement are set forth in the columns labeled "Pro Forma Adjustments." The data contained in the column labeled "Historical ISI" is derived from ISI's historical audited consolidated statements of operations for the year ended December 31, 2002 and the unaudited consolidated statement of operations for the nine months ended September 30, 2003. The unaudited pro forma condensed consolidated statements of operations should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of ISI, including the notes thereto. The pro forma data is for informational purposes only and may not necessarily reflect ISI's results of operations for the year ended December 31, 2002 and the nine months ended September 30, 2003 had ISI consummated the Inventory Agreement and the Asset Purchase Agreement at the beginning of each period presented.



                    Interferon Sciences, Inc., and Subsidiary
            Unaudited Pro Forma Consolidated Statement of Operations
                          Year Ended December 31, 2002

                                         (1)             (2)(3)
                                      Historical      Pro Forma       Pro Forma
                                         ISI         Adjustments     As Adjusted
                                    --------------------------------------------
Revenues
     ALFERON N Injection              $1,926,466    $(1,926,466)(b)         $0
     Royalty income                                     115,588 (a)    115,588
                                     -------------------------------------------
Total Revenues                         1,926,466     (1,810,878)       115,588
                                    -------------------------------------------
Costs and Expenses
     Cost of Goods Sold and Excess/
       Idle Production Costs          $1,482,006     (1,482,006)(b)         $0
      Research and Development         1,514,286     (1,514,286)(c)          0
      General and Administrative       1,818,194       (669,000)(d)  1,149,194
                                    -------------------------------------------
Total Costs and Expenses               4,814,486     (3,665,292)     1,149,194
                                    -------------------------------------------

(Loss) From Operations                (2,888,020)     1,854,414     (1,033,606)
Interest Income                            7,122                         7,122
Interest Expense                        (385,775)                     (385,775)

                                    -------------------------------------------

(Loss) Before Income Tax Benefit      (3,266,673)     1,854,414     (1,412,259)
Gain on Sale of State Net

 Operating Loss Carryovers               528,276                       528,276
                                    -------------------------------------------

Net (Loss)                           ($2,738,397)    $1,854,414     $ (883,983)

                                       ==========     ==========     ==========


Basic and diluted net loss            $     (.13)                   $    (.04)


(1) Reflects the audited consolidated historical statement of operations of the Company for the year ended December 31, 2002.

(2) Reflects the pro forma adjustments to account for the effects of the sale of the Natural Alpha Interferon business as if the Inventory Agreement and the Asset Purchase Agreement had been consummated on January 1, 2002.

    (a) Reflects royalty income from HEB at 6% of sales of ALFERON N Injection.
    (b) Reflects the pro forma adjustments to account for the elimination of ALFERON N Injection sales and the related cost of sales.
    (c) Reflects the pro forma adjustments to account for HEB assuming certain other costs related to ALFERON N Injection.

    (d)  Reflects the pro forma adjustments to account for HEB assuming certain other costs related to ALFERON N Injection:
             Office payroll and payroll related costs             ($400,000)
             Business insurance                                    (105,000)
             Distribution services                                  (77,000)
             Depreciation and amortization                          (28,000)

             Miscellaneous expenses                                 (59,000)
                  Total                                           ($669,000)


(3) The pro forma adjustments do not include any gain by ISI related to the Inventory Agreement and Asset Purchase Agreement.


                    Interferon Sciences, Inc. and Subsidiary
            Unaudited Pro Forma Consolidated Statement of Operations

                      Nine Months Ended September 30, 2003


                                          (1)             (2)(3)
                                       Historical      Pro Forma     Pro Forma
                                          ISI         Adjustments   as Adjusted
                                     -------------------------------------------
REVENUES
     ALFERON N Injection              $  241,637       (241,637)(b)  $       0
     Bulk sale of remaining
       ALFERON N Injection

       inventory and license fee       1,149,112     (1,149,112)(f)          0
     Royalty income                       14,000         14,498 (a)     28,498

                                    -------------------------------------------
Total

Revenues                         1,404,749     (1,376,251)        28,498

                                    -------------------------------------------
Costs and Expenses
     Cost of Goods Sold and Excess

      Idle Production Costs             $267,054       (267,054)(b)         $0
     Research and Development            176,091       (176,091)(c)          0
     General & Administrative            962,714       (218,000)(d)    744,714

                                    -------------------------------------------

Total Costs and Expenses               1,405,859       (661,145)       744,714

                                    -------------------------------------------

Loss From Operations                      (1,110)      (715,106)      (716,216)
Interest Income                           12,814                        12,814
Interest Expense                        (273,263)                     (273,263)
Service fee income                       450,851       (450,851)(e)          0
Gain on Metacine Settlement            1,550,000                     1,550,000

                                    -------------------------------------------

Net Income                            $1,739,292    $(1,165,957)    $  573,335

                                       ==========     ==========     ==========


Basic net income per share            $      .05                    $      .02
                                       ==========                   ==========

Diluted net income per share          $      .02                    $      .01
                                       ==========                    ==========

(1) Reflects the unaudited consolidated historical statement of operations of ISI for the nine months ended September 30, 2003.


(2) Reflects the pro forma adjustments to account for sale of the assets as if the Inventory Agreement and the Asset Purchase Agreement had been consummated on January 1, 2003.

     (a)  Reflects  royalty  income  from  HEB  at  6% of  sales  of  ALFERON  N
          Injection.

     (b) Reflects the pro forma adjustments to account for the elimination of ALFERON N Injection sales and the related cost of sales.

     (c) Reflects the pro forma adjustments to account for HEB assuming certain other costs related to ALFERON N Injection.

     (d) Reflects the pro forma adjustments to account for HEB assuming certain other costs related to ALFERON N Injection:

                   Office payroll and payroll related costs            $(52,000)
                   Business insurance                                   (51,000)
                   Distribution services                                 (3,000)
                   Depreciation and amortization                       (112,000)
                   Total                                              $(218,000)

     (e) Reflects the pro forma adjustment to account for the elimination of the service fee paid by HEB to ISI for providing certain transitional services.

     (f) Reflects pro forma adjustment to eliminate the bulk sale of the ISI inventory pursuant to the Inventory Agreement.

(3) The pro forma adjustments do not include any gain by ISI related to the Inventory Agreement and the Asset Purchase Agreement.


Pro Forma Condensed Consolidated Balance Sheet (Unaudited) of ISI


 The following unaudited pro forma condensed consolidated balance sheet of ISI as of September 30, 2003 presents the financial position of ISI assuming the asset sale had occurred on September 30, 2003. All material adjustments required to reflect the sale of assets are set forth in the columns labeled "Pro Forma Adjustments." The data contained in the column labeled "Historical ISI" is derived from ISI's historical unaudited consolidated balance sheet as of September 30, 2003. The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of ISI, including the notes thereto, and the consolidated financial statements for the quarter ended September 30, 2003. The pro forma data is for informational purposes only and may not necessarily reflect ISI's financial position or what ISI's financial position would have been had ISI consummated the asset sale on September 30, 2003.



                    Interferon Sciences, Inc. and Subsidiary
                        Unaudited Pro Forma Consolidated
                                  Balance Sheet

                               September 30, 2003


(1) (2)
                                             Historical      Pro Forma      Pro Forma
                                                 ISI        Adjustments    As Adjusted
                                          -------------------------------------------
Assets
Current Assets

   Cash and Cash Equivalents                  $201,186                      $201,186
   Investment - Available for Sale             954,575      1,251,662(c)   2,206,237
   Accounts and Other Receivables               23,325                        23,325
   Notes Receivable, Net                       371,625                       371,625

   Prepaid Expenses &

     Other Current Assets                       33,892                        33,892

                                          -------------------------------------------

Total Current Assets                         1,584,603      1,251,662      2,836,265

                                          -------------------------------------------
Assets Under Contract of Sale

  (subject to stockholder approval)          1,604,350     (1,604,350)(a)          0
Other Assets                                     6,850                         6,850

                                          -------------------------------------------

Total Assets                                $3,195,803      ($352,688)    $2,843,115

                                             ==========     ==========     ==========

Liabilities and Stockholders' Equity
 (Deficiency)

   Liabilities to be Assumed by Purchaser
     Under Contract of Sale of Assets

     (subject to stockholder approval)      $2,501,993     (2,501,993)(b)         $0
   Accounts Payable & Accrued Expenses       1,023,581                     1,023,581
   Convertible Notes Payable, Net of
     Debt Discount                             490,883                       490,883
   Loans and advances                          250,000                       250,000

                                          -------------------------------------------

Total Current Liabilities                    4,266,457     (2,501,993)     1,764,464

                                          -------------------------------------------

Stockholders' Equity (Deficiency)
Common Stock                                   373,393                       373,393
Capital in Excess of Par Value             136,970,283                   136,970,283
Accumulated Deficit                       (138,605,905)     2,149,305(d)(136,456,600)
Accumulated Other Comprehensive Income         191,575                       191,575

                                          -------------------------------------------

Total Stockholders' Equity (Deficiency)     (1,070,654)     2,149,305      1,078,651

                                          -------------------------------------------

Total Liabilities & Stockholders'
  Equity (Deficiency)                       $3,195,803      ($352,688)    $2,843,115

                                             ==========     ==========     ==========



(1) Reflects the unaudited consolidated historical balance sheet of the Company at September 30, 2003.

(2) Reflects the pro forma adjustments to account for the Inventory Agreement and Asset Purchase Agreement if the consummation of both agreements occurred on September 30, 2003:

     (a) Assets under contract of sale (subject to
         stockholder approval) at carrying value:
          Property, plant and equipment                   ($1,485,234)
          Patent costs                                       (119,116)

                                                         ------------------

                                                           (1,604,350)

                                                         ------------------

     (b) Liabilities to be assumed by purchaser under
          the Asset Purchase Agreement.                     2,501,993
     (c)  Receipt of 487,028 shares of HEB common stock with a value of $2.57 per share on 11/24/03 (based on the closing price of HEB common stock on the American Stock Exchange). Assuming ISI received the HEB common stock with a value of $2.57, ISI's gain would have been $2,149,305, see Note 2(d) below. The actual gain recorded by ISI will be based on the value of the HEB shares on the date they are received. However, the ultimate amount realized by ISI will be based on the actual proceeds from the sale of the HEB shares. 1,251,662
     (d) Net effect of the above transactions on the
          accumulated deficit.                             $2,149,305



                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


     Since 1981, ISI was primarily engaged in the research and development of pharmaceutical products containing Natural Alpha Interferon. ISI has experienced significant operating losses since its inception. ISI received FDA approval in 1989 to market ALFERON N Injection in the United States for the treatment of certain types of genital warts. Upon completion of the transactions described below with HEB, ISI will not be involved in the natural alpha interferon business and will not have a manufacturing and research facility. In addition, on August 29, 2003, ISI and Metacine, Inc. agreed to terminate their agreements (See Note 8). On October 17, 2003, ISI and Amphioxus Cell Technologies, Inc. ("ACT") entered into a letter of intent pursuant to which ISI (or a wholly owned subsidiary of ISI) will acquire ACT. ACT is a biotechnology company that applies liver biology solutions to problems in drug discovery and human therapeutics. The shareholders of ACT will receive preferred stock (the "ACT Preferred Stock") of ISI, convertible into a number of common shares of ISI equal to 75% of the fully diluted capitalization of ISI (See Note 16 of the Notes to ISI's Condensed Consolidated Financial Statements for the Nine Months Ended September 30, 2003 contained elsewhere herein).

Liquidity and Capital Resources

     Agreement with Hemispherx Biopharma, Inc. ("HEB")

     On March 11, 2003, Interferon Sciences, Inc. ("ISI" or the "Company") executed two agreements with HEB to sell certain assets of ISI (the two asset sale transactions are hereinafter jointly referred to as the "Asset Sale Transactions" and individually referred to as the "First Asset Sale" and the "Second Asset Sale") and consummated the First Asset Sale.

     In the first agreement with HEB (the "First Asset Sale Agreement"), ISI sold all of its inventory related to ALFERON N Injection(R), ISI's natural alpha interferon product approved for the treatment of certain types of genital warts (the "Product"), and granted a three-year license for the production, manufacture, use, marketing and sale of the Product in the United States.

For these assets, ISI:

     (i) received 424,528 shares of HEB common stock (the "Common Stock") (these shares, along with other shares described below as having a guaranteed value, are sometimes referred to as the "Guaranteed Shares") which had a Market Value (as defined in the First Asset Sale Agreement) of $675,000 and a guaranteed value of $675,000;

     (ii) received an additional 62,500 shares of Common Stock without a guaranteed value; and

     (iii) will receive a royalty equal to 6% of the net sales of the Product.

     ISI received a service fee until October 31, 2003 for providing certain transitional services. In addition, HEB will assume ISI payables and certain other obligations related to the Product. This Agreement obligates HEB to register the Common Stock issued to ISI, sets periodic limits on the number of shares ISI may sell and requires HEB to pay ISI an amount equal to the product received by multiplying (i) the number of Guaranteed Shares remaining unsold on March 11, 2005 and (ii) $1.59. The remaining Guaranteed Shares will then be returned to HEB. As required, HEB registered the HEB Common Stock issued to ISI.

     In the second agreement with ISI (the "Second Asset Sale Agreement"), ISI has agreed to sell, subject to certain approvals, to HEB all of its rights to the Product and other assets related to the Product including, but not limited to, real estate and machinery. For these assets, ISI will:

     (i) receive 424,528 shares of HEB Common Stock which has a Market Value (as defined in the Second Asset Sale Agreement) of $675,000 and a guaranteed value of $675,000;

     (ii) receive an additional 62,500 shares of HEB Common Stock without a guaranteed value; and

     (iii)receive a royalty equal to 6% of the net sales of any products containing natural alpha interferon sold by HEB (or a Marketing Partner, as defined in the Second Asset Sale Agreement).

              In addition, HEB will be required to satisfy three obligations of ISI which aggregate approximately $2,500,000. HEB will be obligated to pay certain ongoing expenses, on a current basis, related to ISI's facility such as insurance, heat, light, air conditioning and equipment maintenance prior to the closing of the Second Asset Sale Agreement.

     The Second Asset Sale Agreement obligates HEB to register the Common Stock to be issued, sets periodic limits on the number of these shares that may be sold and requires HEB to pay ISI an amount equal to the product received by multiplying (i) the number of Guaranteed Shares remaining unsold on the date which is two years after the closing date of the Second Asset Sale Agreement and
(ii) $ 1.59. The remaining Guaranteed Shares will then be returned to HEB.

     The purchase price for the assets was determined by negotiation between HEB and ISI.

     The foregoing descriptions of the Asset Sale Transactions, the First Asset Sale Agreement and the Second Asset Sale Agreement are qualified in their entirety by reference to the full text of the First Asset Sale Agreement, the Second Asset Sale Agreement, which are filed as Exhibits 2.1 and 2.2 to the Current Report on Form 8-K, dated March 18, 2003, and incorporated herein by reference.

     In March 2003, the Company sold 15,000,000 shares of its common stock in a private placement transaction to an investor for $150,000. In connection with this private placement, the Company also issued 15,000,000 warrants exercisable at $.01 per share and expiring in March 2008.

     In June and July 2003, the Company received $100,000 and issued convertible notes payable to private investors. The notes are due June 30, 2004 and bear interest at the rate of 6% per annum. Each note is convertible into the Company's common stock at a price of $.06 per share. During August and September 2003, the Company repaid $65,000 of such notes.

     As of September 30, 2003, the Company had approximately $201,000 in cash and cash equivalents. Until utilized, such cash and cash equivalents are being invested principally in short-term interest-bearing investments.

     As of November 20, 2003, the Company has sold 388,000 of the shares of HEB common stock and received net proceeds of $965,000.

     Based on the Company's sale to HEB, estimates of revenue, expenses, and the timing of repayment of creditors, management believes that the cash presently available will be sufficient to enable the Company to continue operations until March 31, 2004. However, actual results may differ materially from such estimate, and no assurance can be given that additional funding will not be required sooner than anticipated or that such additional funding will be available when needed or on terms acceptable to the Company. Insufficient funds will require the Company to terminate operations.

     The Company participates in the State of New Jersey's corporation business tax benefit certificate transfer program (the "Program"), which allows certain high technology and biotechnology companies to transfer unused New Jersey net operating loss carryovers to other New Jersey corporation business taxpayers. During 1999, the Company submitted an application to the New Jersey Economic Development Authority (the "EDA") to participate in the Program and the application was approved. The EDA then issued a certificate certifying the Company's eligibility to participate in the Program and the amount of New Jersey net operating loss carryovers the Company has available to transfer. Since New Jersey law provides that net operating losses can be carried over for up to seven years, the Company may be able to transfer its New Jersey net operating losses from the last seven years. The Company estimated that, as of January 1, 1999, it had approximately $85 million of unused New Jersey net operating loss carryovers available for transfer under the Program. The Program requires that a purchaser pay at least 75% of the amount of the surrendered tax benefit.

     During December 2002, 2001 and 2000, the Company completed the sale of approximately $6.5 million, $12 million and $19 million of its New Jersey tax loss carryovers and received $0.53 million, $0.97 million and $1.48 million, which was recorded as a gain on sale of state net operating loss carryovers on the Company's Consolidated Statements of Operations in 2002, 2001 and 2000, respectively. In June 2003, the Company submitted an application to sell an additional approximately $2 million of tax benefits (calculated by multiplying the Company's unused New Jersey net operating loss carryovers through December 31, 2000 of approximately $22.6 million by 9%). The actual amount of such tax benefits the Company may sell will depend upon the allocation among qualifying companies of an annual pool established by the State of New Jersey. The allocated pool for fiscal year 2003 and future years is $40 million per year.

     The Company's Common Stock now trades on the OTC Pink Sheets, which may have a material adverse effect on the ability of the Company to finance its operations and on the liquidity of the Common Stock.

Results of Operations

Nine Months Ended September 30, 2003 Versus Nine Months Ended September 30, 2002

     For the nine months ended September 30, 2003 and 2002, the Company had revenues from the sale of ALFERON N Injection of $241,637 and $1,647,279, respectively. In addition, the Company recorded revenues of $1,149,112 from the bulk sale of the remaining Alferon inventory and $14,000 in royalty income.

     Through March 10, 2003, the Company sold, through its distributor, to wholesalers and other customers in the United States 1,980 vials of ALFERON N Injection, compared to 12,679 vials sold by the Company during the nine months ended September 30, 2002.

     Cost of goods sold and excess/idle production costs totaled $267,054 and $1,173,166 for the nine months ended September 30, 2003 and 2002, respectively. Excess/idle production costs in the nine months ended September 30, 2003 and 2002 represented fixed production costs, which were incurred after production of ALFERON N Injection was discontinued in April 1998. Excess/idle production costs were lower during the nine months ended September 30, 2003 as compared to the nine months ended September 30, 2002, due principally to Hemispherx taking over certain operating costs beginning March 11, 2003.

     Research and development expenses during the nine months ended September 30, 2003 of $176,091 decreased by $978,198 from $1,154,289 for the same period in 2002, due principally to Hemispherx taking over certain operating costs beginning March 11, 2003.

     General and administrative expenses for the nine months ended September 30, 2003 were $962,714 as compared to $1,423,568 for the same period in 2002. The decrease of $460,854 was due principally to Hemispherx taking over certain operating costs beginning March 11, 2003.

     Interest expense, net, for the nine months ended September 2003 was $260,449 as compared to $176,656 for the nine months ended September 30, 2002. The increase of $83,793 was primarily due to the interest, including amortization of debt discount, on the convertible notes payable.

     For the nine months ended September 30, 2003, the Company recorded service fee income of $450,851 from Hemispherx as a result of providing certain transitional services.

     The Company recorded a gain on the Metacine settlement of $1,550,000 for the nine months ended September 30, 2003.

     As a result of the foregoing, the Company incurred net income of $1,739,292 and net loss of $2,280,400 for the nine months ended September 30, 2003 and 2002, respectively.

Three Months Ended  September  30, 2003 Versus Three Months Ended  September 30,
2002

     For the three months ended September 30, 2003 and 2002, the Company had revenues from the sale of ALFERON N Injection of zero and $687,197, respectively. On March 11, 2003, the Company sold all its inventory related to its ALFERON N Injection product and granted a license to sell the product to Hemispherx. In addition, the Company recorded revenues of $14,000 from royalty income in the three months ended September 30, 2003.

     The Company sold, through its distributor, to wholesalers and other customers in the United States 5,408 vials of ALFERON N Injection during the three months ended September 30, 2002.

     Cost of goods sold and excess/idle production costs totaled zero and $432,979 for the three months ended September 30, 2003 and 2002, respectively. Excess/idle production costs in the three months ended September 30, 2002 represented fixed production costs, which were incurred after production of ALFERON N Injection was discontinued in April 1998. Excess/idle production costs were zero during the three months ended September 30, 2003 due to Hemispherx taking over certain operating costs beginning March 11, 2003.

     Research and development expenses during the three months ended September 30, 2003 were zero as compared to $308,912 for the same period in 2002, due to Hemispherx taking over certain operating costs beginning March 11, 2003.

     General and administrative expenses for the three months ended September 30, 2003 were $369,114 as compared to $441,054 for the same period in 2002. The decrease of $71,940 was due principally to Hemispherx taking over certain operating costs beginning March 11, 2003.

     Interest expense, net, for the three months ended September 30, 2003 was $69,986 as compared to $142,832 for the three months ended September 30, 2002. The decrease of $72,846 was primarily due to the decrease in the amortization of debt discount on the convertible notes payable.

     For the three months ended September 30, 2003, the Company recorded service fee income of $156,724 from Hemispherx as a result of providing certain transitional services.

     The Company recorded a gain on the Metacine settlement of $1,550,000 for the three months ended September 30, 2003.

     As a result of the foregoing, the Company incurred net income of $1,281,624 and net loss of $638,580 for the three months ended September 30, 2003 and 2002, respectively.

         .



Year Ended December 31, 2002 Versus Year Ended December 31, 2001

  For the year ended December 31, 2002 (the "2002 Period") and 2001 (the "2001 Period"), ISI had revenues from the sale of ALFERON N Injection of $1,926,466 and $1,498,603, respectively. During the first quarter of 2002, ISI notified its customers of a price increase for ALFERON N Injection. As a result, several wholesalers purchased above-normal quantities of ALFERON N Injection ahead of the price increase. In addition, during the third quarter of 2002, ISI offered price concessions to its largest customers in an attempt to raise cash from the sale of ALFERON N Injection, which resulted in greater than normal sales in the 2002 period.

 In the 2002 Period, ISI sold, through its distributor, to wholesalers and other customers in the United States 15,012 vials of ALFERON N Injection, compared to 11,296 vials sold by ISI during the 2001 Period. In addition, foreign sales of ALFERON N Injection were zero vials and 61 vials for the 2002 and 2001 Periods, respectively.

 Cost of goods sold and excess/idle production costs totaled $1,482,006 and $1,485,962 for the 2002 and 2001 Periods, respectively. Excess/idle production costs in the 2002 and 2001 Periods represented fixed production costs, which were incurred after production of ALFERON N Injection was discontinued in April 1998. Excess/idle production costs were slightly lower during the 2002 Period as compared to the 2001 Period.

 Research and development expenses during the 2002 Period of $1,514,286 decreased by $772,014 from $2,286,300 for the 2001 Period, due to decreases in both external research payments and internal research costs.

 General and administrative expenses for the 2002 Period were $1,818,194 as compared to $2,646,734 for the 2001 Period. The decrease of $828,540 was principally due to decreases in payroll, consulting and public relations expenses.

 ISI recorded $2,341,418 as acquisition of in-process research and development expenses related to its investment in Metacine for the 2001 Period as Metacine's primary asset is technology which has not reached technological feasibility and has no alternative uses. See Note 7 of Notes to Consolidated Financial Statements.

 Interest income for the 2002 Period was $7,122 as compared to $108,351 for the 2001 Period. The decrease of $101,229 was due to less funds available for investment in the 2002 Period.

 Interest expense for the 2002 Period was $385,775 as compared to $91,469 for the 2001 Period. The increase of $294,306 was primarily due to the interest, including amortization of debt discount, on the convertible notes payable.

Equity in loss of Metacine for the 2001 Period was $158,582 and represents ISI's equity in loss of Metacine for the period from April 9, 2001 to December 31, 2001.

 During 2002 and 2001, ISI completed the sale of a portion of its New Jersey tax net operating loss carryforwards and recorded a gain on such sale amounting to $528,276 and $968,553, which is recorded as an income tax benefit in the 2002 and 2001 Periods, respectively.

 As a result of the foregoing, ISI incurred net losses of $2,738,397 and $6,434,958 for the 2002 and 2001 Periods, respectively.

Year Ended December 31, 2001 versus Year Ended December 31, 2000

 For the year ended December 31, 2001 (the "2001 Period") and 2000 (the "2000 Period"), ISI had revenues from the sale of ALFERON N Injection of $1,498,603 and $1,067,471, respectively. In 1999, ISI offered price concessions to its largest customers in an attempt to raise cash from the sale of ALFERON N Injection, which resulted in lower than normal sales in the 2000 Period. This was due to the fact that such customers were selling out of their inventory of ALFERON N Injection (rather than purchasing ALFERON N Injection from ISI).

 In the 2001 Period, ISI sold, through its distributor, to wholesalers and other customers in the United States 11,296 vials of ALFERON N Injection, compared to 7,946 vials sold by ISI during the 2000 Period. In addition, foreign sales of ALFERON N Injection were 61 vials and 132 vials for the 2001 and 2000 Periods, respectively.

 Cost of goods sold and excess/idle production costs totaled $1,485,962 and $1,455,929 for the 2001 Period and 2000 Period, respectively. Excess/idle production costs in the 2001 and 2000 Periods represented fixed production costs, which were incurred after production of ALFERON N Injection was discontinued in April 1998. Excess/idle production costs were slightly lower during the 2001 Period as compared to the 2000 Period.

 Research and development expenses during the 2001 Period of $2,286,300 increased by $752,976 from $1,533,324 for the 2000 Period, principally because during the second quarter of 2000, ISI settled amounts owed on various research related liabilities at a savings to ISI of approximately $457,000. Such amount was credited against research and development expenses. ISI also incurred increases in payroll and research costs during the 2001 Period, as compared to the 2000 Period.

 General and administrative expenses for the 2001 Period were $2,646,734 as compared to $2,306,146 for the 2000 Period. The increase of $340,588 was principally due to increases in payroll and other operating expenses.

 ISI recorded $2,341,418 as acquisition of in-process research and development expense related to its investment in Metacine for the 2001 Period as Metacine's primary asset is technology which has not reached technological feasibility and has no alternative uses. The in-process research and development expenses relate to research utilizing dendritic cells for the treatment of various diseases.

 Interest income for the 2001 Period and 2000 Period was $108,351 and $161,835, respectively. The decrease of $53,484 was due to less funds available for investment in the 2001 Period.

 Interest expense for the 2001 Period and 2000 Period was $91,469 and $87,873, respectively, and represents interest expense accrued on the Red Cross Liability and GP Strategies Debt.

 Equity in loss of Metacine for the 2001 Period was $158,582 and represents ISI's equity in loss of Metacine for the period from April 9, 2001 to December 31, 2001.

 During 2001 and 2000, ISI completed the sale of a portion of its New Jersey tax net operating loss carryforwards and recorded a gain on such sale amounting to $968,553 and $1,483,861, which is recorded as an income tax benefit in the 2001 and 2000 Periods, respectively.

 As a result of the foregoing, ISI incurred net losses of $6,434,958 and $2,668,663 for the 2001 Period and 2000 Period, respectively.





Changes In And  Disagreements  With  Accountants  On  Accounting  And  Financial
                               Disclosure of ISI

     KPMG LLP was previously the principal accountants for ISI. On November 6, 2002, that firm resigned.

         On April 23, 2003, ISI engaged Eisner LLP as its independent accountant. Eisner LLP's report on the financial statements of ISI as of and for the years ended December 31, 2002, 2001 and 2000, contained a separate paragraph stating that "the Company has suffered recurring losses from operations, has an accumulated deficit, a working capital deficiency, and has limited liquid resources that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 3. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of this uncertainty".


                                 Business of HEB

         GENERAL

     HEB has focused on exploring, understanding and mastering the mechanism of nucleic acid technology to produce a promising new class of drugs for treating chronic viral diseases and disorders of the immune system. In the course of almost three decades, HEB has established a strong foundation of laboratory, pre-clinical and clinical data with respect to the development of nucleic acids to enhance the natural antiviral defense system of the human body and the development of therapeutic products for the treatment of chronic diseases. HEB's strategy is to use its proprietary drug, Ampligen(R), to treat diseases for which adequate treatment is not available. HEB seeks the required regulatory approvals which will allow the progressive introduction of Ampligen(R) for Myalgic Encephalomyelitis/Chronic Fatigue Syndrome ("ME/CFS"), HIV, Hepatitis C ("HCV") and Hepatitis B ("HBV") in the U.S., Canada, Europe and Japan. Ampligen(R) is currently in phase III clinical trials in the U.S. for use in treatment of ME/CFS and is in Phase IIb clinical trials in the U.S. for the treatment of newly emerged multi-drug resistant HIV, and for the induction of cell mediated immunity in HIV patients that are under control using potentially toxic drug cocktails.

     In March 2003, HEB acquired from ISI, all of ISI's raw materials, work-in-progress and finished product of Alferon N Injection(R), together with a limited license for the production, manufacture, use, marketing and sale of the product. HEB intends to market this product in the United State through sales facilitated via third party marketing agreements. In the future, it expects to implement studies, beyond those conducted by ISI, for testing the potential treatment of HIV, Hepatitis C and other indications, including multiple sclerosis. This acquisition not withstanding, HEB's primary focus remains the development to Ampligen(R) for treating ME/CFS and HIV diseases.

     In March, 2003, pursuant to the Asset Purchase Agreement, HEB has agreed to acquire the global rights to sell ALFERON N Injection(R) as well as acquire certain other assets of ISI which include but are not limited to real estate and property, plant and equipment.

     HEB outsources certain components of its research and development, manufacturing, marketing and distribution while maintaining control over the entire process through its quality assurance group and its clinical monitoring group.

         AMPLIGEN(R)

     HEB's proprietary drug technology includes Ampligen(R) and utilizes specially configured ribonucleic acid ("RNA") and is protected by more than 350 patents worldwide with over 60 additional patent applications pending to provide further proprietary protection in various international markets. Certain patents apply to the use of Ampligen(R) alone and certain patents apply to the use of Ampligen(R) in combination with certain other drugs. Some composition of matter patents pertain to other new medications which have a similar mechanism of action. The main U.S. ME/CFS treatment patent (#6130206) expires January 23, 2015. HEB's main patents covering HIV treatment (#4795744, #4820696, #5063209, and #5091374) expire on August 26, 2006, September 30, 2008, August 10, 2010 and May 6, 2011, respectively; Hepatitis treatment coverage is conveyed by U.S. patent #5593973 which expires on October 15, 2014. The U.S. Ampligen(R) Trademark (#1,515,099) expires on December 6, 2008 and can be renewed thereafter for an additional 10 years. The U.S. FDA has granted HEB "orphan drug status" for its nucleic acid-derived therapeutics for ME/CFS, HIV, and renal cell carcinoma and malignant melanoma. Orphan drug status grants HEB protection against competition for a period of seven years following FDA approval, as well as certain federal tax incentives, and other regulatory benefits.

     Nucleic acid compounds represent a potential new class of pharmaceutical products that are designed to act at the molecular level for treatment of human diseases. There are two forms of nucleic acids, DNA and RNA. DNA is a group of naturally occurring molecules found in chromosomes, the cell's genetic machinery. RNA is a group of naturally occurring informational molecules which orchestrate a cell's behavior and which regulate the action of groups of cells, including the cells, which comprise the body's immune system. RNA directs the production of proteins and regulates certain cell activities including the activation of an otherwise dormant cellular defense against virus and tumors. HEB's drug technology utilizes specially configured RNA. Its double-stranded RNA drug product, trademarked Ampligen(R), which is administered intravenously, is (or has been) in human clinical development for various disease indications, including treatment for ME/CFS, HIV, renal cell carcinoma and malignant melanoma. Further studies are planned in cancer but initiation dates have not been set.

     Based on the result of published, peer reviewed pre-clinical studies and clinical trials, HEB believes that Ampligen(R) may have broad-spectrum anti-viral and anti-cancer properties. Over 500 patients have received Ampligen(R) in clinical trials authorized by the FDA at over twenty clinical trial sites across the U.S., representing the administration of more than 45,000 doses of this drug.

         Myalgic Encephalomyelitis/Chronic Fatigue Syndrome (ME/CFS)

     ME/CFS is a  debilitating  disease  that is  difficult  to diagnose and for which, at present, there is no cure. People suffering from this illness experience, among other symptoms, a constant tiredness, recurring dull headaches, joint and muscle aches, a feeling of feverishness and chills low-grade fever, depression, difficulty in concentrating on tasks, and tender lymph glands. With progression of the disease they can become bed-ridden, lose their jobs and become dependent upon the state for support and medical care.

     ME/CFS has been given official recognition by the U.S. Social Security Administration, and some European nations, rendering ME/CFS patients eligible for disability benefits and heightening awareness of this debilitating disease in the medical community. A further scientific publication by independent academicians on the accurate laboratory diagnosis of ME/CFS appeared in a peer-reviewed journal (American Journal of Medicine) in February 2000. The U.S. Centers for Disease Control ("CDC") reconfirmed its research commitment to ME/CFS following an audit by the U.S. Government Accounting Office ("GAO") which was announced July 28, 1999.

         Estimates of ME/CFS patient numbers in the Unites States range from a low of 500,000 (1995-Centers for Disease Control, Atlanta, GA) to a high of 1,000,000 (1999-DePaul University study). Estimates of patient numbers in Europe range from 600,000 to 2,200,000 as reported in the British Medical Journal in January 2000. It is believed worldwide patient totals may be as high as ten million.


         In 1989, HEB received FDA authorization to conduct a Phase II study of Ampligen(R) for ME/CFS. In 1991, HEB completed a 24-week, 92 patient, randomized, placebo-controlled, double-blinded, multi-center trial of Ampligen(R) for treating patients with ME/CFS. The results, published in a peer review journal in 1994, suggested enhanced physical performance, greater cognitive functions and improved ability to perform daily living activities. Patients required reduced medications, while suffering little or no significant adverse side effects. The FDA raised certain issues with respect to this clinical trial, which required further study. These issues were reviewed and satisfactorily resolved.


         In February 1993, HEB presented results of its Phase II study of Ampligen(R) for ME/CFS to a FDA Advisory Committee and these results were published in early 1994 in Clinical Infectious Diseases, a peer reviewed medical journal, which emphasizes the understanding and potential treatment of infectious diseases. The results suggested that patients on Ampligen(R), in contrast to those receiving a placebo, showed significant improvement in physical capacity as determined by performance on treadmill testing. The Ampligen(R) treated patient group also required less pain medication than did the placebo group.


         In late 1998, HEB was authorized by the FDA to initiate a Phase III multicenter, placebo-controlled, randomized, double blind clinical trial to treat 230 patients with ME/CFS in the U.S. The objective of this Phase III, clinical study, denoted as Amp 516, is to evaluate the safety and efficacy of Ampligen(R) as a treatment for ME/CFS. As of December 1, 2003 HEB has engaged the services of twelve (12) clinical investigators at Medical Centers in California, New Jersey, Florida, North Carolina, Wisconsin, Pennsylvania, Nevada, Illinois, Utah and Connecticut. These clinical investigators are medical doctors with special knowledge of ME/CFS who have recruited, prescreened and enrolled ME/CFS patients for inclusion in the Phase III Amp 516 ME/CFS clinical trial. This clinical trial now has over 230 ME/CFS patients and is now fully enrolled. The patients complete a stage I, forty week, double-blind, randomized, placebo-controlled portion of the clinical trial and then move into the stage II or the open label treatment portion of the clinical trial. To date there have been no reported serious adverse events definitely or probably related to the study medication. The next stage in its program is final data collection, quality assurance of data to insure its accuracy and analysis of the data according to regulatory guidelines to facilitate filing for commercial approval to sell.


         Human Immunodeficiency Virus  (HIV)


         Over fifteen antiviral drugs are currently approved by the FDA for the treatment of HIV infection. Most target the specific HIV enzymes, reverse transcriptase ("RT") and protease. The use of various combinations of three or more of these drugs is often referred to as Highly Active Anti-Retroviral Therapy ("HAART"). HAART involves the utilization of several antiretrovirals with different mechanisms of action to decrease viral loads in HIV-infected patients. The goal of these combination treatments is to reduce the amount of HIV in the body ("viral load") to as low as possible. Treatments include different classes of drugs, but they all work by stopping parts of the virus so the virus cannot reproduce. Experience has shown that using combinations of drugs from different classes is a more effective strategy than using only one or two drugs. HAART has provided dramatic decreases in morbidity and mortality of HIV infection. Reduction of the viral load to undetectable levels in patients with wild type virus (i.e., non-drug-resistant virus)is routinely possible with the appropriate application of HAART. HIV mainly infects important immune system cells called CD4 cells. After HIV has infected a CD4 cell, the CD4 cell becomes damaged and is eventually destroyed. Fewer CD4 cells means more damage to the immune system and, ultimately, results in AIDS. Originally, reduction of HIV loads was seen as possibly allowing the reconstitution of the immune system and led to early speculation that HIV might be eliminated by HAART.


         Subsequent experience has provided a more realistic view of HAART and the realization that chronic HIV suppression using HAART, as currently practiced, would require treatment for life with resulting significant cumulative toxicities. The various reverse transcriptase and protease inhibitor drugs that go into HAART have significantly reduced the morbidity and mortality connected with HIV; however there has been a significant cost due to drug toxicity. It is estimated that 50% of HIV deaths are from the toxicity of the drugs in HAART. Current estimates suggest that it would require as many as 60 years of HAART for elimination of HIV in the infected patient. Thus the toxicity of HAART drugs and the enormous cost of treatment makes this goal impractical.

         Although more potent second generation drugs are under development that target the reverse transcriptase and protease genes as well as new HIV targets, the problem of drug toxicities, the complex interactions between these drug classes, and the likelihood of life-long therapy will remain a serious drawback to their usage.

         Failure of antiretroviral therapies over time and the demonstration of resistance have stimulated intensive searches for appropriate combinations of agents, or sequential use of different agents, that act upon the same or different viral targets. This situation has created interest in its drug technology, which operates by a different mechanism.

         HEB believes that the concept of Strategic Therapeutic Interruption ("STI") of HAART provides a unique opportunity to minimize the current deficiencies of HAART while retaining the HIV suppression capacities of HAART. STI is the cessation of HAART until HIV again becomes detectable (i.e., rebounds) followed by resumption of HAART with subsequent suppression of HIV. By re-institution of HAART, HIV is suppressed before it can inflict damage to the immune system of the patient. Based on recent publications (AIDS 2001,15: E19-27 and AIDS 2001, 15:1359-1368) in peer reviewed medical literature, it is expected that in just 30 days after stopping HAART approximately 80% to 90%, of the patients will suffer a relapse evidencing detectable levels of HIV. HEB believes that Ampligen(R) combined with the STI approach may offer a unique opportunity to retain HAART's superb ability to suppress HIV while potentially minimizing its deficiencies. All present approved drugs block certain steps in the life cycles of HIV. None of these drugs address the immune system, as Ampligen(R) potentially does, although HIV is an immune-based disease.

         By using Ampligen(R) in combination with STI of HAART, HEB will undertake to boost the patients' own immune system's response to help them control their HIV when they are off of HAART. HEB's minimum expectation is that Ampligen(R) has potential to lengthen the HAART-free time interval with a resultant decrease in HAART-induced toxicities. The ultimate potential, which of course requires full clinical testing to accept or reject the hypothesis, is that Ampligen(R) may potentiate STI of HAART to the point that the cell mediated immune system will be sufficient to eliminate requirement for HAART. HEB Clinical results of using its technology has been presented at several International AIDS Scientific Forums in 2003, including the XVI International Conference on Antiviral Research in Savannah, Georgia in April 2003.


         HEB'S AMP 720 HIV clinical trial is being conducted with individuals infected with HIV who are responding well to HAART at the moment. Patients in this study are required to meet minimum immune system requirements of CD4 cell levels greater than 400, maximum HIV infection levels of less that 50 copies/ml, and a HAART regimen containing at least one anti-viral drug showing therapeutic synergy with Ampligen(R) based on recently reported ex vivo studies in peer-reviewed scientific journals. All patients are chronically HIV infected and will have been receiving the indicated HAART regimen prior to starting the STI. The trial applies strategic treatment interruption of HAART based on the hypothesis that careful management of HIV rebound following STI may have potential to result in the development of protective immune responses to HIV in order to achieve control of HIV replication. HEB believes that the addition of Ampligen(R), with its potential immunomodulatory properties, may reasonably achieve this outcome. Half of the participants in the trial are given 400 mg of Ampligen(R) twice a week and once they start the STI will remain off of HAART until such time as their HIV rebounds. The other half of the participants (the control group) are on STI, but they are given no Ampligen(R) during the "control" portion of the clinical test.


         The targeted enrollment in the AMP 720 Clinical Trial is 120 HIV-infected persons who meet the criteria. HEB expects to have 60 people on STI with Ampligen(R) and 60 people on STI without Ampligen(R). Presently, this study is approximately 35% enrolled at approximately ten medical centers around the U.S. HEB expects enrollment in this clinical trial to accelerate as HEB recruits more investigators. The length of this stage of the trial will be determined by an analysis of the interim results.

         Other Diseases

         HEB currently has an informal arrangement with the California Institute of Molecular Medicine ("CIMM") to collaborate and assist their efforts to replicate human Kupffer's cells obtained from HCV infected patients. This proprietary CIMM approach involves the in vitro growth of hepatic macrophages (called Kupffer's cells) from the failing liver of a patient and reinfusion of the in vitro grown Kupffer's liver cells into the same patient. The ability to grow HCV in long term culture that would allow the testing of, potential anti-HCV drugs in vitro would permit HEB to conduct and obtain valuable research data in using Ampligen(R) to treat HCV prior to engaging clinical trials. This would not raise the question of immunological incompatibility. Testing by CIMM indicates that their process of Kupffers's cell application in vitro is reproducible (>95% efficacy) from individual patients. CIMM is also developing a process for maintaining and propagating Kupffer's cells reproducibly in defined cell cultures from fine needle liver aspirates from living human.


         In January 2001 CIMM filed a Notice of Invention with the U.S. Patent Office. As a result, a patent application entitled "Replication of Human Kupffer's cells obtained from HCV Infected Patients By Fine Needle Biopsy Technique" was submitted. This method can potentially salvage critically needed liver function without major surgery or aggressive medical intervention.


         HEB is also evaluating potential novel clinical programs which would involve using Ampligen(R) to treat both HCV and HIV when they coexist on the same patient. It expects to commence these studies in collaboration with one or more prospective corporate partners. A collaborative Clinical study in Europe, in conjunction with Laboratorios Del Dr. Esteve S.A., is expected to commence in early 2004.


         HEB has acquired a series of patents on Oragen(TM), potentially an oral broad spectrum antiviral, immunological enhancer through a licensing agreement with Temple University in Philadelphia, Pensylvania. HEB was granted an exclusive worldwide license from Temple for the Oragen(TM) products. Pursuant to the arrangement, HEB is obligated to pay royalties of 2% on sales of Oragen(TM), depending on how much technological assistance is required of Temple. HEB currently pays minimum royalties of $30,000 per year to Temple. These compounds have been evaluated in various academic and government laboratories for application to chronic viral and immunological disorders. Research and development of Oragen(TM) is on hold at this time.


         An FDA authorized Phase I/II study of Ampligen(R) in cancer, including patients with renal cell carcinoma, was completed in 1994. The results of this study indicated that patients receiving high doses (200-500mg) twice weekly experienced an increase in medium survival compared to the low dose group and as compared to an historical control group. HEB received authorization from the FDA to initiate a Phase II study using Ampligen(R) to treat patients with metastatic renal cell carcinoma. Patients with metastatic melanoma were included in the Phase I/II study of Ampligen(R) in cancer. The FDA has authorized HEB to conduct a Phase II clinical trial using Ampligen(R) in melanoma. It does not expect to devote any significant resources to funding these studies in the near future.


         ALFERON N INJECTION(R)

         Interferons are a group of proteins produced and secreted by cells to combat diseases. Researchers have identified four major classes of human interferon: alpha, beta, gamma and omega. The ALFERON N Injection product contains a multi-species form of alpha interferon. The worldwide market for injectable alpha interferon-based products has experienced rapid growth and various alpha interferon injectable products are approved for many major medical uses worldwide.

HEB's interest in acquiring ALFERON N Injection was driven primarily by two factors;

1) its belief that use of ALFERON N in combination with Ampligen(R) has the potential to increase the positive therapeutic responses in chronic life threatening viral diseases. Combinational therapy is evolving to the standard of acceptable medical care based on a detailed examination of the Biochemistry of the body's natural antiviral immune response; and

2) new knowledge about the competitive products in the Interferon arena that it believes implies a large untapped market and potential new therapeutic indication for ALFERON N Injection which could accelerate its revenues in the near term. Specifically, the recombinant DNA derived alpha interferons are now reported to have dramatically decreased effectiveness after one year, probably due to antibody formation and other severe toxicities. These detrimental effects have not been reported with ALFERON N Injection which could allow this product to assume a much larger market share. These revenues would provide operational capital to complete the Phase III clinical trials of HEB's experimental drug, Ampligen(R) in a more cost effective, non-dilutive manner on a shareholder's equity.

         EUROPEAN OPERATIONS

         HEB's European operations were setup to prepare for the introduction of HEB products and to accelerate market penetration into the European market once full approval is obtained from the European Medicine Evaluation Agency ("EMEA"). The EMEA is the equivalent of the United States FDA. From a regulatory point of view the member countries of the European Economic Union ("EEU") represent a common market under the jurisdiction of the EMEA. However, from a practical point of view, every country is different regarding developing relations with the medical community, patient associations and obtaining reimbursement for treatment from the equivalent of Social Security Agencies and insurance carriers. This program will be integrated into HEB's new commercial asset, ALFERON N Injection, as well.

         HEB's European operations have assisted the growth of a number of patient/physician educational associations. The French Chronic Fatigue Syndrome Association has grown from 10 members in the year 2000 to 800 currently. Every major country now has an active educational association with substantial numbers of members who regularly meet and "network". These programs have been modeled on the successful experience in the U.S. of conducting twice a year meetings on ME/CFS with Health and Human Services, FDA, NIH and Centers for Disease Control.

         HEB maintains contact with the EMEA, keeping the agency aware of its activities, as well as the health ministries in numerous countries in the European Union. In early 2001, HEB's application for "orphan" drug status for the use of Ampligen(R) in ME/CFS was rejected because the Board found that the prevalence of ME/CFS was significantly above the five person per 10,000 limit required to grant orphan drug status in the European Union. In addition, HEB is exploring various ways to accelerate the commercial availability of its products in the various nations of the EEU, including potential appreciation of the "foreign import" rule for accepting products already approved in the U.S.

         Limited number ME/CFS patients were treated during 2002 with Ampligen(R) in the United Kingdom, Austria and Belgium under existing regulatory procedures in these countries, which allow the therapeutic use of an experimental drug under certain conditions. These procedures allowed HEB to recover the cost of Ampligen(R) used as well as to collect additional clinical data. Corresponding procedures are being considered in several other countries at the request of locally based physicians.

         HEB's European operations are considering implementing clinical trials in Europe for the use of Ampligen(R) in the treatment of HIV/AIDS on the basis of the new U.S. Protocols involving the use of the drug either in combination with "cocktail" therapies or as part of a strategic interruption of the "cocktail" therapies. HEB presented results of one of these programs (AMP 720) at the LAS Conferences on HIV Pathogenesis and Treatment in Paris, France, in July 2003.

     The Efforts of HEB's European operation has started to produce results. In March 2002, its European Subsidiary Hemispherx Biopharma Europe, S.A. ("Hemispherx, S.A.") entered into a Sales and Distribution Agreement with Laboratorios Del Dr. Esteve S.A. ("Esteve"). Pursuant to the terms of the Agreement, Esteve was granted the exclusive right to market Ampligen(R)in Spain, Portugal and Andorra ("Territory") for the treatment of ME/CFS. In addition to other terms and other projected payments, Esteve paid an initial and non-refundable fee of 625,000 Euros (approximately $563,000) to Hemispherx S.A. on April 24, 2002

         Esteve is to pay a fee of 1,000,000 Euros after U.S. Food and Drug Administration approval of Ampligen(R) for the treatment of ME/CFS and a fee of 1,000,000 Euros upon Spain's approval of the final marketing authorization for using Ampligen(R) for the treatment of ME/CFS.

         The agreement runs for the longer of 10 years from the date of first arms-length sale in the Territory, the expiration of the last HEB patent exploited by Esteve or the period of regulatory data protection for Ampligen(R) in the applicable territory. Pursuant to the terms of the agreement Esteve is to conduct clinical trials using Ampligen(R) to treat patients with both HCV and HIV and is required to purchase certain minimum annual amounts of Ampligen(R). The agreement is terminable by either party if Ampligen(R) is withdrawn from the territory for a specified period due to serious adverse health or safety reasons; bankruptcy, insolvency or related issues of one of the parties; or material breach of the agreement. HEB may transform the agreement into a non-exclusive agreement or terminate the agreement in the event that Esteve does not meet specified percentages of its annual minimum purchase requirements under the agreement. Esteve may terminate the agreement in the event that HEB fails to supply Ampligen(R) to the territory for a specified period of time or certain clinical trials being conducted by HEB are not successful.



         MANUFACTURING

         HEB outsources the manufacturing of Ampligen(R) to certain contractor facilities in the United States and South Africa while maintaining full quality control and supervision of the process. Nucleic Acid polymers constitute the raw material used in the production of Ampligen(R). HEB acquires its raw materials from Ribotech, Ltd. ("Ribotech') located in South Africa. Ribotech, is jointly owned by HEB (24.9%) and Bioclones (Proprietary), Ltd. (75.1%). Bioclones manages and operates Ribotech. Two manufacturers in the United States are available to provide the polymers if Ribotech is unable to supply HEB's needs. Sourcing HEB's needs from other suppliers could result in a cost increase for its raw materials.

         Until 1999, HEB distributed Ampligen(R) in the form of a freeze-dried powder to be formulated by pharmacists at the site of use. HEB perfected a production process to produce ready to use liquid Ampligen(R) in a dosage form, which will mainly be used upon commercial approval of Ampligen(R). At the present time, HEB has engaged the services of Schering-Plough Products to mass produce ready-to-use Ampligen(R) doses. There are other pharmaceutical processing companies that can supply its production needs.

         Bioclones (PTY) Ltd. Is headquartered in South Africa and is the majority owner in Ribotech, Ltd. (HEB owns 24.9%) which produces most of the polymers used in manufacturing Ampligen(R). The licensing agreement with Bioclones presently includes South Africa, South America, Ireland, New Zealand and the United Kingdom.

         HEB currently occupies and uses ISI's New Brunswick, New Jersey laboratory and production facility.

         All production facilities employ Good Manufacturing Practices. Good Manufacturing Practices (GMP) require that a product be consistently manufactured to an identical potency (strength) and purity with each lot, and that the manufacturing facility itself and all the equipment therein, be certified to operate within a strict set performance standards.

         MARKETING/DISTRIBUTION


         HEB's marketing strategy for Ampligen(R) reflects the differing health care systems around the world, and the different marketing and distribution system that are used to supply pharmaceutical products to those systems. In the United States, HEB expects that, subject to receipt of regulatory approval, Ampligen(R) will be utilized in four medical arenas: physicians' offices, clinics, hospitals and the home treatment setting. HEB currently plan to use a service provide in the home infusion (non-hospital) segment of the U.S. market to execute direct marketing activities, conduct physical distribution of product and handle billing and collections. Accordingly, HEB is developing marketing plans to facilitate the product distribution and medical support for indication, if and when they are approved, in each arena. HEB believes that this approach will facilitate the generation of revenue without incurring the substantial costs associated with a sales forces. Furthermore, HEB's management believes that the approach will enable HEB to retain many options for future marketing strategies. In February 1998, HEB and Gentiva Health Services (formerly Olstein Health Services) entered into a Distribution/Specialty Agreement for the distribution of Ampligen(R) for the treatment of ME/CFS patients under the U.S. treatment protocols.


         In Europe, HEB plans to adopt a country-by-country and, in certain cases, an indication-by-indication marketing strategy due to the heterogeneity regulation and alternative distribution systems in these area. HEB also plans to adopt and indication-by-indication strategy in Japan. Subject to receipt of regulatory approval, it plans to seek strategic partnering arrangement with pharmaceutical companies to facilitate introductions in these areas. The relative prevalence of people from target indications for Ampligen(R) varies significantly by geographic region, and HEB intends to adjust its clinical and marketing planning to reflect the special of each area. In countries in South America, the United Kingdom, Ireland, Africa, Australia, Tasmania, New Zealand, and certain other countries and territories, HEB contemplates marketing its product through its relationship with Bioclones pursuant to the Bioclones Agreement.

         HEB's marketing and distribution plan for Alferon N Injection is focused on increasing the sales of Alferon N Injection for the intralesional treatment of refractory and recurring external genital warts in adults. HEB will reach out to a targeted audience of physicians consisting of OB/GYNSs, Urologists, Proctologists and Dermatologists and simultaneously create product awareness in the patient population through several media and health organizations. Different regional meetings and seminars are scheduled during which guest speakers will explain the therapeutic benefits and safety profile of Alferon. Additional exposure will be created by exhibiting at several STD related conferences, expanded web presence, mailings and publications. HEB also plans to engage a contact sales organization in order to build up a nationwide network of dedicated representatives in the U.S. and Europe. This will be done while working with its strategic partners including Gentiva Health Services, Biovail Corporation an Esteve Laboratories.

         For more information about HEB's arrangements with Gentiva Health Services, Bioclones, Esteve and Biovail see below, "RESEARCH AND
DEVELOPMENT/COLLABORATIVE AGREEMENTS"

     On August 18, 2003, HEB entered into a sales and marketing agreement with Engitech, Inc. to distribute Alferon N Injection(R)on a nationwide basis. Engitech, Inc. is to develop and implement marketing plans including extensive scientific and educational programs for use in marketing Alferon N Injection(R).

         COMPETITION

         HEB's potential competitors are among the largest pharmaceutical companies in the world, are well known to the public and the medical community, and have substantially greater financial resources, product development, and manufacturing and marketing capabilities than HEB has.

         These companies and their competing products may be more effective and less costly than HEB's products. In addition, conventional drug therapy, surgery and other more familiar treatments will offer competition to HEB's products. Furthermore, its competitors have significantly greater experience than HEB does in pre-clinical testing and human clinical trials of pharmaceutical products and in obtaining FDA, EMEA Health Protection Branch ("HPB") and other regulatory approvals of products. Accordingly, its competitors may succeed in obtaining FDA EMEA and HPB product approvals more rapidly than HEB. If any of its products receive regulatory approvals and HEB commence commercial sales of its products, it will also be competing with respect to manufacturing efficiency and marketing capabilities, areas in which it has no experience. Its competitors may possess or obtain patent protection or other intellectual property rights that prevent, limit or otherwise adversely affect HEB's ability to develop or exploit its products.

         The major competitors with drugs to treat HIV diseases include "Gilead Pharmaceutical, Pfizer, Bristol-Myers, Abbott Labs, Glaxo Smithkline and Schering-Plough Corp. ("Schering"). ALFERON N Injection currently competes with a product produced by Schering for treating genital warts. 3M Pharmaceutical also has received FDA approval for its immune response modifier product for the treatment of genital and perianal warts.

         GOVERNMENT REGULATION
         Regulation by governmental authorities in the U.S. and foreign countries is and will be a significant factor in the manufacture and marketing of ALFERON N products and HEB's ongoing research and product development activities. Ampligen(R) and the products developed from the ongoing research and product development activities will require regulatory clearances prior to commercialization. In particular, human new drug products for human are subject to rigorous preclinical and clinical testing as a condition for clearances by the FDA and by similar authorities in foreign countries. The lengthy process of seeking these approvals, and the ongoing process of compliance with applicable statutes and regulations, has required and will continue to require the expenditure of substantial resources. Any failure by HEB or its collaborators or licensees to obtain, or any delay in obtaining, regulatory approvals could materially adversely affect the marketing of any products developed by HEB and its ability to receive product or royalty revenue. HEB has received orphan drug designation for certain therapeutic indications, which might, under certain conditions, accelerate the process of drug commercialization. Alferon N Injection is only approved for use in intalesional treatment of refratory or recurring external genital warts in patients 18 years of age or older. Use of Alferon N Injection for other applications requires regulatory approval.


         A "Fast-Track" designation by the FDA, while not affecting any clinical development time per se, has the potential effect of reducing the regulatory review time by 50 percent (50%) from the time that a commercial drug application is actually submitted for final regulatory review. Regulatory agencies may apply a "Fast Track" designation to a potential new drug to accelerate the approval and commercialization process. Criteria for "Fast Track" include: a) a devastating disease without adequate therapy and b) laboratory or clinical evidence that the candidate drug may address the unmet medical need. As of November 20, 2003, HEB has not received a Fast-Track designation for any of its potential therapeutic indications although HEB has received "Orphan Drug Designation" for both ME/CFS and HIV/AIDS in the United States. HEB will continue to present data from time to time in support of obtaining accelerated review. HEB has not yet submitted any New Drug Application (NDA) for Ampligen(R) or any other drug to a North American regulatory authority. There are no assurances that such designation will be granted, or if granted, there are no assurances that Fast Track designation will materially increase the prospect of a successful commercial application. In 2000 HEB submitted an emergency treatment protocol for clinically-resistant HIV patients, which was withdrawn by HEB during the statutory 30 day regulatory review period in favor of a set of individual physician-generated applications. There are no assurances that authorizations to commence such treatments will be granted by any regulatory authority or that the resultant treatments, if any, will support drug efficacy and safety. In 2001, HEB did receive FDA authorization for two separate Phase IIb HIV treatment protocols in which HEB 's drug is combined with certain presently available antiretroviral agents. Interim results were presented in 2002 and 2003 at various international scientific meetings.


         HEB is subject to various federal, state and local laws, regulations and recommendations relating to such matters as safe working conditions, laboratory and manufacturing practices, the experimental use of animals and the use of and disposal of hazardous or potentially hazardous substances, including radioactive compounds and infectious disease agents, used in connection with its research work. HEB believes that its Rockville, Maryland manufacturing and quality assurance/control facility is in substantial compliance with all material regulations applicable to these activities as advanced by European Union Inspections team which conducted detailed audits in year 2000. The ISI laboratory and production facility in New Brunswick, New Jersey, which HEB is currently using and is in the process of acquiring title to, is approved for the manufacture of Alferon N Injection(R) and HEB believes that the facility is in substantial compliance with all material regulations. However, HEB cannot give assurances that facilities owned and operated by third parties, that are utilized in the manufacture of its products, are in substantial compliance, or if presently in substantial compliance, will remain so. These third party facilities include manufacturing operations in San Juan, Puerto Rico; Capetown, South Africa; Columbia, Maryland and Melbourne, Australia.

         RESEARCH AND DEVELOPMENT/COLLABORATIVE AGREEMENTS
         In 1994, HEB entered into a licensing agreement with Bioclones (Proprietory) limited ("Bioclones") for manufacturing and international market development in Africa, Australia, New Zealand, Tasmania, the United Kingdom, Ireland and certain countries in South Africa, of Ampligen(R) and Oragen(TM). Bioclones is to pursue regulatory approval in the areas of its franchise and is required to conduct Hepatitis clinical trials, based on international GMP and GLP standards. Thus far, these Hepatitis studies have not yet commenced to a meaningful level. Bioclones has been given the first right of refusal, subject to pricing, to manufacture that amount of polymers utilized in the production of Ampligen(R) sufficient to satisfy at least one-third of the worldwide sales requirement of Ampligen(R) and other nucleic acid-derived drugs. Pursuant to this arrangement, HEB received 1) access to worldwide markets 2) commercial-scale manufacturing resources, 3) a $3 million cash payment in 1995 from Bioclones, 4) a 24.9% ownership in Ribotech, Ltd. a company set up by Bioclones to develop and manufacture RNA drug compounds, and 5) royalties of 8% on Bioclones nucleic acid-derived drug sales in the licensed territories. The agreement with Bioclones terminates three years after the expiration of the last of the patents supporting the license granted to Bioclones, subject to earlier termination by the parties for uncured defaults under the agreement, or bankruptcy or insolvency of either party. The last patent expires on December 22, 2012.

         In August 1998, HEB entered into a strategic alliance with Gentiva to develop certain marketing and distribution capacity for Ampligen(R) in the United States. Gentiva is one of the nation's largest home health care companies with over 400 offices and sixty thousand caregivers nationwide. Pursuant to the agreement, Gentiva assumed certain responsibilities for distribution of Ampligen(R) for which they receive a fee. Through this arrangement, HEB may mitigate the necessity of incurring certain up-front costs. Gentiva also works with HEB in connection with the Amp 511 ME/CFS cost recovery treatment program, Amp 516 ME/CFS Phase III clinical trial and the Amp 719(combining Ampligen with other antiviral drugs in HIV-salvage therapy and Amp 720 HIV Phase IIb clinical trials now under way. There can be no assurances that this alliance will develop a significant commercial position in any of its targeted chronic disease markets. The agreement had an initial one-year term from February 9, 1998 with successive additional one (1) year terms unless either party notifies the other not less than one hundred eighty (180) days prior to the anniversary date of its intent to terminate the agreement. Also, the agreement may be terminated for the uncured defaults, or bankruptcy or insolvency of either party and will automatically terminate upon its receiving New Drug Approval for Ampligen(R) from the FDA, at which time, a new agreement will need to be negotiated with Gentiva or another major drug distributor. There were no initial fees and subsequent fees paid under this agreement total $59,000 for services performed.

         HEB has acquired a series of patents on Oragen(TM), potentially an oral broad spectrum antiviral, immunological enhancer through a licensing agreement with Temple University. HEB was granted an exclusive worldwide license from Temple for the Oragen(TM) products. Pursuant to the arrangement, HEB is obligated to pay royalties of 2% to 4% on sales of Oragen(TM), depending on how much technological assistance is required of Temple. There were no initial fees and HEB currently pay minimum royalties of $30,000 per year to Temple. These compounds have been evaluated in various academic and government laboratories for application to chronic viral and immunological disorders. This agreement is to remain in effect until the date that the last licensed patent expires unless terminated sooner by mutual consent or default due to royalties not being paid. The last Oragen(TM) patent expires on August 22, 2015.

         In December 1999, HEB entered into an agreement with Biovail Corporation International ("Biovail"). Biovail is an international full service pharmaceutical company engaged in the formulation, clinical testing, registration and manufacture of drug products utilizing advanced drug delivery systems. Biovail is headquartered in Toronto, Canada. The agreement grants Biovail the exclusive distributorship of HEB's product in the Canadian territories subject to certain terms and conditions. In return, Biovail agrees to conduct certain pre-marketing clinical studies and market development programs, including without limitation, expansion of the Emergency Drug Release Program in Canada with respect to HEB's products. In addition, Biovail agrees to work with HEB in preparing and filing a New Drug Submission with Canadian Regulatory Authorities. Biovail invested $2,250,000 in HEB equity at prices above the then current market price and agreed to make an additional investment of $1,750,000 based on receiving approval to market Ampligen(R) in Canada from the appropriate regulatory authorities in Canada. The agreement requires Biovail to buy exclusively from HEB and penetrate certain market segments at specific rates in order to maintain market exclusivity. The agreement terminates on December 15, 2009, subject to successive two (2) year extensions by the parties and subject to earlier termination by the parties for uncured defaults under the agreement, bankruptcy or insolvency of either party, or withdrawal of its product from Canada for a period of more than ninety (90) days for serious adverse health or safety reasons.

         In 1998, HEB invested $1,074,000 for a 3.3% equity interest in R.E.D. Laboratory ("R.E.D."). R.E.D. is a privately held biotechnology company for the development of diagnostic markers for Chronic Fatigue Syndrome and other chronic immune diseases. Primarily, R.E.D.'s research and development is based on certain technology owned by Temple University and licensed to R.E.D. HEB has an informal collaboration arrangement with R.E.D. to assist in this development. HEB has supplied scientific data with respect to ME/CFS and engaged R.E.D. to conduct certain blood tests for its ME/CFS clinical trials. HEB has no other obligations to R.E.D. R.E.D. is headquartered in Belgium. The investment was recorded at cost in 1998. During the three months ended June 2002 and December 2002 respectively, HEB recorded a non-cash charge of $678,000 and $396,000 respectively, to operations with respect to its investment in R.E.D. These charges were the result of its determination that R.E.D.'s business and financial position had deteriorated to the point that its investment had been permanently impaired.

         In May 2000, HEB acquired an interest in Chronix Biomedical Corp. ("CHRONIX"). Chronix focuses upon the development of diagnostics for chronic diseases. HEB issued 100,000 shares of common stock to Chronix toward a total equity investment of $700,000. Pursuant to a strategic alliance agreement, HEB provided Chronix with $250,000 to conduct research in an effort to develop intellectual property on potential new products for diagnosing and treating various chronic illnesses such as ME/CFS. The strategic alliance agreement provides HEB certain royalty rights with respect to certain diagnostic technology developed from this research and a right of first refusal to license certain therapeutic technology developed from this research. The strategic alliance agreement provides HEB with a royalty payment of ten per cent (10%) of all net sales of diagnostic technology developed by Chronix for diagnosing Chronic Fatigue Syndrome, Gulf War Syndrome and Human Herpes Virus-6 associated diseases. The royalty continues for the longer of 12 years from September 15, 2000 or the life of any patent(s) issued with regard to the diagnostic technology. The strategic alliance agreement also provides HEB with the right of first refusal to acquire an exclusive worldwide license for any and all therapeutic technology developed by Chronix on or before September 14, 2012 for treating Chronic Fatigue Syndrome, Gulf War Syndrome and Human Herpes Virus-6 associated diseases. During the quarter ended December 31, 2002, HEB recorded a noncash charge of $292,000 with respect to its investment in Chronix. This impairment reduces its carrying value to reflect a permanent decline in Chronix's market value based on their current proposed equity offerings.

         In April 1999 HEB acquired a 30% equity position in the California Institute of Molecular Medicine ("CIMM") for $750,000. CIMM'S research is focused on developing therapies for use in treating patients affected by Hepatitis C ("HCV"). HEB uses the equity method of accounting with respect to this investment. During the fourth quarter of 2001 HEB recorded a non-cash charge of $485,000 with respect to its investment in CIMM. This was a result of HEB's determination that CIMM's operations have not yet evolved to the point where the full carrying value of HEB's investment could be supported based on that company's financial position and operating results. During 2002, CIMM continued to suffer significant losses resulting in a deterioration of its financial condition. The $485,000 written off during 2001 represented the unamortized balance of goodwill included as part of HEB's investment. Additionally, during 2001 HEB reduced its investment in CIMM based on its percentage interest in CIMM's continued operating losses. HEB's remaining investment at December 31, 2001 in CIMM, representing its 30% interest in CIMM's equity at such date, was not deemed to be permanently impaired, but was completely written off during 2002. Such amount was not material. These charges are reflected in HEB's Consolidated Statements of Operations under the caption "Equity loss in unconsolidated affiliate". HEB still believes CIMM will succeed in their efforts to advance therapeutic treatment of HCV. HEB believes that CIMM's Hepatitis C diagnostic technology has great promise and will fill a long-standing global void in the collective abilities to diagnose and treat Hepatitis C infection at an early stage of the disorder.


         In March 2002, HEB's European subsidiary Hemispherx S.A. entered into a Sales and Distribution agreement with Esteve. Pursuant to the terms of the Agreement, Esteve was granted the exclusive right to market Ampligen(R) in Spain, Portugal and Andorra for the treatment of ME/CFS. In addition to other terms and other projected payments, Esteve agreed to conduct certain clinical trials using Ampligen(R) in the patient population coinfected with Hepatitis C and HIV viruses. The agreement runs for the longer of 10 years from the date of first arms-length sale in the Territory, the expiration of the last HEB patent exploited by Esteve or the period of regulatory data protection for Ampligen(R) in the applicable territory. Pursuant to the terms of the agreement Esteve is to conduct clinical trials using Ampligen(R) to treat patients with both HCV and HIV and is required to purchase certain minimum annual amounts of Ampligen(R). The agreement is terminable by either party if Ampligen(R) is withdrawn form the territory for a specified period due to serious adverse health or safety reasons; bankruptcy, insolvency or related issues of one of the parties; or material breach of the agreement. HEB may transform the agreement into a non-exclusive agreement or terminate the agreement in the event that Esteve does not meet specified percentages of its annual minimum purchase requirements under the agreement. Esteve may terminate the agreement in the event that HEB fails to supply Ampligen(R) to the territory for a specified period of time or certain clinical trials being conducted by HEB are not successful. The last patent with respect to this agreement expires on June 5, 2012.


         The development of HEB's nucleic acid based products requires the commitment of substantial resources to conduct the time-consuming research, preclinical development, and clinical trials that are necessary to bring pharmaceutical products to market and to establish commercial-scale production and marketing capabilities. During its last three fiscal years, HEB has directly spent approximately $16,862,000 in research and development, of which approximately $4,946,000 was expended in the year ended December 31, 2002. These direct costs do not include the overhead and administrative costs necessary to support the research and development effort. HEB's European subsidiary has an exclusive license on all the technology and support from HEB concerning Ampligen(R) for the use of ME/CFS and other applications for all countries of the European Union (excluding the UK where Bioclones has a marketing license) and Norway, Switzerland, Hungary, Poland, the Balkans, Russia, Ukraine, Romania, Bulgaria, Slovakia, Turkey, Iceland and Liechtenstein. As mentioned above, Hemispherx S.A. entered into a Sales and Distribution Agreement with Esteve. Pursuant to the terms of this agreement, Esteve has been granted the exclusive right in Spain, Portugal and Andorra to market Ampligen(R) for the treatment of ME/CFS. See "EUROPEAN OPERATIONS" above for more detailed information.

         HUMAN RESOURCES

         As of December 1, 2003, HEB had 32 personnel working on the development of Ampligen(R) consisting of 16 full time, five regulatory/research medical personnel on a part-time basis and 11 clinical investigators. Part time parties are paid on a per diem or monthly basis. 22 personnel are engaged in its research, development, clinical and manufacturing effort. Ten of its personnel perform regulatory, general administration, data processing, including bio-statistics, financial and investor relations functions.


         In addition to the foregoing personnel, on March 11, 2003, pursuant to its agreement with ISI, HEB added personnel from ISI to its payroll consisting of five part-time and 12 full-time employees.

         HEB believes that the combination of HEB and ISI Scientific employees has 1) significantly strengthened its overall organization, 2) added expertise to monitor and complete its ongoing clinical trials and 3) improved its data management and system administration.

         While HEB has been successful in attracting skilled and experienced scientific personnel, there can be no assurance that it will be able to attract or retain the necessary qualified employees and/or consultants in the future.


         HEB'S SCIENTIFIC ADVISORY BOARD

     HEB recently reestablished a Scientific Advisory Board consisting of individuals who HEB believes have particular scientific and medical expertise in Virology, Cancer, Immunology, Biochemistry and related fields. These individuals will advise HEB about current and long term scientific planning including research and development. The Scientific Advisory Board will hold periodic meetings as needed by HEB's clinical studies in progress. In addition, individual Scientific Advisory Board Members sometimes will consult with, and meet informally with, employees of HEB. All members of the Scientific Advisory Board are employed by others and may have commitments to and/or consulting agreements with other entities, including potential competitors of HEB. Members of the Scientific Advisory Board are compensated at the rate of $1,000 per meeting attended or per day devoted to HEB affairs.


         Property of HEB

         HEB currently leases and occupies a total of approximately 18,850 square feet of laboratory and office space in two states and some office space in Paris, France. Its headquarters is located in Philadelphia, Pennsylvania consisting of a suite of offices of approximately 15,000 square feet. HEB also lease space of approximately 3,850 square feet in Rockville, Maryland for research of development, its pharmacy, packaging, quality assurance and quality control laboratories, as well as additional office space. Approximately 2,000 square feet are dedicated to the pharmacy, packaging, quality assurance and control functions. HEB believes that its Rockville facilities will meet its requirements, for planned clinical trials and treatment protocols, through 2004 and possibly longer after which time it may need to increase its Rockville facilities either through third parties or by building or acquiring commercial-scale facilities.

         HEB currently occupies and uses the New Brunswick, New Jersey Laboratory and Production Facility owned by ISI. The facilities consist of two buildings located on 2.8 acres. One Building is a two-story facility consisting of a total of 31,300 square feet. This facility has offices, laboratories production space, and shipping receiving area. Building two has 11,670 square feet consisting of offices, laboratories and warehouse space. The property has parking space for approximately 100 vehicles.

         HEB also has a 24.9% interest in Ribotech, Ltd. located in South Africa. Ribotech was established by Bioclones to develop and operate a manufacturing facility. Manufacturing at the pilot facility commenced in 1996. HEB expects that Ribotech will start construction on a new commercial production facility in the future, although no assurance can be given that this will occur. HEB has no obligation to fund this construction. Its interest in Ribotech, is a result of the marketing and manufacturing agreement executed with Bioclones in 1994.

         Legal Proceedings of HEB

         On September 30, 1998, HEB filed a multi-count complaint against Manuel
P. Asensio, Asensio & Company, Inc. ("Asensio"). The action included claims of defamation, disparagement, tortuous interference with existing and prospective business relations and conspiracy, arising out of the Asensio's false and defamatory statements. The complaint further alleged that Asensio defamed and disparaged HEB in furtherance of a manipulative, deceptive and unlawful short-selling scheme in August and September 1998. In 1999, Asensio filed an answer and counterclaim alleging that in response to Asensio's strong sell recommendation and other press releases, HEB made defamatory statements about Asensio. HEB denied the material allegations of the counterclaim. In July 2000, following dismissal in federal court for lack of subject matter jurisdiction, HEB transferred the action to the Pennsylvania State Court. In March 2001, the defendants responded to the complaints as amended and a trial commenced on January 30, 2002. A jury verdict disallowed the claims against the defendants for defamation and disparagement and the court granted HEB a directed verdict on the counterclaim. On July 2, 2002 the Court entered an order granting HEB a new trial against Asensio for defamation and disparagement. Thereafter, Asensio appealed the granting of a new trial. This appeal is now pending in the Superior Court of Pennsylvania.

         In June 2002, a former ME/CFS clinical trial patient and her husband filed a claim in the Superior Court of New Jersey, Middlesex County, against HEB, one of its clinical trial investigators and others alleging that she was harmed in the ME/CFS clinical trial as a result of negligence and breach of warranties. HEB believes the claim is without merit and it is defending the claim against it through its product liability insurance carrier.

         In June 2002, a former ME/CFS clinical trial patient in Belgium filed a claim in Belgium, against Hemispherx Biopharma Europe, NV/SA, HEB's Belgian subsidiary, and one of HEB'S clinical trial investigators alleging that she was harmed in the Belgium ME/CFS clinical trial as a result of negligence and breach of warranties. HEB believes the claim is without merit and it is defending the claim against it through its product liability insurance carrier.


         In March 2003, the law firm of Schnader, Harrison, Segal & Lewis, LLP filed a complaint in the Court of Common Pleas of Philadelphia County against HEB for alleged legal fees in the sum of $65,051. The suit was settled for $12,000 and dismissed

         On September 16, 2003, HEB filed and subsequently served and moved for expedited proceedings on a complaint filed in the Court Of Chancery of the State of Delaware, New Castle County, against ISI. The Complaint seeks specific performance, and declaratory and injunctive relief related to the Inventory and Asset Purchase Agreements with ISI. Specifically, HEB alleges that ISI has delayed its performance pursuant to the Inventory and Asset Purchase Agreement and, as a result, the Asset Purchase Agreement did not close within 180 days of the date of the execution of the agreements. Paragraph 7.7 of the Asset Purchase Agreement states that either party to the agreement may terminate the agreement if there is no closing within 180 days of the date of the agreement. HEB requested that the Court require ISI to specifically perform its obligations under the agreement or, in the alternative, that paragraph 7.7 of the agreement be eliminated or reformed to eliminate ISI's ability to terminate pursuant to that paragraph. HEB also requested that ISI, as a result of its conduct, not be permitted to terminate the Asset Purchase Agreement pursuant to paragraph 7.7 or due to the passage of time. At a hearing held on September 29, 2003, the Court set a trial of the case for January 6-7, 2004 and the parties have agreed that neither party shall have the right to terminate the Asset Purchase Agreement pursuant to paragraph 7.7 until the date which is at least two weeks following trial and only then, unless the Court has ruled, upon five days written notice to the other party. In response to HEB's complaint, ISI has filed a motion to dismiss.


           Management's Discussion And Analysis Of Financial Condition
                        And Results Of Operations Of HEB


         The following discussion and analysis is related to HEB's financial condition and results of operations for the nine months ended September 30, 2003 and 2002 and for the three years ended December 31, 2002. This information should be read in conjunction with its consolidated financial statements and related notes thereto beginning on page F-41.

Nine months ended September 30, 2003 versus Nine Months ended September 30, 2002

         During the nine month period ended September the 30, 2003, HEB has 1) acquired certain assets and patent rights to ALFERON N Injection(R) 2) privately placed the March 2008 and the July 2008 6% convertible debentures with an aggregate maturity value of $10,852,000 (gross proceeds of $9,300,000) and 3) continued its efforts to develop Ampligen(R) for the treatment of patients afflicted with ME/CFS and HIV, 4) activated the New Brunswick production facility to process doses of Alferon N and 5) produced 21,000 doses of Alferon now in the final FDA approval process.


Net loss


         In the nine months period ended September 30, 2003, HEB recorded $10,728,000 or $.31 per share in net losses. In the same period in 2002, HEB had net losses of $6,013,000 or $.19 per share. The losses in 2003 include $5,795,000 in non-cash interest charges relating to HEB's March, 2005, and July, 2005 6% convertible debentures. These non-cash interest charges account for 54% of HEB's net losses in the nine month period ended September 30, 2003. In addition, HEB's losses during this period include $671,000 in expenses relating to HEB's new Alferon division. Solely for comparison purposes, excluding HEB's 2003 losses for these two factors, HEB's losses were $4,262,000 in 2003 compared to $6,013,000 in 2002 or a reduction in the amount of $1,751,000.


Revenues


         Revenues were $354,000 in the first nine months of 2003 compared to revenues of $826,000 in the first nine months of 2002. Revenues in 2002 included $563,000 of license fee income which was not repeated during this period in 2003. Revenues in 2003 include $118,000 in ME/CFS Cost Recovery Income and $236,000 in net sales of ALFERON N.


Costs and Expenses


         Overall costs and expenses were lower in the nine months ended September 30, 2003 by approximately $836,000 compared to the first nine months of 2002. Total costs and expenses in 2003 were $5,348,000 versus $6,179,000 in 2002. In 2003, HEB's costs consisted of $895,000 for ALFERON N Injection(R) related expenses, $2,574,000 for Ampligen(R) research and development costs and $1,879,000 for general and administrative expenses, which includes a bonus of $197,000 issued to Dr. Carter in the quarter ending September 30, 2003 for services performed during 2001 and 2002.

         Production costs were $224,000 in the first nine months of 2003. These costs reflect approximately $117,000 for the cost of sales of ALFERON N Injection(R) during the period of April 1, 2003 through September 30, 2003. In addition, HEB recorded $107,000 of production costs at the New Brunswick facility. HEB ramped up the facility in April, 2003 and started production on three lots of work in process inventory.


Research and Development costs


         Research and Development costs of $2,574,000 in the nine months ended September 30, 2003 compared to research and development costs of $3,732,000 in the first nine months of 2002. These costs primarily reflect the direct costs associated with HEB's effort to develop HEB's lead product, Ampligen(R), as a therapy in treating chronic diseases and cancers. At this time, this effort consists of conducting clinical trials involving patients with ME/CFS and patients with HIV. HEB's research and development direct costs are $1,158,000 lower in 2003 due to reduced costs associated with the development of Ampligen(R) to treat ME/CFS patients. In the first nine months of 2002, HEB's ME/CFS Phase III clinical trial was in full force and effect therefore increasing HEB's manufacturing and clinical support expenses during that period.


AMP 516


         Over 230 patients has participated and/or participating in HEB's ME/CFS Phase III clinical trial. Approximately 16 patients are still in the randomized phase of the clinical process. HEB expect to complete the randomized placebo controlled phase of this study by the first quarter of 2004. At that time HEB will complete data collection and start the data analysis process with the expectation of filing an NDA (New Drug Application) with the FDA by the second quarter of 2004. As with any experimental drug being tested for use in treating human diseases, the FDA must approve the testing and clinical protocols employed and must render their decision based on the safety and efficacy of the drug being tested. Historically this is a long and costly process. HEB's ME/CFS AMP 516 clinical study is a Phase III study, which based on favorable results, will serve as the basis for us to file a new drug application with the FDA. The FDA review process could take 18-24 months and result in one of the following events; 1) approval to market Ampligen(R) for use in treating ME/CFS patients,
2) required more research, development, and clinical work, 3) approval to market as HEBll as conduct more testing, or 4) reject HEB's application. Given these variable, HEB are unable to project when material net cash inflows are expected to commence from the sale of Ampligen(R).


AMP 719/720


         HEB's efforts in using Ampligen(R) to treat HIV patients currently consist of conducting two clinical trials. In July 2003, Dr. Blick, a principal investigator in HEB's HIV studies, presented updated results on HEB's Amp 720 HIV study at the 2nd IAS CONFERENCE ON HIV PATHOGENESIS AND TREATMENT in Paris France. In this study using Strategic Treatment Interruption (STI), patients' antiviral HAART regimens are interrupted and Ampligen(R) is substituted as mono-immunotherapy. Ampligen(R) is an experimental immunotherapeutic designed to display both antiviral an immune enhancing characteristics. Prolonged use of Highly Active Antiretroviral Therapy (HAART) has been associated with long-term, potentially fatal, toxicities. The clinical study AMP 720 is designed to address these issues by evaluating the administration of the Company's lead experimental agent, Ampligen(R), a double stranded RNA drug acting potentially both as an immunomodulator and antiviral. Patients, who has completed at least 9 months of Ampligen(R) therapy, were able to stay off HAART for a total STI duration with a mean time of 29.0 weeks whereas the control group, which was also taken off HAART, but not given Ampligen(R), had earlier HIV rebound with a mean duration of 18.7 weeks. Thus, on average, Ampligen(R) therapy spared the patients excessive exposure to HAART, with its inherent toxicities, for more than 11 weeks. As more patients are enrolled, the related clinical costs will continue to increase with some offset to HEB's overall expenses due to the diminishing cost of the ME/CFS clinical trial. It is difficult to estimate the duration or projected costs of these two clinical trials due to the many variables involved, i.e.: patient drop out rate, recruitment of clinical investigators, etc. The length of the study and costs related to HEB's clinical trials cannot be determined at this time as such will be materially influenced by (a) the number of clinical investigators needed to recruit and treat the required number of patients, (b) the rate of accrual of patients and (c) the retention of patients in the studies and their adherence to the study protocol requirements. Under optimal conditions, the cost of completing the studies could be approximately $2.0 to $3.0 million. The rate of enrollment depends on patient availability and on other products being in clinical trials for the treatment of HIV, as there is competition for the same patient population. At present, more than 18 FDA approved drugs for HIV treatment may compete for available patients. The length, and subsequently the expense of these studies, will also be determined by an analysis of the interim data, which will determine when completion of the ongoing Phase IIb is appropriate and whether a Phase III trial be conducted or not. In case that a Phase III study is required; the FDA might require a patient population exceeding the current one which will influence the cost and time of the trial. Accordingly, the number of "unknowns" is sufficiently great to be unable to predict when, or whether, the Company may obtain revenues from its HIV treatment indications.


Production Costs

Alferon N Injection(R)


         Since acquiring the right to manufacture and marketing of Alferon N in March, 2003 HEB has focused on converting the work-in-progress inventory into finished goods. This work-in-progress inventory included three production lots totaling the equivalent of approximately 54,000 vials (doses) at various stages of the manufacturing process. On August 8, 2003 HEB released the first lot of product to Abbott Laboratories for bottling and realized some 21,000 vials of ALFERON N. Which are now in the final review process. Preliminary work has started on completing the second lot of approximately 17,000 vials. HEB's production and quality control personnel in the New Brunswick facility are involved in the extensive process of manufacturing and validation required by the FDA. Plans are underway for completing the third lot of some 16,000 vials now in very early stages of production.

         HEB's marketing and sales plan for ALFERON N consists of engaging sales force contract organizations and supporting their sales efforts with marketing support. This marketing support would consist of building awareness of ALFERON N with physicians as a successful and effective treatment of refractory of recurring external general warts in patients of age 18 or older and to assist primary prescriber in expanding their practice.

         On August 18, 2003, HEB entered into a sales and marketing agreement with Engitech, LLC. to distribute ALFERON N on a nationwide basis. The agreement stipulated that Engitech will deploy a sales force of 100 sales representatives within one year in the U.S. domestic market and further expand the sales team up to 250 sales representative in the second year and after that as many as it takes to continually drive market share. Engitech, Inc. is to develop and implement marketing plans including extensive scientific and educational programs for use in marketing ALFERON N.


General and Administrative Expenses


         General and Administrative expenses ("G&A") were $2,550,000 during the nine months ended September 30, 2003, which includes $671,000 of expenses relating to HEB's new Alferon Division. Excluding the Alferon expenses, HEB's G&A costs were $1,879,000 compared to $2,447,000 of expenses in 2002. This Decrease of $568,000 is primarily due to Lower Legal Expenses and lower Public Relation costs. In the nine months ended September 30, 2002 HEB incurred significant legal costs associated with the Asensio lawsuit and trial. See "Legal Proceeding" for more details.


Years Ended December 31, 2002 vs. 2001

Net loss

         HEB's net loss was approximately $7,424,000 for the year ended December 31, 2002 versus a net loss of $9,083,000 for the year ended ("ftye") 2001. Per share losses ftye 2002 was 23 cents versus a per share loss of 29 cents ftye 2001. This year to year decrease in losses of $1,659,000 is primarily due to higher revenues and lower costs in 2002. Revenues were up $514,000 in 2002 and total expenses were down by $2,231,000 offset by a write down in the carrying value of HEB's investments in the amount of $1,366,000 for a net cost decrease of $865,000.

Revenues

         HEB's revenues have come from its ME/CFS cost recovery treatment programs principally underway in the U.S., Canada and Europe. These clinical programs allow HEB to provide Ampligen(R) therapy at its cost to severely debilitated ME/CFS patients. Under this program the patients pay for the cost of Ampligen(R) doses infused. These costs total approximately $7,200 for a 24 weeks treatment program. Revenues from cost recovery treatment programs totaled some $341,000 in 2002. In 2001, these revenues were $390,000 or 14% higher than 2002 revenues. HEB expected revenues in the U.S. to decline due to the focus of its clinical resources on conducting and completing the AMP 516 ME/CFS Phase III clinical trial as well as the start up of the AMP 719 and AMP 720 HIV clinical trials. The clinical data collected from treating patients under the cost recovery treatment programs will augment and supplement the data collected in the U.S. Phase III ME/CFS trial.

          HEB received a licensing fee of 625,000 Euros (approximately $563,000) from Esteve pursuant to a Sales and Distribution Agreement in which Esteve was granted the exclusive right to market Ampligen(R) in Spain, Portugal and Andorra for the treatment of ME/CFS. In turn HEB provided to Esteve technical scientific and commercial information. The agreement terms require no additional performance by HEB. HEB's total revenues, including this licensing fee, in 2002 were $904,000 compared to revenues of $390,000 in 2001.

         Revenues for non-refundable license fees are recognized under the performance method. This method recognizes revenue to the extent of performance to date under a licensing agreement. In computing earned revenue, it considers only the amount of non-refundable cash actually received to date. This method considers future payments to be contingent and thus ignores the possibility of future milestone payments when computing the amount of revenue earned in a current period.

Research and Development costs

         HEB's strategy is to develop its lead compound, the experimental immunotherapeutic Ampligen(R), to treat chronic diseases for which there is currently no adequate treatment available. HEB seeks the required regulatory approval, which will allow the commercial introduction of Ampligen for ME/CFS and HIV/AIDS in the U.S., Canada, Europe and Japan.

         Ampligen is currently being tested in a Phase III clinical trial, in the U.S., for use in treatment of ME/CFS, the so-called AMP-516 study. Ampligen is also currently in two Phase IIb studies for the treatment of HIV to overcome multi-drug resistance, virus mutation and toxicity associated with current HAART therapies. One study, the AMP-719, is a Salvage Therapy, conducted in the U.S. and evaluating the potential synergistic efficacy of Ampligen in multi-drug resistant HIV patients for immune enhancement. The second study, the AMP-720, is a clinical trial designed to evaluate the effect of Ampligen under Strategic Treatment Intervention and is also conducted in the U.S.

AMP 516

         In the first quarter of 2003, the AMP 516 clinical trial was fully enrolled with more than the targeted 230 patients in order to potentially compensate for "drop outs". The next stage of the program is final data collection, quality assurance of the data to insure its accuracy and analysis of the data according to regulatory guidelines to facilitate the New Drug Application (NDA), expected to be filed in the first or second quarter of 2004. The date of potential commercial approval depends on whether HEB receives Fast Track Status or not by the FDA. In case of Fast Track the FDA approval time is maximum six months. If HEB is not granted Fast Track Designation, the approval time can take substantially longer, depending on the progress made by the FDA in review of the application. The FDA may deny full commercial approval to the drug at any time, including after Fast Track Status has been awarded.

         Expenses related to the ME/CFS Phase III are expected to decrease in 2003 because of fewer patients to be treated as the trial nears completion. The remaining patients are treated at only a few investigational sites, which makes data collection and monitoring more cost effective. Accordingly, the estimated cost for completion of the study and data analysis is estimated to be approximately $500,000 to $600,000. In the event significant numbers of patients were to prematurely leave the clinical trial, any potential FDA approval of an NDA could be indefinitely delayed which would have a materially adverse effect on HEB's ability to receive potential revenues in the next 2-3 years from this therapeutic indication.

         As with any experimental drug being tested for use in treating human diseases, the FDA must approve the testing and clinical protocols employed and must render their decision based on the safety and efficacy of the drug being tested. Historically this is a long and costly process. Our ME/CFS AMP 516 clinical study is a Phase III study, which based on favorable results, will serve as the basis for HEB to file a new drug application with the FDA. The FDA review process could take 18-24 months and result in one of the following events; 1) approval to market Ampligen(R) for use in treating ME/CFS patients,
2) require more research, development, and clinical work, 3) approval to market as well as conduct more testing, or 4) reject HEB's application. Given these variables, HEB is unable to project when material net cash inflows are expected to commence from the sale of Ampligen(R).

AMP 719 and AMP 720

         As of December 2002, approximately 55 patients have been enrolled in both studies combined and they are being treated in approximately 10 different active sites around the U.S.

         The length of the study and the costs related to these trials cannot be determined at this time as it will be materially influenced by (a) the number of clinical investigators needed to fulfill the required number of patients, (b) the rate of accrual of patients and (c) the retention of patients on the protocol and their adherence to the protocol requirements. Under optimal conditions, the out of pocket cost of completing the studies could be approximately $3 million. The rate of enrollment depends on patient availability and on other products being in clinical trials for the treatment of HIV, because there could be competition for the same patient population. At present, more than 18 FDA approved drugs for HIV treatment may compete for available patients. The length, and subsequently the expense of these studies, will also be determined by an analysis of the interim data by the FDA, which will decide when completion of the ongoing Phase IIb is appropriate and whether a Phase III trial will have to be conducted or not. In case of Phase III study is required; the FDA might require a patient population exceeding the current one which will influence the cost and time of the trial. Accordingly, the number of "unknowns" is sufficiently great to be unable to predict when, or whether, HEB may obtain revenues from HIV treatment indications.

         HEB's overall research and development direct costs in 2002 were $4,946,000 compared to direct research and development costs in 2001 of $5,780,000 and $6,136,000 in 2000. HEB estimates that 80% of these expenditures to be related to its ME/CFS research and development and 20% related to its HIV studies.

General and Administrative Expenses

         Excluding stock compensation expense, general and administrative expenses were approximately $1,882,000 in 2002 versus $2,741,000 in 2001. This decease in expenses of $859,000 in 2002, is due to several factors including the recovery of certain legal expenses of approximately $1,050,000 relating to the Asensio lawsuit from its insurance carrier and lower overall legal expenses due to less litigation, partially offset by higher insurance premiums.

         Stock compensation expenses were $133,000 or $538,000 lower than recorded in the year 2001. The compensation reflects the imputed non-cash expense recorded to reflect the cost of warrants granted to outside parties for services rendered to HEB.

Equity Loss-Unconsolidated Affiliates

         During the three months ended June 2002 and December 2002, HEB recorded a non-cash charge of $678,000 and $396,000 respectively, to operations with respect to its $1,074,000 investment in R.E.D. These charges were the result of its determination that R.E.D.'s business and financial position had deteriorated to the point that its investment had been permanently impaired. Please see "Research And Development/Collaborative Agreements" in "Business of HEB" for more details on these transactions.

         In May 2000, HEB acquired an equity interest in Chronix Biomedical Corp. ("Chronix") for $700,000. During the quarter ended December 31, 2002, HEB recorded a non-cash charge of $292,000 with respect to its investment in Chronix. This impairment reduces its carrying value to reflect a permanent decline in Chronix's market value based on their current proposed equity offerings. Please see "Research And Development/Collaborative Agreements" in "Business of HEB" for more details on these transactions.

         In April 1999 HEB acquired a 30% equity position in the California Institute of Molecular Medicine ("CIMM") for $750,000. During the fourth quarter of 2001 HEB recorded a non-cash charge of $485,000 with respect to its investment in CIMM. This was a result of its determination that CIMM's operations have not yet evolved to the point where the full carrying value of its investment could be supported based on that company's financial position and operating results. This amount represented the unamortized balance of goodwill included as part of its investment. During 2002, CIMM continued to suffer significant losses resulting in a deterioration of its financial condition. The $485,000 written off during 2001 represented the un-amortized balance of goodwill included as part of its investment. Additionally, during 2001 HEB reduced its investment in CIMM based on its percentage interest in CIMM's continued operating losses. HEB's remaining investment at December 12, 2002 in CIMM, representing a 30% interest in CIMM's equity at such date, was completely written off during 2002. Such amount was not material.

         These charges are reflected in HEB's Consolidated Statements of Operations under the caption "Equity loss in unconsolidated affiliate." Please see "Research And Development/Collaborative Agreements" in "Business of HEB" for more details on these transactions.

Other Income/Expense

         Interest and other income totaled $103,000 ftye 2002 compared to $284,000 recorded ftye 2001. Significantly lower interest rates on money market accounts and lower cash available for investment basically account for the difference. All funds in excess of its immediate need are invested in short-term high quality securities, which earned much lower interest income in 2002.

Years Ended December 31, 2001 vs. 2000

Net loss
         HEB reported a net loss of approximately $9,083,000 for the year ended December 31, 2001 versus a net loss of approximately $8,552,000 for the year 2000. The increase in losses of $531,000 in 2001 was basically due to lower ME/CFS cost recovery treatment revenues and interest income. In addition HEB recorded a non-operating, non-cash charge of $485,000 with respect to its investments in unconsolidated affiliates. This amount represents the unamortized balance of Goodwill included in the investments. Overall operating expenses in 2001 were $639,000 lower than operating expenses experienced in 2000. HEB's loss per share was $0.29 in 2001 and 2000.

Revenues
         During the respective periods, HEB's revenues came from its ME/CFS cost recovery treatment programs principally underway in the U.S., Canada and Europe. These clinical programs allow HEB to provide Ampligen(R) therapy at its cost to severely debilitated ME/CFS patients. Under this program the patients pay for the cost of Ampligen(R) doses infused. These costs total approximately $7,200 for a 24 weeks treatment program. Revenues from cost recovery treatment programs totaled some $788,000 in 2000. In 2001, these revenues declined by $398,000 or 51%. HEB expected revenues in the U.S. to decline due to the focus of its clinical resources on conducting and completing the AMP516 ME/CFS Phase III clinical trial as well as the start up of the AMP 719 and AMP 720 HIV clinical trials. Revenues from the European cost recovery treatment programs were lower than expected primarily due to its European investigators spending a great deal of time in reviewing and analyzing the clinical data collected in the treatment of some 150 patients in Belgium. The clinical data collected from treating patients under the cost recovery treatment programs will augment and supplement the data collected in the U.S. Phase III ME/CFS trial.



Research and Development Costs

         As previously noted, HEB's research and development is primarily directed at developing its lead product, Ampligen(R), as a therapy for use in treating various chronic illnesses as well as cancer. In 2000 and 2001, most of this effort was directed toward conducting and supporting clinical trials involving patients affected with ME/CFS. HEB's research and development direct costs were $5,780,000 in 2001 compared to $6,136,000 spent in 2000. The lower research and development costs basically reflect the net sum of less costs related to lower cost recovery treatment revenues and lower expenses related to the ME/CFS clinical trials offset by increased purchases of polymers and increased expenses relating to the HIV trials initiated in 2001. As to be expected, costs related to the cost recovery treatment programs were down approximately $275,000 due to lower revenues recorded in 2001. Also expenses relating to the ME/CFS Phase III clinical trial were down some $863,000 in 2001 versus 2000 due to fewer patients being treated in the cost-intensive segment of the program as the clinical trial nears completion. This clinical trial is a multicenter, placebo-controlled, randomized, double blind study to evaluate the efficacy and safety of treating 230 ME/CFS patients with Ampligen(R). These lower costs relating to its ME/CFS programs were partially offset by an increase in polymer purchase in 2001 in the amount of $317,000 and an increase due to spending on the new HIV clinical trials now underway. The polymer purchase increase was needed to boost its on hand inventory for the production of Ampligen(R). The HIV clinical trials were initiated to evaluate the use of Ampligen(R) in concert with other antiviral drugs in treating patients severely afflicted with AIDS. HEB expect levels of these clinical trials to continue throughout 2003. (See "Business of HEB" for more information on HEB's research and development for programs.)

General and Administrative Expenses

         Excluding stock compensation expense, general and administrative expenses were approximately $2,741,000 in 2001 versus $3,298,000 in 2000. The decrease in expense is primary due to lower professional fees in 2001. All other general and administrative expenses were slightly less than recorded in 2000. Stock compensation expenses were $671,000 or some $274,000 higher than recorded in the year 2000. The compensation reflects the imputed non-cash expense recorded to reflect the cost of warrants granted to outside parties for services rendered to HEB.

Equity Loss-Unconsolidated Affiliates

         During the fourth quarter of 2001, HEB recorded a non-cash charge of $485,000 with respect to its investment in CIMM. The amount represents the unamortized balance of goodwill included as part of its investment. This was a result of management's determination that CIMM's operations had not yet evolved to the point where its full carrying value of its investment could be supported based on their financial position and operating results.

Other Income/Expense

         Interest and other income of $284,000 in 2001 was lower than the $572,000 recorded in 2000. Significantly lower interest rates on money market accounts and lower cash available for investment basically account for the difference. All funds in excess of HEB's immediate need are invested in short-term high quality securities, which earned much lower interest income in 2001.

Liquidity and Capital Resources


         Cash used in operating activities for the nine months ended September 30, 2003 was $4,926,000. Cash provided by financial activities for nine months ended September 30, 2003 amounted to $7,568,000 substantially from proceeds from debentures (see below). As of September 30, 2003, HEB had approximately $5,100,000 in cash and cash equivalents and short term investments and $141,000 in accounts receivable. HEB believes that these funds plus the net proceeds of approximately $3.2 million from the recently placed debentures due October 31, 2005 (inclusive of the $1.55 million of proceeds held back pending the acquisition of the ISI facility), the projected revenue from the acquisition of the ALFERON N Injection(R) business and additional financing of $2.0 million will be sufficient to meet its operating requirements including debt service during the twelve months subsequent to September 30, 2003. The need for additional financing assumes that the debenture holders do not continue to convert debt into common stock and that HEB will need cash to repay the debt as scheduled. If the debenture holders continue to convert debt, HEB may not need additional funds. Also, sales of ALFERON N Injection(R) could be greater than expected which will reduce HEB's need for additional financing during the twelve months subsequent to September 30, 2003. Also, HEB has the ability to curtail discretionary spending, including some research and development activities, if required to conserve cash. If HEB does not timely complete the second ISI asset acquisition, its financial condition could be materially and adversely affected (see the risk factor "If HEB does not complete the Asset Purchase Agreement, its ability to generate revenues from the sales of ALFERON N Injection(R) and its financial condition will be adversely affected").

         All clinical trial drug supplies produced and acquired in 2003 have been fully expensed although some costs are expected to be recovered under the expanded access cost recovery programs authorized by FDA and regulatory bodies in other countries. HEB's operating cash "burn rate" should decline as the AMP 516 ME/CFS clinical trial nears completion and the cost of European market development activity is reduced.

         On March 12, 2003, HEB issued an aggregate of $5,426,000 in principal amount of 6% Senior Convertible Debentures due January 2005 (the "March Debentures") and an aggregate of 743,288 warrants to two investors in a private placement for aggregate gross proceeds of $4,650,000. Pursuant to the terms of the March Debentures, $1,550,000 of the proceeds from the sale of the March Debentures were to have been held back and released to HEB if, and only if, HEB acquired ISI's facility with in a set timeframe. Although HEB has not acquired ISI's facility yet, these funds were released in June 2003. The
March Debentures mature on January 31, 2005 and bear interest at 6% per annum, payable quarterly in cash or, subject to satisfaction of certain conditions, common stock. Any shares of common stock issued to the investors as payment of interest shall be valued at 95% of the average closing price of the common stock during the five consecutive business days ending on the third business day immediately preceding the applicable interest payment date. Pursuant to the terms and conditions of the March Debentures, HEB has pledged all of its assets, other than its intellectual property, as collateral and is subject to comply with certain financial and negative covenants, which include but are not limited to the repayment of principal balances upon achieving certain revenue milestones.

         The March Debentures are convertible at the option of the investors at any time through January 31, 2005 into shares of HEB common stock. The conversion price under the March Debentures is fixed at $1.46 per share, subject to adjustment for anti-dilution protection for issuance of common stock or securities convertible or exchangeable into common stock at a price less than the conversion price then in effect.

         The investors also received Warrants to acquire at any time through March 12, 2008 an aggregate of 743,288 shares of common stock at a price of $1.68 per share. On March 12, 2004, the exercise price of the Warrants will reset to the lesser of the exercise price then in effect or a price equal to the average of the daily price of the common stock between March 13, 2003 and March 11, 2004 (but in no event less than $1.176 per share). The exercise price (and the reset price) under the Warrants also is subject to similar adjustments for anti-dilution protection. All of these warrants have been exercised.

          HEB entered into a Registration Rights Agreement with the investors in connection with the issuance of the March Debentures and the Warrants. The Registration Rights Agreement required that HEB register the shares of common stock issuable upon conversion of the Debentures, as interest shares under the Debentures and upon exercise of the Warrants. In accordance with this agreement, HEB registered these shares for public sale.

     On July 10, 2003, HEB issued an aggregate of $5,426,000 in principal amount of 6% Senior Convertible Debentures due July 31, 2005 (the "July Debentures") and an aggregate of 507,103 Warrants (the "July 2008 Warrants") to the same investors who purchased the March 12, 2003 Debentures, in a private placement for aggregate anticipated gross proceeds of $4,650,000. Pursuant to the terms of the July Debentures, $1,550,000 of the proceeds from the sale of the July Debentures were to have been held back and will be released to HEB if, and only if, HEB acquired ISI's facility with in a set timeframe. Although HEB has not acquired ISI's facility yet, these funds were released in October 2003. The July Debentures mature on July 31, 2005 and bear interest at 6% per annum, payable quarterly in cash or, subject to satisfaction of certain conditions, common stock. Any shares of common stock issued to the investors as payment of interest shall be valued at 95% of the average closing price of the common stock during the five consecutive business days ending on the third business day immediately preceding the applicable interest payment date.

         The July Debentures are convertible at the option of the investors at any time through July 31, 2005 into shares of HEB common stock. The conversion price under the July Debentures was fixed at $2.14 per share; however, as part of a new debenture placement closed on October 29, 2003 (see below), the conversion price under the July Debentures was lowered to $1.89 per share. The conversion price is subject to adjustment for anti-dilution protection for issuance of common stock or securities convertible or exchangeable into common stock at a price less than the conversion price then in effect.

         The July 2008 Warrants received by the investors are to acquire at any time through July 31, 2008 an aggregate of 507,103 shares of common stock at a price of $2.46 per share. On July 10, 2004, the exercise price of these July 2008 Warrants will reset to the lesser of the exercise price then in effect or a price equal to the average of the daily price of the common stock between July 11, 2003 and July 9, 2004 (but in no event less than $1.722 per share). The exercise price (and the reset price) under the July 2008 Warrants also is subject to similar adjustments for anti-dilution protection.

          HEB entered into a Registration Rights Agreement with the investors in connection with the issuance of the July Debentures and the July 2008 Warrants. The Registration Rights Agreement requires that HEB register on behalf of the holders the shares of common stock issuable upon conversion of the Debentures, as interest shares under the Debentures and upon exercise of the July 2008 Warrants. These shares have been registered for public sale.

         On June 25, 2003, HEB issued to each of the March 12, 2003 Debenture holders a warrant to acquire at any time through June 25, 2008 an aggregate of 500,000 shares of common stock at a price of $2.40 per share. On June 25, 2004, the exercise price of these June 2008 Warrants will reset to the lesser of the exercise price then in effect or a price equal to the average of the daily price of the common stock between June 26, 2003 and June 24, 2004 (but in no event less than $1.68 per share). The exercise price (and the reset price) under the June 2008 Warrants also is subject to adjustments for anti-dilution protection similar to those in the July 2008 Warrants. Pursuant to HEB's agreement with the Debenture holders, HEB has registered the shares issuable upon exercise of these June 2008 Warrants for public sale.

         On October 29, 2003, HEB issued an aggregate of $4,142,357 in principal amount of 6% Senior Convertible Debentures due October 31, 2005 (the "October Debentures") and an aggregate of 410,134 Warrants (the "October 2008 Warrants") in a private placement for aggregate anticipated gross proceeds of $3,550,000. Pursuant to the terms of the October Debentures, $1,550,000 of the proceeds from the sale of the October Debentures have been held back and will be released to HEB if, and only if, HEB acquired ISI's facility within 90 days of October 29, 2003 and provide a mortgage on the facility as further security for the October Debentures. The October Debentures mature on October 31, 2005 and bear interest at 6% per annum, payable quarterly in cash or, subject to satisfaction of certain conditions, common stock. Any shares of common stock issued to the investors as payment of interest shall be valued at 95% of the average closing price of the common stock during the five consecutive business days ending on the third business day immediately preceding the applicable interest payment date.

         Upon completing the sale of the October debentures, HEB received $3,275,000 in net proceeds consisting of $1,725,000 from the October debentures and $1,550,000 that had been withheld from the July, 2005 debentures. As noted above, $1,550,000 of the October 2008 debenture proceeds have been held back pending HEB's completing the acquisition of the ISI facility.

         The October Debentures are convertible at the option of the investors at any time through October 31, 2005 into shares of HEB's common stock. The conversion price under the October Debentures is fixed at $2.02 per share, subject to adjustment for anti-dilution protection for issuance of common stock or securities convertible or exchangeable into common stock at a price less than the conversion price then in effect.

         The October 2008 Warrants received by the investors are to acquire at any time through October 31, 2008 an aggregate of 410,134 shares of common stock at a price of $2.32 per share. On October 29, 2004, the exercise price of these October 2008 Warrants will reset to the lesser of the exercise price then in effect or a price equal to the average of the daily price of the common stock between October 29, 2003 and October 27, 2004 (but in no event less than $1.624 per share). The exercise price (and the reset price) under the October 2008 Warrants also is subject to similar adjustments for anti-dilution protection.

         As of December 1, 2003, the investors had converted $5,692,249 of debt into 3,803,532 shares of HEB's common stock. The remaining principal balance on the debentures is convertible into shares of HEB's stock at the option of the investors at any time, through the maturity date. In addition, HEB has paid $1.3 million ($951,000 paid through September 30, 2003) into the debenture cash collateral account as required by the terms of the October Debentures. These amounts have been accounted for as advances receivable and are reflected as such on the accompanying balance sheet as of September 30, 2003. The cash collateral account provides partial security for repayment of the March, July and October, 2008 debentures in the event of default.

         HEB entered into a Registration Rights Agreement with the investors in connection with the issuance of the October Debentures and the October 2008 Warrants. The Registration Rights Agreement requires that HEB register on behalf of the holders the shares of common stock issuable upon conversion of the Debentures, as interest shares under the Debentures and upon exercise of the 2008 Warrants. If the Registration Statement containing these shares is not filed within the time period required by the agreement, not declared effective within the time period required by the agreement or, after it is declared effective and subject to certain exceptions, sales of all shares required to be registered thereon cannot be made pursuant thereto, then HEB will be required to pay to the investors their pro rata share of $3,635 for each day any of the above conditions exist with respect to this Registration Statement.

         By agreement with Cardinal Securities, LLC, for general financial advisory services and in conjunction with the private debenture placements in March, July and October 2003, HEB paid Cardinal an investment banking fee equal to 7% of the investments made by the two Debenture holders and issued to Cardinal certain warrants. A portion of the investment banking fee was paid with the issuance of 30,000 shares of HEB common stock. Cardinal also received 512,500 warrants to purchase HEB common stock, of which 112,500 are exercisable at $1.74 per share, 112,500 are exercisable at $2.57 per share, 200,000 are exercisable at $2.50 per share and 87,500 are exercisable at $2.42 per share. The $1.74 warrants expire on July 10, 2008, the $2.57 and $2.50 warrants expire on March 12, 2008 and the $2.42 warrants expire on October 30, 2008. By agreement with Cardinal, HEB has registered all 542,500 shares for public sale.

         On March 11, 2003, HEB acquired from ISI, ISI's inventory of ALFERON N Injection(R) and a limited license for the production, manufacture, use, marketing and sale of this product. As partial consideration, HEB issued 487,028 shares of its common stock to ISI. Pursuant to its agreements with ISI, HEB registered these shares for public sale. HEB also agreed to pay ISI 6 % of the net sales of ALFERON N Injection(R).

         Except for 62,500 of the shares issued to ISI, HEB has guaranteed the market value of the shares retained by ISI as of March 11, 2005, the termination date, to be $1.59 per share. ISI is permitted to periodically sell certain amounts of its shares. If, within 30 days after the termination date, ISI requests that HEB honor the guarantee, HEB will be obligated to reacquire ISI's remaining guaranteed shares and pay the ISI $1.59 per share. Please see "HEB has guaranteed the value of a number of shares issued and to be issued as a result of its acquisition of assets from ISI. If HEB's share price is not above $1.59 per share 12, 18 or 24 months after the dates of issuance of the guaranteed shares, HEB's financial condition could be adversely affected" in "Risk Factors," above.

         On March 11, 2003, HEB also entered into an agreement to purchase from ISI all of its rights to the product and other assets related to the product including, but not limited to, real estate and machinery. For these assets, HEB agreed to issue to ISI an additional 487,028 shares and to issue 314,465 shares and 267,296 shares, respectively to The American National Red Cross and GP Strategies Corporation, two creditors of ISI. HEB has guaranteed the market value of all but 62,500 of these shares on terms substantially similar to those for the initial acquisition of the ISI assets. The termination date for these guarantees is 18 months after the date of issuance of the guaranteed shares to GP Strategies, 24 months after the date of issuance and delivery of the guaranteed shares to ISI and 12 months after the date of issuance of the guaranteed shares to the American National Red Cross. HEB also agreed to satisfy other liabilities of ISI which are past due and secured by a lien on ISI's real estate and to pay ISI 6% of the net sales of products containing natural alpha interferon.

         On May 30, 2003, HEB issued the shares to GP Strategies and the American National Red Cross. Pursuant to its agreements with ISI and these two creditors, HEB registered the foregoing shares for public sale.

         In connection with the debenture agreements, HEB has outstanding letters of credit of $1 million as additional collateral.

         In addition, as of September 30, 2003, HEB has $200,000 in restricted cash under other letter of credit agreements required by its insurance carrier. Prior to its annual meeting of stockholders in September 2003, HEB had a limited number of shares of Common Stock authorized but not issued or reserved for issuance upon conversion or exercise or outstanding convertible and exercisable securities a such as debentures, options and warrants. Prior to the meeting, to permit consummation of the sale of the July 2005 Debentures and the related warrants, Dr. Carter agreed that he would not exercised his warrants or options unless and until HEB stockholders approve an increase in HEB authorized shares of common stock. For Dr. Carter's waiver of his right to exercise certain options and warrants prior to approval of the increase in HEB's authorized shares, HEB agreed to compensate Dr. Carter. (refer to note 11: Executive compensation, to HEB's consolidated financial statements for the nine months ended September 30, 2003.)

         On November 6, 2003, HEB acquired some of the outstanding ISI property tax lien certificates in the aggregate amount of $456,839 from certain investors. These tax liens were issued for property taxes and utilities due for 2000, 2001 and 2002.

         Because of its long-term capital requirements, HEB may seek to access the public equity market whenever conditions are favorable, even if HEB does not has an immediate need for additional capital at that time. Any additional funding may result in significant dilution and could involve the issuance of securities with rights, which are senior to those of existing stockholders. HEB may also need additional funding earlier than anticipated, and its cash requirements, in general, may vary materially from those now planned, for reasons including, but not limited to, changes in its research and development programs, clinical trials, competitive and technological advances, the regulatory process, and higher than anticipated expenses and lower than anticipated revenues from certain of its clinical trials for which cost recovery from participants has been approved.


                                                                       (dollars in thousands)

Contractual Obligations
                                            Total          2003          2004-2005          2006-2007
                                        =============================================== ==================

Operating leases                            $  1,063       $  279          $      526          $   258

                                        ==================================================================

Total                                       $  1,063      $  279           $      526          $   258

Convertible Debentures                  ============================= ====================================

March 12, 2003 $5,426,000 6% Senior

Convertible Debenture                       $     260     $ 260             $      -          $      0

July 10, 2003 $5,426,000 6% Senior          $  4,568      $ 750             $   3,818         $      0
Convertible Debenture


                                        ============================ =====================================


Total                                       $  4,828       $1,010           $   3,818          $      0


=============================================================================================================


         For information concerning the issuances of March 12, 2003 and July 10, 2003 6% Senior Convertible Debenture see note 9 to HEB's financial statements for the nine months ended September 30, 2003 contained elsewhere herein.


                  In connection with the debenture agreements, HEB has outstanding letters of credit of $1 million to be used as additional collateral.

New Accounting Pronouncements

     In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others" (Interpretation No. 45). This Interpretation elaborates on the existing disclosure requirements for most guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an liability for the fair market value of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and measurement provisions of Interpretation No. 45 apply on a prospective basis to guarantees issued or modified after December 31, 2002. The adoption of Interpretation No. 45 did not have an impact on HEB's consolidated results of operations, financial positions, or cash flows.

     In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB statements No. 4, 44 and 64, Amendment of FASB statement No. 13, and Technical Corrections" ("SFAS 145"). FASB No. 4 required that gains and losses from extinguishment of debt that were included in the determination of net income be aggregated and, if material, be classified as an extraordinary item, net of related income tax. Effective January 1, 2003, pursuant to SFAS 145, the treatment of debt is to be included in "Other Income" in the Financial Statements. HEB's adoption of SFAS 145 did not have an impact on HEB's financial position and results of operations.

     In January 2003, FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities". ("Interpretation No. 46"), which clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. Interpretation No. 46 is applicable immediately for variable interest entities created after January 31, 2003. For variable interest entities created prior to January 31, 2003, the provision of Interpretation No. 46 are applicable no later than July 1, 2003. HEB does not expect this Interpretation to have an effect on the consolidated financial statements.


     In May 2003, FASB issued Statement of Financial Accounting Standards ("SFAS") No. 150 "Accounting for Certain Financial Instruments with Characteristics of Both Liability and Equity". This Statement establishes standards for how an issuer classifies and measures in statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is with its scope as a liability (or assets in some circumstances) because that financial instrument embodies an obligation. This statement shall be effective for financial instruments entered into or modified after May 31, 2003, and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of a nonpublic entity. HEB does not expect this Interpretation to have an material effect on the consolidated financial statements.


Disclosure About Off-Balance Sheet Arrangements

         In connection with the debenture agreements, HEB has outstanding letters of credit of $1 million as additional collateral.


         In addition, as of September 30, 2003, HEB has $200,000 in restricted cash under other letter of credit agreements required by its insurance carrier. Prior to its September 2003 annual meeting of stockholders, HEB had a limited number of shares of Common Stock authorized but not issued or reserved for issuance upon conversion or exercise of outstanding convertible and exercisable securities such as debentures, options and warrants. Prior to the meeting, to permit consummation of the sale of the July 2005 Debentures and the related warrants, Dr. Carter agreed that he would not exercise certain of his warrants or options unless and until HEB's stockholders approved an increase in HEB's authorized shares of common stock. At the meeting, HEB's stockholders approved an amendment to HEB's certificate of incorporation to increase the authorized shares of common stock from 50,000,000 to 100,000,000 (the "Proposal"). For Dr. Carter's waiver of his right to exercise certain options and warrants prior to approval of the Proposal and for the possible diminution in value of these Options that could result in the event that the Proposal is not approved, HEB agreed to compensate Dr. Carter. See note 11: Executive compensation, to HEB's consolidated financial statements for the nine months ended September 30, 2003 for details related to how Dr. Carter has been compensated with respect to this matter.


Critical Accounting Policies

         Financial Reporting Release No. 60., which was recently released by the Securities and Exchange Commission, requires all companies to include a discussion of critical accounting policies or method used in the preparation of financial statements. HEB's significant accounting policies are described in Notes to the Consolidated Financial Statements. The significant accounting policies that HEB believes are most critical to aid in fully understanding its reported financial results are the following:

Revenue

                  Revenues for non-refundable license fees are recognized under the Performance Method-Expected Revenue. This method considers the total amount of expected revenue during the performance period, but limits the amount of revenue recognized in a period to total non-refundable cash received to date. This limitation is appropriate because future milestone payments are contingent on future events.

                  Upon receipt, the upfront non-refundable payment is deferred. The non-refundable upfront payments plus non-refundable payments arising from the achievement of defined milestones are recognized as revenue over the performance period based on the lesser of (a) percentage of completion or (b) non-refundable cash earned (including the upfront payment).

                  This method requires the computation of a ratio of cost incurred to date to total expected costs and then apply that ratio to total expected revenue. The amount of revenue recognized is limited to the total non-refundable cash received to date.

                  Revenue from the sale of Ampligen(R) under cost recovery clinical treatment protocols approved by the FDA is recognized when the treatment is provided to the patient.

         Revenues from the sale of product are recognized when the product is shipped, as title is transferred to the customer. HEB have no other obligation associated with its products once shipment has occurred.

Patents and Trademarks

         Effective October 1, 2001, HEB adopted a 17-year estimated useful life for the amortization of its patents and trademark rights in order to more accurately reflect their useful life. Prior to October 1, 2001, HEB was using a ten year estimated useful life.

         Patents and trademarks are stated at cost (primarily legal fees) and are amortized using the straight-line method over the life of the assets. HEB reviews its patents and trademark rights periodically to determine whether they have continuing value. Such review includes an analysis of the patent and trademark's ultimate revenue and profitability potential on an undiscounted cash basis to support the realizability of its respective capitalized cost. In addition, management's review addresses whether each patent continues to fit into its strategic business plans.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from those estimates. Quantitative And Qualitative Disclosures About Market Risk


         Excluding obligations to pay it for various licensing related fees, HEB had approximately $5,100,000 in cash, cash equivalents and short term investments at September 30, 2003. To the extent that its cash and cash equivalents exceed its near term funding needs, HEB invests the excess cash in three to six month high quality interest bearing financial instruments. HEB employs established conservative policies and procedures to manage any risks with respect to investment exposure.

         HEB has not entered into, and does not expect to enter into, financial instruments for trading or hedging purposes.

Pro Forma Condensed Consolidated Statement of Operations (Unaudited) of HEB

 The following unaudited pro forma condensed statement of operations of HEB for the year ended December 31, 2002 and the nine months ended September 30, 2003 present the results of HEB assuming the Inventory Agreement and the Asset Purchase Agreement had occurred on January 1, 2002.

The unaudited pro forma condensed consolidated statements of operations should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of HEB, including the notes thereto. The pro forma data is for informational purposes only and may not necessarily reflect HEB's results of operations for the year ended December 31, 2002 and the nine months ended September 30, 2003 had HEB consummated the Inventory Agreement and the Asset Purchase Agreement on January 1, 2002 or January 1, 2003, respectively.





                                           Hemispherx Biopharma, Inc. and Subsidiaries
                                   Unaudited Pro Forma Consolidated Statement of Operations
                                                Year ended December 31, 2002
                                            (in thousands, except per share data)

                                                                                         (4)         Pro Forma
                                                           (3)                        Pro Forma     As Further
                                                        Pro Forma     Pro Forma        Further       Adjusted
                             (1)             (2)       Adjustments   As Adjusted     Adjustments        For
                         Hemispherx      Interferon     For first       For First     For Second      Second
                       Biopharma, Inc. Sciences, Inc.    Asset            Asset         Asset          Asset
                            And            And       Acquisition    Acquisition     Acquisition    Acquisition
                       Subsidiaries     Subsidiary
                            2002            2002
                            ----            ----
Revenues:

Sales of product        $       -    $     1,926       $             $  1,926       $              $  1,926
Clinical
treatment                     341                                         341                           341
   programs
License fee
income                        563                                         563                           563
                  ---------------- -------------- ------------    ------------ ------------   --------------
                              904          1,926            -           2,830            -            2,830
                  ---------------- -------------- ------------    ------------ ------------   --------------
Costs and
expenses:
Costs of goods
   sold/idle
Production costs               -           1,482         (37) (a)       1,445           60 (e)        1,505

Research and
    development             4,946          1,514         (39) (a)       6,421            7 (e)        6,428
General and
administrative              2,015          1,818         (34) (a)       3,915            6 (e)        3,921
                                                          116 (c)
                  ---------------- -------------- ------------    ------------ ------------   --------------

                  ---------------- -------------- ------------    ------------ ------------   --------------

Total cost and
    expenses                6,961          4,814            6          11,781           73           11,854

                  ---------------- -------------- ------------    ------------ ------------   --------------
Interest and                  103              7          (7) (a)         103                           103
  other income

Interest and
    related                                 (386)          386(a)      (1,551)      (1,609)(d)       (3,160)
    expenses
                                                        (1,551)(b)
Investments in
   Unconsolidated
   affiliates             (1,470)                                     (1,470)                        (1,470)
Gain on sale of
state
   net operating
loss
   carryovers

                                             528         (528)(a)               -                             -


                    ----------------
                    ---------------- -------------- ------------    ------------ ------------   --------------

Net loss            $     (7,424)   $    (2,739)   $  (1,706)      $ (11,869)   $   (1,682)       $ (13,551)
                     ---------------- -------------- ------------    ------------ ------------   --------------

Basic and diluted   $      (0.23)                                   $  (0.36)                     $  (0.40)
   loss per share
                    ----------------                                ------------                --------------

Basic and diluted
   weighted
Average common
   shares outstanding
                           32,086                         487          32,573        1,069           33,642
                    ----------------                ------------    ------------ ------------   --------------
See accompanying notes to consolidated statement of operations




                           NOTES TO UNAUDITED PROFORMA
                      CONSOLIDATED STATEMENT OF OPERATIONS

The following notes describe the column headings in the unaudited pro forma consolidated statement of operations and the pro forma adjustments that have been made to this statement:

(1) Reflects the audited consolidated historical statement of operations of Hemispherx Biopharma, Inc. and subsidiaries for the year ended December 31, 2002.

(2) Reflects the audited consolidated historical statement of operations for ISI for the year ended December 31, 2002.

(3) Reflects pro forma adjustments relating to the first acquisition of certain assets of ISI and the related funding as follows:

     (a) Adjustments to reflect the recording of costs related to sales of product by ISI where values were reduced to zero in years prior to 2002, the elimination of ISI's net interest expense, the elimination of ISI's depreciation, and the elimination of again on the sale of a tax loss by ISI as follows:




                                                    ----------------------------------- ----------
                                                    Inventory                              $(287)
                                                    ----------------------------------- ----------
                                                    ----------------------------------- ----------
                                                    Interest  expense-net                     379
                                                    ----------------------------------- ----------
                                                    ----------------------------------- ----------
                                                    Depreciation                              397
                                                    ----------------------------------- ----------
                                                    ----------------------------------- ----------
                                                    Sale of state net operating loss
                                                    carryover                               (528)
                                                    ----------------------------------- ----------
                                                    ----------------------------------- ----------
                                                    Total                                 $(  39)
                                                    ----------------------------------- ----------

     (b) Increase in interest expense resulting from the issuance of $3.1 million of 6% senior convertible debentures. Interest expense is inclusive of deferred interest charges resulting from the Company recording debt discounts of $2.1 million in recognition of fair values of detachable warrants, contingent conversion features, original issued discount and settlement costs recorded in connection with the debenture offering.

     (c) Increase in general and administrative costs of resulting from the recognition of 6% royalty charges on the net sales of the acquired ALFERON N injection product.

(4)Reflects pro forma adjustments relating to the second acquisition of certain asset of ISI and the related funding as follows:

     (d) Increase in interest expense resulting from the issuance of an additional $1.6 million 6% senior convertible debentures and additional detachable warrants to purchase 1,000,000 shares of common stock at $2.40 per share . Interest expense is inclusive of deferred interest charges resulting from the Company recording of additional debt discounts of approximately $ 2.8 million in recognition of fair values of additional detachable warrants, contingent conversion features, riginal issued discount and additional settlement costs recorded in connection with the debenture offering.

     (e) Adjustments reflect depreciation expense relating to the acquired building as result of the second acquisition of certain assets of ISI.




                                                    Hemispherx Biopharma, Inc. and Subsidiaries
                                            Unaudited Pro Forma Consolidated Statement of Operations
                                                      Nine Months ended September 30, 2003
                                                    (in thousands, except per share data)

                                                                                        (4)       Pro Forma
                                                          (3)                        Pro Forma   As Further
                                                        Pro Forma       Pro Forma     Further     Adjusted
                         (1)             (2)            Adjustments     as Adjusted   Adjustment      For
                     Hemispherx       Interferon        For First         For First    For Second    Second
                    Biopharma, Inc.  Sciences, Inc.      Asset             Asset        Asset        Asset
                   And Subsidiaries And Subsidiary      Acquisition   Acquisition  Acquisition  Acquisition
                        2003             2003
                        ----             ----
Revenues:
Sales of                $236            $ 242         $                  $ 478      $              $ 478
product
Clinical                 118                                               118                       118
treatment
programs

               --------------  ---------------  ---------------    ------------ ----------   ------------
                         354              242                              596                       596
               --------------  ---------------  ---------------    ------------ ----------   ------------
Costs and
expenses:
Costs of
goods
sold/idle
Production               224              267               47 (a)         538         45 (d)        583
costs
Research and           2,574              190              (7) (a)       2,757          6 (d)      2,763
development
General and            2,550              266              (7) (a)       2,838          6 (d)      2,844
administrative
                                                            29 (b)
               --------------  ---------------  ---------------    ------------ ----------   ------------
Total cost             5,348              723               62           6,133         57          6,190
and expenses
               --------------  ---------------  ---------------    ------------ ----------   ------------

Interest and              61                                                61                        61
other income
Interest and         (5,795)             (33)               33 (a)     (5,795)        847 (c)    (4,948)
related
expenses

Service fee                               115            (115) (a)
income
Other income                                6              (6) (a)
Bulk sale of                            1,164          (1,164) (a)
Alferon
inventory
               --------------
               --------------  ---------------  ---------------    ------------ ----------   ------------
Net loss          $ (10,728)            $ 771        $ (1,314)      $ (11,271)      $ 790     $ (10,481)
               --------------  ---------------  ---------------    ------------ ----------   ------------

Basic and            $ (.31)                                           $ (.32)                   $ (.29)
diluted loss
per share
               --------------                                      ------------              ------------
Basic and
diluted
weighted
Average
common shares
outstanding
                      34,211                                            35,185        487         35,672
               --------------                                      ------------ ----------   ------------


See accompanying notes to consolidated statement of operations




                           NOTES TO UNAUDITED PROFORMA
                      CONSOLIDATED STATEMENT OF OPERATIONS

The following notes describe the column headings in the unaudited pro forma consolidated statement of operations and the pro forma adjustments that have been made to this statement:

     (1) Reflects the unaudited consolidated historical statement of operations of Hemispherx Biopharma, Inc. and subsidiaries for the nine months ended September 30, 2003.

     (2) Reflects the unaudited consolidated historical statement of operations for ISI for the period ended March 11, 2003.

     (3) Reflects pro forma adjustments relating to the first acquisition of certain assets of ISI and the related funding as follows:

         (a) Adjustments to reflect the recording of costs related to sales of product by ISI where values were reduced to zero in years prior to 2002, the elimination of ISI's net interest expense, the elimination of ISI's depreciation , and the elimination of a gain and service fee income in connection with the sale of the Alferon business as follows:




                                                    ----------------------------------- ------------
                                                    Inventory                                $(109)
                                                    ----------------------------------- ------------
                                                    ----------------------------------- ------------
                                                    Interest  expense                            33
                                                    ----------------------------------- ------------
                                                    ----------------------------------- ------------
                                                    Depreciation                                 76
                                                    ----------------------------------- ------------
                                                    ----------------------------------- ------------
                                                    Service fee income                        (115)
                                                    ----------------------------------- ------------
                                                    ----------------------------------- ------------
                                                    Other income                                (6)
                                                    ----------------------------------- ------------
                                                    ----------------------------------- ------------
                                                    Bulk sale of Alferon inventory
                                                                                            (1,164)
                                                    ----------------------------------- ------------
                                                    ----------------------------------- ------------

                                                    ----------------------------------- ------------
                                                    ----------------------------------- ------------
                                                    Total                                  $(1,285)
                                                    ----------------------------------- ------------



         (b) Increase in general and administrative costs resulting from the recognition of 6% royalty charges on the net sales of the acquired ALFERON N injection product.

     (4) Reflects pro forma adjustments relating to the second acquisition of certain asset of ISI and the related funding as follows:

         (c) Decrease in interest expense for the effect of the conversion of $4.4 million of the 6% senior convertible debentures during the nine months ended September 30, 2003 as it related to write offs of debt discounts recognized in connection with the debenture offering for which HEB has given effect to on pro forma basis as if it had occurred during the year ended December 31, 2002..

         (d) Adjustments reflect depreciation expense relating to the acquired building as result of the second acquisition of certain assets of ISI.

Pro Forma Condensed Consolidated Balance Sheet (Unaudited) of HEB

The following unaudited pro forma condensed consolidated balance sheet of HEB as of September 30, 2003 presents the financial position of HEB assuming the asset sale had occurred on September 30, 2003. The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of HEB, including the notes thereto, and the consolidated financial statements for the quarter ended September 30, 2003. The pro forma data is for informational purposes only and may not necessarily reflect HEB's financial position or what HEB's financial position would have been had HEB consummated the asset sale on September 30, 2003.



                   Hemispherx Biopharma, Inc. and Subsidiaries
                 Unaudited Pro Forma Consolidated Balance Sheet
                               September 30, 2003
                                                  (in thousands)

                                                                                    PRO FORMA
                                                                (2)                    AS
                                           (1)                 PRO FORMA             ADJUSTED
                                          HEMISPHERX          ADJUSTMENTS              FOR
                                          BIOPHARMA,           FOR SECOND             SECOND
                                           INC. AND              ASSET                ASSET
                                         SUBSIDIARIES         ACQUISITION          ACQUISITION
                                         ------------         -----------          -----------
                 ASSETS
Current Assets:
    Cash and cash equivalents               $ 5,061                                          $5,061
    Other receivables                           141                                             141
    Inventories net of reserves               2,545                                           2,545
    Prepaid and other current assets            309                                             309
                                      --------------   ------------            ---------------------
    Total current assets                      8,056                                           8,056
                                      --------------   ------------            ---------------------
    Property, plant and equipment,              112         $2,269                            2,381
    net
    Patent and trademark rights, net          1,076                                           1,076

    Investments in unconsolidated
    affiliates                                  408                                             408
    Deferred financing costs                    270                                             270
    Deferred acquisition costs                 1068        (1,068)
    Advance receivable                          951                                             951

    Other assets                                 51                                              51
                                      --------------   ------------            ---------------------
    Total assets                            $11,992         $1,201                          $13,193
                                      ==============   ============            =====================
             LIABILITIES
Current liabilities:
    Accounts payable                           $857         $ 363                            $1,220
    Accrued expenses                            857                                             857
    Current portion of long term
    debt                                        349                                             349
                                      --------------   -----------             ---------------------
    Total current liabilities                 2,063           363                             2,426
                                      --------------   -----------             ---------------------
Long term debt-net of current                                                                   969
portion                                         969

Redeemable common stock                        1600           625                             2,225
Stockholders' equity :
    Common stock                                 38                                              38
    Additional paid-in capital              117,145           213                           117,358
    Accumulated deficit                   (109,802)                                       (109,802)
    Treasury stock                             (21)                                            (21)
                                      --------------   -----------             ---------------------

    Total stockholders' equity                7,360           213                             7,573
                                      --------------   -----------             ---------------------
                                           $ 11,992       $ 1,201                           $13,193
    Total liabilities and
    stockholders' equity
                                      ==============   ===========             =====================

See accompanying notes to consolidated balance sheet


                           NOTES TO UNAUDITED PROFORMA
                           CONSOLIDATED BALANCE SHEET

The following notes describe the column headings in the unaudited pro-forma consolidated balance sheet and the pro forma adjustments that have been made to this balance sheet:

     (1)  Reflects  the  unaudited   consolidated   historic  balance  sheet  of
          Hemispherx Biopharma Inc. and subsidiaries as of September 30, 2003.

     (2) Reflects pro forma adjustments for the second acquisition of certain assets of ISI totaling $2.2 million and the assumption of certain obligations, including those settled via the issuance of shares of HEB's common stock. A portion of the common shares totaling $.6 million issued to ISI were redeemable and are reflected as such.

As a result of the agreements, the following table summarizes the estimated fair values of the assets and liabilities assumed at the acquisition date.

                            (AMOUNTS IN THOUSANDS)
                                            Second Acquisition
                           Building                                    $2,269
                           Fair Value of liabilities Assumed             (363)
                                                                       -------
                           Fair Value of Common Shares
                           Issued                                      $1,906
                                                                       =======

                                   Accountants

     The consolidated financial statements of HEB included in this proxy statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report included elsewhere herein and is included herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements and the related financial statement schedule of ISI for the years ended December 31, 2002, 2001 and 2000 included in this proxy statement have been so included in reliance on the report (which contains an explanatory paragraph relating to ISI's ability to continue as a going concern, as described in Note 3 to the Financial Statements) of Eisner LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       Where You Can Find More Information

                  HEB and ISI file reports, proxy and information statements and other information with the Securities and Exchange Commission. Copies of such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at:
                             Judiciary Plaza
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

                    Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy statements and other information regarding each of HEB and ISI. The address of the Securities and Exchange Commission Internet site is http://www.sec.gov.

                  ISI stockholders should call the Corporate Secretary at ISI at 732-249-3250 with any questions about the asset sale.

                    Consolidated Financial Statements of ISI

Index to Consolidated Financial Statements


 Financials for the Nine Months Ended September 30, 2003
         For Interferon Sciences, Inc. ("ISI")..................................F-2

 Financials For the Years Ended December 31, 2002,
         2001 and 2000 for ISI..................................................F-18


 Index to Financial Statement Schedules


         Schedule II - Valuation and Qualifying Accounts........................F-39


                    Consolidated Financial Statements of HEB

Index to Consolidated Financial Statements


 Financials for the Nine Months Ended September 30, 2003
 For Hemispherx Biopharma, Inc. and Subsidiaries
 ("Hemispherx") (unaudited).................................................F-41

 Financials for the Years Ended December 31, 2000,
2001 and 2002 for Hemispherx................................................F-54



                            INTERFERON SCIENCES, INC.
                                 AND SUBSIDIARY

                           Index to Financial Section



           Item                                      Page No.
           ----                                      --------

Financials for the Nine                                F-2
Months Ended September 30, 2003
for Interferon Sciences, Inc.
and subsidiary ("ISI")
(unaudited)

Financials for the Years Ended                        F-18
December 31, 2002, 2001, and 2000
for ISI

Schedule II - Valuation and Qualifying
Accounts                                              F-39



                    INTERFERON SCIENCES, INC. AND SUBSIDIARY
                          PART I. FINANCIAL INFORMATION
                      CONSOLIDATED CONDENSED BALANCE SHEETS

                                                    September 30,      December 31,
                                                        2003               2002
                                                     (Unaudited)
ASSETS                                              ------------------------------

Current assets
  Cash and cash equivalents                         $    201,186      $   378,663
  Investment - available for sale                        954,575
  Accounts and other receivables                          23,325           42,739
  Notes receivable, net                                  371,625
  Inventories, net of valuation allowances
   of zero and $4,678,659, respectively                                    28,489
  Prepaid expenses and other current assets               33,892           12,179
                                                   -------------    -------------
Total current assets                                   1,584,603          462,070
                                                   -------------    -------------
Assets under contract of sale
 (subject to stockholder approval)                     1,604,350

Property, plant and equipment, at cost                                 12,854,834
Less accumulated depreciation                                         (11,173,264)
                                                                    -------------
                                                                        1,681,570
                                                                    -------------
Patent costs, net of accumulated amortization                             132,187
Other assets                                               6,850              100
                                                   -------------    -------------
Total assets                                       $   3,195,803    $   2,275,927
                                                   =============    =============
LIABILITIES AND CAPITAL DEFICIENCY
Current liabilities
  Liabilities to be assumed by purchaser under
   contract of sale for assets
   (subject to stockholder approval)               $   2,501,993    $
  Accounts payable and accrued expenses                1,023,581        3,204,594
  ISI stock subject to resale agreement
   and in-kind services due Metacine                                    1,700,000
  Note payable and amount due GP Strategies                               413,745
  Convertible notes payable, net of debt discount        490,883          281,863
  Loans and advances                                     250,000
                                                   -------------    -------------
Total current liabilities                              4,266,457        5,600,202
                                                   -------------    -------------
Commitments and contingencies:
Capital deficiency
Preferred stock, par value $.01 per share;
 authorized-5,000,000 shares; none issued
 and outstanding
Common stock, par value $.01 per share;
 authorized-55,000,000 shares; issued
 and outstanding-37,339,286 and
 21,030,405 shares, respectively                         373,393          210,304
Capital in excess of par value                       136,970,283      136,810,618
Accumulated deficit                                 (138,605,905)    (140,345,197)
Accumulated other comprehensive income                   191,575
                                                   -------------     ------------
Total capital deficiency                              (1,070,654)      (3,324,275)
                                                   -------------     ------------
Total liabilities and capital deficiency            $  3,195,803    $   2,275,927
                                                   =============    =============

The accompanying notes are an integral part of these consolidated condensed financial statements.



                    INTERFERON SCIENCES, INC. AND SUBSIDIARY

               CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS(1)
                                   (Unaudited)


                                                      Three Months Ended
                                                         September 30,
                                                  -----------------------------
                                                       2003           2002
                                                  -------------   -------------

Revenue
  Alferon N Injection                              $               $    687,197
  Royalty income                                         14,000
                                                  -------------   -------------
Total revenue                                            14,000         687,197
                                                  -------------   -------------
Costs and expenses
Cost of goods sold and excess/idle
  production costs                                                      432,979
Research and development                                                308,912
General and administrative                              369,114         441,054
                                                  -------------   -------------
Total costs and expenses                                369,114       1,182,945
                                                  -------------   -------------
Loss before interest expense and other                 (355,114)       (495,748)

Interest expense, net                                   (69,986)       (142,832)
Service fee income                                      156,724
Gain on Metacine settlement                           1,550,000
                                                   -------------   -------------
Net income (loss)                                  $  1,281,624    $   (638,580)
                                                  =============   =============

Basic net income (loss) per share                  $        .03    $       (.03)
                                                  =============   =============
Diluted net income (loss) per share                $        .02    $       (.03)
                                                  =============   =============
Weighted average number of shares
  outstanding - basic                                36,687,112      20,628,306

Effect of potential common shares                    44,000,000               0
                                                  -------------   -------------
Weighted average number of shares
  outstanding - diluted                              80,687,112      20,628,306
                                                  =============   =============






(1)On March 11, 2003, the Company sold all its inventory related to its ALFERON
N Injection business. The Company also entered into an agreement, subject to shareholder and regulatory approval, to sell all its other assets related to its ALFERON N Injection business. See Note 10 of Notes to Consolidated Condensed
Financial Statements.






The accompanying notes are an integral part of these consolidated condensed financial statements.



                    INTERFERON SCIENCES, INC. AND SUBSIDIARY

               CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS(1)
                                   (Unaudited)


                                                        Nine Months Ended
                                                          September 30,
                                                  -----------------------------
                                                       2003           2002
                                                  -------------   -------------
Revenue
  Alferon N Injection                              $    241,637    $  1,647,279
  Bulk sale of remaining Alferon inventory
   and license fee                                    1,149,112
  Royalty income                                         14,000
                                                  -------------   -------------
Total revenue                                         1,404,749       1,647,279
                                                  -------------   -------------
Costs and expenses
Cost of goods sold and excess/idle
  production costs                                      267,054       1,173,166
Research and development                                176,091       1,154,289
General and administrative                              962,714       1,423,568
                                                  -------------   -------------
Total costs and expenses                              1,405,859       3,751,023
                                                  -------------   -------------
Income loss before interest expense and other            (1,110)     (2,103,744)

Interest expense, net                                  (260,449)       (176,656)
Service fee income                                      450,851
Gain on Metacine settlement                           1,550,000
                                                  -------------   -------------
Net income (loss)                                  $  1,739,292     $(2,280,400)
                                                  =============   =============

Basic net income (loss) per share                  $        .05     $      (.11)
                                                  =============   =============

Diluted net income (loss) per share                $        .02     $      (.11)
                                                  =============   =============
Weighted average number of shares
  outstanding - basic                                32,523,394      20,475,507

Effect of potential common shares                    49,900,000               0
                                                  -------------   -------------

Weighted average number of shares
  outstanding - diluted                              82,423,394      20,475,507
                                                  =============   =============



(1)On March 11, 2003, the Company sold all its inventory related to its ALFERON
N Injection business. The Company also entered into an agreement, subject to shareholder and regulatory approval, to sell all its other assets related to its ALFERON N Injection business. See Note 10 of Notes to Consolidated Condensed
Financial Statements.




The accompanying notes are an integral part of these consolidated condensed
Financial statements




                                                  INTERFERON SCIENCES, INC. AND SUBSIDIARY
                                                        CONSOLIDATED CONDENSED STATEMENT
                                                             OF CAPITAL DEFICIENCY
                                                      NINE MONTHS ENDED SEPTEMBER 30, 2003
                                                                  (Unaudited)

                                                                             Accumulated
                                           Capital                              other                                Total
                     Common Stock         in excess       Accumulated       comprehensive       Comprehensive       capital
                    Shares      Amount    of par value      deficit             income              income        deficiency
                    ------------------    ------------    ------------      -------------       -------------     ----------

Balance at
  Dec. 31, 2002    21,030,405   $210,304   $136,810,618   $(140,345,197)      $                 $                $(3,324,275)

 Net proceeds
  from sale of
  common stock
  and warrants     15,000,000    150,000          1,000                                                              151,000

 Common stock
  issued under
  Company 401(k)
  Plan                308,881      3,089         18,665                                                               21,754

 Common stock
  issued to
  Metacine for
  settlement of
  obligation        1,000,000     10,000        140,000                                                              150,000

 Net income                                                   1,739,292                          1,739,292         1,739,292

 Other
  comprehensive
  income - available
  for sale securities                                                            191,575           191,575           191,575
                                                                                               --------------
 Comprehensive income                                                                          $ 1,930,867
                                                                                               ==============

                  ----------------------------------------------------------------------------               ----------------
 Balance at
  Sept. 30, 2003   37,339,286   $373,393   $136,970,283   $(138,605,905)     $   191,575                         $(1,070,654)
                  ============================================================================               ================

 The accompanying notes are an integral part of these consolidated condensed financial statements.




                    INTERFERON SCIENCES, INC. AND SUBSIDIARY
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                              Nine Months Ended
                                                                September 30,
                                                         --------------------------
                                                           2003         2002
                                                         ------------  ------------
Cash flows from operating activities:
  Net income (loss)                                      $ 1,739,292   $(2,280,400)
  Adjustments to reconcile net income (loss)
    to net cash used for operating activities:
    Receipt of shares of Hemispherx Biopharma,
     Inc. for Alferon inventory and assumption
     of certain liabilities                               (1,149,112)
    Gain on Metacine settlement                           (1,550,000)
    Depreciation and amortization                            209,407       318,817
    Noncash compensation expense                              21,754        64,819
    Debt discount                                            174,020       112,745
    Amortization of interest income                           (3,375)
    Change in operating assets and liabilities:
     Accounts and other receivables                           19,414        81,465
     Inventories                                               6,564        68,963
     Prepaid expenses and other current assets               (21,713)      (10,871)
     Accounts payable and accrued expenses                   301,772       379,967
     Amount due to GP Strategies                              13,500        13,500
                                                         ------------  ------------
    Net cash used for operating activities                  (238,477)   (1,250,995)
                                                         ------------  ------------
Cash flows from investing activities:
  Additions to notes receivable                             (375,000)
  Reduction of other assets                                                 10,000
                                                         ------------  ------------
  Net cash (used for) provided by investing activities      (375,000)       10,000
                                                         ------------  ------------
Cash flows from financing activities:
  Proceeds from convertible notes payable                    100,000       500,000
  Repayment of convertible notes payable                     (65,000)
  Proceeds from loans and advances                           250,000
  Repayment of note payable to GP Strategies                              (100,000)
  Net proceeds from sale of common stock and warrants        151,000
                                                         ------------  ------------
Net cash provided by financing activities                    436,000       400,000
                                                         ------------  ------------
Net decrease in cash and cash equivalents                   (177,477)     (840,995)

Cash and cash equivalents at beginning of period             378,663     1,184,889
                                                         ------------  ------------
Cash and cash equivalents at end of period               $   201,186   $   343,894
                                                         ============  ============



The accompanying notes are an integral part of these consolidated condensed financial statements.


                    INTERFERON SCIENCES, INC. AND SUBSIDIARY
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

Note 1.  Basis of Presentation

The financial information included herein is unaudited. Such information, however, reflects all adjustments (consisting solely of normal recurring adjustments and certain reclassifications which have been made to the financial statements to conform with the current presentation) that are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim periods. The operating results for interim periods are not necessarily indicative of operating results to be expected for the year.

Note 2.  Plan of Operations

On March 11, 2003, Interferon Sciences, Inc. (the "Company" or "ISI") sold all its inventory related to its ALFERON N Injection product and granted a license to sell the product to Hemispherx Biopharma, Inc. ("HEB"). In exchange for the inventory and license, the Company received HEB common stock with a guaranteed value of $675,000, an additional 62,500 shares of HEB common stock without a guaranteed value, and a royalty equal to 6% of the net sales of ALFERON N Injection. The HEB common stock is subject to selling restrictions. In addition, HEB assumed approximately $408,000 of the Company's payables and various other commitments. The Company and HEB also entered into another agreement pursuant to which the Company will sell to HEB, subject to regulatory approval, the Company's real estate property, plant, equipment, furniture and fixtures, rights to ALFERON N Injection and all of its patents, trademarks and other intellectual property related to its natural alpha interferon business. In exchange, the Company will receive (if and when approved) $675,000 of HEB common stock with a guaranteed value, an additional 62,500 shares of HEB common stock without a guaranteed value and a royalty equal to 6% of the net sales of all products sold containing natural alpha interferon. HEB will assume approximately $2.5 million of the Company's indebtedness that currently encumbers its assets. In addition, pending the completion of this transaction, HEB will fund the operating costs of the Company's facility such as insurance, heat, light, air conditioning and equipment maintenance. (See Note 10.)

Upon completion of the transaction with HEB, ISI will not be involved in the natural alpha interferon business and will not have a manufacturing and research facility. In addition, on August 29, 2003, ISI and Metacine, Inc. agreed to terminate their agreements (See Note 8). On October 17, 2003, ISI and Amphioxus Cell Technologies, Inc. ("ACT") entered into a non-binding letter of intent pursuant to which ISI (or a wholly owned subsidiary of ISI) will acquire ACT. ACT is a biotechnology company that applies liver biology solutions to problems in drug discovery and human therapeutics. The shareholders of ACT will receive preferred stock (the "ACT Preferred Stock") of ISI, convertible into a number of common shares of ISI equal to 75% of the fully diluted capitalization of ISI (see Note 16).

At September 30, 2003, the Company had approximately $201,000 of cash and cash equivalents, with which to support future operating activities and to satisfy its financial obligations as they become payable.

As of November 20, 2003, the Company has sold 388,000 of the shares of HEB common stock and received net proceeds of $965,000.

The Company has experienced significant operating losses since its inception in 1980. As of September 30, 2003, the Company had an accumulated deficit of approximately $138.6 million. For the nine months ended September 30, 2003, the Company earned net income of $1,739,000 and for the years ended December 31, 2002, 2001 and 2000, the Company incurred losses of approximately $2.7 million, $6.4 million, and $2.7 million, respectively. Also, the Company has limited liquid resources. These factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty. Based on the Company's sale to HEB, estimates of revenue, expenses, and the timing of repayment to creditors, management believes that the Company has sufficient resources to enable the Company to continue operations until March 31, 2004. However, actual results may differ materially from such estimate, and no assurance can be given that additional funding will not be required sooner than anticipated or that such additional funding, whether from financial markets or from other sources, will be available when needed or on terms acceptable to the Company. Insufficient funds will require the Company to terminate operations.



Note 3.  Earnings (Loss) Per Share

Basic earnings (loss) per share have been computed using the weighted average number of shares of common stock of the Company outstanding for each period presented. For the three months and nine months ended September 30, 2003, the dilutive effect of stock options and other common stock equivalents is included in the calculation of diluted earnings per share using the treasury stock method. For the three months and nine months ended September 30, 2002, common stock equivalents are not included in the calculation of loss per share as the effect would be anti-dilutive.

The following table provides the net income (loss) and the weighted average number of shares outstanding - basic and diluted, used in computing the earnings
(loss) per share:


                                   Three Months               Nine Months
                                Ended September 30,       Ended September 30,
                                2003          2002        2003          2002


Net income (loss)          $ 1,281,624  $  (638,580) $ 1,739,292  $ (2,280,400)

Weighted average number
 of shares outstanding -
 basic                      36,687,112   20,628,306   32,523,394    20,475,507

Weighted average number
 of shares outstanding -
 diluted                    80,687,112   20,628,306   82,423,394    20,475,507


Note 4.  Investments

In accordance with the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115), securities are classified either as trading, held to maturity or available for sale. The Company intends to dispose of its investments within one year and accordingly has classified its investments in marketable securities as available for sale. Such investments are carried at market value with unrealized gains and losses included as a separate component in capital deficiency.

At September 30, 2003, such investments consisted of 487,028 shares of common stock of Hemispherx Biopharma, Inc., a publicly traded company (see Note 10).

The values of marketable securities owned by the Company can change substantially because of volatility in the price of each security, changes in the business prospects of the issuer of the securities, specific events influencing the operations of the issuer of the securities, and various other circumstances outside the security issuer's control. Accordingly, the value of the securities could decline so that a loss would be required to be recognized for the total carrying amount of such securities.

Note 5.  Inventories

     Inventories consist of the following:

                                             September 30,      December 31,
                                                 2003               2002
                                            --------------     -------------

     Finished goods                         $     0             $   322,518
     Work in process                              0               3,052,070
     Raw materials                                0               1,332,560
     Less reserve for excess inventory            0              (4,678,659)
                                           ---------------     -------------
                                            $     0             $    28,489
                                           ===============     =============

As discussed in Note 2, on March 11, 2003, the Company sold all its inventory related to its ALFERON N Injection product to HEB.

Finished goods inventory consisted of vials of ALFERON N Injection, available for commercial and clinical use either immediately or upon final release by quality assurance.

In light of the results of the Company's phase 3 studies of ALFERON N Injection in HIV and HCV-infected patients, the Company recorded a reserve against its inventory of ALFERON N Injection to reflect its estimated net realizable value. The reserve was a result of the Company's assessment of anticipated near-term projections of product to be sold or utilized in clinical trials, giving consideration to historical sales levels. As a result, inventories at December 31, 2002, reflect a reserve for excess inventory of $4,678,659.

Note 6.  Agreement with GP Strategies Corporation

Pursuant to an agreement dated March 25, 1999, GP Strategies Corporation ("GP Strategies") loaned the Company $500,000 (the "GP Strategies Debt"). In return, the Company granted GP Strategies (i) a first mortgage on the Company's real estate, (ii) a two-year option (which has expired) to purchase the Company's real estate, provided that the Company has terminated its operations and a certain liability to the American Red Cross (the "Red Cross") has been repaid, and (iii) a two-year right of first refusal (which has expired) in the event the Company desires to sell its real estate. In addition, the Company issued GP Strategies 500,000 shares (the "GP Shares") of common stock and five-year warrant (the "GP Warrant") to purchase 500,000 shares of common stock at a price of $1 per share. The GP Shares and GP Warrant were valued at $500,000 and recorded as a financing cost and amortized over the original period of the GP Strategies Debt in 1999. Pursuant to the agreement, the Company has issued a note to GP Strategies representing the GP Strategies Debt, which note was originally due on September 30, 1999 (but extended to June 30, 2001) and bears interest, payable at maturity, at the rate of 6% per annum. In addition, at that time, the Company negotiated a subordination agreement with the Red Cross pursuant to which the Red Cross agreed that its lien on the Company's real estate is subordinate to GP Strategies' lien. On March 27, 2000, the Company and GP Strategies entered into an agreement pursuant to which (i) the GP Strategies Debt was extended until June 30, 2001 and (ii) the Management Agreement between the Company and GP Strategies was terminated and all intercompany accounts between the Company and GP Strategies (other than the GP Strategies Debt) in the amount of approximately $130,000 were discharged which was recorded as a credit to capital in excess of par value. On August 23, 2001, the Company and GP Strategies entered into an agreement pursuant to which the GP Strategies Debt was extended to March 15, 2002. During 2001, the Company paid GP Strategies $100,000 to reduce the GP Strategies Debt. In addition, in January 2002, the Company paid GP Strategies $100,000 to further reduce the GP Strategies Debt. In connection with the Asset Sale Transactions, the Company, HEB and GP Strategies entered into an agreement pursuant to which GP Strategies agreed to forbear from exercising its rights until May 31, 2003 and GP Strategies agreed to accept HEB common stock with a guaranteed value of $425,000 in full settlement of all the Company's obligations to GP Strategies. On June 2, 2003, HEB delivered the HEB common stock to GP Strategies in accordance with HEB's obligation under the terms of the forbearance agreement. However the forbearance agreement provided that in addition to the issuance by HEB of the HEB common stock to GP Strategies, HEB was obligated to register the HEB common stock for resale and any shares of HEB shares received by GP Strategies which remain unsold after November 30, 2004 may be put to HEB at a price of $ 1.59 per share.

The forbearance agreement makes no reference to GP Strategies obligation if HEB fails to perform its obligations under the forbearance agreement or what happens in the event HEB satisfies the GP Strategies obligation and the asset purchase agreement between ISI and HEB, which is subject to stockholder approval, does not close.

Because stockholder approval has not yet been obtained and consequently the asset purchase agreement has not closed, the condition for the ultimate settlement of the GP Strategies obligation has not occurred. Accordingly, no recognition of any settlement of the GP Strategies obligation paid by HEB has been recorded as of September 30, 2003 and will not be recognized until the closing of the asset purchase agreement takes place.

Note 7.  Agreement with the Red Cross

The Company obtained human white blood cells used in the manufacture of ALFERON N Injection from several sources, including the Red Cross pursuant to a supply agreement dated April 1, 1997 (the "Supply Agreement"). The Company will not need to purchase more human white blood cells until such time as production of crude alpha interferon is resumed. Under the terms of the Supply Agreement, the Company was obligated to purchase a minimum amount of human white blood cells each month through March 1999 (the "Minimum Purchase Commitment"), with an aggregate Minimum Purchase Commitment during the period from April 1998 through March 1999 in excess of $3,000,000. As of November 23, 1998, the Company owed the Red Cross approximately $1.46 million plus interest at the rate of 6% per annum accruing from April 1, 1998 (the "Red Cross Liability") for white blood cells purchased pursuant to the Supply Agreement.

Pursuant to an agreement dated November 23, 1998, the Company granted the Red Cross a security interest in certain assets to secure the Red Cross Liability, issued to the Red Cross 300,000 shares of common stock and agreed to issue additional shares at some future date as requested by the Red Cross to satisfy any remaining amount of the Red Cross Liability. The Red Cross agreed that any net proceeds received by it upon sale of such shares would be applied against the Red Cross Liability and that at such time as the Red Cross Liability was paid in full, the Minimum Purchase Commitment would be deleted effective April 1, 1998 and any then existing breaches of the Minimum Purchase Commitment would be waived. In January 1999, the Company granted the Red Cross a security interest (the "Security Interest") in, among other things, the Company's real estate, equipment inventory, receivables, and New Jersey net operating loss carryovers to secure repayment of the Red Cross Liability, and the Red Cross agreed to forbear from exercising its rights under the Supply Agreement, including with respect to collecting the Red Cross Liability until June 30, 1999 (which was subsequently extended until December 31, 1999). On December 29, 1999, the Company, the Red Cross and GP Strategies entered in an agreement pursuant to which the Red Cross agreed that until September 30, 2000 it would forbear from exercising its rights under (i) the Supply Agreement, including with respect to collecting the Red Cross Liability, and (ii) the Security Interest. In connection with the Asset Sale Transactions, the Company, HEB and the Red Cross entered into a similar agreement pursuant to which the Red Cross agreed to forbear from exercising its rights until May 31, 2003 and the Red Cross agreed to accept HEB common stock with a guaranteed value of $500,000 in full settlement of all of the Company's obligations to the Red Cross. On June 2, 2003, HEB delivered the HEB common stock to the Red Cross in accordance with HEB's obligation under the terms of the forbearance agreement. However the forbearance agreement provided that in addition to the issuance by HEB of the HEB common stock to the Red Cross, HEB was obligated to register the HEB common stock for resale and any shares of HEB shares received by the Red Cross which remain unsold after May 31, 2004 may be put to HEB at a price of $ 1.59 per share.

The forbearance agreement makes no reference to the Red Cross obligation if HEB fails to perform its obligations under the forbearance agreement or what happens in the event HEB satisfies the Red Cross obligation and the asset purchase agreement between ISI and HEB, which is subject to stockholder approval, does not close.

Because stockholder approval has not yet been obtained and consequently the asset purchase agreement has not closed, the condition for the ultimate settlement of the Red Cross obligation has not occurred. Accordingly, no recognition of any settlement of the Red Cross obligations paid by HEB has been recorded as of September 30, 2003 and will not be recognized until the closing of the asset purchase agreement takes place.

Note 8.  Agreement with Metacine, Inc.

On July 28, 2000, the Company acquired for $100,000 an option to purchase certain securities of Metacine, Inc. ("Metacine"), a company engaged in research using dendritic cell technology, on the terms set forth below.

On April 9, 2001, the Company exercised its option to acquire an 82% equity interest in Metacine. Pursuant to the agreement, as amended, the Company received 700,000 shares of Metacine common stock and a five-year warrant to purchase, at a price of $12.48 per share, 282,794 shares of Metacine common stock in exchange for $300,000 in cash, an obligation to pay Metacine $ 1,850,000 and $250,000 of services to be rendered by the Company by June 30, 2002. In addition, the Company issued Metacine 2,000,000 shares of the Company's common stock. The agreement contains certain restrictions on the ability of Metacine to sell the Company's shares and provides for the Company to make cash payments ("Deficiency Payments") to Metacine to the extent Metacine has not received from the sale of the Company's common stock, cumulative net proceeds of $1,850,000 by September 30, 2002 or $400,000 of net proceeds per quarter beginning with the period ended September 30, 2001 and $250,000 for the quarter ending September 30, 2002. On October 4, 2001, the Company made a Deficiency Payment to Metacine in the amount of $400,000 for the quarter ending September 30, 2001. The Company has not made the remainder of the Deficiency Payments in the aggregate amount of $1,450,000. If Metacine sells all of the 2,000,000 shares received and the cumulative proceeds from the sales and any Deficiency Payments are less than $1,850,000, the Company may issue to Metacine additional shares of common stock at the Company's full discretion. These additional shares would be treated in the same manner as the original 2,000,000 shares. In the event that cumulative net proceeds to Metacine from the sale of the Company's common stock exceed $1,850,000, any Deficiency Payments previously made by the Company ($400,000 through December 31, 2002) would be repaid to the Company to the extent these proceeds exceed $1,850,000. All additional proceeds beyond the $1,850,000 and repayment of Deficiency Payments, if any, would be for the benefit of Metacine. The Company was required to put in escrow 100,000 Metacine shares to secure its obligations to render $250,000 of services to Metacine and 462,500 Metacine shares to secure its potential obligations to make Deficiency Payments. Since the Company has not made $1,450,000 in Deficiency Payments and has not rendered $250,000 of services to Metacine, Metacine could request 462,500 Metacine shares currently held in escrow to satisfy the Company's past due obligations.

Although the Company is the majority owner of Metacine, the Company must, on many matters, vote its shares of Metacine common stock in the same proportion as votes cast by the minority stockholders of Metacine, except for certain matters with respect for which the Company has protective rights. In accordance with EITF Issue No. 96-16, Investor's Accounting for an Investee When the Investor has a Majority of the Voting Interest but the Minority Shareholder or Shareholders have Certain Approval or Veto Rights, the minority holders have substantive participating rights which include controlling the selection, termination and setting of compensation for Metacine management who are responsible for implementing policies and procedures, making operating and capital decisions (including establishing budgets) for Metacine and most other ordinary operating matters, and therefore, the Company does not control Metacine. In addition, the Company only has one representative on a board of directors consisting of three directors. Accordingly, the acquisition is being accounted for under the equity method.

Of the $2.5 million consideration paid for Metacine, $2,341,418 was recorded as a charge for the acquisition of in-process research and development ("IPR&D") in 2001. The charge was recorded as the acquisition of IPR&D as Metacine's primary asset is technology that has not reached technological feasibility and has no alternative uses. The in-process research and development expenses relate to a patent portfolio consisting of six issued patents, eight pending patents and four invention disclosures related to the use of dendritic cells for the treatment of various diseases. While the patent portfolio, when viewed as a whole, represented a new approach to the treatment of various diseases utilizing cell therapy, the six issued patents had no independent commercial value. While the Company did not engage the services of an independent appraiser to assess the fair value of the purchased in process research and development, it considered the following factors: (i) any product or process utilizing dendritic cells as a treatment for any disease would regulated by the FDA and therefore would require extensive clinical testing prior to the time any revenue would be generate from the sale of a product or process, (ii) the cost of such clinical trials would be in excess of $50,000,000, (iii) it would take between seven to ten years to complete such clinical trials, (iv) there could be no assurance that even if Metacine could obtain the funding required to complete the clinical trials (which was well beyond Metacine's capability at the time Metacine acquired rights to the patent portfolio), that the clinical trials would have shown the product or process tested to be safe and effective. The Company's $1,850,000 obligation to Metacine, less the $400,000 Deficiency Payment made in October 2001, has been recorded as a current liability at December 31, 2002 and 2001. The $250,000 of services to be provided has also been recorded as a current liability. Services rendered to Metacine to date were immaterial and as such, the liability remained unchanged at December 31, 2002 and 2001. The investment has been further reduced to zero at December 31, 2001, by the Company's equity in the loss of Metacine of $158,582 for the period from April 9, 2001 through December 31, 2001.

On April 1, 2003, the license granted by the University of Pittsburgh to Metacine covering Metacine's technology was terminated due to non-payment by Metacine.


Accordingly, the Company's has not reflected its share of its equity in the losses in Metacine for the years ended December 31, 2002 and 2001 in the amounts of $274,846 and $290,994, respectively.


On August 29, 2003, the Company and Metacine entered into an agreement pursuant to which the Company relinquished all rights to the shares and warrants of Metacine held by the Company and issued Metacine 1,000,000 shares of the Company's common stock and Metacine relieved the Company of its $1,700,000 obligation to Metacine. In addition, Metacine retains the 2,000,000 shares of the Company's common stock issued on April 9, 2001. The issuance of the 1,000,000 shares (valued at $.05 per share which was the closing price of the Company's common stock on the settlement date) and the Company's agreement to allow Metacine to retain the 2,000,000 shares previously issued (valued at $.05 per share which was the closing price of the Company's common stock on the settlement date) was recorded as a credit to the Company's equity of $150,000 which resulted in a gain of $1,550,000 and is shown on the consolidated condensed statements of operations for the three months and nine months ended September 30, 2003 as a gain on Metacine settlement.

Note 9.  Recently Issued Accounting Standard

In April 2002, the FASB issued SFAS No. 145, "Rescission of FAS Statements 4, 44 and 64, Amendment of FAS Statement 13 and Technical Corrections." SFAS No. 145 eliminates Statement 4 (and Statement 64, as it amends Statement 4), which required gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, and thus, also the exception to applying Opinion 30 is eliminated as well. This statement is effective for fiscal years beginning after May 2002 for the provisions related to the rescission of Statements 4 and 64 and for all transactions entered into beginning May 2002 for the provision related to the amendment of Statement 13. The Company does not expect that the adoption of SFAS No. 145 will have a material impact on its results of operations or financial position.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs associated with Exit or Disposal Activities." SFAS No. 146 requires recording costs associated with exit or disposal activities at their fair values when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management's commitment to an exit plan. The Company is required to adopt SFAS No. 146 on January 1, 2003. The Company does not expect the adoption of SFAS No. 146 will have a material impact on its results of operations or financial position.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," an amendment to SFAS No. 123, "Accounting for Stock-Based Compensation." Provisions of this statement provide two additional alternative transition methods: modified prospective method and retroactive restatement method, for an entity that voluntary changes to the fair value based method of accounting for stock-based employee compensation. The statement eliminates the use of the original SFAS No. 123 prospective method of transition alternative for those entities that change to the fair value based method in fiscal years beginning after December 15, 2003. It also amends the disclosure provisions of SFAS No. 123 to require prominent annual disclosure about the effects on reported net income in the Summary of Significant Accounting Policies and also requires disclosure about these effects in interim financial statements. These provisions are effective for financial statements for fiscal years ending after December 15, 2002. Accordingly, the Company adopted the applicable disclosure requirements of this statement for year-end reporting. The transition provisions of this statement apply upon the adoption of the SFAS No. 123 fair value based method. The Company did not change its method of accounting for employee stock-based compensation from the intrinsic method to the fair value based alternative.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities." Among other things, this Statement requires that contracts with comparable characteristics be accounted for similarly and clarifies under what circumstances a contract with an initial net investment meets the characteristics of a derivative. SFAS No. 149 is effective July 1, 2003. The Company does not expect this pronouncement to have a material impact on its results of operations or financial condition.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003. The Company does not expect this pronouncement to have a material impact on its results of operations or financial condition.

Note 10.  Agreement with Hemispherx Biopharma, Inc. ("HEB")

On March 11, 2003, the Company executed two agreements with HEB to sell certain assets of ISI (the two asset sale transactions are hereinafter jointly referred to as the "Asset Sale Transactions" and individually referred to as the "First Asset Sale" and the "Second Asset Sale") and consummated the First Asset Sale.

In the first agreement with HEB (the "First Asset Sale Agreement"), ISI sold all of its inventory related to ALFERON N Injection(R), ISI's natural alpha interferon product approved for the treatment of certain types of genital warts (the "Product"), and granted a three-year license for the production, manufacture, use, marketing and sale of the Product in the United States.

For these assets, ISI:

     (i) received 424,528 shares of HEB common stock (the "Common Stock") (these shares, along with other shares described below as having a guaranteed value, are sometimes referred to as the "Guaranteed Shares") which had a Market Value (as defined in the First Asset Sale Agreement) of $675,000 and a guaranteed value of $675,000;

     (ii) received an additional 62,500 shares of Common Stock without a guaranteed value; and

     (iii) will receive a royalty equal to 6% of the net sales of the Product.

ISI received a service fee until October 31, 2003 for providing certain transitional services. Such service fee is shown on the consolidated condensed statements of operations for the three months and nine months ended September 30, 2003 as service fee income in the amount of $156,724 and $450,851, respectively. In addition, HEB assumed ISI payables aggregating approximately $408,000 and certain other obligations related to the Product. This Agreement obligates HEB to register the Common Stock issued to ISI, sets periodic limits on the number of shares ISI may sell and requires HEB to pay ISI an amount equal to the product received by multiplying (i) the number of Guaranteed Shares remaining unsold on March 11, 2005 and (ii) $1.59. The remaining Guaranteed Shares will then be returned to HEB.

In the second agreement with ISI (the "Second Asset Sale Agreement"), ISI has agreed to sell, subject to certain approvals, to HEB all of its rights to the Product and other assets related to the Product including, but not limited to, real estate and machinery.

At September 30, 2003, such assets have been classified as "assets under contract of sale (subject to stockholder approval)" in the accompanying balance sheet. At September 30, 2003, the carrying value of these assets were:


                       Property, Plant and Equipment      $1,485,234
                       Patent Costs                          119,116
                                                             -------
                                                          $1,604,350

For these assets, ISI will:

     (i) receive 424,528 shares of HEB Common Stock which has a Market Value (as defined in the Second Asset Sale Agreement) of $675,000 and a guaranteed value of $675,000;

     (ii) receive an additional 62,500 shares of HEB Common Stock without a guaranteed value; and

     (iii) receive a royalty equal to 6% of the net sales of any products containing natural alpha interferon sold by HEB (or a Marketing Partner, as defined in the Second Asset Sale Agreement).

In addition, in connection with the second agreement, HEB was required to satisfy ISI's obligations to (i) the American Red Cross, (ii) GP Strategies Corp., and (iii) MD Sass (for unpaid local property taxes and water and sewer charges) which aggregate approximately $2,500,000. HEB is also obligated to pay certain ongoing expenses, on a current basis, related to ISI's facility, such as insurance, heat, light, air conditioning and equipment maintenance, prior to the closing of the Second Asset Sale Agreement.

The Second Asset Sale Agreement obligates HEB to register the Common Stock to be issued, sets periodic limits on the number of these shares that may be sold and requires HEB to pay ISI an amount equal to the product received by multiplying
(i) the number of Guaranteed Shares remaining unsold on the date which is two years after the closing date of the Second Asset Sale Agreement and (ii) $ 1.59. The remaining Guaranteed Shares will then be returned to HEB.

The purchase price for the assets was determined by negotiation between HEB and ISI.

The foregoing descriptions of the Asset Sale Transactions, the First Asset Sale Agreement and the Second Asset Sale Agreement are qualified in their entirety by reference to the full text of the First Asset Sale Agreement, the Second Asset Sale Agreement, which are filed as Exhibits 2.1 and 2.2 to the Current Report on Form 8-K, dated March 18, 2003, and incorporated herein by reference.

Note 11. Note Receivable - Agreement with Amphioxus Cell Technologies, Inc. ("Amphioxus" or "ACT")
------------------------

On March 20, 2003, the Company entered into a collaterialized note agreement, as amended (the "Note") with Amphioxus to advance up to $500,000. Amphioxus is a biotechnology company that applies liver biology solutions to problems in drug discovery and human therapeutics. Pursuant to the Note, the Company advanced $375,000 as of September 30, 2003. The Note is due on March 19, 2004, bears interest at the rate of 10% per annum and is collaterialized by all of the assets of Amphioxus. In addition, the Company received a warrant, exercisable until March 2008, to purchase for $100,000, an aggregate of 20% of the common stock of Amphioxus on a fully diluted basis. The warrant is valued at $15,000, is prorated based on the amount of monies advanced and is amortized as interest income over the term of the Note. On October 17, 2003, the Company entered into a non-binding letter of intent to acquire Amphioxus. See Note 16.




Note 12.  Stock-Based Compensation

The Company applies APB Opinion No. 25 and related Interpretations in accounting for all the plans. Accordingly, no compensation cost has been recognized under these plans. The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which was released in December 2002 as an amendment to SFAS No. 123. The following table illustrates the effect on net income (loss) and earnings (loss) per share if the fair value based method had been applied to all awards:

                                       Three Months            Nine Months
                                    Ended September 30,    Ended September 30,
                                    -------------------     ------------------
                                    2003          2002       2003       2002
                                    ----------------------------------------

Reported net income (loss)      $1,281,624   $(638,580) $1,739,292 $(2,280,400)
  Stock-based employee
    compensation expense
    in reported net income
    (loss), net of
    related tax effects
  Stock-based employee
    compensation expense
    determined under the fair
    value based method, net of
    related tax effects             --         (23,541)      --        (70,624)
                                 ----------------------------------------------
Pro forma net income (loss)     $1,281,624   $(662,121) $1,739,292 $(2,351,024)
                                 ==============================================
Income (loss) per share basic
  As reported                   $      .03   $    (.03) $      .05 $      (.11)
  Pro forma                     $      .03   $    (.03) $      .05 $      (.11)

Income (loss) per share diluted
  As reported                   $      .02   $    (.03) $      .02 $      (.11)
  Pro forma                     $      .02   $    (.03) $      .02 $      (.11)

Note 13.  Stockholders Equity

In March 2003, the Company sold 15,000,000 shares of its common stock in a private placement transaction to an investor for $150,000. In connection with this private placement, the Company also sold, for $1,000, 15,000,000 warrants exercisable at $0.01 per share and expiring in March 2008.

Note 14.  Notes Payable

In June and July 2003, the Company received an aggregate of $100,000 and issued convertible notes payable to private investors. The notes are due June 30, 2004 and bear interest at the rate of 6% per annum. Each note is convertible into the Company's common stock at a price of $.06 per share (which exceeded the closing price of the Company's common stock on the date of issuance). During August and September 2003, the Company repaid an aggregate of $65,000 of such notes.

In September 2003, the Company received $250,000 and issued a note to a private investor. The note was due on September 30, 2004 and was subject to earlier repayment based upon sales by the Company of its HEB common stock. The note was repaid in its entirety in November 2003.

Note 15.  Litigation

         Tax Litigation

In September 2003, the Company was sued in action seeking foreclosure of the Company's property due to non-payment of approximately $225,000 in taxes. The Company had until October 17, 2003 to answer the complaint. After such time, the plaintiff has the right to seek an order giving the Company 30 days to pay the unpaid taxes. As of the date hereof, no such order has been received by the Company. If the taxes remain unpaid, the court may make the plaintiff the owner of the property. The property is subject to the sale of the Company's assets to HEB. See Note 10.



     HEB Litigation

On September 16, 2003, HEB filed and subsequently served and moved for expedited proceedings on, a complaint filed in the Court Of Chancery of the State of Delaware, New Castle County, against ISI. The Complaint seeks specific performance, and declaratory and injunctive relief related to the Inventory and Asset Purchase Agreements with ISI. Specifically, HEB alleges that ISI has delayed its performance pursuant to the Inventory and Asset Purchase Agreement and, as a result, the Asset Purchase Agreement did not close within 180 days of the date of the execution of the agreements. Paragraph 7.7 of the Asset Purchase Agreement states that either party to the agreement may terminate the agreement if there is no closing within 180 days of the date of the agreement. HEB requested that the Court require ISI to specifically perform its obligations under the agreement or, in the alternative, that paragraph 7.7 of the agreement be eliminated or reformed to eliminate ISI's ability to terminate pursuant to that paragraph. HEB also requested that ISI, as a result of its conduct, not be permitted to terminate the Asset Purchase Agreement pursuant to paragraph 7.7 or due to the passage of time. At a hearing held on September 29, 2003, the Court set a trial of the case for January 6-7, 2004 and the parties have agreed that neither party shall have the right to terminate the Asset Purchase Agreement pursuant to paragraph 7.7 until the date which is at least two weeks following trial, and only then, unless the Court has ruled, upon five days written notice to the other party.

Note 16.  Subsequent Event

On October 17, 2003, ISI and Amphioxus Cell Technologies, Inc. ("ACT") entered into a letter of intent pursuant to which ISI (or a wholly owned subsidiary of ISI) will acquire ACT. The shareholders of ACT will receive preferred stock (the "ACT Preferred Stock") of ISI, convertible into a number of common shares of ISI equal to 75% of the fully diluted capitalization of ISI. The ACT Preferred Stock will be convertible at the option of the holder at any time, and subject to mandatory conversion if, prior to the date which is two years after the merger, the sum of the proceeds received from (i) the sale of the assets of ISI at the date of merger, and (ii) common equity capital raised at a pre-money valuation in excess of $10 million, exceed $2.5 million.

Certain debt (the "ACT Debt") aggregating approximately $2.9 million that is currently owed to shareholders of ACT will continue as secured non-interest bearing debt of ISI. The ACT Debt will be non-interest bearing and repayable by ISI on the fourth anniversary of the date of the merger, subject to accelerated payment of 25% of the net after tax profits of ACT over $1 million on a cumulative basis. The ACT Debt shall be fully payable upon a change of control of ISI (excluding the transactions whereby the ACT stockholders convert the ACT Preferred Stock). In addition, the ACT Debt shall also be repaid to the extent of the net proceeds from the sale of any equity securities of ISI exceeding $8 million. In addition, certain additional debt aggregating approximately $200,000 owed to a shareholder of ACT will be repayable on the fifth anniversary of the date of the merger.

In addition, preferred stock (the "Junior Preferred Stock") held by a shareholder of ACT will continue as non-accruing preferred stock in the face amount of $2 million, senior in right of preference as to dividends and distributions in liquidation to the ACT Preferred Stock and common stock of ISI. The Junior Preferred Stock will be repayable by ISI on the fourth anniversary of the date of the merger, subject to accelerated payment from 25% of the net after tax profits of ISI available after payment of the ACT Debt. The Junior Preferred Stock will also be subject to reset upon the following conditions: the redemption value and liquidation preference of Junior Preferred Stock shall be increased if either the market capitalization of ISI or the amount to be paid by any third party for ISI values the common stock and any other equity securities or debt convertible into equity securities at (i) greater than $25 million, in which case the Junior Preferred Stock shall be increased to $2.75 million, or
(ii) greater than $35 million, in which case the Junior Preferred Stock shall be increased to $3.5 million (each a "Reset Event"). If not sooner redeemed and paid, the Junior Preferred Stock shall be fully redeemed and retired (subject only to the prior payment of the ACT Debt) at any time upon a change of control of the surviving company (excluding the transaction whereby the ACT stockholders convert their ACT Preferred Stock), or to the extent of the net proceeds from the sale of any equity securities of ISI exceeds $10.9 million.

In addition, on the merger date, three officers of ISI have agreed to grant ISI the option to terminate their employment agreements in exchange for (i) a one-year consulting agreement at the rate of $4,000 per month, (ii) common stock or options exercisable into approximately 1.25% of ISI and (iii) an amount by which 10% of the proceeds from the sale of certain assets of ISI exceed $200,000.

In connection with the execution of the Letter of Intent, ISI borrowed $250,000 from Prism Ventures LLP, $150,000 of which was advanced to ACT.

The Letter of Intent is non-binding and subject to the execution of definitive documents and final due diligence. However, the parties have agreed to use good faith efforts to negotiate such agreements, and consummate the transaction as soon as reasonably practicable.

                          INDEPENDENT AUDITOR'S REPORT





The Board of Directors and Stockholders
Interferon Sciences, Inc.


         We have audited the accompanying consolidated balance sheets of Interferon Sciences, Inc. and subsidiary as of December 31, 2002 and 2001 and the related consolidated statements of operations, changes in stockholders' equity capital deficiency and cash flows for each of the years in the three-year period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Interferon Sciences, Inc. and subsidiary as of December 31, 2002 and 2001 and the consolidated results of their operations and their consolidated cash flows for each of the years in the three-year period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has experienced a significant net losses in each of the years in the three-year period ended December 31, 2002 and at December 31, 2002, has a capital deficiency and a negative working capital position. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         In connection with our audit of the financial statements referred to above, we audited Schedule II - Valuation and Qualifying Accounts for 2002. In our opinion, this schedule, when considered in relation to the financial statements taken as a whole, presents fairly, in all material respects, the information stated therein.


Eisner LLP

New York, New York
June 10, 2003


                    INTERFERON SCIENCES, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                                                                   December 31,
                                                             2002               2001
                                                             ----               ----
                                                                            As Restated
                                                                            (See Note 4)

ASSETS
Current assets
  Cash and cash equivalents                             $   378,663        $ 1,184,889
  Accounts and other receivables                             42,739            123,389
  Inventories, net of reserves of $4,678,659
    and $5,538,413, respectively                             28,489            109,913
  Prepaid expenses and other current assets                  12,179             17,608
                                                        ------------       ------------
Total current assets                                        462,070          1,435,799
                                                       -------------       ------------
Property, plant and equipment, at cost
  Land                                                      140,650            140,650
  Buildings and improvements                              7,793,242          7,793,242
  Equipment                                               4,920,942          4,920,942
                                                        --------------     ------------
                                                         12,854,834         12,854,834

Less accumulated depreciation                           (11,173,264)       (10,776,342)
                                                        ------------       ------------
                                                          1,681,570          2,078,492
                                                        ------------       ------------
Patent costs, net of accumulated amortization
  of $388,974 and $360,819                                  132,187            160,342
Other assets                                                    100             10,100
                                                        ------------       ------------
                                                        $ 2,275,927          3,684,733
                                                        ============       ============
LIABILITIES AND CAPITAL DEFICIENCY
Current liabilities
  Accounts payable                                      $ 1,387,462            963,323
  Accrued expenses                                          414,262            350,548
  Due to American Red Cross                               1,402,870          1,339,338
  ISI stock subject to resale agreement
    and in-kind services due Metacine                     1,700,000          1,700,000
  Note payable and amount due GP Strategies                 413,745            495,745
  Convertible Notes payable, net of debt discount           281,863
                                                       -------------      -------------
Total current liabilities                                 5,600,202          4,848,954
                                                       -------------      -------------
Commitments

Capital deficiency
  Preferred stock, par value $.01 per share;
   authorized - 5,000,000 shares; none
   issued and outstanding
  Common stock, par value $.01 per share;
   authorized - 55,000,000 shares; issued
   and outstanding- 21,030,405 and 20,308,031
   shares, respectively                                     210,304            203,080
  Capital in excess of par value                        136,810,618        136,239,499
  Accumulated deficit                                  (140,345,197)      (137,606,800)
                                                       --------------    -------------
Total capital deficiency                                 (3,324,275)        (1,164,221)
                                                       --------------    -------------
                                                      $   2,275,927          3,684,733
                                                        =============     =============


The accompanying notes are an integral part of these consolidated financial statements.



                    INTERFERON SCIENCES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            YEARS ENDED DECEMBER 31,



                                                 2002           2001             2000
                                               --------       --------         -------
                                                            As Restated     As Restated
                                                            (See Note 4)    (See Note 4)
Revenues

ALFERON N Injection                          $  1,926,466   $  1,498,603   $  1,067,471
Research products and other revenues                                              1,442
                                              ------------   ------------    -----------
Total revenues                                  1,926,466      1,498,603      1,068,913
                                              ------------   ------------    -----------
Costs and expenses
Cost of goods sold and excess/idle
  production costs                              1,482,006      1,485,962      1,455,929
Research and development                        1,514,286      2,286,300      1,533,324
General and administrative                      1,818,194      2,646,734      2,306,146
Acquisition of in-process technology                           2,341,418
                                              ------------   ------------    -----------
Total costs and expenses                        4,814,486      8,760,414      5,295,399
                                              ------------   ------------    -----------
Loss from operations                           (2,888,020)    (7,261,811)    (4,226,486)

Interest income                                     7,122        108,351        161,835
Interest expense                                 (385,775)       (91,469)       (87,873)
Equity in loss of Metacine                                      (158,582)
                                               -----------   ------------    -----------
Loss before income tax benefit                 (3,266,673)    (7,403,511)    (4,152,524)


Income tax benefit:
Gain on sale of state net operating loss
  carryovers                                      528,276        968,553      1,483,861
                                              -------------  ------------    -----------
Net loss                                     $ (2,738,397)  $ (6,434,958)  $ (2,668,663)
                                              =============  ============    ===========
Basic and diluted net loss per share         $       (.13)  $       (.33)  $       (.22)
                                              =============  ============    ===========
Weighted average number of
shares outstanding                             20,575,948     19,576,312     12,097,252
                                              =============  =============   ============


The accompanying notes are an integral part of these consolidated financial statements.





                                                 INTERFERON SCIENCES, INC. AND SUBSIDIARY
                                   CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY CAPITAL DEFICIENCY

                                                                                                                             Total
                                                                   Capital in                                          stockholders'
                                               Common stock        excess of       Accumulated         Settlement           equity
                                            Shares     Amount      par value        deficit            Shares           (deficiency)
                                            -----------------    --------------   ------------       -------------    --------------
         Balance at January 1, 2000,
          previously stated                5,327,473  $ 53,275   $129,397,259    $(128,812,179)   $        (81,000)      $  557,355
         Cumulative effect of restating inventory
          reserves, and effect of correcting cost of
          sales, see Note 4                                        (1,156,000)         309,000              81,000         (766,000)

                                     -----------------------------------------------------------------------------------------------

         Balance at January 1, 2000,
          as restated                     5,327,473   $ 53,275   $128,241,259    $(128,503,179)   $           0          $ (208,645)

         Net proceeds from
          sale of common stock           11,635,451    116,354      6,980,595                                             7,096,949
         Common stock issued
          as compensation                    20,000        200         23,550                                                23,750
         Common stock issued
          under Company 401(k) plan          78,914        789         79,409                                                80,198
         Common stock issued
          as payment against
          accounts payable                  870,000      8,700         (8,700)
         Employee stock
          option compensation                                           2,050                                                 2,050
         Compensation paid in cash
          in settlement of obligation
          to issue common stock                                       282,506                                               282,506
         Forgiveness of amount due GP Strategies                      129,886                                               129,886
         Settlement shares sold                                       382,515                                               382,515
         Net loss, as restated                                                      (2,668,663)                          (2,668,663)

                                     -----------------------------------------------------------------------------------------------
         Balance at December 31, 2000    17,931,838    179,318    136,113,070     (131,171,842)               0           5,120,546

         Common stock issued to Metacine  2,000,000     20,000        (20,000)
         Common stock issued as compensation 50,000        500         12,780                                                13,280
         Common stock issued under
          Company 401(k) plan               323,949      3,239        106,095                                               109,334
         Proceeds from exercise of
          common stock options                2,244         23            538                                                   561
         Employee stock
          option compensation                                           5,553                                                 5,553
         Settlement shares sold                                        21,463                                                21,463
         Net loss, as restated                                                      (6,434,958)                          (6,434,958)

                                     -----------------------------------------------------------------------------------------------
         Balance at December 31, 2001    20,308,031     203,080    136,239,499     (137,606,800)              0          (1,164,221)

         Common stock issued under
          Company 401(k) plan               722,374       7,224         71,119                                               78,343
         Fair value of warrants issued with
           convertible notes and value of
           beneficial conversion feature                               500,000                                              500,000
         Net loss                                                                     (2,738,397)                        (2,738,397)

                                     ----------------------------------------------------------------------------------------------
         Balance at December 31, 2002    21,030,405     $210,304   $136,810,618    $(140,345,197)       $    0          $(3,324,275)



         The accompanying notes are an integral part of these consolidated financial statements.




                    INTERFERON SCIENCES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            YEARS ENDED DECEMBER 31,



                                                           2002           2001           2000
                                                         --------       --------       --------
                                                                      As Restated    As Restated
                                                                      (See Note 4)   (See Note 4)

Cash flows from operating activities:
  Net loss                                             $(2,738,397)   $(6,434,958)   $(2,668,663)
  Adjustments to reconcile net loss
    to net cash used for operating activities:
    Depreciation and amortization                          425,077        507,507        502,157
    Acquisition of in-process research and development                  2,341,418
    Equity in loss of Metacine                                            158,582
    Gain on settlements of research-related
     liabilities                                                                        (456,998)
    Provision for notes receivable                                         87,500         70,000
    Non-cash compensation expense                           78,343        128,167        388,504
    Debt discount                                          281,863
    Change in operating assets
     and liabilities:
    Accounts and other receivables                          80,650      1,551,409     (1,639,237)
    Inventories                                             81,424         (4,439)      (105,474)
    Prepaid expenses and other current assets                5,429           (120)         9,530
    Accounts payable and accrued expenses                  551,385         95,845     (1,497,126)
    Amount due to GP Strategies                             18,000         29,106        (87,112)
                                                    ---------------   ------------  -------------
  Net cash used for operating activities                (1,216,226)    (1,539,983)    (5,484,419)
                                                    ---------------   ------------  -------------
Cash flows from investing activities:
  Additions to property, plant and equipment                              (46,994)       (56,967)
  Investments in Metacine and other assets                               (787,500)      (170,000)
  Reduction of other assets                                 10,000
                                                    ---------------   ------------  ------------
  Net cash provided by (used for)
    investing activities                                    10,000       (834,494)      (226,967)
                                                    ---------------   ------------  -------------
Cash flows from financing activities:
  Proceeds from convertible notes payable                  500,000
  Net proceeds from sale of common stock                                               7,096,949
  Repayment of note payable to GP Strategies              (100,000)      (100,000)
  Proceeds from exercise of common stock options                              561
                                                    ---------------   ------------  -------------
  Net cash provided by (used for) financing
    activities                                             400,000        (99,439)     7,096,949
                                                    ---------------   ------------  -------------
Net increase (decrease) in cash and cash equivalents      (806,226)    (2,473,916)     1,385,563

Cash and cash equivalents at beginning of year           1,184,889      3,658,805      2,273,242
                                                    --------------    ------------  -------------
Cash and cash equivalents at end of year              $    378,663    $ 1,184,889    $ 3,658,805
                                                    ==============    ============  =============



The accompanying notes are an integral part of these consolidated financial statements.

                    INTERFERON SCIENCES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and Business

Interferon Sciences, Inc. (the "Company") is a biopharmaceutical company that operates in a single segment and is engaged in the study, manufacture, and sale of pharmaceutical products based on its highly purified, multispecies, natural source alpha interferon ("Natural Alpha Interferon"). The Company's ALFERON(R) N Injection (Interferon Alfa-n3) product has been approved by the United States Food and Drug Administration ("FDA") for the treatment of certain types of genital warts and the Company has studied its potential use in the treatment of HIV, hepatitis C, and other indications. Alferon N Injection is sold principally in the United States, however, a portion is sold in foreign countries. For the years ended December 31, 2002, 2001 and 2000, domestic sales totaled $1,926,466, $1,488,897, and $1,046,470, respectively, and foreign sales totaled zero, $9,706, and $21,001, respectively. All identifiable assets are located in the United States.

Subsequent to December 31, 2002, the Company sold its inventory and granted a license to its products to Hemispherx Biopharma, Inc. See Note 20.

Integrated Commercialization Solutions, Inc. ("ICS"), a subsidiary of AmerisourceBergen Corporation, is the sole United States distributor of ALFERON N Injection. ICS distributes ALFERON N Injection to a limited number of wholesalers throughout the United States.

Note 2.  Summary of Significant Accounting Policies

Principles of consolidation -- The consolidated financial statements include the operations of the Company and Interferon Sciences Development Corporation ("ISD"), its wholly owned subsidiary. All significant intercompany transactions and balances have been eliminated. The transactions and balances of Metacine, Inc. are being accounted for under the equity method (see Note 7). The losses of Metacine from April 9, 2001, the date of the Company's acquisition of an 82% equity interest in Metacine through December 31, 2001, have been reflected in the accompanying statement of operations as equity in loss of Metacine to the extent of the Company's carrying value of the investment in Metacine. At December 31, 2001, the carrying value was written down to $-0-.

Cash and cash equivalents -- The Company considers all highly liquid instruments with maturities of three months or less from purchase date to be cash equivalents.

Property, plant and equipment -- Property, plant and equipment are carried at cost. Major additions and improvements are capitalized while maintenance and repairs, which do not extend the lives of the assets, are expensed.

Depreciation -- The Company provides for depreciation and amortization of plant and equipment following the straight-line method over the estimated useful lives of such assets as follows:

               Class of Assets                            Estimated Useful Lives

                  Buildings and Improvements                      15 to 30 years
                  Equipment                                        5 to 10 years

Depreciation expense for the years ended December 31, 2002, 2001 and 2000 was $396,922, $478,082 and $472,101, respectively.

Patent costs -- The Company capitalizes costs to obtain patents and licenses. Patent costs are amortized over 17 years on a straight-line basis. To the extent a patent is determined to be worthless, the related net capitalized cost is immediately expensed.

Revenue recognition -- Title passes to the customer at the shipping point and revenue is therefore recognized when the product is shipped. The Company's product is also tested by its quality control department prior to shipment. The Company has no other obligation associated with its products once shipment has occurred.

Research and Development Costs - Research and development are expensed when incurred. The types of costs included in research and development are: salaries, supplies, clinical costs, facility costs and depreciation. All of these expenditures were for Company sponsored research and development programs. During 2000, the Company settled amounts owed by the Company on various research related liabilities at a savings to the Company of approximately $457,000. The amount was credited against research and development expenses in 2000.

Inventories -- Inventories, consisting of raw materials, work in process and finished goods, are stated at the lower of cost or market on a FIFO basis. Inventory in excess of the Company's estimated usage requirements is written down to its estimated net realizable value. Inherent in the estimates of net realizable value is management estimates related to the Company's future manufacturing schedules, customer demand, possible alternative uses and ultimate realization of potentially excess inventory.

Long-Lived Assets -- The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or estimated fair value less costs to sell.

Stock option plan - The Company accounts for its stock-based compensation to employees and members of the Board of Directors in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation is recorded on the date of issuance or grant as the excess of the current market value of the underlying stock over the purchase or exercise price. Any deferred compensation is amortized over the respective vesting periods of the equity instruments, if any. The Company has adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," and Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation
- Transition and Disclosure," which was released in December 2002 as an amendment of SFAS 123. The following table illustrates the effect on net loss and loss per share if the fair value based method had been applied to all awards.



                                                             Year Ended December 31,
                                                        2002           2001            2000
                 Reported net loss                 $(2,738,397)    $(6,434,958)     $(2,668,663)

                 Stock-based employee
                  compensation expense
                  included in reported net loss,
                  net of related tax effects            --               --               --

                 Stock based employee
                  compensation determined under
                  the fair value based method,
                  net of related tax effects           (94,165)       (730,284)        (481,151)

                 Pro forma net loss                 (2,832,562)     (7,165,242)      (3,149,814)

                 Loss per share
                   (basic and diluted)
                 As reported                       $      (.13)    $      (.33)     $      (.22)
                 Pro forma                         $      (.14)    $      (.37)     $      (.26)


During 2002 and 2001, the Company did not grant any stock options. The per share weighted-average fair value of stock options granted during 2000 was $.88 on the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions: expected dividend yield of 0.0%, risk-free interest rate of 6.1%, expected volatility of 142.4% and an expected life of 3.0 years.

Loss per share -- Basic loss per share (EPS) are based upon the weighted average number of common shares outstanding during the period. Diluted EPS are based upon the weighted average number of common shares outstanding during the period assuming the issuance of common shares for all dilutive potential common shares outstanding. At December 31, 2002, 2001 and 2000, the Company's options and warrants outstanding are anti-dilutive and therefore basic and diluted EPS are the same.

Use of Estimates in the Preparation of Financial Statements - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes - Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. At December 31, 2002 and 2001, the Company has recorded a full valuation allowance for the net deferred tax asset.

Recently Issued Accounting Standards

In June 2001, the FASB issued SFAS No. 141, Business Combinations, ("SFAS No. 141") and SFAS No. 142, Goodwill and Other Intangible Assets ("SFAS No. 142"). SFAS No. 141 requires that the purchase method of accounting be used for all business combinations. SFAS No. 141 specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported separately from goodwill. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No.
142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121 and subsequently, SFAS No. 144 after its adoption.

The Company adopted the provisions of SFAS No. 141 as of July 1, 2001, and SFAS No. 142 as of January 1, 2002.

Upon adoption of SFAS No. 142, the Company was required to reassess the useful lives and residual values of all intangible assets acquired, and make any necessary amortization period adjustments by the end of the first interim period after adoption. If an intangible asset was identified as having an indefinite useful life, the Company would be required to test the intangible asset for impairment in accordance with the provisions of SFAS No. 142 within the first interim period. Impairment is measured as the excess of carrying value over the fair value of an intangible asset with an indefinite life. Any impairment loss would be measured as of the date of adoption and recognized as the cumulative effect of a change in accounting principle in the first interim period.

As of the date of adoption of SFAS No. 142, the Company does not have any goodwill and has unamortized identifiable intangible assets of approximately $160,000, all of which is subject to the transition provisions of SFAS No. 142.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS No. 144"). SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. SFAS No. 144 requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Company adopted SFAS No. 144 on January 1, 2002.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FAS Statements 4, 44 and 64, Amendment of FAS Statement 13 and Technical Corrections." SFAS No. 145 eliminates Statement 4 (and Statement 64, as it amends Statement 4), which required gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, and thus, also the exception to applying Opinion 30 is eliminated as well. This statement is effective for fiscal years beginning after May 2002 for the provisions related to the rescission of Statements 4 and 64 and for all transactions entered into beginning May 2002 for the provision related to the amendment of Statement 13. The Company does not expect that the adoption of SFAS No. 145 will have a material impact on its results of operations or financial position.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs associated with Exit or Disposal Activities." SFAS No. 146 requires recording costs associated with exit or disposal activities at their fair values when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management's commitment to an exit plan. The Company is required to adopt SFAS No. 146 on January 1, 2003. The Company does not expect the adoption of SFAS No. 146 will have a material impact on its results of operations or financial position.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," an amendment to SFAS No. 123, "Accounting for Stock-Based Compensation." Provisions of this statement provide two additional alternative transition methods: modified prospective method and retroactive restatement method, for an entity that voluntary changes to the fair value based method of accounting for stock-based employee compensation. The statement eliminates the use of the original SFAS No. 123 prospective method of transition alternative for those entities that change to the fair value based method in fiscal years beginning after December 15, 2003. It also amends the disclosure provisions of SFAS No. 123 to require prominent annual disclosure about the effects on reported net income in the Summary of Significant Accounting Policies and also requires disclosure about these effects in interim financial statements. These provisions are effective for financial statements for fiscal years ending after December 15, 2002. Accordingly, the Company adopted the applicable disclosure requirements of this statement for year-end reporting. The transition provisions of this statement apply upon the adoption of the SFAS No. 123 fair value based method. The Company did not change its method of accounting for employee stock-based compensation from the intrinsic method to the fair value based alternative.

Note 3.  Operations

The Company has experienced significant operating losses since its inception in 1980. As of December 31, 2002, the Company had an accumulated deficit of approximately $140 million. For the years ended December 31, 2002, 2001 and 2000, the Company had losses from operations of approximately $2.9 million, $7.3 million, and $4.2 million, respectively. Also, the Company has limited liquid resources. These factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Although the Company received FDA approval in 1989 to market ALFERON N Injection in the United States for the treatment of certain genital warts, the Company has had limited success in generating revenue from the sale of ALFERON N Injection to date.

During the year ended December 31, 2002, the Company generated $1,926,466 in revenue from the sale of ALFERON N Injection and received $528,276 from the sale of the Company's New Jersey net operating tax loss carryovers. In addition, the Company completed a private placement of $500,000 of convertible notes to accredited investors. At December 31, 2002, the Company had approximately $379,000 of cash and cash equivalents, with which to support future operating activities and to satisfy its financial obligations as they become payable.

On March 11, 2003, the Company sold all its inventory related to its ALFERON N Injection product and granted a three-year license to sell the product to Hemispherx Biopharma, Inc. ("HEB"). In exchange for the inventory and license, the Company received HEB common stock with a guaranteed value of $675,000, an additional 62,500 shares of HEB common stock without a guaranteed value, and a royalty equal to 6% of the net sales of ALFERON N Injection. The HEB common stock will be subject to selling restrictions. In addition, HEB assumed approximately $400,000 of the Company's payables and various other commitments. The Company and HEB also entered into another agreement pursuant to which the Company will sell to HEB, subject to regulatory approval, the Company's real estate property, plant, equipment, furniture and fixtures, rights to ALFERON N Injection and all of its patents, trademarks and other intellectual property related to its natural alpha interferon business. In exchange, the Company will receive $675,000 of HEB common stock with a guaranteed value, an additional 62,500 shares of HEB common stock without a guaranteed value and a royalty equal to 6% of the net sales of all products sold containing natural alpha interferon. HEB will assume approximately $2.3 million of the Company's indebtedness that currently encumbers its assets. In addition, HEB will fund the operating costs of the Company's facility pending the completion of this transaction. In the event the Company does not obtain regulatory approval prior to September 12, 2003, either the Company or HEB may terminate the agreement and not complete the transaction.

Based on the Company's sale to HEB, estimates of revenue, expenses, and the timing of repayment of creditors, management believes that the Company has sufficient resources to enable the Company to continue operations until the third quarter of 2003. However, actual results, may differ materially from such estimate, and no assurance can be given that additional funding will not be required sooner than anticipated or that such additional funding, whether from financial markets or from other sources, will be available when needed or on terms acceptable to the Company. Insufficient funds will require the Company to terminate operations.

Note 4.  Restatement

At December 31, 1999, the balance of the inventory reserves has been increased to eliminate the effect of the $766,000 reversal of inventory previously written down. This retroactive adjustment results in increasing the Accumulated Deficit at December 31, 1999 by $766,000 and decreasing inventory and total assets by the same amount. In addition, a restatement was required to correct cost of sales and equity in loss of Metacine. The Net Loss and loss per share for the years ended December 31, 2000 and 2001 have also been similarly revised as follows:



                                                                   Year Ended December 31,
                                                                   2000               2001
                                                                   ----               ----
       Net Loss as previously reported                         $(2,981,672)     $(7,249,576)

       Effect of reversing inventory write (up) down(1)            (71,300)         584,898

       Effect of adjusting carrying value of inventory(2)          105,474            4,439

       Elimination of adjustments for common stock
          held by Red Cross(3)                                     278,835          (65,713)

       Effect of correcting equity in loss of Metacine(4)            --             290,994
                                                               ------------     ------------
       Net Loss as restated                                    $(2,668,663)     $(6,434,958)
                                                               ------------     ------------
       Basic and diluted Net Loss per share
         as previously stated                                  $      (.25)     $      (.37)

       Effect of reversing inventory write down                         --              .03

       Effect of adjusting carrying value of inventory                 .01               --

       Elimination of adjustments for common stock
         held by Red Cross                                             .02               --

       Effect of correcting equity in loss of Metacine                  --              .01
                                                               ------------     ------------
       Basic and diluted Net Loss per share as restated        $      (.22)     $      (.33)
                                                               ============     ============

(1)      To adjust for reversal of inventory write (up) down.
(2)      To adjust the carrying value of inventory for production costs not capitalized.
(3)      To adjust cost of sales for the change in market value of common stock held by American Red Cross.
(4)      To adjust for the equity in the loss of Metacine in excess of the carrying basis.

Note 5.  Agreements with Hoffmann-LaRoche

F. Hoffmann-La Roche Ltd. and Hoffmann-LaRoche, Inc. (collectively, "Hoffmann") have been issued patents covering human alpha interferon in many countries throughout the world. In 1995, the Company obtained a non-exclusive perpetual license from Hoffmann (the "Hoffmann Agreement") that grants the Company the worldwide rights to make, use, and sell, without a potential patent infringement claim from Hoffmann, any formulation of Natural Alpha Interferon. The Hoffmann Agreement permits the Company to grant marketing rights with respect to Natural Alpha Interferon products to third parties, except that the Company cannot grant marketing rights with respect to injectable products in any country in which Hoffmann has patent rights covered by the Hoffmann Agreement (the "Hoffmann Territory") to any third party not listed on a schedule of approximately 50 potential marketing partners without the consent of Hoffmann, which consent cannot be unreasonably withheld.

Under the terms of the Hoffmann Agreement, the Company is obligated to pay Hoffmann an aggregate royalty on net sales (as defined) of Natural Alpha Interferon products by the Company in an amount equal to (i) 8% of net sales in the Hoffmann Territory, and 2% of net sales outside the Hoffmann Territory of products manufactured in the Hoffmann Territory, up to $75,000,000 of net sales in any calendar year and (ii) 9.5% of net sales in the Hoffmann Territory, and 2% of net sales outside the Hoffmann Territory of products manufactured in the Hoffmann Territory, in excess of $75,000,000 of net sales in any calendar year, provided that the total royalty payable in any calendar year shall not exceed $8,000,000. For the years ended December 31, 2002, 2001 and 2000, the Company recorded approximately $31,000, $60,000, and $42,000, in royalty expenses to Hoffmann, respectively. The Hoffmann Agreement can be terminated by the Company on 30 days notice with respect to the United States patent, any individual foreign patent, or all patents owned by Hoffmann. If the Hoffmann Agreement is terminated with respect to the patents owned by Hoffmann in a specified country, such country is no longer included in the Hoffmann Territory. Accordingly, the Company would not be permitted to market any formulation of alpha interferon in such country.

Note 6. Research and Development Agreement with Interferon Sciences Research Partners, Ltd.

In 1984, the Company organized ISD to act as the sole general partner of Interferon Sciences Research Partners, Ltd., a New Jersey limited partnership (the "Partnership"). The Company and the Partnership entered into a development contract whereby the Company received substantially all of the net proceeds ($4,414,475) of the Partnership's public offering of limited partnership interests. The Company used the proceeds to perform research, development and clinical testing on behalf of the Partnership for the development of ALFERON Gel containing recombinant interferon.

In connection with the formation of the Partnership, ISD agreed to make additional cash contributions for purposes of continuing development of ALFERON Gel if the Partnership exhausted its funds prior to development of such product. ISD is wholly dependent upon the Company for capital to fund such commitment. The Partnership exhausted its funds during 1986, and the Company contributed a total of $1,997,000 during the period from 1986 to 1990, for the continued development of ALFERON Gel. In 1987, the Company filed a Product License Application with the FDA for approval to market ALFERON Gel. In February 1990, the FDA indicated that additional process development and clinical trials would be necessary prior to approval of ALFERON Gel. The Company believed, at that time, that the costs to complete the required process development and clinical trials would be substantial, and there could be no assurance that the clinical trials would be successful.

As a result of the above events, in 1992, the Company withdrew its FDA Product License Application for ALFERON Gel containing recombinant interferon. In place of single species recombinant interferon, previously ALFERON Gel's active ingredient, the Company commenced, in 1992, further development of ALFERON Gel using the Company's natural source multi-species alpha interferon ("ALFERON N Gel"). However, at the present time, the Company is not actively pursuing development of ALFERON N Gel and the Company does not have an obligation to provide additional funding to the Partnership. Assuming successful development and commercial exploitation of ALFERON N Gel, which to date has not occurred, the Company may be obligated to pay the Partnership royalties equal to 4% of the Company's net sales of ALFERON N Gel and 15% of revenues received from sublicensing ALFERON N Gel.

Note 7.  Agreement with Metacine, Inc.

On July 28, 2000, the Company acquired for $100,000 an option to purchase certain securities of Metacine, Inc. ("Metacine"), a company engaged in research using dendritic cell technology, on the terms set forth below.

On April 9, 2001, the Company exercised its option to acquire an 82% equity interest in Metacine. Pursuant to the agreement, as amended, the Company received 700,000 shares of Metacine common stock and a five-year warrant to purchase, at a price of $12.48 per share, 282,794 shares of Metacine common stock in exchange for $300,000 in cash, an obligation to pay Metacine $ 1,850,000 and $250,000 of services to be rendered by the Company by June 30, 2002. In addition, the Company issued Metacine 2,000,000 shares of the Company's common stock. The agreement contains certain restrictions on the ability of Metacine to sell the Company's shares and provides for the Company to make cash payments ("Deficiency Payments") to Metacine to the extent Metacine has not received from the sale of the Company's common stock, cumulative net proceeds of $1,850,000 by September 30, 2002 or $400,000 of net proceeds per quarter beginning with the period ending September 30, 2001 and $250,000 for the quarter ending September 30, 2002. On October 4, 2001, the Company made a Deficiency Payment to Metacine in the amount of $400,000 for the quarter ending September 30, 2001. The Company has not made the remainder of the Deficiency Payments in the aggregate amount of $1,450,000. If Metacine sells all of the 2,000,000 shares received and the cumulative proceeds from the sales and any Deficiency Payments are less than $1,850,000, the Company may issue to Metacine additional shares of common stock at the Company's full discretion. These additional shares would be treated in the same manner as the original 2,000,000 shares. In the event that cumulative net proceeds to Metacine from the sale of the Company's common stock exceed $1,850,000, any Deficiency Payments previously made by the Company ($400,000 through December 31, 2002) would be repaid to the Company to the extent these proceeds exceed $1,850,000. All additional proceeds beyond the $1,850,000 and repayment of Deficiency Payments, if any, would be for the benefit of Metacine. The Company was required to put in escrow 100,000 Metacine shares to secure its obligations to render $250,000 of services to Metacine and 462,500 Metacine shares to secure its potential obligations to make Deficiency Payments. Since the Company has not made $1,450,000 in Deficiency Payments and has not rendered $250,000 of services to Metcine, Metacine could request 462,500 Metacine shares currently held in escrow to satisfy the Company's past due obligations.

Although the Company is the majority owner of Metacine, the Company must, on many matters, vote its shares of Metacine common stock in the same proportion as votes cast by the minority stockholders of Metacine, except for certain matters with respect for which the Company has protective rights. In accordance with EITF Issue No. 96-16, Investor's Accounting for an Investee When the Investor has a Majority of the Voting Interest but the Minority Shareholder or Shareholders have Certain Approval or Veto Rights, the minority holders have substantive participating rights which include controlling the selection, termination and setting of compensation for Metacine management who are responsible for implementing policies and procedures, making operating and capital decisions (including establishing budgets) for Metacine and most other ordinary operating matters, and therefore, the Company does not control Metacine. In addition, the Company only has one representative on a board of directors consisting of three directors. Accordingly, the acquisition is being accounted for under the equity method.

Of the $2.5 million consideration paid for Metacine, $2,341,418 was recorded as a charge for the acquisition of in-process research and development ("IPR&D") in 2001. The charge was recorded as the acquisition of IPR&D as Metacine's primary asset is technology that has not reached technological feasibility and has no alternative uses. The in-process research and development expenses relate to a patent portfolio consisting of six issued patents, eight pending patents and four invention disclosures related to the use of dendritic cells for the treatment of various diseases. While the patent portfolio, when viewed as a whole, represented a new approach to the treatment of various diseases utilizing cell therapy, the six issued patents had no independent commercial value. While the Company did not engage the services of an independent appraiser to assess the fair value of the purchased in process research and development, it considered the following factors: (i) any product or process utilizing dendritic cells as a treatment for any disease would regulated by the FDA and therefore would require extensive clinical testing prior to the time any revenue would be generate from the sale of a product or process, (ii) the cost of such clinical trials would be in excess of $ 50,000,000, (iii) it would take between seven to ten years to complete such clinical trials, (iv) there could be no assurance that even if Metacine could obtain the funding required to complete the clinical trials (which was well beyond Metacine's capability at the time Metacine acquired rights to the patent portfolio), that the clinical trials would have shown the product or process tested to be safe and effective. The Company's $1,850,000 obligation to Metacine, less the $400,000 Deficiency Payment made in October 2001, has been recorded as a current liability at December 31, 2002 and 2001. The $250,000 of services to be provided has also been recorded as a current liability. Services rendered to Metacine to date were immaterial and as such, the liability remained unchanged at December 31, 2002 and 2001. The investment has been further reduced to zero at December 31, 2001, by the Company's equity in the loss of Metacine of $158,582 for the period from April 9, 2001 through December 31, 2001.

On April 1, 2003, the license granted by the University of Pittsburgh to Metacine covering Metacine's technology was terminated due to non-payment by Metacine.

Accordingly, the Company's has not reflected its share of its equity in the losses in Metacine for the years ended December 31, 2002 and 2001 in the amounts of $274,846 and $290,994, respectively.

The Company is currently in discussions with Metacine with respect to a full settlement of the Company's obligations to Metacine.

Note 8. Inventories

Inventories, consisting of material, labor and overhead, are classified as follows:

                                                         December 31,
                                                  2002                 2001
                                                  -------------------------
                                                                     As Restated
                                                                    (See Note 4)

        Finished goods                          $   322,518     $ 1,263,696
        Work in process                           3,052,070       3,052,070
        Raw materials                             1,332,560       1,332,560
        Less reserve for excess inventory        (4,678,659)     (5,538,413)
                                                 -----------   ------------
                                                $    28,489     $   109,913
                                                 ===========   ============

Finished goods inventory consists of vials of ALFERON N Injection, available for commercial and clinical use either immediately or upon final release by quality assurance.

In light of the results of the Company's Phase 3 studies of ALFERON N Injection in HIV and HCV-infected patients, the Company has recorded a reserve against its inventory of ALFERON N Injection to reflect its estimated net realizable value. The reserve was a result of the Company's assessment of anticipated near-term projections of product to be sold or utilized in clinical trials, giving consideration to historical sales levels. As a result, inventories at December 31, 2002 and 2001, reflect a reserve for excess inventory of $4,678,659 and $5,538,413, respectively.

Note 9.  Convertible Notes Payable

In August 2002, the Company completed a private placement of $500,000 of convertible notes to accredited investors. Each note is convertible into the Company's common stock at a price of $.05 per share (subject to adjustment to 70% of the market price of the Company's common stock under certain circumstances) and bears interest at the rate of 10% per annum. $250,000 of the convertible notes is due January 31, 2003 and the other $250,000 of the convertible notes is due December 31, 2003. For each $100,000 principal amount of notes issued, the investors received warrants to purchase an additional 10.2 million shares of the Company's common stock exercisable at $.01 per share. The warrants were valued at $400,000 and are amortized as interest expense over the terms of the respective notes. The transaction is subject to approval by the shareholders of the Company. In the event that shareholder approval is not obtained, the convertible noteholders could exercise their rights and call a default making the convertible notes immediately due and payable. In addition, these notes are convertible into common stock at a beneficial rate. The beneficial conversion feature is valued at $100,000 and accounted for as debt discount and is being amortized over the term of the notes.

Note 10.  Income Taxes

As a result of the loss allocation rules contained in the Federal income tax consolidated return regulations, approximately $5,900,000 of net federal operating loss carryforwards, which expire from 2003 to 2006, are available to the Company upon ceasing to be a member of GP Strategies's consolidated return group in 1991. In addition, the Company has net federal operating loss carryforwards for periods subsequent to May 31, 1991, and through December 31, 2002 of approximately $104,000,000 that expire from 2006 to 2022. In addition, the Company had state net operating loss carryforwards of approximately $32,000,000 that expire from 2005 to 2009.

The Company believes that the events culminating with the closing of its Common Stock Private Offering on November 6, 2000 may result in an "ownership change" under Internal Revenue Code, Section 382, with respect to its stock. The Company believes that as a result of the ownership change, the future utility of its pre-change net operating losses may be significantly limited. Further, the issuance of 51,000,000 warrants in August 2002 could also result in an ownership change and further limit use of the net operating losses carried forward.

The tax effects of temporary differences that give rise to deferred tax assets and liabilities consist of the following as of December 31, 2002 and 2001:

Deferred tax assets                        2002                 2001
-------------------                        ----                 -----

Net operating loss carryforwards       $39,530,000           34,551,000
Tax credit carry-forwards                   --                  150,000
Inventory reserve                        1,872,000            2,114,000
Property and equipment,
  principally due to differences
  in basis and depreciation                661,000              588,000
In-process technology costs                  --                 937,000
                                        ----------           -----------
Gross deferred tax asset                42,063,000           38,340,000
Valuation allowance                    (42,063,000)         (38,340,000)
                                       -----------          -----------
Net deferred taxes                     $   ---             $    ---
                                       ===========           ===========

A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. The Company has determined, based on the Company's history of annual net losses, that a full valuation allowance is appropriate. The change in the valuation allowance for 2002 and 2001 was $3,723,000 and $2,411,000, respectively.

Based on the Company's net loss before income taxes in 2002, 2001 and 2000, the Company would have recorded a tax benefit. During each of these years, the Company recorded increases in the valuation allowance due to uncertainty regarding the realization of deferred taxes that reduced the Company's expected income tax benefit to zero in these years.

The Company participates in the State of New Jersey's corporation business tax benefit certificate transfer program (the "Program"), which allows certain high technology and biotechnology companies to transfer unused New Jersey net operating loss carryovers to other New Jersey corporation business taxpayers. During 1999, the Company submitted an application to the New Jersey Economic Development Authority (the "EDA") to participate in the Program and the application was approved. The EDA then issued a certificate certifying the Company's eligibility to participate in the Program and the amount of New Jersey net operating loss carryovers the Company has available to transfer. Since New Jersey law provides that net operating losses can be carried over for up to seven years, the Company may be able to transfer its New Jersey net operating losses from the last seven years. The Program requires that a purchaser pay at least 75% of the amount of the surrendered tax benefit.

During 2002, 2001 and 2000, the Company completed the sale of approximately $6.5 million, $12 million, and $19 million of its New Jersey tax loss carryovers and received $0.53 million, $0.97 million, and $1.48 million, which were recorded as a tax benefit from gains on sale of state net operating loss carryovers on its Consolidated Statement of Operations in 2002, 2001 and 2000, respectively.

Note 11.  Common Stock, Stock Options, Warrants and Other Shares Reserved

The Company has a stock option plan (the "Plan"), which authorizes a committee of the Board of Directors to grant options, to purchase shares of Common Stock, to officers, directors, employees and consultants of the Company. Pursuant to the terms of the Plan, no option may be exercised after 10 years from the date of grant. The Plan permits options to be granted at a price not less than 85% of the fair market value, however, the options granted to date have been at fair market value of the common stock at the date of the grant.

Employee stock option activity for options under the Plan during the periods indicated is as follows:





                                                Number of     Weighted-Average
                                                  Shares       Exercise Price
                                                ----------    ----------------

         Balance at December 31, 1999           1,887,260         $  .25

                  Granted                          61,710           1.10
                  Forfeited                        (2,580)           .25
                                                ----------
         Balance at December 31, 2000           1,946,390            .28

                   Exercised                       (2,244)           .25
                   Forfeited                      (13,525)           .35
                                                ----------
         Balance at December 31, 2001           1,930,621            .28

                   Forfeited                      (22,546)           .41
                                                ----------
         Balance at December 31, 2002           1,908,075            .27


At December 31, 2002, the exercise prices and weighted-average remaining contractual life of outstanding options were:

                                                     Number of
                                                      Options         Life
                                                      -------         ----
                               $ .25 - $1.00         1,854,475       1 year
                               $1.01 - $1.25            53,600       1 year

At December 31, 2002, the number of options exercisable was 1,908,075, and the weighted-average exercise price of those options was $.27.

FASB Interpretation No. 44 provides guidance for applying APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("FIN 44"). It applies prospectively to new awards, exchanges of awards in a business combination, modifications to outstanding awards, and changes in grantee status on or after July 1, 2000, except for provisions related to repricings and the definition of an employee that apply to awards issued after December 15, 1998. The Company has evaluated the financial impact of FIN 44 and has determined that the repricing of employee stock options on October 27, 1999 falls within the guidance of FIN 44. On October 27, 1999, the Company repriced 429,475 stock options to $.25 per share. On July 1, 2000, the implementation date of FIN 44, 352,823 shares of the 429,475 shares were fully vested (exercisable) and the closing price of the Company's common stock on such date was $1.63 per share. Beginning on and after July 1, 2000, the Company is required to record compensation expense on the repriced vested options only when the market price exceeds $1.63 per share and only on the amount in excess of $1.63 per share. For the repriced unvested stock options, the intrinsic value measured at the July 1, 2000 effective date that is attributable to the remaining vesting period will be recognized over that future period. The unvested stock options at July 1, 2000 (76,652) were fully vested on January 1, 2001. On December 31, 2002, the closing price of the Company's common stock was $.05 per share and accordingly, under FIN 44, no compensation expense was recorded on the repriced fully vested stock options of July 1, 2000 and on the repriced unvested stock options of July 1, 2000.

Information regarding all Options and Warrants

Changes in options and warrants outstanding during the years ended December 31, 2002, 2001 and 2000, and options and warrants exercisable and shares reserved for issuance at December 31, 2002 are as follows:

The following table includes all options and warrants including employee options (which are discussed above).





                                                 Price Range          Number of
                                                  Per Share           Shares
                                                 -----------          ---------
    Outstanding at December 31, 1999         $ .25   -    $77.90     2,567,032
    Granted                                    .56   -      1.50    14,631,279
    Terminated                                 .25   -     77.90       (90,975)
                                           ---------------------    -----------
    Outstanding at December 31, 2000           .25   -     48.00    17,107,336
    Exercised                                  .25                      (2,244)
    Terminated                                 .25   -     48.00       (77,938)
                                           ---------------------    -----------
    Outstanding at December 31, 2001           .25   -     36.00    17,027,154
    Warrants Issued                            .01   -       .01    51,000,000
    Terminated                                 .25   -     36.00       (49,510)
                                           ---------------------    ----------
    Outstanding at December 31, 2002           .01   -      1.50    67,977,644
                                                                    ==========
    Exercisable:

    December 31, 2002                          .25   -      1.50    16,977,644
                                                                    ==========
    Shares reserved for issuance:

    December 31, 2002                                               67,977,644
                                                                    ==========

Options and warrants outstanding and exercisable, and shares reserved for issuance at December 31, 2002, include 500,000 shares under a warrant agreement with GP Strategies. The warrants are priced at $1.00 per share and expire on March 25, 2004.

Options and warrants outstanding and exercisable, and shares reserved for issuance at December 31, 2002, include 11,635,451 shares under warrant agreements with the purchasers of a 2000 private offering. The warrants are priced at $1.50 per share and expire on April 17, 2005.

Options and warrants outstanding and exercisable, and shares reserved for issuance at December 31, 2002, include 2,934,118 shares under a warrant agreement to purchase 1,467,059 units. Each unit consists of a share of common stock and a warrant to purchase an additional share of common stock at a price of $1.50 per share, exercisable at a price of $.66 per unit. The units were issued as compensation for services rendered to the Company in the 2000 private offering and expire on April 17, 2005.

Options and warrants outstanding and shares reserved for issuance, at December 31, 2002, include 51,000,000 shares under warrant agreements (subject to shareholder approval) with the purchasers of the convertible notes. The warrants are exercisable at $.01 per share upon shareholder approval and expire in 2007.

Note 12.  Savings Plan

The ISI Savings Plan (the "Savings Plan") permits pre-tax contributions to the Savings Plan by participants pursuant to Section 401(k) of the Internal Revenue Code of up to 15% of base compensation. The Company will match up to the 6% level of the participants' eligible contributions. The Savings Plan matches 40% in cash and 60% in the Company's common stock up to the 6% level. For 2002, the Company's contribution to the Savings Plan, which was fully vested, was $131,000, consisting of $52,657 in cash and $78,343 in stock. For 2001, the Company's contribution to the Savings Plan was $176,000, consisting of $66,666 in cash and $109,334 in stock. For 2000, the Company's contribution to the Savings Plan was $124,000, consisting of $43,802 in cash and $80,198 in stock.

Note 13.  Common Stock Compensation and Profit Sharing Plan

Common Stock Compensation Plan

Effective October 1, 1997, the Company adopted the Common Stock Compensation Plan (the "Stock Compensation Plan"), providing key employees with the opportunity of receiving the Company's common stock as additional compensation.

Pursuant to the terms of the Stock Compensation Plan, key employees were to receive, as additional compensation, a pre-determined amount of the Company's common stock in three equal installments on October 1, 1998, 1999 and 2000, provided that the key employees remain in the employ of the Company at each such installment date. As of October 1, 2000, 1999 and 1998, a deferred compensation liability of $289,920, $340,821 and $412,344, respectively, was accrued for these employees based on the common stock market price of October 1, 1997. On October 1, 2000, 1999 and 1998, the Company paid the compensation in cash in settlement of the Company's obligation to issue shares of common stock. Accordingly, cash of $7,414, $2,131, and $25,947, respectively, was paid in satisfaction of the accrued liability of $289,920, $340,821 and $412,344, respectively. The difference of $282,506, $338,690, and $386,397 was credited to additional paid in capital in 2000, 1999 and 1998, respectively.

Profit Sharing Plan

The Company has a Profit Sharing Plan (the "Profit Sharing Plan") providing key employees and consultants with an opportunity to share in the profits of the Company. The Profit Sharing Plan is administered by the Company's Compensation Committee.

Pursuant to the terms of the Profit Sharing Plan, the Compensation Committee, in its sole discretion, based upon the significance of the employee's contributions to the operations of the Company, selects certain key employees and consultants of the Company who are entitled to participate in the Profit Sharing Plan and determines the extent of their participation. The amount of the Company's profits available for distribution to the participants (the "Distribution Pool") is the lesser of (a) 10% of the Company's income before taxes and profit sharing expense and (b) an amount equal to 100% of the base salary for such year of all the participants in the Profit Sharing Plan.

The Compensation Committee may require as a condition to participation that a participant remain in the employ of the Company until the end of the fiscal year for which payment is to be made. Payments required to be made under the Profit Sharing Plan must be made within 10 days of the filing of the Company's tax return. To date, there have been no contributions by the Company under the Profit Sharing Plan.

Note 14.  Related Party Transactions

GP Strategies owns less than 5% of the Company's common stock as of December 31, 2002. The Company was a party to a management agreement with GP Strategies, pursuant to which certain legal, financial and administrative services had been provided by employees of GP Strategies. The management agreement was terminated on March 27, 2000 (See Note 16).

See Note 16 for information with respect to royalty obligations to GP
Strategies.

Note 15.  Supplemental Statement of Cash Flow Information

The Company paid no income taxes or interest during the three-year period ended December 31, 2002.

During the years ended December 31, 2002, 2001 and 2000 the following non-cash financing and investing activities occurred:

2002:
None

2001:
The Company issued 2,000,000 shares, with a guaranteed value of $1,850,000, of common stock and committed to provide $250,000 of services to be rendered by the Company to Metacine (see Note 7).

The Company reduced capital in excess of par value and the corresponding liability by $21,463 for settlement shares sold.

2000:
The Company issued 870,000 shares of common stock as payment related to accounts payable (see Note 16).

The Company credited capital in excess of par value for forgiveness of $129,886 of debt due GP Strategies.

The Company reduced capital in excess of par value and the corresponding liability by $382,515 for settlement shares sold.

Note 16.  Commitments

The Company obtained human white blood cells used in the manufacture of ALFERON N Injection from several sources, including the Red Cross pursuant to a supply agreement dated April 1, 1997 (the "Supply Agreement"). The Company will not need to purchase more human white blood cells until such time as production of crude alpha interferon is resumed. Under the terms of the Supply Agreement, the Company was obligated to purchase a minimum amount of human white blood cells each month through March 1999 (the "Minimum Purchase Commitment"), with an aggregate Minimum Purchase Commitment during the period from April 1998 through March 1999 in excess of $3,000,000. As of November 23, 1998, the Company owed the Red Cross approximately $1.46 million plus interest at the rate of 6% per annum accruing from April 1, 1998 (the "Red Cross Liability") for white blood cells purchased pursuant to the Supply Agreement.

Pursuant to an agreement dated November 23, 1998, the Company granted the Red Cross a security interest in certain assets to secure the Red Cross Liability, issued to the Red Cross 300,000 shares of common stock and agreed to issue additional shares at some future date as requested by the Red Cross to satisfy any remaining amount of the Red Cross Liability. The Red Cross agreed that any net proceeds received by it upon sale of such shares would be applied against the Red Cross Liability and that at such time as the Red Cross Liability was paid in full, the Minimum Purchase Commitment would be deleted effective April 1,1998 and any then existing breaches of the Minimum Purchase Commitment would be waived. In January 1999 the Company granted the Red Cross a security interest (the "Security Interest") in, among other things, the Company's real estate, equipment inventory, receivables, and New Jersey net operating loss carryovers to secure repayment of the Red Cross Liability, and the Red Cross agreed to forbear from exercising its rights under the Supply Agreement, including with respect to collecting the Red Cross Liability until June 30, 1999 (which was subsequently extended until December 31, 1999). On December 29, 1999, the Company, the Red Cross and GP Strategies entered in an agreement pursuant to which the Red Cross agreed that until September 30, 2000 it would forbear from exercising its rights under (i) the Supply Agreement, including with respect to collecting the Red Cross Liability, and (ii) the Security Interest. In connection with the Asset Sale Transactions, the Company, HEB and the Red Cross entered into a similar agreement pursuant to which the Red Cross agreed to forbear from exercising its rights until May 31, 2003 and the Red Cross agreed to accept HEB common stock with a guaranteed value of $500,000 in full settlement of all of the Company's obligations to the Red Cross. Under the terms of such agreement, if HEB does not make such payment, the Red Cross has the right to sell the Company's real estate.

During 1999, the Red Cross sold 27,000 of the Settlement Shares and sold the balance of such shares (273,000 shares) during the first quarter of 2000. As a result, the net proceeds from the sales of the Settlement Shares, $33,000 in 1999 and $368,000 in 2000, were applied against the liability to the Red Cross. The remaining liability to the Red Cross included in accounts payable on the consolidated balance sheet at December 31, 2002 and 2001 was approximately $1,403,000 and $1,339,000, respectively. On October 30, 2000, the Company issued an additional 800,000 shares to the Red Cross. The net proceeds from the sale of such shares by the Red Cross will be applied against the remaining liability of $1,403,000 owed to the Red Cross. However, there can be no assurance that the net proceeds from the sale of such shares will be sufficient to extinguish the remaining liability owed the Red Cross.

Pursuant to an agreement dated March 25, 1999, GP Strategies loaned the Company $500,000. In return, the Company granted GP Strategies (i) a first mortgage on the Company's real estate, (ii) a two-year option (which has expired) to purchase the Company's real estate, provided that the Company has terminated its operations and the Red Cross Liability has been repaid, and (iii) a two-year right of first refusal (which has expired) in the event the Company desires to sell its real estate. In addition, the Company issued GP Strategies 500,000 shares of Common Stock and a five-year warrant to purchase 500,000 shares of Common Stock at a price of $1 per share. The common stock and warrants issued to GP Strategies were valued at $500,000 and recorded as a financing cost and amortized over the original period of the GP Strategies Debt in 1999. Pursuant to the agreement, the Company has issued a note to GP Strategies representing the GP Strategies Debt, which note was originally due on September 30, 1999 (but extended to June 30, 2001) and bears interest, payable at maturity, at the rate of 6% per annum. In addition, at that time the Company negotiated a subordination agreement with the Red Cross pursuant to which the Red Cross agreed that its lien on the Company's real estate is subordinate to GP Strategies' lien. On March 27, 2000, the Company and GP Strategies entered into an agreement pursuant to which (i) the GP Strategies Debt was extended until June 30, 2001 and (ii) the Management Agreement between the Company and GP Strategies was terminated and all intercompany accounts between the Company and GP Strategies (other than the GP Strategies Debt) in the amount of approximately $130,000 were discharged which was recorded as a credit to capital in excess of par value. On August 23, 2001, the Company and GP Strategies entered into an agreement pursuant to which the GP Strategies Debt was extended to March 15, 2002. During 2001, the Company paid GP Strategies $100,000 to reduce the GP Strategies Debt. In addition, in January 2002, the Company paid GP Strategies $100,000 to further reduce the GP Strategies Debt. Interest expense accrued to GP Strategies was $18,000, $27,937 and $22,500 for the years ended December 31,2002, 2001 and 2000, respectively. In connection with the Asset Sale Transactions, the Company, HEB and GP Strategies entered into a similar agreement pursuant to which GP Strategies agreed to forbear from exercising its rights until May 31, 2003 and GP Strategies agreed to accept HEB common stock with a guaranteed value of $425,000 in full settlement of all the Company's obligations to GP Strategies. Under the terms of such agreement, if HEB does not make such payment, GP Strategies has the right to sell the Company's real estate.

As consideration for the transfer to the Company of certain licenses, rights and assets upon the formation of the Company by GP Strategies, the Company agreed to pay GP Strategies royalties of $1,000,000, but such payments will be made only with respect to those years in which the Company has income before income taxes, and will be limited to 25% of such income. Through December 31, 2002, the Company has not generated income before taxes and therefore has not accrued or paid royalties to GP Strategies.

See Notes 5 and 6 for information relating to royalties payable to Hoffmann and the Partnership, respectively.

Note 17.  Quarterly Financial Data (unaudited)

The following summarizes the Company's unaudited quarterly results for 2002 and 2001.


2002 Quarters                            First         Second         Third          Fourth
                                         ------        ------         -----          ------
                                    As Restated(2)  As Restated(2)  As Restated(2)

                                        Thousands of dollars except per share data

Revenues                                 $  784        $  176         $  687         $  279
Gross profit (loss)(1)                      369          (149)           254            (30)
Net loss                                   (693)         (949)          (639)          (457)
Basic and diluted net loss per share       (.03)         (.05)          (.03)          (.02)


2001 Quarters                            First         Second           Third          Fourth
                                         ------        ------           -----          ------
                                   As Restated(2)  As Restated(2)  As Restated(2)   As Restated(2)

                   Thousands of dollars except per share data

Revenues                                 $  371        $  344         $  459         $  325
Gross profit (loss)(1)                      (44)           22             98            (63)
Net loss                                 (1,272)       (3,659)        (1,060)          (444)
Basic and diluted net loss per share       (.07)         (.18)          (.05)          (.02)

(1) Gross profit (loss) is calculated as revenue less cost of goods sold and excess/idle production costs.

(2) Restatement



    2002 Quarters                                      First            Second            Third

    Gross profit (loss) as previously reported    $     (35)        $    (245)        $     263
    Effect of reversing inventory
      write(up) down(a)                                 252                --               --
    Effect of adjusting carrying value of
      inventory(b)                                      (32)               (8)              (49)
    Elimination of adjustments for common
      stock held by Red Cross(c)                        184               104                40
                                                   ----------------------------------------------

    Gross profit (loss) as restated               $     369         $    (149)        $    254
                                                  ----------------------------------------------
    Net loss as previously stated                 $  (1,289)        $  (1,429)        $   (655)
    Net effect of gross profit adjustments
      from above                                        404                96               (9)
    Effect of correcting equity in loss of
      Metacine(d)                                       112               124               39
    Elimination of adjustments for common
      stock held by Metacine(e)                          80               260              100
    Amortization of Debt Discount(f)                     --                --             (114)
                                                  -----------------------------------------------
    Net loss as restated                          $    (693)        $    (949)        $   (639)
                                                  -----------------------------------------------
    Basic and diluted net loss per share
      as previously stated                        $   (0.06)        $   (0.07)        $  (0.03)
    Effect of gross profit adjustments                 0.02              --               --
    Effect of Metacine related adjustments             0.01              0.02             0.01
    Effect of amortization of debt discount             --               --              (0.01)
                                                  -----------------------------------------------
    Basic and diluted net loss per share
      as restated                                 $   (0.03)        $  (0.05)         $  (0.03)
                                                  -----------------------------------------------

(a)  To adjust for reversal of inventory write (up) down.
(b)  To adjust the carrying value of inventory for production costs not capitalized.
(c)  To adjust cost of sales for the change in market value of common stock held by the American
        Red Cross.
(d)  To adjust for the equity in the loss of Metacine in excess of the carrying basis.
(e)  To adjust other expenses for the change in market value of common stock held by Metacine.
(f)  To amortize debt discount on convertible notes issued during the year.


    2001 Quarters                                 First         Second        Third       Fourth

    Gross profit (loss) as previously
       reported                                $  (270)       $   (56)     $   (267)     $    81
    Effect of reversing inventory
      write(up) down(a)                            159            116           192          118
    Effect of adjusting carrying value of
      inventory(b)                                 (15)            53           (19)         (14)
    Elimination of adjustments for common
      stock held by Red Cross(c)                    82            (91)          192         (248)
                                                --------------------------------------------------

    Gross profit (loss) as restated            $   (44)       $    22       $    98      $   (63)
                                                --------------------------------------------------

    Net loss as previously stated              $(1,498)       $(3,737)      $(1,665)     $  (350)
    Net effect of gross profit adjustments
      from above                                   226             78           365         (144)
    Effect of correcting equity in loss of
      Metacine(d)                                   --             --            --          290
    Elimination of adjustments for common
      stock held by Metacine(e)                     --             --           240         (240)
                                               --------------------------------------------------

    Net loss as restated                       $(1,272)       $(3,659)      $(1,060)     $  (444)
                                               --------------------------------------------------

    Basic and diluted net loss per share
      as previously stated                     $ (0.08)       $ (0.19)      $ (0.08)      $(0.02)
    Effect of gross profit adjustments            0.01             --          0.02           --
    Effect of Metacine related adjustments          --             --          0.01           --
                                               --------------------------------------------------

    Basic and diluted net loss per share
      as restated                              $ (0.07)       $ (0.19)      $ (0.05)      $(0.02)
                                               --------------------------------------------------


(a)  To adjust for reversal of inventory write (up) down.
(b)  To adjust the carrying value of inventory for production costs not capitalized.
(c)  To adjust cost of sales for the change in market value of common stock held by the American
        Red Cross.
(d)  To adjust for the equity in the loss of Metacine in excess of the carrying basis.
(e)  To adjust other expenses for the change in market value of common stock held by Metacine.

Note 18.  Fair Value of Financial Instruments

The carrying values of financial instruments, assuming the Company continues as a going concern, including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and note payable approximate fair values, because of the short term nature or interest rates that approximate current rates.

Note 19.  Agreement with Mayo

In April 2001, the Company entered into a technology license agreement with Mayo Foundation for Medical Education and Research ("Mayo") under which the Company obtained certain technology rights. The Company has committed to fund approximately $400,000 of costs related to a clinical trial beginning in December 2001 and which is currently expected to take at least two years from the date hereof to complete. The Company paid Mayo $100,000 related to this clinical trial in 2001, incurred $101,565 in 2002 and will owe other amounts upon the completion of certain parts of the trial, with the last payment due upon receipt of the final written report on the trial. The Company can terminate this agreement up to 60 days after receipt of this report. After expiration of this ability to terminate, the Company must issue 25,000 shares of the Company's common stock to Mayo and must pay milestone payments upon certain regulatory or other events and royalties on future sales, if any. In addition, the Company paid $60,000 to Mayo related to the agreement in 2001. Under the terms of the Asset Sales Transactions, the Company's right to continue this agreement and the obligation owed to Mayo was transferred to HEB. The Company did not generate any revenues from this agreement for each of the three years ended December 31, 2002.

Note 20.  Subsequent Event

On March 11, 2003, the Company sold all its inventory related to its ALFERON N Injection product and granted a license to sell the product to Hemispherx Biopharma, Inc. ("HEB"). In exchange for the inventory and license, the Company received HEB common stock with a guaranteed value of $675,000, an additional 62,500 shares of HEB common stock without a guaranteed value, and a royalty equal to 6% of the net sales of ALFERON N Injection. The HEB common stock will be subject to selling restrictions. In addition, HEB assumed approximately $400,000 of the Company's payables and various other commitments. The Company and HEB also entered into another agreement pursuant to which the Company will sell to HEB, subject to regulatory approval, the Company's real estate property, plant, equipment, furniture and fixtures, rights to ALFERON N Injection and all of its patents, trademarks and other intellectual property related to its natural alpha interferon business. In exchange, the Company will receive $675,000 of HEB common stock with a guaranteed value, an additional 62,500 shares of HEB common stock without a guaranteed value and a royalty equal to 6% of the net sales of all products sold containing natural alpha interferon. HEB will assume approximately $1.5 million of the Company's indebtedness that currently encumbers its assets. In addition, HEB will fund the operating costs of the Company's facility pending the completion of this transaction. In the event the Company does not obtain regulatory approval prior to September 12, 2003, either the Company or HEB may terminate the agreement and not complete the transaction.

In March 2003, the Company sold 15,000,000 shares of its common stock in a private placement transaction to an investor for $150,000. In connection with this private placement, the Company also sold, for $1,000, 15,000,000 warrants exercisable at $.01 per share and expiring in March 2008.


                    INTERFERON SCIENCES, INC. AND SUBSIDIARY
                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS



                                                Additions
                                 Balance at     Charged to                          Balance at
                                 Beginning      Costs, Provisions                      End of
Description                      Of Period      and Expenses         Deductions(a)     Period

Year ended December 31, 2002
Valuation and qualifying
 accounts deducted from assets
 to which they apply:
Reserve for excess inventory     $5,538,413      $                   $  859,754       $4,678,659

Year ended December 31, 2001
Valuation and qualifying
 accounts deducted from assets
 to which they apply:
Reserve for excess inventory     $6,123,311      $                   $  584,898       $5,538,413

Year ended December 31, 2000
Valuation and qualifying
 accounts deducted from assets
 to which they apply:
Reserve for excess inventory     $6,991,185      $                   $  867,874       $6,123,311


Notes:

(a)      Deductions are for the usage of a portion of the reserve for excess inventory.

                           HEMISPHERX BIOPHARMA, INC.
                                AND SUBSIDIARIES


                           Index to Financial Section



           Item                                               Page No.
           ----                                               --------

Financials for the Nine                                           F-41
Months Ended September 30, 2003
for Hemispherx Biopharma, Inc.
and subsidiaries ("Hemispherx")
(unaudited)

Financials for the Years Ended                                    F-54
December 31, 2000, 2001, and 2002
for Hemispherx



                                              HEMISPHERx BIOPHARMA, INC. AND SUBSIDIARIES
                                                     CONSOLIDATED BALANCE SHEETS
                                                            (in thousands)

                                          December 31,                        September 30,
                                             2002                                 2003
                                          -----------                         ----------
                                                                               (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                $ 2,256                             $  5,061
  Short term investments                       555                                 -
  Inventory                                    -                                  2,545
  Accounts and other receivables             1,507                                  141
  Prepaid expenses and other current assets     71                                  309
                                         ---------                             --------
    Total current assets                     4,389                                8,056

  Property and equipment, net                  155                                  112
  Patent and trademark rights, net             995                                1,076
  Investments in unconsolidated affiliates     408                                  408
  Deferred acquisition costs                    -                                 1,068
  Deferred financing costs                      -                                   270
  Advance receivable                            -                                   951
  Other assets                                  93                                   51
                                         ---------                           ----------
      Total assets                         $ 6,040                             $ 11,992
                                       ===========                           ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                        $    786                             $    857
  Accrued expenses                             678                                  857
  Current portion of long-term debt             -                                   349
                                         ---------                             --------
    Total current liabilities                1,464                                2,063
Long-Term Debt-net of current portion           -                                   969

Commitments and contingencies:
Minority interest in subsidiary                946                                    -
Redeemable Common Stock                         -                                 1,600

Stockholders' equity:
  Common stock                                  33                                   38
  Additional paid-in capital               107,155                              117,145
  Accumulated other comprehensive income        35                                    -
  Treasury stock - at cost                  (4,520)                                 (21)
  Accumulated deficit                      (99,073)                            (109,802)
                                         ---------                             --------
    Total stockholders' equity               3,630                                7,360
                                         ---------                             --------
     Total liabilities and stockholders'
     equity                                $ 6,040                            $  11,992
                                         =========                             ========

See accompanying notes to condensed consolidated financial statements.






                                              HEMISPHERx BIOPHARMA, INC. AND SUBSIDIARIES
                                                 CONSOLIDATED STATEMENTS OF OPERATIONS
                                            (in thousands, except share and per share data)


                                                 For the Three months ended
                                                        September 30,
                                                   -------------------------
                                                     2002            2003
                                                  ---------       ---------
                                                 (Unaudited)     (Unaudited)
Revenues:

Sales of product, net                              $    -         $   157
Clinical treatment programs                            79              37

                                                 --------       ---------
                                                       79             194

Costs and expenses:

Cost of Goods sold                                      -              69
Research and development                            1,194             846
General and administrative                            767           1,045
                                                 --------        --------
    Total cost and expenses                         1,961           1,960

Interest and other income                              23              10
Interest and related expenses                          -           (3,666)
Equity in loss of unconsolidated affiliate            (32)              -
                                                 --------        --------

   Net loss                                       $(1,891)        $(5,422)
                                                 ========        ========

Basic and diluted loss per share                  $  (.06)        $  (.15)
                                                =========        ========

Basic and diluted weighted
average common shares outstanding              32,093,066      36,830,633
                                               ==========      ==========

See accompanying notes to condensed consolidated financial statements.





                                              HEMISPHERx BIOPHARMA, INC. AND SUBSIDIARIES
                                                CONSOLIDATED STATEMENTS OF OPERATIONS
                                            (in thousands, except share and per share data)



                                                  For the Nine months ended
                                                        September 30,
                                                   -------------------------
                                                     2002             2003
                                                   ---------        ---------
                                                  (Unaudited)      (Unaudited)
Revenues:

Sales of product, net                             $    -            $   236
Clinical treatment programs                          263                118
License fee income                                   563                 -
                                               ---------          ---------
                                                     826                354
Costs and expenses:

Production/Cost of Goods sold                         -                 224
Research and development                           3,732              2,574
General and administrative                         2,447              2,550
                                               ---------          ---------
    Total cost and expenses                        6,179              5,348

Interest and other income                             90                 61
Interest and related expenses                         -              (5,795)
Equity in loss of unconsolidated affiliate           (72)                 -
Loss on investment due to impairment                (678)                 -
                                               ---------         ----------

   Net loss                                      $(6,013)          $(10,728)
                                               =========         ==========

Basic and diluted loss per share                 $  (.19)            $ (.31)
                                               =========         ==========

Basic and diluted weighted
average common shares outstanding             32,083,957         34,210,987
                                              ==========         ==========

See accompanying notes to condensed consolidated financial statements.





                                              HEMISPHERx BIOPHARMA, INC. AND SUBSIDIARIES
                                                CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                            (in thousands)


                                                                  (Unaudited)
                                                          For the Nine months ended
                                                                  September 30,
                                                               2002          2003
                                                               ------------------
Cash flows from operating activities:
 Net loss                                                   $(6,013)     $(10,728)
 Adjustments to reconcile net loss to net cash
 used in operating activities:
 Depreciation of property and equipment                          69            62
 Amortization of patents rights                                  81            97
 Amortization of deferred financing and debt discount costs       _         5,795
 Stock option and warrant compensation
 and service expense                                            132             -
 Equity in loss of unconsolidated affiliates                     72             -
 Loss on investment due to impairment                           678
Changes in assets and liabilities:
Inventory                                                        -           (926)
Other receivable                                                 (4)        1,314
Prepaid expenses and other current assets                       283          (186)
Accounts payable                                               (190)         (575)
Accrued expenses                                                (62)          179
Advance receivavle                                               -           (673)
Other assets                                                     27            42
                                                            -------      ---------
Net cash used in operations                                  (4,927)       (5,599)
                                                            -------      ---------
Cash flows from investing activities:
Purchase of property and equipment                                -           (19)
Additions to patent rights                                     (143)         (178)
Maturity of short term investments                            5,310           520
Purchase of short term investments                             (837)            -
Deferred acquisition costs                                        -          (160)
                                                          ---------      ---------
 Net cash  provided by investing activities                   4,330           163
                                                          ---------      ---------
Cash flows from financing activities:
 Proceeds from issuance of common stock                           6             -
 Proceeds from exercise of warrants                              59         1,178
 Proceeds from issuance of preferred
 Stock of subsidiary                                            946             -
 Proceeds from long-term borrowings                               -         7,750
 Deferred financing costs                                         -          (687)
 Purchase of treasury stock                                     (50)            -
                                                           --------      ---------
Net cash provided by financing activities                       961         8,241
                                                           --------      ---------
Net increase in cash and cash equivalents                       364         2,805
Cash and cash equivalents at beginning of period              3,107         2,256
                                                           --------      ---------
Cash and cash equivalents at end of period                  $ 3,471       $ 5,061
                                                           ========        =======


See accompanying notes to condensed consolidated financial statements.




                   HEMISPHERx BIOPHARMA, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: BASIS OF PRESENTATION

The accompanying consolidated financial statements include the accounts of Hemispherx BioPharma, Inc., a Delaware corporation and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

In the opinion of management, all adjustments necessary for a fair presentation of such consolidated financial statements have been included. Such adjustments consist of normal recurring items. Interim results are not necessarily indicative of results for a full year.

The interim consolidated financial statements and notes thereto are presented as permitted by the Securities and Exchange Commission (SEC), and do not contain certain information which will be included in our annual consolidated financial statements and notes thereto.

These consolidated financial statements should be read in conjunction with our consolidated financial statements included in amendment no. 1 to our annual report on Form 10-K for the year ended December 31, 2002, as filed with the SEC on May 20, 2003.

NOTE 2: STOCK BASED COMPENSATION

The Company follows Statement of Financial Accounting Standards(SFAS) No. 123, "Accounting for Stock-Based Compensation." We chose to apply Accounting Principal Board Opinion 25 and related interpretations in accounting for stock options granted to our employees.

The Company provides pro forma disclosures of compensation expense under the fair value method of SFAS No. 123, "Accounting for Stock-Based Compensation," and SFAS No. 148, "Accounting for Stock-Based Compensation- Transition and Disclosure."

The weighted average assumptions used for the period presented are as follows:

                                                     September 30,
                                                  2002     2003
Risk-free interest rate                          5.23%       5.23%
Expected dividend yield                            -           -
Expected lives                                 2.5 years   2.5 years
Expected volatility                             63.17%      63.17%

Had compensation cost for the Company's option plans been determined using the fair value method at the grant dates, the effect on the Company's net loss and loss per share for the three months and nine months ended September 30, 2002 and 2003 would have been as follows:


(In Thousands)
                                              Three Months Ended          Nine Months Ended
                                                September 30,               September 30,
                                               2002         2003          2002         2003
                                               ----         ----          ----         ----
Net (loss) as reported                      $(1,891)     $(5,422)      $(6,013)    $(10,728)
Add: Stock based employee
compensation expense
Included in reported net loss,
net of Related tax effects

Deduct:
Total stock based employee
compensation determined
under fair value method
for all awards, net
of related tax                                $(411)       (271)           (137)      (813)
                                              ------       -----           -----      -----

Pro forma net loss                          $(2,162)    $(5,559)        $(6,826)  $(11,139)
                                             =======     =======         =======   ========

Basic and diluted loss
per share
As reported                                   $(.06)        $(.15)       $(.19)     $(.31)
Pro forma                                     $(.07)        $(.17)       $(.20)     $(.33)


Note 3: INVESTMENT In unconsolidated affiliates

Investments include an initial equity investment of $290,625 in Chronix Biomedical ("Chronix"). Chronix focuses upon the development of diagnostics for chronic diseases. This initial investment was made in May 31, 2000 by the issuance of 50,000 shares of Hemispherx Biopharma, Inc. common stock from the treasury. On October 12, 2000, the Company issued an additional 50,000 shares of Hemispherx Biopharma, Inc. common stock and on March 7, 2001 the Company issued 12,000 more shares of Hemispherx Biopharma, Inc. common stock from the treasury to Chronix for an aggregate equity investment of $700,000. The percentage ownership in Chronix is approximately 5.4% and is accounted for under the cost method of accounting. During the quarter ended December 31, 2002, we recorded a non cash charge of $292,000 with respect to our investment in Chronix. This impairment reduces our carrying value to reflect a permanent decline in Chronix's market value based on their recent investment offerings.

NOTE 4: INVENTORIES

The Company uses the lower of first-in, first-out ("FIFO") cost or market method of accounting for inventory.

Inventories consist of the following:

                                                              September 30, 2003
Raw materials-Work in process                                  $ 2,489,480
Finished goods                                                      55,571
                                                             --------------
                                                               $ 2,545,051

NOTE 5:  REVENUE AND LICENSING FEE INCOME

On March 20, 2002 our European  Subsidiary  Hemispherx  Biopharma  Europe,  S.A.
("Hemispherx, S.A.") entered into a Sales and Distribution agreement with Laboratorios del Dr. Esteve S.A. ("Esteve"). Pursuant to the terms of the Agreement, Esteve was granted the exclusive right to market Ampligen(R)in Spain, Portugal and Andorra for the treatment of Myalgic Encephalitis/Chronic Fatigue Syndrome ("ME/CFS"). Esteve paid the initial and non refundable fee of 625,000 Euros (approximately $563,000) to Hemispherx S.A. on April 24, 2002.

The terms of the agreement granting the licensee marketing rights for Ampligen(R) for the treatment of myalgic/chronic fatigue syndrome ("ME/CFS") in Spain, Portugal and Andorra require the Company to provide the licensee with technical, scientific and commercial information. The Company fulfilled the requirements during the first quarter of 2002. The agreement terms required no additional performance on the part of the Company.

The agreement also requires the licensee to pay of 1,000,000 Euros after FDA approval of Ampligen(R) for the treatment of ME/CFS and a fee of 1,000,000 after issuance in Spain of final marketing approval authorization for Ampligen(R) for the treatment of ME/CFS.

Revenues for non-refundable license fees are recognized under the Performance Method-Expected Revenue. This method considers the total amount of expected revenue during the performance period, but limits the amount of revenue recognized in a period to total non-refundable cash received to date. This limitation is appropriate because future milestone payments are contingent on future events.

Upon receipt, the upfront non-refundable payment is deferred. The non-refundable upfront payments plus non-refundable payments arising from the achievement of defined milestones are recognized as revenue over the performance period based on the lesser of (a) percentage of completion or (b)non-refundable cash earned (including the upfront payment).

This method requires the computation of a ratio of cost incurred to date to total expected costs and then apply that ratio to total expected revenue. The amount of revenue recognized is limited to the total non-refundable cash received to date.

The percentage of expenses incurred to date to total expected expenses in connection with the research and development project, exceed the percentage of license fees received compared to total license fees to be earned per the agreement. Therefore the amount of revenue recognized by the Company was limited to the total non-refundable cash received to date of approximately $563,000.

During the periods ending December 31, 2002 and September 30, 2003. The Company did not receive any grant monies from local, state and or Federal Agencies.

Revenue from the sale of Ampligen(R) under cost recovery clinical treatment protocols approved by the FDA is recognized when the treatment is provided to the patient.

Revenues from the sale of product are recognized when the product is shipped, as title is transferred to the customer. The Company has no other obligation associated with its products once shipment has occurred.

Note 6: MINORITY SHAREHOLDER INTEREST

On March 20, 2002 our European Subsidiary Hemispherx, S.A. entered into a Sales and Distribution agreement with Esteve. Pursuant to the terms of the Agreement, Esteve was granted the exclusive right to market Ampligen(R) in Spain, Portugal and Andorra for the treatment of Myalgic Encephalitis/Chronic Fatigue Syndrome ("ME/CFS"). In addition to other terms and other projected payments, Esteve paid an initial and non refundable fee of 625,000 Euros (approximately $563,000) to Hemispherx S.A. on April 24, 2002 as the first part of a series of milestone based payments.

During March 2002, Hemispherx, S.A. was authorized to issue up to 22,000,000 Euros of seven percent (7%) convertible preferred securities. Such securities will be guaranteed by the parent company and will be converted into a specified number of shares of Hemispherx S.A. pursuant to the securities agreement. Conversion is to occur on the earlier of an initial public offering of Hemispherx S.A. on a European stock exchange or September 30, 2003.

Esteve purchased 1,000,000 Euros of Hemispherx, S.A.'s convertible preferred equity certificates on May 23, 2002. During 2002, the terms and conditions of these securities were changed so that these preferred equity certificates would be converted into the common stock of the Company in the event that a European IPO is not completed by September 30, 2003. The conversion rate is to be 300 shares of the Company's common shares for each 1,000 Euro convertible preferred certificate. As a result the Company recorded approximately $946,000 as minority interest in subsidiary on its balance sheet.

On December 18, 2002, we proposed that Esteve convert its convertible preferred equity certificates into Company common stock pursuant to the terms of the agreement and all unpaid dividends at the market price on that conversion date. On January 9, 2003, Esteve accepted our proposal.

On March 13, 2003, we issued 347,445 shares of our common stock to Provesan SA, an affiliate of Esteve, in exchange for the 1,000,000 Euros of convertible preferred equity certificates issued to Esteve and any unpaid dividends. We have registered these shares for public sale by Provesan SA. As a result of the exchange, minority interest in our subsidiary was transferred to stockholders' equity on such date.

The contingent conversion price was more than the then market value of the parent company's or subsidiaries' common stock at each of the respective measurement dates. As a result and in accordance with Emerging Issues Task Force
(EITF) No. 00-27 "Application of Issue No. 98-5 (Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios) to Certain Convertible Instruments", the Company did not ascribe any value to any contingent conversion feature.



Note 7: RECENT ACCOUNTING STANDARDS AND PRONOUNCEMENTS

In January 2003, FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities". ("Interpretation No. 46"), which clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. Interpretation No. 46 is applicable immediately for variable interest entities created after January 31, 2003. For variable interest entities created prior to January 31, 2003, the provision of Interpretation No. 46 are applicable no later than July 1, 2003. This Interpretation did not have an effect on the consolidated financial statements.

In May 2003, FASB issued Statement of Financial Accounting Standards ("SFAS") No. 150 "Accounting for Certain Financial Instruments with Characteristics of Both Liability and Equity". This Statement establishes standards for how an issuer classifies and measures in statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is with its scope as a liability (or assets in some circumstances) because that financial instrument embodies an obligation. This statement shall be effective for finical instruments entered into or modified after May 31, 2003, and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of a nonpublic entity. To date, the adoption of this interpretation did not have an effect on the consolidated financial statements.

Note 8: ACQUISITION OF ASSETS OF INTERFERON SCIENCES, INC.

On March 11, 2003, we acquired from Interferon Sciences, Inc.'s ("ISI") inventory of ALFERON N Injection, a pharmaceutical product used for the treatment of certain types of genital warts, and a limited license for the production, manufacture, use, marketing and sale of this product. As consideration, we issued 487,028 shares of our common stock and agreed to pay ISI 6% of the net sales of the product. Pursuant to our agreements with ISI, we have registered the foregoing shares for public sale.

Except for 62,500 of the shares issued to ISI, we have guaranteed the market value of the shares retained by ISI as of March 11, 2005, the termination date, to be $1.59 per share. ISI is permitted to periodically sell certain amounts of its shares. If, within 30 days after the termination date, holders of the guaranteed shares request that we honor the guarantee, we will be obligated to reacquire the holders' remaining guaranteed shares and pay the holders $1.59 per share for a total of $675,000. Accordingly, certain shares issued in connection with this transaction are and will be recorded as redeemable common stock outside of stockholders' equity.

On March 11, 2003, we also entered into an agreement to purchase from ISI all of its rights to the product and other assets related to the product including, but not limited to, real estate and machinery. For these assets, we agreed to issue to ISI an additional 487,028 shares and to issue 314,465 shares and 267,296 shares, respectively to The American National Red Cross and GP Strategies, two creditors of ISI, to continue to pay royalties of 6% on net sales of Alferon N. and other consideration, e.g., paying off a third creditor and paying a real estate tax liability.

On May 30, 2003, we issued the shares to GP Strategies and the American National Red Cross. Pursuant to our agreements with ISI and these two creditors, we have agreed to register the foregoing shares for public sale. The acquisition of the real estate and machinery is contingent on our receiving appropriate governmental and shareholder approval. The value of these guaranteed shares totaled $925,000 and are redeemable under certain conditions, accordingly they are reflected as redeemable common stock and deferred acquisition costs on the accompanying financial statements as of September 30, 2003.

We have guaranteed the market value of all but 62,500 of these shares on terms substantially similar to those for the initial acquisition of the ISI assets. The termination date for these guarantees is 18 months after the date of issuance of the guaranteed shares to GP Strategies, 24 months after the date of issuance of the additional 487,028 guaranteed shares to ISI and 12 months after the date of issuance of the guaranteed shares to the American National Red Cross.

We will account for these transactions as a Business Combination under Statement of Financial Accounting Standards ("SFAS") No. 141 Accounting for Business Combinations.

As a result of the first agreement, the following table summarize the estimated fair values of the assets and liabilities assumed at the acquisition date.

                                                  At March 11, 2003
                                                  -----------------
Inventory                                          $   1,840,762

Fair Value of liabilities
Assumed                                               (1,081,041)
                                                    ---------------
Fair Value of Common Shares
Issued                                             $     759,720
                                                    ===============

The above table is subject to further adjustment upon final determination of estimated fair values as well as the additional accounting for the effects of the second agreement as described above.

The following table represents the unaudited pro forma results of operations as though the acquisition, described in the first agreement, of certain net assets of ISI occurred on January 1, 2002.

                                                 Nine Months ended September 30,
                                                   -----------------------------

                                                          2002            2003

                                                          -----          ------
                                            (in thousands except for share data)

Net revenues                                         $   2,473          $ 596
Operating expense                                       10,244         11,874
                                                         -----         ------
Net loss                                             $  (7,771)       (11,278)
                                                         =====         ======
Basic and diluted loss per share                     $    (.24)       $  (.33)
                                                         ------        ------
Weighted average shares outstanding                 32,570,957     34,697,987
                                                     ----------    ----------

In giving effect to the additional shares that would be issued as a result of the second agreement with ISI the weighted average shares outstanding during the nine months ending September 30, 2002 and 2003 would have been 33,057,957 and 35,184,987 resulting in a pro forma loss per share as adjusted of $ (.24) and $(.32) for said periods respectively.

Note 9: CONVERTIBLE DEBENTURES

On March 12, 2003, We issued an aggregate of $5,426,000 in principal amount of 6% Senior Convertible Debentures due January 31, 2005 the ("March Debentures") and an aggregate of 743,288 Warrants expiring on March 12, 2008 to two investors in a private placement for an aggregate gross proceeds of $4,650,000. Pursuant to the terms of the Debentures, $1,550,000 of the proceeds from the sale of the Debentures were to have held back and to be released to us if, and only if, we acquire ISI's facility with in a set timeframe. In June 2003 each of the investors collectively funded the $1,550,000 and waived the requirement to perfect a security interest in the building to be acquired. In addition, each of the investors waived the requirement that the company acquire the assets of ISI pursuant to the terms of the second ISI Asset Purchase Agreement. The Debentures mature on January 31, 2005 and bear interest at 6% per annum, payable quarterly in cash or, subject to satisfaction of certain conditions, common stock. Any shares of common stock issued to the investors as payment of interest shall be valued at 95% of the average closing price of the common stock during the five consecutive business days ending on the third business day immediately proceeding the applicable interest payment date. Pursuant to the terms and conditions of the Senior Convertible Debentures, we have pledged all of our assets other than intellectual property, as collateral and are subject to comply with certain financial and negative covenants, which include but are not limited to the repayment of principal balances upon achieving certain revenue milestones. The conversion rate is fixed at $1.46 per share subject to adjustment for anti-dilution protection.

The investors also received Warrants exercisable at any time through March 12, 2008 to purchase an aggregate of 743,288 shares of common stock at a price of $1.68 per share. On March 12, 2004, the exercise price of the Warrants will reset to the lesser of the exercise price then in effect or a price equal to the average of the daily price of the common stock between March 13, 2003 and March 11, 2004 (but in no event less than $1.176 per share). The exercise price (and the reset price) under the Warrants also is subject to similar adjustments for anti-dilution protection. All of these warrants were exercised in June 2003.

On June 25, 2003, in connection with the March 12, 2003 $5,426,000 6% convertible debentures offering, we issued an additional warrant to each of the Debenture holders to acquire at any time through June 25, 2008 an aggregate of 500,000 shares of common stock at a price of $2.40 per share. On June 25, 2004, the exercise price of these June 2008 Warrants will reset to the lesser of the exercise price then in effect or a price equal to the average of the daily price of the common stock between June 26, 2003 and June 24, 2004 (but in no event less than $1.68 per share.) The exercise price (and the reset price) is also subject to adjustments for anti-dilution protection.

On July 10, 2003, we issued an aggregate of $5,426,000 in principal amount of 6% Senior Convertible Debentures due July 31, 2005 (the "July debentures") and an aggregate of 507,102 Warrants due July 2008 to the same investors who purchased the March Debentures due January 2005 in a private placement for aggregate anticipated gross proceeds of $4,650,000. Pursuant to the terms of the July Debentures, $1,550,000 of the proceeds from the sale of the July Debentures have been held back and were to have been released to us if, and only if, we acquire ISI's facility with in a set timeframe. Although we have not acquired ISI's facility yet, these funds were released (see discussion below). The Debentures mature on July 31, 2005 and bear interest at 6% per annum, payable quarterly in cash or, subject to satisfaction of certain conditions, common stock. Any shares of common stock issued to the investors as payment of interest shall be valued at 95% of the average closing price of the common stock during the five consecutive business days ending on the third business day immediately preceding the applicable interest payment date. The investors accepted the same collateral as was pledged in the March 12, 2003 transaction.

The Debentures are convertible at the option of the investors at any time through July 31, 2005 into shares of our common stock. The conversion price under the Debentures was fixed at $2.14 per share: however, as part of the subsequent debenture placement that closed on October 29, 2003 (see below), the conversion price under the July debentures was lowered to $1.89 per share. The conversion price is subject to adjustment for anti-dilution protection for issuance of common stock or securities convertible or exchangeable into common stock at a price less than the conversion price then in effect.
The warrants received by the investors are exercisable at any time through July 31, 2008 to purchase an aggregate of 507,102 shares of common stock at a price of $2.46 per share. On July 10, 2004, the exercise price of these July 2008 Warrants will reset to the lesser of the exercise price then in effect or a price equal to the average of the daily price of the common stock between July 11, 2003 and July 9, 2004 (but in no event less than $1.72 per share). The exercise price (and the reset price) under the July 2008 warrants also is subject to similar adjustments for anti-dilution protection.

We entered into registration rights agreements with the investors in connection with the issuance of the March debentures and warrants and the July debenture and warrants. The registration rights agreement required that we register the shares of common stock issuable upon conversion of the debentures, shares for interest accrued and upon exercise of the warrants issued in March, June and July. In accordance with the agreement, we have registered these shares for public sale.

On October 29, 2003, we issued an aggregate of $4,142,357 in the principal amount of 6% Senior Convertible Debentures due October 31, 2005 (the "October Debentures") and an aggregate of 410,134 Warrants (the "October 2008 Warrants") in a private placement for aggregate anticipated gross proceeds of $3,550,000 ($3,275.000 net of expenses). Pursuant to the terms of the October Debentures, $1,550,000 of the proceeds from the sale of the October Debentures have been held back and will be released to us if, and only if, we acquired ISI's facility within 90 days of October 29, 2003 and provide a mortgage on the facility as further security for the October Debentures. The October Debentures mature on October 31, 2005 and bear interest at 6% per annum, payable quarterly in cash or, subject to satisfaction of certain conditions, common stock. Any shares of common stock issued to the investors as payment of interest shall be valued at 95% of the average closing price of the common stock during the five consecutive business days ending on the third business day immediately preceding the applicable interest payment date.

Upon completing the sale of the October Debentures, we received $3,275,000 in net proceeds consisting of $1,725,000 (net) from the October Debenture and $1,550,000 that was withheld from the July, debentures. As noted above, $1,550.000 of the October Debenure proceeds have been held back pending our completing the acquisition of the ISI facility.

The October Debentures are convertible at the option of the investors at any time through October 31, 2005 into shares of our common stock. The conversion price under the October Debentures is fixed at $2.02 per share, subject to adjustment for anti-dilution protection for issuance of common stock or securities convertible or exchangeable into common stock at a price less than the conversion price then in effect.

The October 2008 Warrants received by the investors are to acquire at any time through October 31, 2008 an aggregate of 410,134 shares of common stock at a price of $2.32 per share. On October 29, 2004, the exercise price of these October 2008 Warrants will reset to the lesser of the exercise price then in effect or a price equal to the average of the daily price of the common stock between October 29, 2003 and October 27, 2004 (but in no event less than $1.624 per share). The exercise price (and the reset price) under the October 2008 Warrants also is subject to similar adjustments for anti-dilution protection.

We entered into a Registration Rights Agreement with the investors in connection with the issuance of the October Debentures and the October 2008 Warrants. The Registration Rights Agreement requires that we register on behalf of the holders the shares of common stock issuable upon conversion of the Debentures, as interest shares under the Debentures and upon exercise of the October 2008 Warrants. If the Registration Statement containing these shares is not filed within the time period required by the agreement, not declared effective within the time period required by the agreement or, after it is declared effective and subject to certain exceptions, sales of all shares required to be registered thereon cannot be made pursuant thereto, then we will be required to pay to the investors their pro rata share of $3,635 for each day any of the above conditions exist with respect to this Registration Statement.

As of October 28, 2003, the investors had converted $4,427,580 of debt into 3,032,589 shares of our common stock. The remaining principal balance on the debentures is convertible into shares of our stock at the option of the investors at any time, through the maturity date. In addition, we have paid $1.3 million ($951,000 paid through September 30, 2003) into the debenture cash collateral account as required by the terms of the October Debentures. These amounts have been accounted for as advances receivable and are reflected as such on the accompanying balance sheet as of September 30, 2003. The cash collateral account provides partial security for repayment of the March, July and October, 2008 debentures in the event of default.

In conjunction with both the March and July 2003 6% convertible debenture placements we paid the placement agent, Cardinal Capital, an investment banking fee equal to 7% of the investments made by the Debenture holders. A portion of this fee was paid with the issuance of 30,000 shares of our common stock. Placement agent also received 425,000 warrants to purchase common stock, of which 112,500 are exercisable at $1.74 per share, 112,500 are exercisable at $2.57 per share and 200,000 are exercisable at $2.50 per share. The $1.74 warrants expire on July 10, 2008 and the other warrants expire on March 12, 2008. By agreement with Cardinal Capital, we registered all shares and warrants for public sale. In conjunction with the October 2003 private debenture offering, we paid Cardinal an investments banking fee of $245,000 and Cardinal will receive 87,500 five year warrants to purchase an aggregate of 87,500 shares at an exercise price of $2.42 per share.

The March, 2008 and the July, 2008 debenture issuances of $5,426,000 and $5,426,000, respectively, and the October 29, 2003 issuance of $4,142,357 debentures and related embedded conversion features and warrant issuances, were accounted for in accordance with EITF 98-5: Accounting for convertible securities with beneficial conversion features or contingency adjustable conversion and with EITF No. 00-27: Application of issue No. 98-5 to Certain convertible instrument, the Company determined the fair values to be ascribed to detachable warrants issued with the convertible debentures utilizing the Black-Scholes method.

These pronouncements also provide for fair values of contingent conversion features of convertible debt securities to be determined when the contingent conversion price of is less than the market value of the underlying parent company or subsidiary common stock at the measurement date.


As a result the Company recorded debt discounts of approximately $9.0 million which, in effect, reduced the carrying value of our debt to $1.3 million. These costs are deferred and charged to interest expense over the life of the debentures. As of September 30, 2003, the amount of debt discount amortized to interest expense totaled approximately $5.4 million.


Recorded debt discounts on these debentures include an Original Issue Discount ("OID") of approximately $1.3 million as additional cost of the offerings. These costs are also deferred and expensed as interest over the life of the debentures.

Excluding the application of related accounting standards, our outstanding debt as of September 30, 2003 totaled $4.9 million.

In connection with the debenture agreements, the Company has outstanding letters of credit totaling $1 million as additional collateral. In addition, as of September 30, 2003, the Company has $200,000 in restricted cash under other letter of credit agreements required by our insurance carrier.

Note 10: AUTHORIZED SHARES:

On July 31, 2003, we had approximately 104,000 shares of our authorized shares of Common Stock that were not issued or reserved for issuance. In order to accommodate the shares needed for the July Debenture, Dr. Carter, our Chief Executive Officer and Cardinal Capital, the placement agent, agreed that they would not exercise their warrants or options unless and until our stockholders approved an increase in our authorized shares of common stock (see note 11). This action freed up 3,206,650 shares. One of the proposals for the annual meeting of our stockholders that was held in September 2003 was an amendment to our certificate of incorporation to increase the authorized shares of common stock from 50,000,000 to 100,000,000 (the "Proposal"). We could not be assured that the Proposal would be approved.

Our stockholders approved an amendment to our corporate charter at the Annual Stockholder meeting held in Philadelphia, PA on September 10, 2003. This amendment increased our authorized shares from 50,000,000 to 100,000,000. As of September 30, 2003, we have issued and outstanding shares totaling 37,654,543 and 16,393,990 shares reserved for use upon the conversion of the debenture and the exercise of outstanding warrants and options.

Note 11: EXECUTIVE COMPENSATION

In order to facilitate the Company's need to obtain financing and prior to our shareholders approving an amendment to our corporate charter to merge the number of authorized shares, Dr. Carter agreed to waive his right to exercise certain warrants and options unless and until our shareholder approved an increase in our authorized shares of Common Stock.

In October 2003, in recognition of this action as well as Dr. Carter's prior and on-going efforts relating to product development securing critically needed financing and the acquisition of a new product line, the Compensation Committee determined that Dr. Carter be awarded bonus compensation in 2003 consisting of $196,636 and a grant of 1,450,000 stock warrants with an exercise price of $2.20 per share. This additional compensation was reviewed by an independent valuation firm and found to be fair and reasonable within the context of total compensation paid to chief executive officers of comparable biotechnology companies.

The Board of Directors and Stockholders
Hemispherx Biopharma, Inc.


          We have audited the accompanying consolidated balance sheets of Hemispherx Biopharma, Inc. and subsidiaries as of December 31, 2001 and 2002 the related consolidated statements of operations, changes in stockholders' equity and comprehensive (loss) and cash flows for each of the three years in the period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

          We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hemispherx Biopharma, Inc. and subsidiaries as of December 31, 2001 and 2002 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.



/s/ BDO SEIDMAN, LLP

Philadelphia, Pennsylvania
March 13, 2003, except for note 12, which is as of March 31, 2003

                   HEMISPHERx BIOPHARMA, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                           December 31, 2001 and 2002
                                                            (in thousands)

                                                        December 31,
                                                   ------------------------
                                                     2001             2002
                                                   -------         -------
ASSETS
    Current assets:
      Cash and cash equivalents. . . . .            $3,107          $ 2,256
      Short term investments (Note 3). .             5,310              555
      Other receivables (Note 12)                        8            1,507
      Prepaid expenses and other current assets        381               71
                                                  -------         ---------
     Total current assets . . . . . .                8,806            4,389
     Property and equipment, net . . . .               246              155
     Patent and trademark rights, net. .             1,025              995
     Investments in unconsolidated affiliates        1,878              408
     Other assets . . . . . . . . .                     80               93
                                                  -------         ---------
       Total assets. . . . . . . . . .             $12,035         $  6,040
                                                   =======        =========

LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities:
     Accounts payable . . . . . . . . .            $   979          $   786
     Accrued expenses (Note 4). . . . .                293              678
                                                   -------        ---------
        Total current liabilities . . .              1,272            1,464
                                                   -------        ---------
    Commitments and contingencies
     (Notes 7,9, 10 and 12)

    Minority Interest in subsidiary (Note (5c)        -                 946

    Stockholders' equity
     (Note 5):
    Common stock. . . . . . . . . . .                   33               33
    Additional paid-in capital. . . .              106,832          107,155
    Accumulated other comprehensive
      income  (Note 2i). . . . . . . . .                17               35
    Accumulated deficit . . . . . . . .            (91,649)         (99,073)
    Treasury stock  . . . . . . . . . .             (4,470)          (4,520)
                                                   --------      ----------
        Total stockholders' equity. . .             10,763            3,630
                                                   --------      ----------
        Total liabilities and
         stockholders' equity . . . . .            $12,035        $   6,040
                                                   ========      ==========

  See accompanying notes to consolidated financial statements.

                   HEMISPHERX BIOPHARMA, INC. AND SUBSIDIARIES
                      Consolidated Statements of Operations
     For each of the years in the three-year period ended December 31, 2002
                 (in thousands, except share and per share data)



                                                          December 31,
                                              ---------------------------------
                                                2000         2001        2002
                                              -------      -------      ------

  Revenue: . . . . . . . . . .                   $788         $390        $341
  License Fee income (Note  9)                     -            -          563
                                              -------      -------      ------
                                                  788          390         904
  Costs and expenses:
   Research and development . . . .             6,136        5,780       4,946
   General and administrative . . . . . . .     3,695        3,412       2,015
                                              -------      -------     -------
  Total costs and expenses . . .                9,831        9,192       6,961
Equity loss and write offs of
investments in unconsolidated
affiliates (Note 2c)                              (81)        (565)     (1,470)
Interest and other income . . . .                 572          284         103
                                              -------      -------     -------

      Net loss. . . . . . . . . . .          $ (8,552)    $ (9,083)    $(7,424)
                                              ========     ========    ========

  Basic and diluted loss per share. .           $(.29)       $(.29)      $(.23)
                                               =======     ========     =======

  Weighted average shares outstanding.   . 29,251,846   31,433,208  32,085,776
                                            ==========   ========== ===========



See accompanying notes to consolidated financial statements.


                                              HEMISPHERx BIOPHARMA, INC. AND SUBSIDIARIES
                          Consolidated Statements of Changes in Stockholders' Equity and Comprehensive (loss)
                                                 For each of the years in the
                                                   three-year period ended
                                                   December 31, 2002
                                             (in thousands except share data)

                                 Common          Common       Additional
                                  Stock          Stock        paid in        Deferred      Accumulated other
                                 Shares          .001 Par     capital        Compensarion   Comprehensive
                                                  Value                                     Income (loss)
                               ----------   -------------   ------------    -------------  --------------

Balance at December 31, ..     27,974,507   $         28    $     87,972    $       (310)   $        --


Common stock issued ......      2,393,381                          9,860            --               --
                                                      2

Purchase of equity .......           --             --                67            --               --
investment

Treasury stock purchased .           --             --              --              --               --

Treasury stock issued  in            --             --                 8            --               --
settlement of debt

Stock compensation and ...           --             --                87             310             --
service expense, net

Registration costs .......           --             --               (10)           --               --

Net  comprehensive  (loss)           --             --                --            --                 34
                                ----------   -------------   ------------    -------------  --------------
Balance at December 31, ..     30,367,888             30          97,984            --                 34

Common stock issued ......      2,155,900              3           8,072            --                 --

Purchase of equity
investment ...............         12,000           --                72            --                 --

Treasury stock purchased .           --             --              --              --                 --

Note issued for purchase
of stock .................           --             --               (60)           --                 --

Stock  issued in
settlement of debt .......         21,198           --                91            --                 --

Stock and stock warrant ..         19,000           --               673            --                 --
compensation expense

Net comprehensive (loss) .            --            --              --             --                (17)
                              ----------   -------------   ------------    -------------  --------------
Balance at December 31,2001    32,575,986            33        106,832              --                17

Common stock  issued .....           --             --              37              --               --


Treasury stock Purchased .           --             --              --              --               --

Stock issued in
settlement of debt .......         48,392           --             154              --               --

Stock and stock warrant ..                                                          --               --
compensation expense .....           --             --             132

Net comprehensive (loss) .                                                          --               18
                              -----------   -------------   ------------    -------------  --------------
Balance at December 31,2002    32,650,178   $        33     $  107,155      $       --       $        35
                              ===========   =============   ============    =============  =============
                                     F-52a



                   HEMISPHERx BIOPHARMA, INC. AND SUBSIDIARIES
         Consolidated Statements of Changes in Stockholders' Equity and
                         Comprehensive (loss)-continued
     For each of the years in the three-year period ended December 31, 2002

                        (in thousands except share data )

                                        Treasury              Total
                           Accumulated   stock     Treasury   stockholders'
                            deficit      shares    stock      equity
                           -----------  --------  ---------  -------------

Balance at December 31, .. $(74,014)    167,935   $ (1,019)   $12,657

Common stock issued ......      --      (20,000)       123      9,985

Purchase of equity .......      --     (100,000)       551        618
investment

Treasury stock purchased .      --      350,800     (3,591)    (3,591)

Treasury stock issued  in
settlement of debt .......      --       (3,089)        26         34

Stock compensation and
service expense, net......      --          --          --        397

Registration costs .......      --          --          --        (10)

Net  comprehensive  (loss)   (8,552)        --          --     (8,518)
                           ----------   --------  ---------   ------------
Balance at December 31,2000 (82,566)     395,646   (3,910)     11,572

Common stock issued ......      --          --          --      8,075

Purchase of equity
investment ...............      --          --          --         72

Treasury stock purchased .      --       120,060     (560)       (560)

Note issued for purchase
of stock .................      --          --          --        (60)

Stock  issued in
settlement of debt .......      --          --          --         91

Stock and stock warrant ..      --          --          --        673

Net comprehensive (loss) .   (9,083)        --          --      (9,100)
                          ----------   --------  ---------   ------------
Balance at
December 31,2001            (91,649)   515,706    (4,470)       10,763

Common stock  issued .....      --          --          --          37

Treasury stock Purchased .      --      27,500       (50)          (50)

Stock issued in
settlement of debt .......      --          --          --         154

Stock and stock warrant ..      --          --          --         132

Net comprehensive (loss) . (7,424)          --          --      (7,424)
                        ----------   --------  ---------   ------------
Balance at
December 31,2002         $(99,073)     543,206   $(4,520)       $3,630
                        ==========   ========= =========   ============
                                F-52b
See accompanying notes to consolidated financial statements



                   HEMISPHERx BIOPHARMA, INC. AND SUBSIDIARIES
                         Consolidated Statements of Cash
                  Flows for each of the years in the three-year
                         period ended December 31, 2002

(in thousands)                                             December 31,
                                                           -----------
                                              2000         2001       2002
                                              ----         ----       ----
Cash flows from operating activities:
 Net loss                                        $(8,552)     $(9,083)    $(7,424)
Adjustments to reconcile net loss to net
  cash used in operating activities:
  Depreciation of property   and equipment           131          127          91
  Amortization of patent and trademark rights        356          397         206
  Equity loss and write offs of investments
          in unconsolidated affiliates                81          565       1,470
  Stock compensation and service expense             397          673         132
  Changes in assets and liabilities:
   Other receivables                                  15           52      (1,293)
   Prepaid expenses and other current assets        (463)         202         104
   Accounts payable                                  210         (271)        (67)
   Accrued expenses                                 (266)         139         385
   Security deposits                                  17          (82)        (13)
                                                --------     ---------    --------
   Net cash used in operating activities          (8,074)      (7,281)     (6,409)
                                                ---------     ---------   --------
Cash flows from investing activities:
 Purchase of property and equipment                 (171)           -          -
 Additions to patent and trademark rights           (197)        (218)       (176)
 Maturity of short term investments                2,157        4,613       5,293
 Purchase of short term investments               (4,589)      (5,293)       (520)
 Investments in unconsolidated affiliates           (411)         (22)        (-)
 Other investments                                   (34)           -          -
                                                  -------     ---------   --------
   Net (used in) cash provided by
      investing activities                        (3,245)        (920)      4,597
                                                 --------     ---------   --------
Cash flows from financing activities:
 Proceeds from stock subscriptions and
  issuance of common stock, net                    2,250           72        $ 65
 Proceeds from issuance of preferred stock of       -              -          946
   subsidiary
 Proceeds from exercise of stock warrants          9,985        8,075         -
 Purchase of treasury stock                       (3,591)        (560)        (50)
                                                ----------    -------      -------
     Net cash provided by financing activities     8,644        7,587         961
                                                --------     --------      -------
     Net decrease in cash and cash equivalents    (2,675)        (614)       (851)
Cash and cash equivalents at beginning of year     6,396        3,721       3,107
                                              ----------     --------      -------
Cash and cash equivalents at end of year         $ 3,721      $ 3,107      $2,256
                                              ==========      ========     =======
Supplemental disclosures of cash flow information:
Issuance of treasury stock for Investment     $      618      $   -        $   -
                                              ==========      ========     =======
Issuance of common stock for accrued expenses $       34      $    91      $   154
                                              ==========      ========     =======
Issuance of common stock for note receivable $      -         $    60      $    -
                                              ==========      ========     =======
See accompanying notes to consolidated financial statements.

See accompanying notes to consolidated financial statements.


                   HEMISPHERX BIOPHARMA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Business

Hemispherx BioPharma, Inc. and subsidiaries (the Company) is a pharmaceutical company using nucleic acid technologies to develop therapeutic products for the treatment of viral diseases and certain cancers. The Company's drug technology uses specially configured ribonucleic acid (RNA). The Company's double-stranded RNA drug product, trademarked Ampligen(R), is in human clinical development for various therapeutic indications. The potential efficacy and safety of Ampligen(R) is being evaluated clinically for three anti-viral indications: myalgic encephalomyelitis, also known as chronic fatigue syndrome ("ME/CFS"), human immunodeficiency virus (HIV) associated disorders, and chronic hepatitis C
(HVC) virus infection. The Company also has clinical experience with Ampligen(R) used in treating patients with certain cancers including renal cell carcinoma (kidney cancer) and metastatic malignant melanoma. The Company has other compounds to be evaluated.

The consolidated financial statements include the financial statements of Hemispherx BioPharma, Inc. and its wholly-owned subsidiaries BioPro Corp., BioAegean Corp. and Core BioTech Corp. which were incorporated in September 1994, and are inactive, and Hemispherx Biopharma-Europe N.V./S.A. which was incorporated in 1998 and Hemispherx Biopharma Europe S.A., which was incorporated during 2002. All significant intercompany balances and transactions have been eliminated in consolidation. The Company also has investments in unconsolidated affiliates which are accounted for on the equity or cost method of accounting (see note 2c).

On March 11, 2003, we acquired from Interferon Sciences, Inc. ("ISI") ISI's inventory of ALFERON N Injection(R), a pharmaceutical product used for the treatment of certain types of genital warts, and a limited license for the production, manufacturing, use, marketing and sale of this product. As partial consideration, we issued 487,028 shares of our common stock to ISI. Pursuant to our agreements with ISI, we are in the process of registering the foregoing shares for public sale. Except for 62,500 of the shares issued to ISI, we have guaranteed the market value of the shares retained by ISI through March 11, 2005 to be $1.59 per share.

On March 11, 2003, we also entered into an agreement to purchase from ISI all of its rights to the product and other assets related to the product including, but not limited to, real estate and machinery. This purchase is contingent on us receiving the appropriate governmental approval. For these assets, we have agreed to issue to ISI an additional 487,028 shares and to issue 314,465 shares and 267,296 shares, respectively to two creditors of ISI. The Company will be required to satisfy other liabilities of ISI which aggregate approximately $521,000 and which are secured by a lien on ISI's real estate. We have guaranteed the market value of all but 62,500 of these shares on terms substantially similar to those for the initial acquisition of the ISI assets.

We will account for these transactions as a Business Combination under Statement of Financial Accounting Standards ("SFAS") No. 141 Accounting for Business Combinations. -

On May 1, 1997, the Company received permission from the U.S. Food and Drug Administration ("FDA") to recover the cost of Ampligen(R) from patients enrolled in the Company's AMP-511 ME/CFS open-label treatment protocol. The cost of Ampligen(R) to the patient is $2,100 for the first eight weeks of treatment and $2,400 for each additional eight-week period thereafter.

In 1998, the Company initiated the recruitment of clinical investigators to enroll ME/CFS patients in the confirmatory Phase III double blind placebo-controlled clinical study of Ampligen(R). This clinical trial was approved by the FDA in 1998 and is designed to test the safety and efficiency of Ampligen(R) in treating ME/CFS.

The ME/CFS Cost Recovery Treatment Program in Belgium was started in 1994 with the approval of the Belgian Regulatory authorities. Since its inception, over 150 patients have participated in this program. Clinical data collected in the treatment of these ME/CFS patients will be used to support the Company's European Medical Evaluation Agency ("EMEA") Drug Approval Application and in applications in other regulatory jurisdictions. A similar program underway in Austria is undergoing expansion.

(2) Summary of Significant Accounting Policies

(a) Cash and Cash Equivalents

Cash equivalents consist of money market certificates and overnight repurchase agreements collateralized by money market securities with original maturities of less than three months, with both a cost and fair value of $2,552,000 and $1,404,000 at December 31, 2001 and 2002, respectively.

(b) Short-term Investments

Investments with original maturities of more than three months and marketable equity securities are considered available for sale. The investments classified as available for sale include debt securities and equity securities carried at estimated fair value of $5,310,000 and $555,000 at December 31, 2001 and 2002 respectively. The unrealized gains and losses are recorded as a component of shareholders' equity.

(c) Investments in unconsolidated affiliates

Investments in Companies in which the Company owns 20% or more and not more than 50% are accounted for using the equity method of accounting.

Investments in Companies in which the Company owns less than 20% of and does not exercise a significant influence are accounted for using the cost method of accounting.

In 1998, the Company invested $1,074,000 for a 3.3% equity interest in R.E.D. Laboratory ("R.E.D."). R.E.D. is a privately held biotechnology company for the development of diagnostic markers for Chronic Fatigue Syndrome and other chronic immune diseases. We have a research collaboration agreement with R.E.D. to assist in this development. R.E.D. is headquartered in Belgium. The investment was recorded at cost. During the three months ended June 30, 2002 and December 31, 2002 we recorded non-cash charges of $678,000 and $396,000 respectively, to operations with respect to our investment in R.E.D. These charges were the result of our determination that R.E.D.'s business and financial position had deteriorated to the point that our investments had been permanently impaired.

In April, 1999 we acquired a 30% equity position in the California Institute of Molecular Medicine ("CIMM") for $750,000 and entered into a research and development arrangement. CIMM'S research is focused on developing therapies for use in treating patients affected by Hepatitis C ("HCV"). We use the equity method of accounting with respect to this investment. During the fourth quarter of 2001 we recorded a non-cash charge of $485,000 with respect to our investment in CIMM. This was a result of our determination that CIMM's operations have not yet evolved to the point where the full carrying value of our investment could be supported based on that company's financial position and operating results. During 2002, CIMM continued to suffer significant losses resulting in a deterioration of its financial condition. The $485,000 written off during 2001 represented the unamortized balance of goodwill included as part of the Company's investment. Additionally, during 2001 the Company reduced its investment in CIMM based on its percentage interest in CIMM's continued operating losses. The Company's remaining investment at December 31, 2001 in CIMM, representing its 30% interest in CIMM's equity at such date, was not deemed to be permanently, but was completely written off during 2002. Such amount was not material. These charges are reflected in the Consolidated Statements of Operations under the caption "Equity loss in unconsolidated affiliates". We still believe CIMM will succeed in their efforts to advance therapeutic treatment of HCV. We believe that CIMM's Hepatitis C diagnostic technology has great promise and fills a long-standing global void in the collective abilities to diagnose and treat Hepatitis C infection at an early stage of the disorder.

The Company's investment in Ribotech, Ltd. is also accounted for using the equity method of accounting. The Company received 24.9% of Ribotech, Ltd. as partial compensation under the license agreement described in note 10. Ribotech, Ltd. has incurred net losses since inception. The Company does not share in those losses in accordance with the licensing agreement and is not obligated to fund such losses. The net investment in Ribotech is zero as of December 31, 2001 and 2002. During 2000, the Company prepaid $500,000 to Ribotech, Ltd. for raw material purchases. $110,000 of materials were delivered in 2000 and the balance of $390,000 was applied towards the purchase of materials during 2001. Investments in unconsolidated affiliates also includes an equity investment in Chronix Biomedical ("Chronix"). Chronix focuses upon the development of diagnostics for chronic diseases. The initial investment was made in May 31, 2000 through the issuance of 50,000 shares of Hemispherx Biopharma, Inc. common stock from the treasury. On October 12, 2000 an additional 50,000 shares of common stock were issued from the treasury for a total investment of approximately $678,000. During 2001 additional common stock plus cash were given to Chronix for a total investment at $700,000. The percentage ownership in Chronix is approximately 5.4% and is accounted for under the cost method of accounting. During the quarter ended December 31, 2002, we recorded a noncash charge of $292,000 with respect to our investment in Chronix. This impairment reduces our carrying value to reflect a permanent decline in Chronix's market value based on their current proposed investment offerings.

Pursuant to a strategic alliance agreement, the Company provided Chronix with $250,000 during 2000 to conduct research in an effort to develop intellectual property on potential new products for diagnosing and treating various chronic illnesses including chronic fatigue syndrome. The strategic alliance agreement provides the Company certain royalty rights with respect to certain diagnostic technology developed from this research and a right of first refusal to license certain therapeutic technology developed from this research. The payment of $250,000 was charged to research and development expense during 2000.

(d) Property and Equipment
                                                    (000 omitted)
                                                      December 31,
                                                      -------------
                                                    2001        2002
                                                    ----        ----
       Furniture, fixtures, and equipment        $  1,178   $    760
       Leasehold improvements                          96         85
                                                   -------   -------
       Total property and equipment                 1,274        845
       Less accumulated depreciation                1,028        690
                                                   -------  --------
       Property and equipment, net               $    246   $    155
                                                   =======   =======

Property and equipment consists of furniture, fixtures, office equipment, and leasehold improvements and is recorded at cost. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the respective assets, ranging from five to seven years. Depreciation and amortization expense was $131,000, $127,000 and $91,000 for 2000, 2001 and 2002,
respectively. In 2002, fully depreciated equipment in the amount of $418,000 and fully depreciated leasehold improvements in Europe in the amount of $12,000 were written-off due to the closing of European offices.

(e) Patent and Trademark Rights

Effective October 1, 2001, the Company adopted a 17 year estimated useful life for amortization of its patent and trademark rights in order to more accurately reflect their useful life. Prior to October 1, 2001, the Company was using a 10 year estimated useful life. The adoption of the 17 year life had been accounted for as a change in accounting estimate.

Patents and trademarks are stated at cost (primarily legal fees) and are amortized using the straight line method over the life of the assets. The Company reviews its patents and trademark rights periodically to determine whether they have continuing value. Such review includes an analysis of the patent and trademark's ultimate revenue and profitability potential on an undiscounted cash flow basis to support the realizability of its respective capitalized cost. Management's review addresses whether each patent continues to fit into the Company's strategic business plans. During the years ended December 31, 2000, 2001 and 2002, the Company decided not to pursue the technology in certain countries for strategic reasons and recorded charges of $32,000, $38,000 and $5,000, respectively. Amortization expense was $324,000, $359,000 and $201,000 in 2000, 2001 and 2002, respectively. The accumulated amortization as of December 31, 2001 and 2002 is $2,096,000 and $1,996,000, respectively.



(f) Revenue

Revenue from the sale of Ampligen(R) under cost recovery clinical treatment protocols approved by the FDA is recognized when the treatment is provided to the patient.

Under the terms of an agreement granting the licensee marketing rights for Ampligen(R) for the treatment of myalgic/chronic fatigue syndrome ("ME/CFS") in Spain, Portugal and Andorra require the Company to provide the licensee with technical, scientific and commercial information. The Company fulfilled the requirements during the first quarter of 2002. The agreement terms required no additional performance on the part of the Company.

The agreement also requires the licensee to pay of 1,000,000 Euros after FDA approval of Ampligen(R) for the treatment of ME/CFS and a fee of 1,000,000 after issuance in Spain of final marketing approval authorization for Ampligen(R) for the treatment of ME/CFS. See Note 6 for more detailed information.

Revenues for non-refundable license fees are recognized under the Performance Method-Expected Revenue. This method considers the total amount of expected revenue during the performance period, but limits the amount of revenue recognized in a period to total non-refundable cash received to date. This limitation is appropriate because future milestone payments are contingent on future events.

Upon receipt, the upfront non - refundable payment is deferred. The non-refundable upfront payment plus non-refundable payments arising from the achievement of defined milestones are recognized as revenue over the performance period based on the lesser of (a) percentage of completion or (b) non-refundable cash earned (including the upfront payment).

This method requires the computation of a ratio of cost incurred to date to total expected costs and then applies that ratio to total expected revenue. The amount of revenue recognized is limited to the total non-refundable cash received to date.

The percentage of expenses incurred to date to total expected expenses in connection with the research and development project, exceed the percentage of license fees received compared to total license fees to be earned per the agreement. Therefore the amount of revenue recognized by the Company was limited to the total non-refundable cash received to date of approximately $563,000.

During the periods ending December 31, 2000, 2001 and 2002 the Company did not receive any grant monies from local, state and or Federal Agencies.

(g) Net Loss Per Share

Basic and diluted net loss per share is computed using the weighted average number of shares of common stock outstanding during the period. Equivalent common shares, consisting of stock options and warrants, are excluded from a calculation of diluted net loss per share since their effect is antidilutive.

(h) Accounting for Income taxes

Deferred income tax assets and liabilities are determined based on differences between the financial statement reporting and tax bases of assets and Liabilities and are measured using the enacted tax rates and laws in effect when the differences are expected to reverse. The measurement of deferred income tax assets is reduced, if necessary, by a valuation allowance for any tax benefits, which are not expected to be realized. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that such tax rate changes are enacted.

(i) Comprehensive (loss)

On January 1, 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income. Statement of Financial Accounting Standards (SFAS) No. 130 establishes standards for reporting and presentation of the Company's comprehensive (loss) and its components in a full set of financial statements. Comprehensive (loss) consists of net loss and net unrealized gains (losses) on securities and is presented in the consolidated statements of changes in stockholders' equity and comprehensive (loss).

(j) Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from those estimates.

(k) Foreign currency translations

Assets and liabilities of the Company's foreign operations are generally translated into U.S. dollars at current exchange rates as of balance sheet date. Revenues and expenses are translated at average exchange rates during each period. Transaction gains and losses that arise from exchange rate fluctuations are included in the results of operations as incurred. The resulting translation adjustments are immaterial for all years presented.


(l) Recent Accounting Standard and Pronouncements:

In January 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("Interpretation No. 46"), that clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, "to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. Interpretation No. 46 is applicable immediately for variable interest entities created after January 31, 2003. For variable interest entities created to January 31, 2003, the provision of Interpretation No. 46 are applicable no later than July 1, 2003. The Company does not expect this Interpretation to have an effect on the consolidated financial statements.

In August 2001, the FASB issued Statement No. 143, "Accounting for Asset Retirement Obligation" ("SFAS 143"), which provides the accounting requirements for retirement obligation associated with tangible long-lived assets. SFAS 143 requires entities to record the fair value of the liability for an asset retirement obligation in the period in which it is incurred and is effective for the Company's 2003 fiscal year. The adoption of SFAS 143 is not expected to have a material impact on the Company's consolidated results of operations, financial position or cash flows.

In October 2001, the FASB issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets" ("SFAS 144"). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provision of APB Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and transactions. "This new pronouncement also amends Accounting Research Bulletin
(ARB) No. 51 "Consolidated Financial Statements, "to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. SFAS 144 required that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired and also broadens the presentation of discontinued operation to include more disposal transactions. SFAS 144 is effective for fiscal years beginning after December 15, 2001 and interim periods within those fiscal years. Adoption of SFAS 144 on January 1, 2002, did not have impact on the Company's financial position, cash flows or results of operation for the year ended December 31, 2002.

In June 2002, the FASB issued Statement No. 146, "Accounting for Cost Associated with Exit or Disposal Activities" ("SFAS 146"), which addresses financial accounting and reporting for costs associated with exit or disposal activities, and nullifies Emerging Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee termination Benefits and Other Costs to Exit and Activity (including Certain Costs Incurred in a Restructuring)" which previously governed the accounting treatment for restructuring activities. SFAS 146 applies to costs associated with an exit activity that does not involve an entity newly acquired in a business combination or with disposal activity covered by SFAS 144. Those costs include, but are not limited to, the following: (1) termination benefits provide to current employees that are involuntarily terminated under the terms of a benefit arrangement that, in substance, is not an ongoing benefit arrangement or individual deferred-compensation contract,(2) costs to terminate a contract that is not a capital lease, and (3) costs to consolidated facilities or relocated employees. SFAS 146 does not apply to costs associated with the retirement of long-lived assets covered by SFAS 143. SFAS 146 will be applied prospectively and is effective for exit or disposal activities after December 31, 2002.

In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", and amendment of FASB Statement No. 123 ("SFAS"). SFAS 148 amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative method of transition for an entity that voluntarily changes to the fair value based of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends Accounting Principles Board ("APB") Opinion No. 28, Interim Financial Reporting to require disclosure about those effects in interim financial information. SFAS 148 is effective for financial statements for fiscal years ending after December 15, 2002. The Company will continue to account for stock-based compensation using the intrinsic value method of APB Opinion No. 25, "Accounting for Stock Issued to Employees, "but has adopted the enhance disclosure requirements of SFAS 148 (See
Note 10).

(m) Research and Development Costs

Research and development related to both future and present products are charged to operation as incurred.

(n) Stock Compensation

The Company applies the intrinsic value method in accordance Accounting Principles Bulletin (APB) Opinion No. 25, "Accounting for Stock Issued to Employees" in accounting for stock-based compensation of its employees and, accordingly, no compensation cost has been recognized for stock purchase warrants and options issued to employees. Had the Company determined compensation cost based on the fair value at the grant date for its stock-based compensation of its employees in accordance with FASB 123 the Company's net loss would have been increased to the pro forma amounts indicated below:

                               (In Thousands except for per share data)

For the years ended December 31,     2000          2001          2002
--------------------------------
                                     ----          ----          ----
  Net loss-as reported            $(8,552)      $(9,083)      $(7,424)

  Add: Stock based compensation
  included in net loss as reported,
  net of related tax effects        -               -             -

  Deduct: Stock based compensation
  determined under fair value based
  method for all awards, net of
  related tax effects                (237)         (632)       (1,085)
                                     ---------------------------------


  Net loss - pro forma            $(8,789)      $(9,715)      $(8,509)
                                  ====================================

  Basic and diluted loss
  per share - as reported           $(.29)        $(.29)        $(.23)
                                    ==================================

  Basic and diluted loss
  per share - pro forma             $(.30)        $(.31)        $(.27)
                                    ==================================




In 1999, the Company granted 275,000 warrants to employees in recognition of services performed and services to be performed. The fair value of the stock purchase warrants granted during 1999 was also determined using the Black-Scholes option pricing model with a rate of 5.18%, volatility of 135.4%-294.31%, and expected lives of 2 years. These warrants are included in the 2,633,000 non-public warrants outstanding as of December 31, 2000 as described in footnote 5 (ii). There were no warrants granted to employees during 2000. During 2001 the Company granted 406,650 warrants to employees. The Company granted to employees 8,000 options in 2000 and 94,000 options in 2001. See footnote 5(i). The fair value of stock options and warrants granted during 2001 was determined using Black Scholes Option Pricing Model with a rate of 4.23%, volatility of 69.7% to 74.9% and expected life of three years. In 2002 1,622,000 warrants were issued to employees in recognition of services performed and services to be performed. The fair value of the warrants granted during 2002 was determined using Black Scholes Option Pricing model with a rate of 5.23%, volatility of 63.17%, and expected life of 2.5 and 4 years. The weighted average fair value of those options and warrants granted during the years ended December 31, 2002, 2001 and 2000, were estimated as $0.62, $1.57 and $1.09, respectively.

For stock warrants granted to non-employees, the Company measures fair value of the equity instruments utilizing the Black-Scholes method if that value is more reliably measurable than the fair value of the consideration or service received. The Company amortizes such cost over the related period of service.

The exercise price of all stock warrants granted was equal to the fair market value of the underlying common stock as defined by APB 25 on the date of the grant.

(3) Short-term investments:

Securities classified as available for sale are summarized below:

                                                 (000's omitted)
                                                  December 31, 2001
                                                    ---------------
                                                     Unrealized
                                                    ---------------
                                        Adjusted                        Carrying
                                          cost      Gains    (Losses)     Value
                                       ---------    -----    -------    --------
General Motors Commercial Paper       $  3,977      $  13   $  -         $ 3,990
Ford Motors commercial paper               795          1      -             796
Calamos Mutual Market                      521          3      -             524
                                            -----      -----   -------  --------
                      Total           $  5,293      $   17   $ -        $  5,310
                                         =====      =====   =======     ========



                                                   December 31, 2002
                                                    ---------------
                                                      Unrealized
                                                    ---------------
                                      Adjusted                         Carrying
                                        cost      Gains    (Losses)     Value
                                      ---------   -----     ------       -------
Calamos Mutual Market                 $   521     $   34      $  -       $   555
                                         -----      ----     ------      -------
                   Total              $   521     $   34      $ -        $   555
                                         =====      =====    ======      =======







(4) Accrued Expenses

Accrued expenses at December 31, 2001 and 2002 consists of the following:

                                                  (000's omitted)
                                                    December 31,
                                                   -------------
                                                  2001       2002
                                                 -----     ------
Salaries . . . . . . . . . . . . . . . . .       $  85     $    6
Other Accrued expenses . . . . . . . . . .         208        222
Fees Associated with Litigation Settlement.         _         450
                                                 ------    -------
                                                 $ 293     $  678
                                                 ======    =======

(5) Stockholders' Equity

(a) Preferred Stock

The Company is authorized to issue 5,000,000 shares of $.01 per value preferred stock with such designations, rights and preferences as may be determined by the board of directors. There were no preferred shares issued and outstanding at December 31, 2001 and 2002.

(b) Common Stock and Exercise of Stock Warrants

The Company is authorized to issue 50,000,000 shares of $.001 par value Common Stock. As of December 31, 2001 and 2002, 32,060,280 and 32,106,972 shares, net of shares held in the treasury, were outstanding, respectively.

The exercise of stock warrants generated $9,985,000 and $8,075,000 in net proceeds to the Company in 2000 and 2001, respectively. There were no exercises during 2002.

(c) New Equity Financing

On March 20, 2002 our European Subsidiary Hemispherx Biopharma Europe, S.A. ("Hemispherx, S.A.") entered into a Sales and Distribution agreement with Laboratorios del Dr. Esteve S.A. ("Esteve"). Pursuant to the terms of the Agreement, Esteve was granted the exclusive right to market Ampligen(R) in Spain Portugal and Andorra for the treatment of Myalgic Encephalitis/Chronic Fatigue Syndrome ("ME/CFS"). In addition to other terms and other projected payments, Esteve paid an initial and non refundable fee of 625,000 Euros (approximately $563,000) to Hemispherx S.A. on April 24, 2002 as the first part of a series of milestone based payments. During March 2002, Hemispherx Biopharma Europe, S.A. (Hemispherx S.A.) was authorized to issue up to 22,000,000 Euros of seven percent (7%) convertible preferred securities. Such securities will be guaranteed by the parent company and will be converted into a specified number of shares of Hemispherx S.A. pursuant to the securities agreement. Conversion is to occur on the earlier of an initial public offering of Hemispherx S.A. on a European stock exchange or September 30, 2003.

Esteve purchased 1,000,000 Euros of Hemispherx Biopharma Europe S.A.'s convertible preferred equity certificates on May 23, 2002. During 2002, the terms and conditions of these securities were changed so that these preferred equity certificates will be converted into the common stock of Hemispherx Biopharma, Inc. (HEB) in the event that a European IPO is not completed by September 30, 2003. The conversion rate is to be 300 shares of Hemispherx Biopharma, Inc.'s common shares for each 1,000 Euro convertible preferred certificate. As a result the Company recorded approximately $946,000 as minority interest in subsidiary on its balance sheet.

On December 18, 2002, we proposed that Esteve convert their convertible preferred equity certificates into Hemispherx common stock pursuant to the terms of the agreement and all unpaid dividends at the market price on that conversion date. On January 9, 2003, Esteve accepted our proposal. We are in the process of registering these shares for public sale.

On March 13, 2003, we issued 347,445 shares of our common stock to Provesan SA, an affiliate of Esteve S.A., in exchange for 1,000,000 Euros of convertible preferred equity certificates and any unpaid dividends. As a result of the exchange, minority and subsidiary was transfer to stockholders' equity on such date.

The contingent conversion price was more than the then market value of the parent company's or subsidiaries' common stock at each of that respective measurement dates. As a result and in accordance with Emerging Issues Task Force
(EITF) No. 00-27 "Application of Issue No. 98-5 (Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios) to Certain Convertible Instruments", the Company did not ascribe any value to any contingent conversion feature.

(d) Common Stock Options and Warrants

(i) Stock Options

The 1990 Stock Option Plan provides for the grant of options to purchase up to 460,798 shares of the Company's Common Stock to employees, directors, and officers of the Company and to consultants, advisors, and other persons whose contributions are important to the success of the Company. The recipients of options granted under the 1990 Stock Option Plan, the number of shares to be converted by each option, and the exercise price, vesting terms, if any, duration and other terms of each option shall be determined by the Company's board of directors or, if delegated by the board, its Compensation Committee. No option is exercisable more than 10 years and one month from the date as of which an option agreement is executed. These shares become vested through various periods not to exceed four years from the date of grant. The option price represents the fair market value of each underlying share of Common Stock at the date of grant, based upon the public trading price.

Information regarding the options approved by the Board of Directors under the 1990 Stock Option Plan is summarized below:



                           ___________2000___________         ___________2001___________            ________2002________
                           --------------------------         --------------------------            --------------------

                                                 Weighted                            Weighted                           Weighted
                                                 Average                   Option    Average                 Option     Average
                                    Option       Exercise                  Price     Exercise                Price      Exercise
                          Shares     Price       Price        Shares                 Price         Shares               Price
                          ------     -----       -----        ------        ----     -----         ------     ----      -----
Outstanding,
beginning of year          294,000  $1.06-6.00       $3.60      218,567  $1.06-6.81      $3.45     306,263  $1.06-4.34      $3.58

Granted                      8,000  $3.00-6.81      $ 4.88       94,000  $4.03           $4.03           -      -             -

Canceled                  (76,677)  $3.50-4.34      $ 4.09      (6,304)  $4.34-6.81      $5.91    (11,598)  $3.00-4.34      $3.71

Exercised                  (6,756)  $1.06-3.50      $ 2.75            -     -               -           -       -             -
                           -------                              -------                            ------
Outstanding, end of
year                       218,567  $1.06-6.81      $ 3.45      306,263  $1.06-4.34      $3.58     294,665  $1.06-434       $3.57
                           -------                              -------                            -------
Exercisable                198,717  $1.06-6.81      $ 3.48      234,263  $1.06-4.34      $4.67     252,746  $1.06-4.34      $3.50
                           -------                              -------                            -------
Weighted  average
remaining contractual
life (years)                 3.83                                 3.57                              3.68
                             years                                years                             years
                             -----                                -----                             -----
Exercised in current
and prior years            (37,791)                             (37,791)                            (37,791)
                           --------                             --------                            --------
Available for future
grants                     204,440                              116,744                             170,261
                           -------                              -------                             -------


In December 1992, the Board of Directors approved the 1992 Stock Option Plan (the 1992 Stock Option Plan) which provides for the grant of options to purchase up to 92,160 shares of the Company's Common Stock to employees, directors, and officers of the Company and to consultants, advisers, and other persons whose contributions are important to the success of the Company. The recipients of the options granted under the 1992 Stock Option Plan, the number of shares to be covered by each option, and the exercise price, vesting terms, if any, duration and other terms of each option shall be determined by the Company's board of directors. No option is exercisable more than 10 years and one month from the date as of which an option agreement is executed. To date, no options have been granted under the 1992 Stock Option Plan.

The Company's 1993 Employee Stock Purchase Plan (the 1993 Purchase Plan) was approved by the board of directors in July 1993. The outline of the 1993 Purchase Plan provides for the issuance, subject to adjustment for capital changes, of an aggregate of 138,240 shares of Common Stock to employees.

The 1993 Purchase Plan is administered by the Compensation Committee of the board of directors. Under the 1993 Purchase Plan, Company employees are eligible to participate in semi-annual plan offerings in which payroll deductions may be used to purchase shares of Common Stock. The purchase price for such shares is equal to the lower of 85% of the fair market value of such shares on the date of grant or 85% of its fair market value of such shares on the date such right is exercised. There have been no offerings under the 1993 Purchase Plan to date and no shares of Common Stock have been issued thereunder.

(ii) Stock warrants


Number of warrants exercisable into shares of common stock

                        ___________2000___________          ___________2001__________               _______2002_______
                        --------------------------          -------------------------               ------------------

                                            Weighted                            Weighted                             Weighted
                                            Average                             Average                              Average
                                  Option    Exercise                   Option   Exercise                   Option    Exercise
                        Shares      Price    Price          Shares      Price    Price          Shares      Price     Price
                       ------      -----     -----          ------      -----    ----------     ------      -----     -----
Outstanding,                                                                  .
beginning of year     14,058,010  $1.75-10.85    $3.90     11,624,168  $1.75-12 00   $4.05      6,927,110  $1.75-16.00    $4.77

Granted                  293,800  $6.00-12.00     6.40        856,650  $5.00-16.00   $9.89      1,802,000  $2.00-6.00     $2.07

Canceled               (341,017)  $2.00-10.85     6.01    (3,396,508)  $2.50-4.00    $3.89      (750,000)  $3.50-6.00     $3.72

Exercised            (2,386,625)  $1.75-4.00      4.19    (2,157,200)  $1.75-4.00    $3.75       (11,300)  $1.75-7.50     $3.30

Outstanding, end
of year               11,624,168  $1.75-12.00    $4.05      6,927,110  $1.75-16 00   $4.77      7,967,810  $1.75-16.00    $3.18

Exercisable           11,624,168  $1.75-12.00    $4.05      6,927,110  $1.75-16.00   $4.77      6,345,810  $1.75-16.00    $3.48

Weighted  average
remaining
contractual life
(years)               2.66 years                           4.05 years                       4.03 years

Years exercisable      2001-2006                            2002-2006                           2003-2008


Certain of the stock warrants outstanding are subject to adjustments for stock splits and dividends.

Warrants issued to stockholders

In 2000, 149,807 warrants expired and 147,000 warrants were converted to common stock. At December 31, 2000, there were 305,160 warrants remaining. In 2001, 73,000 were converted to common stock. At December 31, 2001 there were 232,160 warrants remaining. In 2002, 10,000 were converted to common stock. At December 31, 2002 there were 222,160 warrants remaining. These warrants have an exercise price of $3.50 per share and expire in October 2004.

Other stock warrants

In addition, the Company has other issued warrants outstanding - totaling 7,745,650 which consists of the following:

In November 1994, the Company granted Rule 701 Warrants to purchase an aggregate of 2,080,000 shares of Common Stock to certain officers and directors. These Warrants are exercisable at $3.50 per share and, if not exercised, were to expire in September, 1999. On February 19, 1999 the Board of Directors extended the expiration date for three more years. This extension resulted in a non-cash charge of approximately $3,097,000. In 1999 235,000 warrants were exercised and 5,000 warrants were exercised in 2000. At December 31, 2000, there were 1,840,000 Rule 701 warrants remaining. In 2001 20,000 of these warrants expired, leaving a balance of 1,820,000 in warrants outstanding at December 31, 2001. During 2002, 420,000 warrants expired and the Company extended the expiration date of the remaining balance of 1,400,000 for a period of five years to now expire on September 30, 2007. These stock warrants have an exercise price of $3.50. In accordance with FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, no compensation expense was recognized as the exercise price at the extension date exceeded the fair value of the underlying common stock.

In May 1995, the Company and certain officers, directors and shareholders entered into a standby finance agreement pursuant to which the parties agreed to provide an aggregate of $5,500,000 in financing to the Company during 1995 in the event that existing and additional financing was insufficient to cover the cash needs of the Company through December 31, 1996. In exchange, the Company issued warrants to purchase an aggregate of 2,750,000 shares of Common Stock at $1.75 per share to the parties. In 1999, 290,000, in 2000, 216,500, in 2001,
200,000 and in 2002, 1,300 of these warrants were exercised, leaving a balance of these warrants of 1,450,200. These warrants expire June 30, 2005.

In connection with the stock issued in September, 1997, the Company issued 385,067 warrants to several entities to purchase common stock at $4 per share, 149,034 of these warrants were exercised in 1998, 173,300 were exercised in 1999, and 34,333 were exercised in 2000. The remaining 28,400 warrants expired December 31, 2001.

In the years 2000, 2001 and 2002 the Company issued 293,800, 450,000 and 25,000 warrants, respectively, to investment banking firms for services performed on behalf of the Company. Accordingly, the company recorded stock compensation expense of $397,000, $673,000 and $133,000 for the years 2000, 2001 and 2002 respectively. These warrants have various vesting dates and exercise prices ranging from $4.00 to $16.00 per share. In 2000, 75,000 of these warrants were exercised. 1,193,800 warrants were outstanding at December 31, 2002. These warrants are exercisable in five years from the date of issuance.

In 2000 2001 and 2002 the Company had non-public warrants outstanding of 2,633,000 2,254,650 and 3,701,650 respectively. These warrants are exercisable at rates of $2.50 to $10.00 per share of common stock. The exercise price was equal to the fair market value of the stock on the date of grant. During 2002, the Company granted 1,777,000 warrants to employees for services performed. These warrants have a weighted average exercise price of $2.07 per share, and have been included in the pro-forma loss calculation in note 2(n). During 2001, 370,000 of the non public warrants were exercised and 415,000 expired without being exercised. 2,254,650 of the non-public warrants were outstanding at December 31, 2001. During 2002, none of these warrants were exercised and 750,000 expired. 3,701,650 of the non-public warrants were outstanding at December 31, 2002. During 2002 the Company also extended the expiration date of 322,000 of these warrants for a period of five years to now expire in the years ending 2007 and 2008. These stock warrants have exercise prices ranging from $3.50 to $4.00 In accordance FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, no compensation expense was recognized as the exercise price at the extension date exceeded the fair value of the underlying common stock.

(e) Stock Repurchase

On February 19, 1999, the Board of Directors authorized the repurchase of up to 200,000 shares of the Company's common stock on the open market. On February 8, 2000, the Board authorized the repurchase of another 200,000 shares.

The Company's repurchases of shares of common stock are recorded as "Treasury Stock" and result in a reduction of "Stockholders' equity." When treasury shares are reissued, the Company uses a first-in, first-out method and the excess of repurchase cost over reissuance price is treated as a reduction of "Additional paid-in capital."

(f) Rights offering

On November 19, 2002, the Board of Directors of Hemispherx Biopharma, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of Common Stock to stockholders of record at the close of business on November 29, 2002 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share (a "Unit") of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Series A Preferred Stock") at a Purchase Price of $30.00 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Continental Stock Transfer & Trust Company, as Rights Agent.

Initially, the Rights are attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more (or 20% or more for William A. Carter, M.D.) of the outstanding shares of Common Stock (the "Stock Acquisition Date"), other than as a result of repurchases of stock by the Company or certain inadvertent actions by institutional or certain other stockholders or (ii) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

(6) Segment and Related Information

The Company operates in one segment, which is the performance of research and development activities related to Ampligen(R) and other drugs under development.

The following table present revenues by country based on the location of the use of the product services.

                                                  (000's omitted)

                                                 2000                            2001                           2002
                                               ----------                     --------                          ----

United States                                        $506                          $274                         $237

Belgium                                               272                           107                           74

Other                                                  10                             9                           30
                                                     ----                             -                           --

                                                      $788                        $ 390                         $341
                                                      ====                        =====                         ====

In addition, the Company recorded License Fee Income in the amount of $563,000 from a Company located in Europe. The Company employs an insignificant amount of net property and equipment in its foreign operations.

(7) Research, Consulting and Supply Agreements

In December, 1999, the Company entered into an agreement with Biovail Corporation International ("Biovail"). Biovail is an international full service pharmaceutical company engaged in the formulation, clinical testing, registration and manufacture of drug products utilizing advanced drug delivery systems. Biovail is headquartered in Toronto, Canada. The agreement grants Biovail the exclusive distributorship of the Company's product in the Canadian territories subjects to certain terms and conditions. In return, Biovail agrees to conduct certain pre-marketing clinical studies and market development programs, including without limitation, expansion of the Emergency Drug Release Program in Canada with respect to the Company' products. Biovail agrees to work with the Company in preparing and filing of a New Drug Submission with Canadian Regulatory Authorities. Biovail invested $2.25 million in Hemispherx equity at prices above the then current market price and agreed to make further payments based on reaching certain regulatory milestones. The Agreement requires Biovail to penetrate certain market segments at specific rates in order to maintain market exclusivity.

The Company has entered into agreements for consulting services, which are performed at medical research institutions and by medical and clinical research individuals. The Company's obligation to fund these agreements can be terminated after the initial funding period, which generally ranges from one to three years or on an as-needed monthly basis. During the year ending December 31, 2000, 2001 and 2002 the Company incurred approximately $924,000, $595,000 and $395,000 respectively, of consulting service fees under these agreements. These costs are charged to research and development expense as incurred.

(8) 401(K) Plan

The Company has a defined contribution plan, entitled the Hemispherx BioPharma Employees 401(K) Plan and Trust Agreement (the 401(K) Plan). Full time employees of the Company are eligible to participate in the 401(K) Plan following one year of employment. Subject to certain limitations imposed by federal tax laws, participants are eligible to contribute up to 15% of their salary (including bonuses and/or commissions) per annum. Participants' contributions to the 401(K) Plan may be matched by the Company at a rate determined annually by the Board of Directors.

Each participant immediately vests in his or her deferred salary contributions, while Company contributions will vest over one year. In 2000, 2001 and 2002 the Company provided matching contributions to each employee for up to 6% of annual pay aggregating $48,000, $48,000 and $38,000 respectively.

(9) Royalties, License, and Employment Agreements

The Company also has entered into a licensing agreement with a group of individuals and Hahnemann University relating to their contributions to the development of certain compounds, including Ampligen(R), and to obtain exclusive information and regulatory rights relating to these compounds. Under this agreement, the Company will pay 2% of net sales proceeds of Ampligen(R) not to exceed an aggregate amount of $6 million per year through 2005.

In August 1988, the Company entered into a pharmaceutical use license agreement with Temple University (the Temple Agreement). In July, 1994, Temple terminated the Temple Agreement. In November 1994, the Company filed suit against Temple in the Superior Court of the State of Delaware seeking a declaratory judgment that the agreement was unlawfully terminated by Temple and therefore remained in full force and effect. Temple filed a separate suit against the Company seeking a declaratory judgment that its agreement with the Company was properly terminated. These legal actions have now been settled. Under the settlement, the parties have entered into a new pharmaceutical use license agreement (New Temple Agreement) that is equivalent in duration and scope to the previous license. Under the terms of the New Temple Agreement, Temple granted the Company an exclusive world-wide license for the term of the agreement for the commercial sale of Oragen products using patents and related technology held by Temple, which license is exclusive except to the extent Temple is required to grant a license to any governmental agency or non-profit organization as a condition of funding for research and development of the patents and technology licensed to the Company.

The Company has contractual agreements with two of its officers. The aggregate annual base compensation under these contractual agreements for 2000, 2001 and 2002 was $686,000, $603,000 and $620,000 respectively. In addition, certain of these officers are entitled to receive performance bonuses of up to 25% of the annual base salary (in addition to the bonuses described below). In 2000, 2001 and 2002 no performance bonuses were granted. In 2001, Certain officers were granted warrants and options to purchase 426,650 shares of Common Stock at $4.01 per share. In 2002, certain officers were granted warrants and option to purchase 1,220,000 shares of common stock at $2.00 - $4.03 per share. One of the employment agreements provides for bonuses based on gross proceeds received by the Company from any joint venture or corporate partnering agreement.

In October 1994, the Company entered into a licensing agreement with Bioclones (Propriety) Limited (SAB/Bioclones) with respect to co-development of various RNA drugs, including Ampligen(R), for a period ending three years from the expiration of the last licensed patents. The licensing agreement provides SAB/Bioclones with an exclusive manufacturing and marketing license for certain southern hemisphere countries (including certain countries in South America, Africa and Australia as well as the United Kingdom and Ireland (the licensed territory). In exchange for these marketing and manufacturing rights, the licensing agreement provides for: (a) a $3 million cash payment to the Company, all of which was received during the year ended December 31, 1995; (b) the formation and issuance to the Company of 24.9% of the capital stock of Ribotech, Ltd., a company which developed and operates a new manufacturing facility that produces raw material components of Ampligen(R) and (c) royalties of 6% to 8% of net sales of the licensed products in the licensed territories as defined, after the first $50 million of sales. SAB/Bioclones will be granted a right of first refusal to manufacture and supply to the Company licensed products for not less than one third of its world-wide sales of Ampligen(R), excluding SAB/Bioclones related sales. In addition, SAB/Bioclones will have the right of first refusal for oral vaccines in the licensed territory. In 2000, the Company paid to Ribotech a total of $500,000 for the current and future purchases and delivery of polymers. Of the $500,000 advanced in 2000, a balance of $390,000 was included in other assets in 2000 and was used for purchases of polymers in 2001. In 2002, $262,000 was paid to Ribotech for delivery at Polymers.

In October 1994, the Board of Directors granted a director of the Company the right to receive 3% of gross proceeds of any licensing fees received by the Company pursuant to the SAB/Bioclones licensing agreement, a fee of .75% of gross proceeds in the event that SAB Bioclones makes a tender offer for all or substantially all of the Company's assets, including a merger, acquisition or related transaction, and a fee of 1% on all products manufactured by SAB Bioclones. The Company may prepay in full its obligation to provide commissions within a ten year period.

On March 20, 2002, our European subsidiary Hemispherx Biopharma Europe, S.A. ("Hemispherx S.A.") entered into a sales and Distribution agreement with Laboratories Del Dr. Esteve S.A. ("Esteve"). Pursuant to the terms of the agreement, Esteve was granted the exclusive right to market Ampligen(R) in Spain, Portugal and Andorra for the treatment of Myalgic/Chronic Fatigue Syndrome ("ME/CFS"). In addition to other terms and other projected payments, Esteve paid an initial and non-refundable fee of 625,000 Euros (approximately $563,000) to Hemispherx S.A. on April 24, 2002. Esteve is to pay a fee of 1,000,000 Euros after U.S. Food and Drug Administration approval of Ampligen(R) for the treatment of ME/CFS and a fee of 1,000,000 Euros upon Spain's approval of the final marketing authorization for using Ampligen(R) for the treatment of ME/CFS.

In connection with the two agreements entered into with ISI (See Note 1), the Company is obligated to pay ISI a 6% royalty on the net sales of the Alferon N Injection product.

(10) Leases

     The Company has several noncancelable operating leases for the space in which its principal offices are located and certain office equipment.

Future minimum lease payments under noncancelable operating leases are as follows:

                                                     (000's omitted)
               Year ending                                    Operating
                December 31,                                   leases
               -----------                                   ---------
           2003. . . . . . . . . . . . . . . . . . . .   $   279
           2004. . . . . . . . . . . . . . . . . . . .       286
           2005. . . . . . . . . . . . . . . . . . . .       240
           2006. . . . . . . . . . . . . . . . . . . .       193
           2007. . . . . . . . . . . . . . . . . . . .        65
                                                      ----------
           Total minimum lease payments. . . . . . . .   $ 1,063
                                                      ==========

Rent expense charged to operations for the years ended December 31, 2000, 2001 and 2002 amounted to approximately $347,000, $294,000 and $307,000 respectively. The term of the lease for the Rockville, Maryland facility is through June, 2005 with an average rent of $8,000 per month, plus applicable taxes and charges. The term of the lease for the Philadelphia, Pennsylvania offices is through April, 2007 with an average rent of $15,000 per month, plus applicable taxes and charges.

(11) Income Taxes

As of December 31, 2002, the Company has approximately $66,000,000 of federal net operating loss carryforwards (expiring in the years 2004 through 2022) available to offset future federal taxable income. The Company also has approximately $15,000,000 of state net operating loss carryforwards (expiring in the years 2003 through 2007) available to offset future state taxable income. The utilization of certain state net operating loss carryforwards may be subject to annual limitations.

Under the Tax Reform Act of 1986, the utilization of a corporation's net operating loss carryforward is limited following a greater than 50% change in ownership. Due to the Company's prior and current equity transactions, the Company's net operating loss carryforwards may be subject to an annual limitation generally determined by multiplying the value of the Company on the date of the ownership change by the federal long-term tax exempt rate. Any unused annual limitation may be carried forward to future years for the balance of the net operating loss carryforward period.

Deferred income taxes reflect the net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the carrying amounts used for income tax purposes. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Due to the uncertainty of the Company's ability to realize the benefit of the deferred tax asset, the deferred tax assets are fully offset by a valuation allowance at December 31, 2001 and 2002.

The components of the net deferred tax asset of December 31, 2001 and 2002 consists of the following:

                                                    (000,s omitted)

Deferred tax assets:                                                      2001                         2002
                                                                          ----                         ----
Net operating losses                                                   $20,790                      $22,440

Accrued Expenses and Other                                                  21                         (16)

Capitalized Research and development costs                               4,634                        3,763
                                                                         -----                        -----
                                                                        25,445
                                                                                                     26,187

Less: Valuation Allowance                                               25,445                       26,187
                                                                        ------                       ------

Balance                                                                  $ -0-                        $ -0-
                                                                         =====                        =====

(12) Contingencies

On September 30, 1998, we filed a multi-count complaint against Manuel P. Asensio, Asensio & Company, Inc. ("Asensio"). The action included claims of defamation, disparagement, tortuous interference with existing and prospective business relations and conspiracy, arising out of the Asensio's false and defamatory statements. The complaint further alleged that Asensio defamed and disparaged us in furtherance of a manipulative, deceptive and unlawful short-selling scheme in August and September 1998. In 1999, Asensio filed an answer and counterclaim alleging that in response to Asensio's strong sell recommendation and other press releases, we made defamatory statements about Asensio. We denied the material allegations of the counterclaim. In July 2000, following dismissal in federal court for lack of subject matter jurisdiction, we transferred the action to the Pennsylvania State Court. In March 2001, the defendants responded to the complaints as amended and a trial commenced on January 30, 2002. A jury verdict disallowed the claims against the defendants for defamation and disparagement and the court granted us a directed verdict on the counterclaim. On July 2, 2002 the Court entered an order granting us a new trial against Asensio for defamation and disparagement. Thereafter, Asensio appealed the granting of a new trial. This appeal is now pending in the Superior Court of Pennsylvania.

In June 2002, a former ME/CFS clinical trial patient and her husband filed a claim in the Superior Court of New Jersey, Middlesex County, against us, one of our clinical trial investigators and others alleging that she was harmed in the ME/CFS clinical trial as a result of negligence and breach of warranties. We believe the claim is without merit and we are defending the claim against us through our product liability insurance carrier.

In June 2002, a former ME/CFS clinical trial patient in Belgium filed a claim in Belgium, against Hemispherx Biopharma Europe, NV/SA, our Belgian subsidiary, and one of our clinical trial investigators alleging that she was harmed in the Belgium ME/CFS clinical trial as a result of negligence and breach of warranties. We believe the claim is without merit and we are defending the claim against us through our product liability insurance carrier.

In July 2002, we filed suit in the United States District Court for the Eastern District of Pennsylvania against our insurance company seeking (1) a judicial order declaring our rights and the obligations of our insurance carrier under the insurance policy our insurance carrier sold to us (2) monetary damage for breach of contract resulting from our insurance carrier refusal to fully defend us in connection with the Asensio litigation (3) monetary damages to compensate us for our insurance carrier breach of its fiduciary duty faith and dealing and
(4) monetary damages, interest, cost, and attorneys fees to compensate us for violation of the Pennsylvania Bad Faith Statute. On March 31, 2003 we settled our outstanding claim with our insurance carrier for $1,500,000 relating to reimbursement of expenses in connection with our Asensio law suits. We expect to realize approximately $1,050,000 of this amount after payment of expenses related to the settlement. Such amount was recorded during the fourth quarter 2002 as a reduction in General and Administrative expenses in our statement of operations.

In March 2003, one of our former law firms filed a complaint in the Court of Common Pleas of Philadelphia County against us for alleged legal fees in the sum of $65,051. We believe the claim is without merit and are defending the matter.

(13) Related Party Transactions

We have employment agreements with certain of our executive officers and have granted such officers and directors of the Company options and warrants to purchase common stock of the Company, as discussed in Notes 2(n) and 9.

A director of the Company, is an attorney in private practice, who has rendered corporate legal services to us from time to time, for which he has received fees. A Director of the Company, lives in Paris, France and assists our European subsidiaries in their dealings with medical institutions and the European Medical Evaluation Authority. A Director of the Company, assists us in establishing clinical trail protocols as well as performs other scientific work for us from time to time. For these services, these Directors were paid an aggregate of $173,500, $144,955 and $170,150 for the years ending December 31, 2000, 2001 and 2002 respectively.

William A. Carter, Chief Executive Officer of the Company, received an aggregate of $12,486 in short term advances which were repaid as of December 31, 2001. All advances bare interest at 6% per annum. The Company loaned $60,000 to, a Director of the Company in November, 2001 for the purpose of exercising 15,000 class A redeemable warrants. This loan bears interest at 6% per annum.

We paid $42,775, $57,750 and $33,450 for the years ending December 31, 2000, 2001 and 2002, respectively to Carter Realty for the rent of property used at various times in 2002 by us. The property is owned by others and managed by Carter Realty. Carter Realty is owned by Robert Carter, the brother of William
A. Carter.

(14) Concentrations of credit risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash. The Company places its cash with high-quality financial institutions. At times, such amount may be in excess of Federal Deposit Insurance Corporation insurance limits of $100,000.

(15) Quarterly Results of Operation (unaudited)
     (in thousand except per share data)

                                                2001
                              ---------------------------------------------
                         First       Second      Third       Fourth
                        Quarter      Quarter     Quarter     Quarter     Total
                        -------      --------    -------     --------   -------
Revenue                    127         $  101      $   76      $  86   $   390

Costs and expenses       2,676          2,504       2,262      1,750     9,192

Net loss                (2,480)        (2,343)     (2,145)    (2,115)   (9,083)
                        -------      --------     -------     --------  -------
Basic and diluted
   loss per share        $(.08)         $(.08)      $(.07)     $(.07)    $(.29)
                        -------      --------     -------     --------  -------

                                     2002(1)
                              ---------------------------------------------
                         First       Second      Third       Fourth
                        Quarter      Quarter     Quarter     Quarter     Total
                        -------      --------    -------     --------   -------
Revenues and license
fee income              $  613         $  134      $   79      $  78   $   904

Costs and expenses       2,121          2,097       1,961        782     6,961

Net loss                (1,488)        (2,634)     (1,891)    (1,411)   (7,424)
                        -------      --------     -------     --------  -------
Basic and diluted
   loss per share        $(.05)         $(.08)      $(.06)     $(.04)    $(.23)
                        -------      --------     -------     --------  -------

(1) During the fourth quarter of 2002, the Company recorded write offs of certain investments in unconsolidated affiliates of approximately $688,000. (See note  2(c)).  Additionally,  during the  fourth  quarter  of 2002,  the  Company recorded as a reduction of general and administrative expenses, an amount of $1,050,000 representing the net settlement with its insurance carrier. (See Note
12)

(16)  Debenture Financing

On March 12, 2003, We issued an aggregate of $5,426,000 in principal amount of 6% Senior Convertible Debentures due January 31, 2005 and an aggregate of 743,288 Warrants to two investors in a private placement for aggregate anticipated gross proceeds of $4,650,000. Pursuant to the terms of the Debentures, $1,550,000 of the proceeds from the sale of the Debentures have been held back and will be released to us if, and only if, we acquire ISI's facility with in a set timeframe. The Debentures mature on January 31, 2005 and bear interest at 6% per annum, payable quarterly in cash or, subject to satisfaction of certain conditions, common stock. Any shares of common stock issued to the investors as payment of interest shall be valued at 95% of the average closing price of the common stock during the five consecutive business days ending on the third business day immediately preceding the applicable interest payment date. Pursuant to the terms and conditions of the Senior Convertible Debentures, we have pledged all of our assets as collateral and are subject to comply with certain financial and negative covenants, which include but are not limited to the repayment of principal balances upon achieving certain revenue milestone.

The Debentures are convertible at the option of the investors at any time through January 31, 2005 into shares of our common stock. The conversion price under the Debentures is fixed at $1.46 per share, subject to adjustment for anti-dilution protection for issuance of common stock or securities convertible or exchangeable into common stock at a price less than the conversion price then in effect.

The investors also received Warrants to acquire at any time through March 12, 2008 an aggregate of 743,288 shares of common stock at a price of $1.68 per share. On March 12, 2004, the exercise price of the Warrants will reset to the lesser of the exercise price then in effect or a price equal to the average of the daily price of the common stock between March 13, 2003 and March 11, 2004 (but in no event less than $1.176 per share). The exercise price (and the reset price) under the Warrants also is subject to similar adjustments for anti-dilution protection.

We entered into a registration rights agreement with the investors in connection with the issuance of the Debentures and the Warrants. The registration rights agreement requires that we register the shares of common stock issuable upon conversion of the Debentures, as interest shares under the Debenture and upon exercise of the Warrants. In accordance with this agreement, we filed a registration statement on form S-3 with the Securities and Exchange Commission. If the registration statement is not declared effective within the time period required by the agreement or, after it is declared effective and subject to certain exceptions, sales of all shares required to be registered thereon cannot be made pursuant thereto, then we will be required to pay to the investors their pro rata share of $3,635 for each day any of the above conditions exist with respect to this registration statement.

                                                                        ANNEX A

     AGREEMENT made as of March 11, 2003 by, and between Interferon Sciences, Inc. ("Seller"), and Hemispherx Biopharma, Inc. ("Buyer").

                                                     WITNESSETH:
         In consideration of the mutual covenants, agreements, representations and warranties herein contained, and intending to be legally bound, the parties agree as follows:
1.       LICENSE, TRANSFER AND CONVEYANCE OF SELLER'S ASSETS
         1.1 Transfer and conveyance of assets. Subject to the terms and conditions of this Agreement, Buyer, in reliance upon the representations and warranties of Seller made herein and in the schedules annexed hereto, will at the Closing (hereinafter defined), acquire from Seller, and Seller will at the Closing transfer and convey to Buyer, the following Seller's Assets ("Seller's Assets"):

          (a) All of Seller's machinery, furniture, equipment and supplies as set forth and described on the Exhibit 1.1 of Machinery, Furniture, Equipment, and Supplies.

          (b) All customer lists, computer files, data and software, books and records, manufacturing records and procedures, approval processes and approvals with and by the U.S. Food and Drug Administration and all other property, patents, trademarks and rights of every kind and nature owned or held by Seller on the date of Closing relating to natural alpha interferon , its production, manufacture and sale.

          (c) The real estate known as 783 Jersey Avenue and 5 Jules Lane, New Brunswick, Middlesex Co., New Jersey - Block: 597.06, Lots: 1, 2 & 3 ("Real Estate") and more fully described on the Schedule of Real Estate.

          (d)  The contract rights described in the Schedule of Contract Rights.

         1.2 Encumbrances. The Seller's Assets shall, at the time of Closing, be free and clear of all obligations, security interests, liens, and encumbrances, other than those resulting from the acts of Buyer.

          1.3 Consideration. The consideration for Seller's Assets shall be payable at Closing as set forth below:

               (a) a number of shares (the "Guaranteed Shares") of common stock, par value $.001 per share, of the Buyer (the "Common Stock") with a Market Value of $675,000 and a guaranteed value of $675,000 and an additional 62,500 shares (the "Unguaranteed Shares") of Common Stock without a guaranteed value. The Market Value shall mean $ 1.59. The Guaranteed Shares and the Unguaranteed Shares are referred to collectively as the " Closing Shares." Exhibit 1.3 sets forth Buyer's obligations with respect to the Guaranteed Shares.

               (b) Satisfaction of Seller's obligation to G.P. Strategies Corp. ("G.P. Strategies Corp. Obligation") to the extent and in the manner provided in the GP Strategies Forbearance and Settlement Agreement.

               (c) Satisfaction of Seller's obligation to the American Red Cross ("Red Cross Obligation") to the extent and in the manner provided in the American Red Cross Forbearance and Settlement Agreement.

               (d) Satisfaction of Seller's obligation in the suit pending in the Superior Court of New Jersey, Chancery Division, Middlesex County and styled, M.D. SASS Municipal Finance Partners II, L.P. vs. Interferon Sciences, Inc., et al, Case Number F-8653-02 ("Tax Litigation Obligation").

               (e) The Buyer will pay the Seller 6% of the net sales of interferon alfa n-3 products as described in Exhibit 1.3
                    (e).

         1.4      [Not used]
         1.5 Closing. The consummation of the transactions contemplated herein (the "Closing") shall take place promptly after satisfaction of the conditions set forth in Section 5.1. The Closing shall take place at the offices of Buyer's Counsel.
         1.6 Access and information. Between the date hereof and Closing, Seller shall give Buyer and Buyer's accountants, counsel, and other representatives access, during normal business hours, to Seller's books, records, contracts, commitments and manufacturing and testing processes. Seller shall also furnish Buyer during such period with all information concerning the natural alpha interferon business that Buyer reasonably requests. Buyer and Buyer's agents shall keep such information confidential until the sale is closed.
         1.7 Conduct of business. Seller covenants, represents, and warrants in favor of Buyer that pending completion of the Closing, unless otherwise agreed to in writing by Buyer:

               (a) Seller shall carry and continue in force through the Closing, fire, theft, liability insurance for the Seller's Assets. The cost for such insurance shall be borne by the Buyer. The Buyer agrees to pay all premiums for such insurance when due. If a casualty occurs before Closing, the parties' rights and liabilities shall be determined in accordance with Section 5.2

               (b) Seller shall not dispose of any of its machinery, furniture or equipment without the Buyer's consent.

2.       REPRESENTATIONS AND WARRANTIES OF BUYER AND SELLER
         Seller represents and warrants as of the date hereof and as of Closing to Buyer, as follows:

         2.1 Corporate organization. Seller is a corporation, validly existing, and in good standing under the laws of the State of Delaware, is duly qualified to do business in the State of New Jersey, and has full power and authority to carry on its current business.

         2.2 Corporate authority. Seller's Board of Directors have duly authorized the execution and delivery of this Agreement to Buyer and the carrying out of its provisions and a majority of Seller's shareholders have executed a written consent approving of and agreeing to the transactions contemplated by this Agreement.

         2.3 Compliance. Except as disclosed on Exhibit 2.3 , neither the execution and delivery of this Agreement, nor the consummation by Seller of any of the transactions contemplated hereby will result in a breach of any applicable statute or regulation, or of any administrative or court order or decree; nor will such compliance conflict with or result in the breach of any term, provision, covenant or condition of any agreement or other instrument to which Seller is a party or by which it may be bound, or, which with the giving of notice or lapse of time, or both, constitute an event of default thereunder.

         2.4 Litigation. Except as disclosed on Exhibit 2.4, no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation is pending, or to Seller's knowledge is threatened against Seller or Seller's Assets, which might materially or adversely affect Seller's Assets. There is no outstanding judgment, decree, or order against Seller, except as expressly disclosed herein, which affects Seller in any way.

         2.5 Effect of agreement. Subject to the satisfaction of the terms and conditions of this Agreement, this Agreement and the transactions contemplated herein are valid, binding, and enforceable against Seller in accordance with their terms, subject only to the applicable bankruptcy, moratorium, and other laws generally affecting the rights and remedies of creditors.

         2.6 Good title. Except as described on Exhibit 2.6, Seller has good and marketable title to the Seller's Assets being sold and transferred hereunder, free and clear of all security interests, encumbrances or liens.

         2.7 Due performance. Except as disclosed on Exhibit 2.7, Seller has in all material respects performed all obligations required to be performed by it under, and is not in default in any material respect under, or in violation in any material respect of, its Certificate of Incorporation or by-laws or any agreement, lease, mortgage, note, bond, indenture, license, or other documents or undertaking, oral or written, to which it is a party or by which it is bound, and which may materially effect Seller's Assets. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any violation or default referred to in this paragraph.
         Buyer represents and warrants as of the date hereof and as of the Closing to Seller, as follows:

         2.8 Organization and Qualification. Buyer is a corporation, validly existing in good standing under the laws of the State of Delaware and has the power and authorization to own its properties and to carry on its business as now being conducted. Buyer is duly qualified as a foreign corporation, to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, prospects or condition (financial or otherwise) of Buyer or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of Buyer to perform its obligations under the Transaction Documents (as defined below).

         2.9 Authorization; Enforcement; Validity. Buyer has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"). The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by Buyer's Board of Directors and no further consent or authorization is required of Buyer's Board of Directors or stockholders. The Transaction Documents have been duly executed and delivered by Buyer. The Transaction Documents constitute the valid and binding obligations of Buyer enforceable against Buyer in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

         2.10 Capitalization. As of the date hereof, the authorized capital stock of the Buyer consists of 50,000,000 shares of Common Stock, of which as of such date, 32,650,178 shares are issued and outstanding and 8,609,920 shares are reserved for issuance pursuant to the Buyer's stock option and purchase plans (including pursuant to options outstanding as of such date as well as options granted thereafter). All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and non-assessable. Except as disclosed in Exhibit 2.10, (A) no shares of the Buyer's capital stock are subject to preemptive rights or any other similar rights (arising under Delaware law, the Buyer's Certificate of Incorporation or By-laws or any agreement or instrument to which the Buyer is a party) or any liens or encumbrances granted or created by the Buyer; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Buyer , or contracts, commitments, understandings or arrangements by which the Buyer is or may become bound to issue additional shares of capital stock of the Buyer or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Buyer (other than any such options, warrants, scrip, rights, calls, commitments, securities, understandings and arrangement outstanding under plans disclosed in the SEC Documents); (C) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Buyer or by which the Buyer is or may become bound; (D) there are no amounts outstanding under, and there will be no amounts due upon termination of, any credit agreement or credit facility; (E) there are no financing statements securing obligations in any amounts greater than $100,000, singly, or $250,000 in the aggregate, filed in connection with the Buyer; (F) there are no agreements or arrangements under which the Buyer is obligated to register the sale of any of their securities under the Securities Act of 1933 other than the Sale of Assets Agreement, dated the date hereof between the Buyer and the Seller ; (G) there are no outstanding securities or instruments of the Buyer which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Buyer is or may become bound to redeem a security of the Buyer ; (H) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Closing Shares described in this Agreement; (I) the Buyer does not have any stock appreciation rights or "phantom" stock plans or agreements or any similar plan or agreement; (J) to the Buyer's knowledge,
(i) no current or former officer or director who individually owns 1% or more of the Buyer's outstanding capital stock or (ii) other beneficial owner of 5% or more of the Buyer's outstanding capital stock, has pledged shares of the Buyer's capital stock in connection with a margin account or other loan secured by such capital stock; and (K) the Buyer has no liabilities or obligations required to be disclosed in the SEC Documents (as defined herein) but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Buyer's business and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Buyer and its subsidiaries (as that term is defined in the regulations of the Securities Exchange Act of 1934) taken as a whole.

         2.11 Issuance of Securities. The Closing is duly authorized and, upon issuance in accordance with the terms of the applicable Transaction Documents, shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issuance thereof (other than any such taxes, liens and charges created by any Buyer or assignee or transferee), and shall not be subject to pre-emptive rights or other similar rights of shareholders of the Buyer.

         2.12 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Buyer and the consummation by the Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Buyer or any of its subsidiaries is a party (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect); or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined below)) applicable to the Buyer or any of its subsidiaries or by which any property or asset of the Buyer or any of its subsidiaries is bound or affected. The Buyer is not in violation of any term of or in default under its Certificate of Incorporation, By-laws or their organizational charter or by-laws, respectively. Neither the Buyer nor any of its subsidiaries is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Buyer or its subsidiaries, except where such violations and defaults would not result, either individually or in the aggregate, in a Material Adverse Effect. The business of the Buyer and its subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

         2.13 SEC Documents; Financial Statements. Since January 1, 2001, the Buyer has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to or on the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of the date of filing of such SEC Documents, each such SEC Document, as it may have been subsequently amended by filings made by the Buyer with the SEC prior to the date hereof, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document. None of the SEC Documents, as of the date filed and as they may have been subsequently amended by filings made by the Buyer with the SEC prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Buyer included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Buyer as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         2.14 Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Buyer or any of its subsidiaries, threatened in writing against the Buyer or any of the Buyer's subsidiaries or any of the Buyer's or the Buyer's Subsidiaries' officers or directors in their capacities as such, that would reasonably be expected to result in judgments against the Buyer or any of its subsidiaries in an amount, individually or in the aggregate, in excess of $250,000.

3.       LIABILITIES
         3.1      Assumption of liabilities.

               (a) Buyer is acquiring Seller's Assets without any assumption of Seller's liabilities except for the G.P. Strategies Corp. Obligation, the Red Cross Obligation and the Tax Litigation Obligation which are to be satisfied to the extent and in the manner herein provided as part of the consideration. In the event, that prior to the Closing, the Tax Litigation Obligation becomes due and payable, the Seller shall give notice to Buyer as soon as reasonable practicable, and Buyer shall have the option to terminate this Agreement or satisfy the Tax Obligation, and proceed to Closing after the other conditions to this Agreement have been satisfied. In addition, prior to the Closing, Buyer shall pay, as they become due, all expenses reasonably related to the maintenance and operation of the Seller's Assets, including but not limited to insurance, taxes, heat, electricity and air conditioning.

               (b) Seller has paid or will pay or fully provide for all federal and state income taxes which relate to the conduct of its business through the date of Closing. There is no pending tax claim or dispute on taxes which might result in a lien against the Seller's Assets except for the Tax Litigation Obligation.

     4.           COVENANTS OF THE SELLER
                  (a) The Seller will prepare and send to its stockholders, for purposes of considering and voting upon a sale of all, or substantially all, of its assets a Proxy Statement (or Information Statement). All reasonable costs and expenses related to the Proxy Statement shall be borne by the Buyer and will be paid as they become due.
                  (b) The Seller will take all steps reasonably necessary, including but not limited to obtaining a Phase I Environmental Evaluation of the Property, to obtain a No Further Action Order (the "Transfer Order") from the New Jersey Department of Environmental Protection which allows the Property to be transferred to the Buyer. All costs and expenses of obtaining the Transfer Order will be borne by the Buyer and will be paid as they become due.
                  (c) The Seller will take all steps reasonably necessary to transfer to Buyer the Buyer's Product License for the sale of ALFERON N Injection. The Buyer will cooperate in the transfer of the Product License and bear all costs related to such transfer, including but not limited to the printing of new package inserts for the product. The Buyer agrees to comply with all rules and regulations of the U.S. Food and Drug Administration as they relate to ALFERON N Injection.
5.       CONDITIONS
         5.1 Conditions to Buyer's obligations. Buyer's obligations to complete the Closing under this Agreement are, at Buyer's option, subject to fulfillment by Seller of each of the following conditions:
                  (a) All representations and warranties of Seller contained in this Agreement shall be true in all material respects as of and at the Closing date with the same effect as if they had been made on and as of Closing, except as otherwise contemplated or specifically permitted by the terms of hereof.
                  (b)      Seller shall have performed and complied with all its
                           agreements, terms, and conditions under this
                           Agreement on or before the Closing date.

                    (c) Immediately prior to the Closing, the Tax Litigation Obligation does not exceed $ 650,000. (d) G.P. Strategies Corp. releasing all of its liens upon any and all assets of the Seller in exchange for, and accepting as full satisfaction of all claims against Seller, the consideration set forth in the GP Strategies Corporation Forbearance and Settlement Agreement.

                  (e) The American Red Cross releasing all of its liens upon any and all assets of the Seller in exchange for, and accepting as full satisfaction of all claims against Seller, the following consideration set forth in the American Red Cross Forbearance and Settlement Agreement. (f) Seller has received approval for consummation of the transactions contemplated by this Agreement from a majority of its shareholders.
                  (g) Seller having received from the Environmental Protection Agency of the State of New Jersey the unencumbered Transfer Order necessary to transfer the Real Estate to Buyer.

                    (h) The exceptions to title of the Real Estate being as set forth on Exhibit 5.1 (h).

         5.2 Casualty prior to closing. If before completion of the Closing any of the Seller's Assets are damaged by fire, casualty, or any other cause, Buyer may, in Buyer's sole discretion, terminate this Agreement. Buyer shall also have the option to proceed to closing, in which case the insurance settlement proceeds shall be applied and distributed as follows: First, the obligations to MD SASS Municipal Finance Partners II, L.P., the American Red Cross and GP Strategies Corporation shall be satisfied and any remaining proceeds shall be split equally between Buyer and Seller.

6.       CLOSING OBLIGATIONS

          6.1 Seller's obligations at Closing. At the Closing, Seller shall execute and deliver to Buyer:

                  (a) A bill of sale, deed, assignments, certificates of title, license and all other instruments and documents of conveyance and transfer that may be necessary or appropriate duly to convey and transfer to Buyer the Seller's Assets.
                  (b) True and complete copies of resolutions of Seller's Board of Directors approving this Agreement, authorizing the carrying out of all the transactions contemplated herein and the execution and delivery by Seller of all instruments then or thereafter required to do so. Such resolutions shall be duly certified by the Secretary of Seller.
                  (c) The Transfer Order issued by the New Jersey Environmental Protection Agency approving the transfer of the Real Estate to the Buyer.

                    (d) All other instruments and documents elsewhere required herein.

                  (e) A certificate signed by the President and Seller's Secretary dated the date of Closing, certifying that all Seller's representations and warranties set forth in this Agreement continue to be true in all material respects on the Closing date as if originally made on such date, except as otherwise contemplated or permitted under this Agreement.
         6.2 Seller's implied obligations. From time to time at Buyer's request and expense, whether at or after the Closing and without further consideration, Seller shall:

                    (a) Execute and deliver to Buyer all instruments that are reasonably required to carry out the intent and purpose of this Agreement;

                    (b) Deliver to Buyer all other data and papers that are requested to assist in the utilization of the Seller Assets; and

                    (c) Take all other actions that Buyer may request more effectively to convey and transfer to Buyer the Seller Assets.

         6.3      Buyer's Obligations at Closing.  At the Closing, Buyer shall:

                    (a) Deliver to Seller a stock certificate of the Buyer representing the Closing Shares as required by Section 1.3.

                  (b) Execute and deliver to the Seller a certificate signed by the Chief Executive Officer and the Secretary of the Buyer stating that the representations and warranties of the Buyer are true and correct in all material respects.
                  (c) Execute and deliver to the Seller a certificate signed by the Secretary of the Buyer certifying as to
                           (i) the Certificate of Incorporation of the Buyer,
                           (ii) the Bylaws of the Buyer, (iii) the adoption of corporate resolutions adopted by the Board of Directors of the Buyer approving this Agreement and the transactions contemplated hereby and (iv) the incumbency of the officers of the Buyer executing this Agreement and the certificates of the Buyer.

                    (d) Issue the shares of Common Stock required by the G.P. Strategies Corp. Obligation.

                    (e) Issue the shares of Common Stock required under the terms of the Red Cross Obligation.

(f)      Satisfy the Tax Obligation.
  7.     MISCELLANEOUS
         7.1 Brokerage. Seller and Buyer each represent to the other that they have not entered into any other agreement or incurred any obligation in connection with this transaction which might result in the obligation to pay a brokerage commission. Each party shall indemnify and shall hold the other party harmless from and against any claim or demand by any broker or other person for bringing about this Agreement who claims to have dealt with such indemnifying party, including all expenses incurred in defending such claim or demand (including reasonable attorneys fees).
         7.2 Indemnification. Each party to this Agreement shall defend, indemnify, and hold such other party to this Agreement harmless against any loss, damage (excluding consequential damages), claim of third parties, actions, suits, demands, judgments, or expense (including reasonable legal fees) (collectively referred to as the "Damages") actually incurred by such other party as a result of or attributable to any misrepresentation or breach of any representation or warranty given or made by such other party. Notwithstanding anything to the contrary contained herein, neither party to this Agreement shall have any liability to the other party to this Agreement under this Section 7.2, unless the aggregate Damages incurred by such party exceeds $250,000 and only to the extent of the amount in excess of $250,000. In additon, neither party to this Agreement shall commence any action against the directors, officers, shareholders or individual employees of the other party to this Agreement.
         7.3 Payments. Buyer agrees to make all payments when due under this Agreement or the Sale of Inventory Agreement, dated the date hereof, between Buyer and Seller. In the event, Buyer fails to make any payments when due and such failure continues for a period of ten days after notice to Buyer's Chief Executive Officer, William A. Carter or Buyer's Secretary, Ransom W. Etheridge, Seller, in addition to any other remedies it may have, in law or equity, shall not be obligated to complete the sale of Seller's Assets under the terms of this Agreement.
         7.4 Use of Real Estate. For no additional consideration, Seller agrees to allow Buyer to use the Real Estate and the machinery, equipment, furniture and fixtures contained therein to the extent that it does not interfere with the business of the Buyer.
         7.5 Covenant of Buyer. Buyer covenants to Seller that after the date hereof, Buyer will not take any action, which will obligate Buyer to seek approval of its shareholders as a condition to completing this transaction.
         7.6 Consent of ISI Shareholders. Simultaneously with the execution of this Agreement, Seller shall deliver to Buyer a Consent of Shareholders of Seller representing a majority of the shares of common stock and approving the transactions contemplated hereby.
         7.7 Termination. In the event a closing does not take place within 180 days of the date hereof, either party to this Agreement, may terminate the Agreement.
         7.8 Entire agreement; modification. This Agreement supersedes all prior agreements and constitutes the entire agreement between the parties hereto with regard to the subject matter hereof. It may not be amended or modified except by an instrument executed by both parties.
         7.9 Notices and communications. Any notice, request, instruction, or other document to be delivered hereunder shall be deemed sufficiently given if in writing and delivered personally, by facsimile transmission, or mailed by certified mail, postage prepaid, if to Buyer, addressed to Buyer:
                           William A. Carter, M.D., CEO
                           Hemispherx Biopharma, Inc.
                           One Penn Center
                           1617 JFK Blvd.
                           Philadelphia, Pennsylvania 19103
and if addressed to Seller:
                           Interferon Sciences, Inc.
                           783 Jersey Avenue
                           New Brunswick, New Jersey  08901
                           Attn: Chief Executive Officer
unless in each case Buyer or Seller has notified the other in writing of a different address.
         7.10 Non-Waiver. No delay or failure by either party to exercise any right hereunder, and no partial or single exercise of any such right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.
         7.11 Headings in the Agreement are for convenience and reference only and shall not be used to interpret or construe its provisions.

     7.12 Governing law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware. 7.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         7.14 Binding effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors, and assigns.

         7.15 Survival of representations and warranties. Except as otherwise expressly limited in this Agreement or the Schedules annexed, the Sellers covenants, representations and warranties extended hereunder shall survive the Closing for a period of 12 months.
         7.16 Expenses. Except as otherwise expressly provided herein, each party shall pay all of its own expenses incidental to the negotiation and preparation of the documentation and financial statements relating to this Agreement. However, if Buyer requires financial statements of Seller (for inclusion in Buyer's financial statements or any other purpose) and such financial statements are the same as those included in Seller's Annual Report on Form 10-K for the year ended December 31, 2002, Seller shall provide such financial statements to the Buyer and Buyer and Seller shall equally share Seller's costs in preparing such financial statements. In addition, if Buyer requires financial statements of Seller (for inclusion in Buyer's financial statements or any other purpose) and such financial statements are not the same as those included in Seller's Annual Report on Form 10-K for the year ended December 31, 2002, the costs of preparation of Seller's financial statements shall be borne by Buyer.
         7.17 Payment of taxes. All fees, costs, charges, and expenses payable to any federal, state, or municipal authority, including, without limitation, all filing fees, documentary stamps, and transfer, sales and other taxes required to be paid, or imposed in connection with the transfer of the Seller's Assets under the terms of this Agreement, if any, shall be paid by Seller. All fees, costs, charges, and expenses payable to any federal, state, or municipal authority, including, without limitation, all filing fees, documentary stamps, and transfer, sales and other taxes required to be paid, or imposed in connection with the issuance of the Closing Shares shall be borne by Buyer.
         7.18 Assignment. Except as may otherwise be expressly provided herein, neither party may assign any right, obligation, or liability arising hereunder without the other party's prior written consent, provided, however, that the Seller may assign its rights to the Closing Shares to a party which agrees to the terms (including the limitation on the number of shares which may be sold) of the Closing Shares. Any other such assignment or attempted assignment shall be null and void.
         In witness whereof the parties have caused this Agreement to be duly executed on the date first above written.

                        Seller: Interferon Sciences, Inc.
                        By:______________________________
Attest:
---------------------------------


                        Buyer:   Hemispherx Biopharma, Inc.
                        By:______________________________
Attest:
----------------------------------

Exhibit  1.1 (d) - Contract Rights

Agreement between ISI and Mayo Foundation for Medical Education and Research, dated April 30, 2001.

Agreement between Integrated Commercialization Services and ISI, dated May 26, 1998.

Supply Agreement between ISI and Sanofi Winthrop LP, dated September 1, 1994 and assigned to Abbott Laboratories in June, 1997, expiring September 1, 2004.

Exhibit 1.3  -  Sale of Property Agreement
Under the terms of this Agreement, Buyer is obligated to deliver to Seller, the Guaranteed Shares and a guaranty under the terms and conditions set forth herein. The date on which HEB delivers the HEB common stock to the Seller shall be referred to as the "Settlement Date."

Within 30 days of the Settlement Date, but not prior to the effectiveness of the registration statement covering the shares of HEB common stock issued by HEB in connection with the sale of Seller's inventory to HEB, HEB shall file a registration statement (the "Registration Statement") on Form S-3 with the Securities and Exchange Commission registering the Closing Shares for resale, and use its best efforts to have the Registration Statement declared effective as soon as reasonably practicable, but in no event later than 90 days after the Closing Date. HEB agrees to keep the Registration Statement effective until the earlier of the date (i) which is two years after the Settlement Date and (ii) Seller does not own any Closing Shares.

1. Commencing on the effective date of the Registration Statement ("Effective Date"), Seller shall have the right but not the obligation to sell the Closing Shares. For purposes of determining which shares have been sold by the Seller, for every five shares of the Closing Shares sold, four shall be deemed to be Guaranteed Shares and one share shall be deemed to be an Unguaranteed Share. Without the prior written consent of HEB, Seller agrees that until the date which is two years from the date hereof, Exhibit 1.6 of the agreement (the "Inventory Agreement"), dated the date hereof between HEB and Seller shall govern the sale of the Closing Shares issued pursuant to the terms of this Agreement. After the date which is two years from the date hereof, Seller will have no restrictions of the sale of Closing Shares.

If on the date (the "Termination Date") which is two after the Settlement Date, the Seller has not sold all the Closing Shares; Seller shall, for a period of 30 days commencing on the Termination Date, have the right to deliver to HEB evidence of the number of Closing Shares which it still owns and a request for the guaranty ( the "Guaranty Notice"). Within 10 days of the receipt by HEB of the Guaranty Notice, HEB shall pay to Seller in cash, an amount (the "Guaranty Payment") equal to the product received by multiplying (i) the number of Guaranteed Shares which remain unsold and (ii) $ 1.59. Simultaneously with the receipt of the Guaranty Payment, Lender shall execute a stock power transferring the unsold Guaranteed Shares to HEB. In the event HEB does not receive the Guaranty Notice within 30 days of the Termination Date, the Guaranty Obligation shall be conclusively deemed null and void.

Exhibit 1.3 (e)

1. HEB shall pay in perpetuity to ISI a royalty in an amount equal to six (6) percent of the Net Selling Price of products (the "Products") containing natural alpha interferon and delivered in any formulation (including, but not limited to oral, topical, nasal, bucal, or injectable) sold by HEB or a Marketing Partner. If a Product shall be combined with another active ingredient ISI shall be paid a royalty equal to 6% of the market value of natural alpha interferon portion of the combined product. The term "Marketing Partner" shall mean an unaffiliated third party who is granted marketing or promotion rights to one or more of the Products. The term "Net Selling Price" shall mean the invoiced amount of a Product sold by HEB (other than to a Marketing Partner) or a Marketing Partner less actual trade discounts, returns, charges for customs duty, freight, and sales, use, and other similar taxes (except income taxes), if any. The intent of this section is to ensure that ISI receive 6% of the Net Selling Price of a Product to the ultimate consumer.

2. HEB shall (and ensure that any Marketing Partner) shall at all time keep an accurate account of all Products which are subject to royalties pursuant to this Agreement, shall render written statements thereof to ISI within 15 days after the end of each calendar quarter during the term of this Agreement, and shall pay to ISI with each such statement the amount of all royalties earned during the corresponding calendar quarter. ISI shall have the right, at its own expense, but not more frequently than once in any year, to have the HEB's (or a Marketing Partner's) books examined by an independent certified public accountant for the purpose of verifying such royalty statements, provided, however if the audit reveals an underpayment of more than 10%, the cost of the audit shall be paid by HEB and HEB shall pay interest on the unpaid amount at the rate of 15% per annum.

Exhibit 2.6  -  Property Agreement

ISI's real estate, buildings, furniture, property and fixtures and equipment is encumbered by a Tax Lien, GP Strategies Corporation and the American Red Cross.

Exhibit 2.7  --- Due Performance

ISI is in arrears in all the payables listed on the attachment to this Exhibit
2.7. In addition, there exist additional payables which also in arrears and are not being assumed by HEB, which include unpaid back royalties to Hoffmann for a license to patents which have expired.

ISI is currently in default of a convertible note in the amount of $ 250,000 issued to Alpha Capital Aktiengesellschaft. ISI has discussed restructuring the note with the agent for the holder.

ISI is currently in default of its obligation to fund Metacine. ISI has discussed restructuring its funding obligation with Metacine.

ISI is currently in default of its note to GP Strategies Corporation. The note is the subject of the GP Forbearance Agreement.

ISI is currently in default of its note to the American Red Cross. The note is the subject of the ARC Forbearance Agreement.

Under the terms of the Tax Lien, ISI is indebted to MD SASS Municipal Finance Partners II, LP